Exhibit 10.15

CONFIDENTIAL

LICENSE AGREEMENT*

BETWEEN

SCRAS S.A.S.

AND

NUVIOS

27 September 2005

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

CONFIDENTIAL

LICENSE AGREEMENT

This License Agreement (“Agreement”) is entered into on September 27, 2005 by and between, on the one hand, SCRAS S.A.S., a French corporation, with its principal office at 42, Rue du Docteur Blanche, 75016 Paris, France, on behalf of itself and its Affiliates (collectively, “Ipsen”), and, on the other hand, Nuvios, Inc., a United States corporation, with its principal office at 300 Technology Square — 5th floor, Cambridge, MA 02139, on behalf of themselves and their Affiliates (collectively, “Nuvios”).

Recitals

1.                                      Ipsen has developed and owns intellectual property rights related to proprietary compounds known as BIM 44058 and analogs and possesses know-how including know-how related to formulation technology including sustained release formulations.

2.                                      The management of Nuvios has expertise in the development of pharmaceutical products for the treatment of osteoporosis.

3.                                      Nuvios has interest in having access to BIM-44058 and analogs claimed under the Ipsen Patent Rights (as defined below), to pursue a worldwide development program, and thereafter, to commercialize the resulting products.

4.                                      The Parties have prepared this Agreement to govern the development and commercialization of products resulting from this Agreement.

Now, therefore, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1   INTERPRETATION — DEFINITIONS

1.1.                            In this Agreement, unless the context otherwise requires, all references to a particular Article, Section, or Appendix, shall be a reference to that Article, Section or Appendix, in or to this Agreement, as it may be amended from time to time pursuant to this Agreement.

1.1.1.                                     Headings are inserted for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

1.1.2.                                     This Agreement incorporates all Appendices as a part of this Agreement by reference.

1.1.3.                                     The term “including” (or any variation thereof such as “include”) shall be without limitation to the generality of the preceding words.

1.1.4.                                     Unless the contrary intention appears, words in the singular shall include the plural and vice versa.

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1.1.5.                                     Unless the contrary intention appears, words denoting persons shall include any individual, partnership, company, corporation, joint venture, trust, association, organization or other entity.

1.1.6.                                     Reference to any statute or regulation includes any modification or re-enactment of that statute or regulation.

The following capitalized terms, whether used in the singular or the plural, shall have the following meanings as used in this Agreement unless otherwise specifically indicated:

1.2.                            Accounting Period shall mean each calendar quarter commencing respectively on January 1, April 1, July 1 and October 1, each being the first day of an Accounting Period, and finishing respectively on March 31, June 30, September 30 and December 31, each being the last day of an Accounting Period.

1.3.                            Affiliate shall mean (a) an entity which owns, directly or indirectly, a controlling interest in a Party, by stock ownership or otherwise, (b) any entity in which a. Party owns a controlling interest, by stock ownership or otherwise; or (c) any entity, under direct or indirect common control with a Party. For purposes of this paragraph, “controlling interest” and “control” mean ownership of fifty percent (50%) or more of the voting stock permitted to vote for the election of the board of directors or any other arrangement resulting in control or the right to control the management and the affairs of the Party.

1.4.                            BIM-44058 shall mean the compound the chemical structure of which is set forth on Appendix A.

1.5.                            Bundled Product shall mean Licensed Product(s) sold to a third party with one or more other products or services in circumstances where either (i) the price of the Licensed Product(s) is not shown separately on the invoice or (ii) the Licensed Product(s) (or a portion of the units of Licensed Product(s)) are detailed on a separate invoice where the price is shown as nil (free of charge) for the Licensed Product(s) (or for those units of the Licensed Product(s)).

1.6.                            Confidential Information shall have the meaning set forth in Article 12.

1.7.                            Contractor shall mean any third party with whom Nuvios enters into an agreement pursuant to which Nuvios grants to such third party the right to commercialize (including, without limitation, the right to promote, market and/or sell) Licensed Product in any country of the Territory. Notwithstanding the foregoing, the term “Contractor” shall in no event include (i) any Affiliate of Nuvios or (ii) any such third party which whom Nuvios enters into an agreement if the relationship established between Nuvios and such third party pursuant to such agreement is for such third party to be a wholesaler of Licensed Product in any country of the Territory.

1.8.                            Cover (as an adjective or as a verb including conjugations and variations such as “Covered,” “Coverage” or “Covering”) shall mean that the developing, making, using, offering for sale, promoting, selling or importing of a given compound, formulation or product would infringe a Valid Claim of an issued patent in the absence of a license under such Valid Claim.

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The determination of whether a compound, formulation or product is covered by a particular Valid Claim shall be made on a country-by-country basis.

1.9.                            Development shall mean the Pre-clinical Studies, Phase I, II & III Clinical Trials, filing of NDAs, and other activities, including pharmaceutical and manufacturing development as well as regulatory work, necessary to obtain Regulatory Approval of a Licensed Product.

1.10.                     Development Plan shall mean any version and variations of a document prepared for the Development of a Licensed Product in the Territory, that outlines the Development activities including regulatory strategies, to be performed by Nuvios under this Agreement. Such a document shall contain targeted timelines of the Development phases and clinical endpoints.

1.11.                     Effective Date shall mean the latest of the dates of signature by each Party as shown on the signature page of this Agreement.

1.12.                     EMEA shall mean the European Medicines Agency or any successor agency.

1.13.                     FDA shall mean the United States of America Food and Drug Administration or any successor agency.

1.14.                     First Commercial Sale shall mean, in each country of the Territory, each first invoiced sale to a third party of Licensed Product in the country after obtaining Regulatory Approval in such country.

1.15.                     FTE shall mean a period equivalent to the number of hours that an employee in the full time employment of either Party would be obliged to spend at work in any twelve (12) month period of continuous employment.

1.16.                     Gross Sales shall mean the gross amount invoiced by Nuvios, its Affiliates or Contractors for sales of a Licensed Product to third parties in the Territory. For purposes of clarification, the gross amount invoiced among Nuvios, its Affiliates or Contractors with respect to sales of Licensed Product shall not be considered as Gross Sales. Notwithstanding the foregoing provisions of this definition, sales of Licensed Product for use in clinical or pre-clinical trials or other research or development activities or free of charge dispositions of Licensed Product for purposes of a commercially reasonable sampling program shall not give rise to any Gross Sales for purposes of this Agreement.

1.17.                     Health Agency shall mean a governmental or official body in a given country of the Territory, including FDA and EMEA, as well as any national or international or local regulatory agency, department, bureau or other governmental entity, which reviews, validates and/or delivers Regulatory Approvals.

1.18.                     IND shall mean an application to the FDA, the filing of which is necessary for the first administration to humans of Licensed Product, or the equivalent application to the equivalent agency in any other country or group of countries.

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1.19.                     Infringe (as a noun, adjective or verb including conjugations and variations such as “Infringed,” “Infringes”, “Infringing” and “Infringement”) shall mean infringement, misappropriation, unauthorized use, misuse or other violation of the Patent Rights, know-how, inventions, trade secrets or other intellectual property (except trademarks) of any person or entity, whether such person or entity owns such Patent Rights, Know-How, inventions, trade secrets or other intellectual property (except trademarks) or otherwise has the valid right of use thereof, including, without limitation, pursuant to a license.

1.20.                     Invention shall mean any invention or discovery, whether or not patentable, made as a result of the research or Development activities of a Party or the Parties pursuant to, or in connection with, this Agreement and which relates to Licensed Product or to Licensed Compound. An “Invention” may be made by employees of Ipsen solely or jointly with a third party (an “Ipsen Invention”), by employees of Nuvios solely or jointly with a third party (a “Nuvios Invention”), or jointly by employees of Ipsen and Nuvios with or without a third party (a “Joint Invention”), in each instance as determined by U.S. laws of inventorship.

1.21.                     Ipsen Compound Know How shall mean all Ipsen Know-How other than Ipsen Formulation Know-How.

1.22.                     Ipsen Compound Patent Rights shall mean all Ipsen Patent Rights other than Ipsen Formulation Patent Rights. The Ipsen Compound Patent Rights on the Effective Date are listed in Appendix B1 to this Agreement.

1.23.                     Ipsen Compound Technology shall mean all Ipsen Compound Know-How and Ipsen Compound Patent Rights.

1.24.                     Ipsen Formulation Know How shall mean all Ipsen Know-How that is related to the delivery or formulation of peptides (including Ipsen Solid Technology).

1.25.                     Ipsen Formulation Patent Rights shall mean all Ipsen Patent Rights that are related to the delivery or formulation of peptides (including Ipsen Solid Technology) The Ipsen Formulation Patent Rights on the Effective Date are listed in Appendix B2 to this Agreement.

1.26.                     Ipsen Formulation Technology shall mean all Ipsen Formulation Know-How and Ipsen Formulation Patent Rights.

1.27.                     Ipsen Joint Technology Rights shall mean all of Ipsen’s right, title and interest in the Joint Patent Rights and the Joint Inventions.

1.28.                     Ipsen Know-How shall mean all Know-How that (A) Ipsen owns, or otherwise under which Ipsen has right to grant licenses or to give access to use, as of the Effective Date or at any time during the Term and (B) is necessary or useful to the research, Development, manufacture, marketing, promotion, use, sale, import or export of Licensed Compound or Licensed Product, including, without limitation, all data and information regarding the safety and efficacy of Licensed Compound or Licensed Product. The term “Ipsen Know-How” shall also include all Know-How in connection with Ipsen Inventions, but shall not include any Joint Inventions.

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1.29.                     Ipsen Patent Rights means all Patent Rights that (A) Ipsen owns, or otherwise under which Ipsen has the right to grant licenses, as of the Effective Date or at any time during the Term and (B) is necessary or useful to the research, Development, manufacture, marketing, promotion, use, sale, import or export of Licensed Compound or Licensed Product. The term “Ipsen Patent Rights” shall also include all Patent Rights claiming Ipsen Inventions, but shall not include any Joint Patent Rights. Appendix B lists all Ipsen Patent Rights as of the Effective Date.

1.30.                     Japanese Development Plan shall mean the then current version of a document that details the development activities and other activities, including pharmaceutical and manufacturing as well as regulatory work to be performed by Teijin in Japan that are necessary or useful to obtain Regulatory Approval and commercialize Licensed Product in Japan.

1.31.                     Joint Patent Rights means Patent Rights that claim Joint Inventions.

1.32.                     JSC shall mean the Joint Steering Committee referred to in Article 6.

1.33.                     Know-How shall mean technical and other information, including information comprising or relating to concepts, discoveries, data, designs, formulae, ideas, inventions, methods, models, assays, research plans, procedures, designs for experiments and tests and results of experimentation and testing (including results of research or Development or other developments), formulations, processes (including manufacturing processes, specifications and techniques), laboratory records, chemical, pharmacological, toxicological, clinical, analytical and quality control data, trial data, case report forms, data analyses, reports, manufacturing data, pre-clinical data and summaries and information contained in submissions to, and information from, ethical committees and Health Agencies, including documents containing any of the above.

1.34.                     Licensed Compound means (i) BIM-44058 or (ii) any analog of BIM-44058.

1.35.                     Licensed Product Claim means, for a given Licensed Product in a given country of the Territory, a Valid Claim of Ipsen Compound Patent Rights, Ipsen Formulation Patent Rights or Joint Patent Rights that Covers such Licensed Product in such country.

1.36.                     Licensed Product shall mean all formulations, dosage forms, and presentations (including vials and pre-filled syringes) of a product or pharmaceutical composition containing a Licensed Compound as a pharmaceutically active agent. Licensed Product may be formulated under the Ipsen Formulation Technology or under the formulation of a third party.

1.37.                     Manufacturing Cost shall mean, the internal (calculated with reference to FTE where applicable) and external costs and expenses determined in accordance with generally accepted accounting principles as consistently applied by a Party in the ordinary course of its business, in relation to the manufacture of Licensed Compound and Licensed Product, which costs shall include, but not be limited to the sum of (a) the cost of goods produced, including, but not limited to, direct labor, material, depreciation, energy, quality control, waste disposal and production management, payments to third parties for costs incurred and product testing, as well as allocable overhead, (b) any value

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added tax or other applicable tax (but not income tax) paid or payable by a Party in connection with the manufacture or supply of Licensed Compound or Licensed Product, and (c) any other costs borne by a Party for the packaging, transport, customs clearance, and storage of Product (e.g., containers, freight, duties, insurance and warehousing).

1.38.                     NDA Filing shall mean a New Drug Application filed as a result of activities under this Agreement with the FDA, or the equivalent application to the equivalent agency in any other country of the Territory, the filing of which is necessary to market and sell a Licensed Product, including all amendments and supplements to any of the foregoing.

1.39.                     Net Sales shall mean shall mean Gross Sales less deductions (not otherwise taken into account) for the (a) transportation charges including insurance, if included in the invoiced price, (b) sales taxes, excise taxes, value added taxes, customs duties and any use or turnover taxes imposed by any governmental authority upon the production, importation, use or sale of Licensed Products, that are required to be paid to the government by the seller and included in the invoiced price, (c) normal and customary trade, quantity and cash discounts (including prompt pay discounts) allowed and taken, (d) allowances or credits to customers on account of actual rejection or return of Licensed Products or on account of discounts, retroactive price reductions, rebates or administrative fees affecting Licensed Products and (e) amounts written off as uncollectible as actually incurred (and specifically identified) as bad debt in accordance with the seller’s normal accounting procedures, consistently applied.

In the event that a Licensed Product is sold as a component of a Bundled Product, then Net Sales shall be determined by multiplying the Net Sales of the Bundled Product by the fraction A/(A+B) where A equals the average selling price of such Licensed Product sold separately in finished form and B equals the aggregate average selling price of the relevant other product(s) included in such Bundled Product sold separately in finished form, in each case in the relevant country in which sales of such Bundled Product were made, during the same Accounting Period and in similar volumes. In the event that no separate sale of such Licensed Product is made during the applicable Accounting Period in similar volumes and in the relevant country in which the sale of such Bundled Product was made and that there are separate sales of the relevant other product(s) included in such Bundled Product in similar volumes and in the relevant country in which the sale of such Bundled Product was made, then Net Sales shall be determined by multiplying the Net Sales of the Bundled Product by the fraction (E — B)/E, where E equals the average selling price of the Bundled Product for the country in which sales were made. In the event that no separate sale of either such Licensed Product or the relevant other product(s) is made during the applicable Accounting Period in similar volumes and in the relevant country in which the sale of such Bundled Product was made, then Net Sales shall be determined by multiplying the Net Sales of the Bundled Product by the fraction C/(C+D), where C equals the fully absorbed cost of manufacturing such Licensed Product and D equals the fully absorbed cost of manufacturing the relevant other product(s).

1.40.                     Nuvios Joint Technology Rights shall mean all of Nuvios’ right, title and interest in the Joint Patent Rights and the Joint Inventions.

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1.41.                     Nuvios Know-How shall mean all Know-How (A) that is obtained by Nuvios as a result of works performed by Nuvios, or by third parties appointed by Nuvios, pursuant to or in connection with the Development Plan and (B) that is necessary or useful to the research, Development, manufacture, marketing, promotion, use, sale, import or export of Licensed Compound or Licensed Product. The term “Nuvios Know-How” shall also include (i) all INDs and NDAs filed by Nuvios with respect to Licensed Product and all related data and files in connection with such INDs and NDAs and (ii) all Know-How in connection with Nuvios Inventions. Notwithstanding anything express or implied in the foregoing provisions of this definition, the term “Nuvios Know-How” shall not include any Joint Inventions or any invention or Know-How claimed in the Joint Patent Rights.

1.42.                     Nuvios Patent Rights means all Patent Rights (A) that are obtained by Nuvios as a result of works performed by Nuvios, or by third parties appointed by Nuvios, pursuant to or in connection with the Development Plan and (B) that are necessary or useful to the research, Development, manufacture, marketing, promotion, use, sale, import or export of Licensed Compound or Licensed Product. Nuvios Patent Rights include (i) any Patent Rights claiming any improvement, invention or discovery obtained or made by Nuvios with respect to Licensed Compounds and/or Licensed Product and (ii) all Patent Rights claiming Nuvios Inventions. Notwithstanding anything express or implied in the foregoing provisions of this definition, the term “Nuvios Patent Rights” shall not include any or all Joint Patent Rights.

1.43.                     Nuvios Trademark shall have the meaning attributed to it under Section 11.1.

1.44.                     Party shall mean, individually, SCRAS S.A.S. or Nuvios, Inc., and “Parties” shall mean collectively, SCRAS S.A.S. and Nuvios, Inc.

1.45.                     Patent Rights shall mean all rights under any patent or patent application in any country of the world, including any substitution, extension or supplementary protection certificate, reissue, re-examination, renewal, division, continuation or continuation-in-part thereof.

1.46.                     Phase I Clinical Trial shall mean a human clinical trial normally conducted in healthy volunteers with the aim of establishing the pharmacokinetic, pharmacodynamic and early safety profile.

1.47.                     Phase Ib Clinical Trial shall mean a human clinical trial normally conducted in healthy volunteers but in certain circumstances in patients, with the aim of establishing the pharmacokinetic, pharmacodynamic and early safety profile.

1.48.                     Phase I Initiation shall mean the date when a Licensed Product is first administered to human subjects for a Phase I Clinical Trial in the Territory.

1.49.                     Phase II Clinical Trial shall mean a human clinical trial that is required for Regulatory Approval where a product is tested in a limited number of patients for the purpose of establishing dose ranging and/or first indication of efficacy of product for a therapeutic or prophylactic use.

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1.50.                     Phase II Initiation shall mean the date when a Licensed Product is first administered to patient for a Phase II Clinical Trial in the Territory.

1.51.                     Phase III Clinical Trial shall mean a pivotal multi-center human clinical trial in a large number of patients to establish safety or efficacy in the particular claim and indication tested and required to obtain Regulatory Approval.

1.52.                     Phase III Initiation shall mean the date when a Licensed Product is first administered to a patient for a Phase III Clinical Trial in the Territory.

1.53.                     Pre-Clinical Package shall mean a package containing available research and pre-clinical data with respect to Licensed Compound or Licensed Product.

1.54.                     Pre-Clinical Study shall mean those laboratory tests and studies on animals which are conducted to gather evidence justifying a Phase I Clinical Trial.

1.55.                     Regulatory Approval shall mean any and all approvals, licenses, registrations or authorizations (including pricing and reimbursement approvals) whether or not conditional, that are granted by FDA, EMEA or other Health Agency and are necessary for the commercial sale of Licensed Product in a regulatory jurisdiction in the Territory and obtained as a result of activities under this Agreement.

1.56.                     Related Agreement shall mean any agreement entered or to be entered into between the Parties pursuant to, and in accordance with, Section 7.3, 8.4, 9.1, Section 9.3 or Section 10.2.

1.57.                     Research Agreement shall mean the agreement referred to Article 7.3 whereby Ipsen should carry out research work on the Ipsen Formulation Technology with Licensed Compound and/or Licensed Product.

1.58.                     ROW shall mean all countries of the Territory except the United States of America.

1.59.                     Royalty Term shall mean for each Licensed Product and each country of the Territory, the later of (a) expiration of the last to expire Licensed Product Claim in such country with respect to such Licensed Product and (b) ten (10) years from the First Commercial Sale in such country of such Licensed Product. With regards to the calculation of the ten-year period, the EU shall be considered as one country. Notwithstanding anything express or implied in the foregoing provisions of this definition, if, with respect to any Licensed Product in any country of the Territory, on the date that is ten (10) years from the First Commercial Sale in such country of such Licensed Product, there is no Valid Claim of an issued patent within the Ipsen Patent Rights or the Joint Patent Rights that Covers such Licensed Product in such country, then the Royalty Term for such Licensed Product in such country shall automatically expire and terminate on such date.

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1.60.                     Teijin means Teijin Pharma Ltd, Iino Building, 1-1, Uchisaiwaicho 2-chome, Chiyoda-ku, Tokyo 100-8585, Japan, Ipsen’s current third party licensee in Japan licensed under Ipsen Patent Rights and Ipsen Know-How to develop, market, distribute, offer for sale, sell, and/or import, Licensed Product in Japan. In the event that any other person or entity becomes licensed under Ipsen Patent Rights and Ipsen Know-How to research, develop, market, distribute, offer for sale, sell and/or import Licensed Product in Japan or in the event that Ipsen develops, markets, distributes, offer for sale, sells and/or imports Licensed Product in Japan, then, for purposes of this Agreement, the term “Teijin” shall mean such other person or entity, or Ipsen, as the case may be.

1.61.                     Teijin Agreement means that certain agreement between Teijin and Ipsen, as in effect from time to time, pursuant to which, among other things, Ipsen has licensed Teijin under the Ipsen Patent Rights and Ipsen Know-How to research, develop, market, distribute, offer for sale, sell and/or import Licensed Product in Japan.

1.62.                     Term shall have the meaning set forth in Section 15.1.

1.63.                     Territory shall mean all countries of the world, except Japan, and subject to co-marketing and co-promotion rights reserved to Ipsen in France pursuant to this Agreement.

1.64.                     Unlicensed Product shall mean, with respect to any Licensed Product in any given country within the Territory, any product or pharmaceutical composition that (A) consists of or contains the same active pharmaceutical ingredient as such Licensed Product, and (B) is commercially available in such country other than as a result of the licenses granted by Ipsen to Nuvios pursuant to this Agreement.

1.65.                     Valid Claim shall mean a claim in any (a) unexpired and issued Patent Right that has not been dedicated to the public, disclaimed, revoked or held invalid by a final unappealable decision or unappealed decision of a court of competent jurisdiction after the period for filing an appeal has expired or (b) pending patent application which patent application has been on file with the application patent office for no more than fifteen (15) years from the earliest date from which the patent application was filed or claims earliest priority, provided in case the patent application concerned is a Nuvios Patent Right or Ipsen Patent Right, Nuvios or Ipsen (as applicable) has undertaken good faith, consistent and reasonable commercial efforts to advance to issuance of a Patent Right.

ARTICLE 2   GRANT OF RIGHTS

2.1.                            License to Nuvios.

Subject to the terms of this Agreement, Ipsen grants to Nuvios:

•                                          an exclusive (even as to Ipsen ) right and license in all countries of the Territory, under the Ipsen Compound Technology and the Ipsen Joint Technology Rights, to research, develop, register, use, make, have made, import, export, market,

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distribute, offer for sale and sell Licensed Compound and/or Licensed Product in the Territory (it being understood and agreed that, notwithstanding the foregoing exclusive grant to Nuvios, Nuvios hereby authorizes and consents to the exercise by Ipsen of any and all rights under the Ipsen Compound Technology if and to the extent necessary for the sole purpose of Ipsen performing its obligations under Section 9.1 of this Agreement or under the Research Agreement),

•                                          an exclusive (even as to Ipsen and Teijin) right and license under the Ipsen Compound Technology and the Ipsen Joint Technology Rights, to make and have made Licensed Compound and/or Licensed Product in Japan (it being understood that the foregoing exclusive grant to Nuvios shall not limit or diminish the obligations of Nuvios pursuant to Article 9 hereof), and

•                                          an exclusive (even as to Ipsen) license in all countries of the Territory, under Ipsen Formulation Technology, for use thereof only and solely to develop, register, use, make, have made, import, export, market, distribute, offer for sale and sell Licensed Compound and/or Licensed Product in the Territory, to the exclusion of any use of the Ipsen Formulation Technology for research purposes. Notwithstanding the foregoing exclusive license rights granted to Nuvios in this paragraph with respect to the Ipsen Formulation Technology, Nuvios shall not exercise any or all of such exclusive license rights with respect to any formulation for Licensed Compound and/or Licensed Product that is different from the current formulation therefore as of the Effective Date unless and until Nuvios and Ipsen enter into the Research Agreement. During the Term, (i) Ipsen shall not, except pursuant to the Research Agreement, use all or any portion of the Ipsen Formulation Technology for research purposes related to, or in connection with, Licensed Compound and/or Licensed Product, and (ii) Ipsen shall not grant to any third party the right to use all or any portion of the Ipsen Formulation Technology for research purposes related to, or in connection with, Licensed Compound and/or Licensed Product. During the Term, (x) Ipsen shall not use all or any portion of the Ipsen Formulation Technology for any purpose or use (including, without limitation, research, development and commercial purpose or use) related to, or in connection with, Parathyroid Hormone (“PTH”), PTH related protein (“PTHrP”) or analogs of PTH or PTHrP, and (y) Ipsen shall not grant to any third party the right to use all or any portion of the Ipsen Formulation Technology for any purpose or use (including, without limitation, research, development and commercial purpose or use) related to, or in connection with, PTH, PTHrP or analogs of PTH or PTHrP.

2.2.                            Rights retained by Ipsen:

For the avoidance of doubt, Ipsen retains all rights to and under the Ipsen Formulation Technology (i) in relation to any compounds, or products containing any compound, other than Licensed Compound, Licensed Product, PTH, PTHrP or analogs of PTH or PTHrP, and (ii) to perform Ipsen’s obligations under the Research Agreement.

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In respect of Licensed Compound and Licensed Product in France: Ipsen may elect to co-promote or co-market Licensed Product in France under the conditions set forth in Article 10.2 hereof, in which case Ipsen shall co-promote or co-market, as the case may be, Licensed Product in France pursuant to, and in accordance with, the provisions of Article 10.2.

All rights in and to the Ipsen Compound Technology and Ipsen Formulation Technology not expressly granted to Nuvios under this Agreement are reserved exclusively to Ipsen.

2.3.                            Sublicenses

The rights and licenses granted to Nuvios under Section 2.1 shall include the right to grant sublicenses to a third party under such rights and licenses, in whole or in part, and shall also include the right to grant to any direct or indirect third party sublicensee of such rights and licenses granted to Nuvios under Section 2.1 the right of such direct or indirect third party sublicensee to further sublicense such rights and licenses to Nuvios under Section 2.1 to another third party. If Nuvios grants a sublicense pursuant to this Section 2.3, Nuvios shall ensure that all of the applicable terms and conditions of this Agreement shall apply to the third party sublicensee to the same extent as they apply to Nuvios with respect to, and to the extent, of the rights sublicensed. Nuvios shall assume full responsibility for the performance of all obligations so imposed by Nuvios on such third party sublicensee and will itself account to Ipsen for all payments due under this Agreement by reason of such sublicense.

2.4.                            Contractors

The rights and licenses granted to Nuvios under Section 2.1 shall include the right to grant rights to Contractors under such rights and licenses, in whole or in part, and shall also include the right to grant to any direct or indirect third party Contractors the right of such direct or indirect Contractors to further subcontract such rights to another third party. If Nuvios enter into an agreement with a Contractor pursuant to this Section 2.4, Nuvios shall ensure that all of the applicable terms and conditions of this Agreement shall apply to the Contractor to the same extent as they apply to Nuvios with respect to, and to the extent, of the rights granted. Nuvios shall assume full responsibility for the performance of all obligations so imposed by Nuvios on Contractor and will itself account to Ipsen for all payments due under this Agreement by reason of such subcontract.

2.5.                            Licenses to Ipsen

Subject to the terms of this Agreement, Nuvios shall grant to Ipsen an exclusive (even as to Nuvios) royalty free license under Nuvios Inventions, Nuvios Joint Technology Rights, Nuvios Know-How and Nuvios Patent Rights, to research, develop, register, use, import, export, market, distribute, offer for sale and sell Licensed Compound and/or Licensed Product in Japan; provided, however, that (i) such Licensed Compound and/or Licensed Product is Covered by a Valid Claim of Ipsen Patent Rights in the United States, Canada and the European Union and (ii) such Licensed Compound and/or Licensed Product is the same compound or product as Licensed Compound and/or Licensed Product Developed or being Developed by Nuvios pursuant to the Development Plan. Nuvios shall make and implement any such grant of exclusive license rights

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to Ipsen at such time as Ipsen shall have presented evidence reasonably satisfactory to Nuvios that all inventions, know-how or patent rights owned or controlled by Teijin that are necessary or useful to research, develop, register, use, import, export, market, distribute, offer for sale and sell Licensed Compound and/or Licensed Product in the Territory are included within Ipsen Compound Technology. Such evidence may include a written agreement executed by Teijin acknowledging and agreeing that, for purposes of this Agreement, all inventions, know-how or patent rights owned or controlled by Teijin that are necessary or useful to research, develop, register, use, import, export, market, distribute, offer for sale and sell Licensed Compound and/or Licensed Product in the Territory are included within Ipsen Compound Technology. Ipsen shall have the right to sublicense to Teijin any or all of the exclusive license rights that Nuvios shall grant to Ipsen in the manner contemplated under this paragraph, and otherwise Ipsen shall not have the right to sublicense, assign or otherwise transfer to any person or entity any or all of such exclusive license rights. Subject to the terms of this Agreement, Nuvios shall grant to Ipsen a non-exclusive license under Nuvios Inventions, Nuvios Know-How and Nuvios Patent Rights, to co-promote or co-market Licensed Compound and/or Licensed Product in France pursuant to, and in accordance with, the provisions of Article 10.2. Nuvios shall make and implement any such grant of non-exclusive license rights to Ipsen in the co-promotion agreement or co-marketing agreement to be entered into by the Parties pursuant to, and in accordance with, the provisions of Article 10.2. Ipsen shall not have the right to sublicense, assign or otherwise transfer to any person or entity any or all of the non-exclusive license rights that Nuvios shall grant to Ipsen in the manner contemplated under this paragraph.

2.6.                            Prohibited Uses and Activities

2.6.1.                                     Ipsen shall not use any Ipsen Compound Technology, Ipsen Formulation Technology or any Ipsen Joint Technology Rights in contravention or violation of the exclusive license rights granted to Nuvios pursuant to Section 2.1. Ipsen shall not grant licenses or otherwise transfer any rights to any person or entity (other than Nuvios) if and to the extent that any such grant or other transfer would violate, contravene, conflict with, or be inconsistent with the exclusive license rights granted to Nuvios pursuant to Section 2.1.

2.6.2.                                     In addition, at any time from and after the Effective Date and for as long as Ipsen receives royalties pursuant to Article 4 of this Agreement with respect to any country of the Territory and there is no Unlicensed Product being sold in such country of the Territory by persons other than Ipsen or any of its Affiliates, (i) none of Ipsen and its Affiliates, shall register, use, make, import, export, market, distribute, offer for sale and sell any Unlicensed Product in such country of the Territory, and (ii) none of Ipsen and its Affiliates shall enter into any agreement with any person or entity (other than Nuvios) pursuant to which such person or entity other than Nuvios shall research, develop, register, use, make, have made, import, export, market, distribute, offer for sale and sell Licensed Compound, Licensed Product and/or Unlicensed Product in such country of the Territory.

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ARTICLE 3   MILESTONE PAYMENTS

3.1.                            Subject to the provisions of Sections 3.2 and 3.3 below, Nuvios shall pay to Ipsen the following non-refundable and non-creditable amounts upon the occurrence of the following events:

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Events	Amount

Concurrently with the execution of this Agreement	USD	250,000

Within 60 days of the first of (i) completion of the first Phase Ib final study report where the clinical endpoints set forth in the Development Plan are reached or (ii) Phase II Initiation by Nuvios	USD	250,000

Within 60 days of completion of the first Phase II final study report where the clinical endpoints set forth in the Development Plan are reached	USD	500,000

Within 15 days of initiation of the first Phase III study (at the election of Nuvios, up to 50% payable in Nuvios stock provided stock price has been agreed within a 60-day negotiation period)	EUR	1 million

Within 15 days of the submission of the NDA to the FDA, and the acceptance by the FDA of such submission for review	EUR	[*]

Within 15 days of approval of the NDA by the FDA	EUR	[*]

Within 15 days of Regulatory Approval by the EMEA or first Regulatory Approval by any European Union Member State.	EUR	[*]

Within 90 days of end of first calendar year in which Net Sales of Licensed Product in such calendar year are equal to or greater than USD 250 m	EUR	[*]

Within 90 days of end first calendar year in which Net Sales of Licensed Product in such calendar year exceed USD 300 m	EUR	[*]

Each milestone payment by Nuvios to Ipsen pursuant to the foregoing provisions of this Section 3.1 shall be paid only once, regardless of how many times a particular milestone is achieved and notwithstanding that more than one Licensed Product achieves a given milestone. Without limiting the generality of the foregoing sentence, in no event shall the aggregate amount of milestone payments made by Nuvios to Ipsen pursuant to this Section 3.1 under any circumstances exceed (i) one million (1,000,000) USD and thirty six million (36,000,000) EUR.

3.2.                            Subject to the provisions of Section 3.3 below, should Nuvios sublicense or otherwise grant or transfer, whole or part of this Agreement to a third party sublicensee or Contractor, Nuvios shall make payment to Ipsen of the Share (defined below) of all upfront fees and all milestone payments received by Nuvios from such sublicensees or Contractors in direct or indirect consideration for such grant of rights.

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

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3.3.                            The Share shall depend on when the agreement referred to in article 3.2 above with such sublicensee or Contractor is executed by Nuvios:

Date of execution of the agreement	Share payable within thirty (30) days following execution of the agreement
Before Phase Ib is completed	[*]	%

After Phase Ib is completed and before first NDA filing	[*]	%

After first NDA filing	[*]	%

provided however that:

3.3.1.                                     in the event that Nuvios grants rights to a sublicensee or Contractor with respect to all countries in the Territory, then the payments that Nuvios is required to make to Ipsen pursuant to Section 3.2 hereof and this Section 3.3 shall be in lieu of remaining Milestone Payments that Nuvios would otherwise be required to pay to Ipsen pursuant to Section 3.1 above, and

3.3.2.                                     in the event that Nuvios grants rights to a sublicensee or Contractor with respect to only some of the countries in the Territory, then all remaining Milestone Payments owed by Nuvios to Ipsen pursuant to Section 3.1 shall be appropriately and equitably reduced to reflect and account for the market size that is accounted for by those countries in the Territory in respect of which Nuvios has granted such rights relative to the market size that is accounted for by all countries in the Territory.

ARTICLE 4   PAYMENTS BASED ON SALES OF LICENSED PRODUCT

4.1.                            Royalties.

(a)                                 In consideration for the rights and license granted under Section 2.1. and regardless of the fact that Ipsen Formulation Technology is, or is not an element of Licensed Product, Nuvios shall, subject to the provisions of Sections 4.2 and 4.3 below, pay royalties to Ipsen based upon Net Sales of any given Licensed Product in any given country in the Territory during the Royalty Term applicable to sales of such Licensed Product in such country, which royalties shall be equal to 5% of such Net Sales. For purposes of clarification, the determination of the amount of royalties due Ipsen pursuant to this Section 4.1(a) shall be made on a Licensed Product-by-Licensed Product basis and on a country-by-country basis. Payment of royalties due to Ipsen pursuant to this Section 4.1(a) shall be made in accordance with the provisions of Article 5 hereof.

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

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(b)                                 In consideration for the rights and license under Ipsen Know-How granted to Nuvios pursuant to this Agreement, Nuvios shall pay royalties to Ipsen based upon net sales by Nuvios, its Affiliates, sublicensees or other commercialization contractors of any pharmaceutical product (other than Licensed Compound or Licensed Product) that is a Nuvios Invention and that was derived from or based on Ipsen Know-How that is Confidential Information of Ipsen, which royalties shall be equal to [*] percent ([*]%) of such net sales. For the purpose of calculating the royalties due to Ipsen pursuant to this Section 4.1(b), the provisions of Section 4.1(a) (other than the royalty rate specified therein), Section 4.2, Section 4.3 and Article 5 hereof and the definition of Net Sales shall apply “mutatis mutandis”. Nuvios shall have the unilateral right to terminate Ipsen’s rights under this Section 4.1(b), upon written notice to Ipsen with immediate effect, if Ipsen in any country of the world brings an action or proceeding seeking to have a Nuvios Patent Right or Joint Patent Right declared invalid or unenforceable

(c)                                  Notwithstanding the foregoing provisions of Section 4.1(a) and Section 4.1(b) or any other provisions of this Agreement to the contrary, in the event that Ipsen or its Affiliates, has committed a material breach of article 2.1 or article 2.6 as a result of any actions or activities of Ipsen or its Affiliates in a country of the Territory, then all obligations of Nuvios, its Affiliates, sublicensees or Contractors under this Section 4.1 to pay royalties in such country shall terminate effective immediately upon Nuvios giving written notice of termination to Ipsen.

4.2.                            Adjustments related to Unlicensed Products.

Notwithstanding anything express or implied in Section 4.1 to the contrary, if, in a given country of the Territory, (i) there is no Valid Claim of an issued patent within Ipsen Patent Rights or Joint Patent Rights that Covers the composition of matter of a Licensed Product, the methods of use thereof and/or manufacturing or formulation processes thereof in such country, and (ii) either:

(A) aggregate unit sales in such country of Unlicensed Products constitute more than [*]% of the market share on a per unit basis with respect to all unit sales of such Unlicensed Products and such Licensed Product in such country THEN Nuvios, its Affiliates, sublicensees or Contractors shall have the right to calculate royalty payments by including only [*]% of the amount of Net Sales Nuvios, its Affiliates, sublicensees or Contractors would have otherwise included for such country to calculate royalty payments, or constitute more than [*]% of the market share on a per unit basis with respect to all unit sales of such Unlicensed Products and such Licensed Product in such country THEN the obligation of Nuvios, its Affiliates, sublicensees or Contractors to pay royalties to Ipsen pursuant to Section 4.1(a) with respect to sales of such Licensed Product in such country shall terminate and be of no further force or effect.

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

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OR (B) Unlicensed Products are commercially available in such country and the per unit retail price of such Licensed Product has suffered a decline of more than [*]% from the per unit price at which such Licensed Product was being sold in such country immediately prior to the commercial entry of such Unlicensed Products in such country, THEN Nuvios, its Affiliates, sublicensees or Contractors shall have the right to calculate royalty payments by including only [*]% of the amount of Net Sales Nuvios, its Affiliates, sublicensees or Contractors would have otherwise included for such country to calculate royalty payments, or has suffered a decline of more than [*]% from the per unit price at which such Licensed Product was being sold in such country immediately prior to the commercial entry of such Unlicensed Products in such country, THEN the obligation of Nuvios, its Affiliates, sublicensees or Contractors to pay royalties to Ipsen pursuant to Section 4.1(a) with respect to sales of such Licensed Product in such country shall terminate and be of no further force or effect.

4.3.                            Adjustments Related to third party Payments.

If, in connection with any Licensed Compound or Licensed Product, Nuvios is obligated to remit payments to third parties in relation to intellectual property rights owned by such third parties, including, without limitation, when Nuvios licenses in formulation technology from third party for use with Licensed Compound or Licensed Product and/or as determined pursuant to Article 11.7 of this Agreement, Nuvios shall be permitted to offset against payments due to Ipsen under this Agreement up to fifty percent (50%) of any payments due to such third parties during any calendar year, provided however that this offset does not result in a reduction of more than [*]% of the royalty payments that would otherwise have been due to Ipsen in any calendar year. In case Nuvios has not been able to offset any allowed amount during any relevant calendar year, no resulting payment shall be due from Ipsen to Nuvios as a result of such shortfall, but Nuvios shall be entitled to carry over such shortfall to one or more subsequent calendar years and seek to offset the full amount of such shortfall against payments otherwise due to Ipsen in such subsequent calendar year or calendar years (subject always to the limitation set forth in this Section 4.3 that in no event shall royalty payments that would otherwise have been due to Ipsen during in any calendar year be reduced by more than [*]%).

ARTICLE 5   PAYMENT, REPORTING, AUDITING

5.1.                            Currency and Conversion.

All payments under this Agreement shall be in Euros except the milestone payments indicated in 3.1 to be in US Dollars as well as royalty payments referred to in this Article 5.1 with respect to Net Sales in the USA.

Calculation of Net Sales and royalties by Nuvios:

With respect to the USA: For the purpose of the royalty calculation for the USA, Nuvios shall calculate Net Sales and calculate and pay corresponding royalties in USD.

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

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With respect to ROW: For the purpose of the royalty calculation for the ROW, Nuvios shall calculate Net Sales and corresponding royalties in Euros. For this purpose, whenever calculations of Net Sales or royalties require conversion from any currency (other than Net Sales achieved in the Euro zone), Nuvios shall convert into EUROS the amount of Gross Sales and Net Sales, using the middle market spots exchange rates (as published in the Wall Street Journal European Edition or if no longer available any other sources mutually-agreed by the Parties) of the last working day of each applicable Accounting Period.

5.2.                            Payments and Reporting.

After the First Commercial Sale of Licensed Product in the Territory, Nuvios shall calculate royalties quarterly at the end of each Accounting Period (i.e., March 31, June 30, September 30 and December 31) and shall pay royalties on Net Sales quarterly within sixty (60) days after the end of each Accounting Period.

With each such payment, Nuvios shall provide in writing to Ipsen for the relevant Accounting Period at least the following information split by United States of America, EU, and any other countries of the Territory:

•                                          Gross Sales (expressed in the currency in which the sale of Licensed Product is made, and for Gross Sales achieved in the ROW, the applicable conversion rates and the resulting amount in Euros);

•                                          Net Sales (expressed in the currency in which the sale of Licensed Product is made, and for Net Sales achieved in the ROW, the applicable conversion rates and the resulting amount in Euros);

•                                          Total royalty payable (expressed in USD for the Net Sales achieved in the USA and in Euros with respect to ROW).

5.3.                            Late payments. Any payment under Articles 3 and 4 that is not timely paid shall bear interest, to the extent permitted by applicable law, at the average one month European Interbank Offered Rate (EURIBOR) as reported by Datastream (or a successor or similar organization) from time to time, calculated on the number of days such a payment is overdue, plus two (2) percentage points.

5.4.                            Taxes

Each Party shall pay all sales, turnover, income, revenue, value added, and other taxes levied on account of payments accruing or made to it under this Agreement. Nothing in the foregoing sentence shall be deemed to affect the definition of Manufacturing Cost and/or any right that either Party specifically is provided or granted under this Agreement to charge and collect from the other Party the Manufacturing Cost incurred by such Party in connection with Licensed Product supplied by such Party to the other Party.

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If provision is made in law or regulation of any country for withholding of taxes of any type, levies or other charges with respect to any amounts payable under this Agreement to a Party, the other Party (“Withholding Party”) shall promptly pay such tax, levy or charge for and on behalf of the Party to the proper governmental authority, and shall promptly furnish the Party with a signed original certificate of such tax deduction. The Withholding Party shall have the right to deduct any such tax, levy or charge actually paid from payment due by the Party or be promptly reimbursed by the Party if no further payments are due by the Party. Each Party agrees to assist the other Party in claiming exemption from such deductions or withholdings under double taxation or similar agreement or treaty from time to time in force and in minimizing the amount required to be so withheld or deducted.

5.5.                            Blocked Countries. If by reason of law Nuvios is unable to convert to Euros a portion of the amount due by it under this Agreement, then Nuvios shall notify Ipsen in writing and Nuvios shall pay to Ipsen such portion in the currency of any other country designated by Ipsen and legally available to Nuvios.

5.6.                            Accounting.

Nuvios shall maintain and shall cause its Affiliates and Contractors to maintain full, true and accurate books of account containing all particulars that may be necessary for the purpose of calculating all royalties payable under this Agreement. Such books of account shall be kept at their principal place of business. Nuvios shall permit Ipsen, by independent qualified public accountants selected by Ipsen and reasonably acceptable to Nuvios, to examine such books and records at any reasonable time, but not later than three (3) years following the rendering of any corresponding reports, accountings and payments pursuant to this Agreement. The foregoing right of review may be exercised only once during each twelve (12) month period. Such accountants may be required by Nuvios to enter into a reasonably acceptable confidentiality agreement, and in no event shall such accountants disclose to Ipsen any information other than such as relates to the accuracy of reports and payments made or due hereunder. The opinion of said independent accountants regarding such reports, accountings and payments shall be binding on the parties other than in the case of manifest error. Ipsen shall bear the cost of any such examination and review; provided that if the inspection and audit shows an underpayment of royalty of more than five percent (5%) of the amount due for the applicable Accounting Period, then Nuvios shall promptly reimburse Ipsen for all costs incurred in connection with such examination and review. Nuvios shall promptly pay to Ipsen the amount of any such underpayment revealed by an examination and review together with late payment interest pursuant to Article 5.3.

ARTICLE 6   DEVELOPMENT GOVERNANCE

6.1.                            Joint Steering Committee:

The Parties shall establish a Joint Steering Committee (JSC) which shall act as a consultative body for the purpose of monitoring the design and implementation of the Development Plan and generally as the forum for information sharing with respect to the

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Development Plan. The JSC will consist of an equal number of representatives from each Party (one or more). Each Party shall, within forty five (45) days after the Effective Date, select its initial representatives and set a date shortly thereafter (no later than 45 days) for the first meeting of such JSC. Each Party may replace its representatives at any time on prior written notice to the other Party. The Chairperson of the JSC shall be from Nuvios. The Chairperson shall be responsible for providing an agenda for each meeting at least ten (10) business days in advance of such meeting.

The JSC shall be responsible for:

•                                          Monitoring the Development activities carried out by Nuvios under the Development Plan

•                                          co-ordinating the Development Plan and Japanese Development Plan and activities thereunder, including scheduling and prioritization thereof;

•                                          deciding on changes to Development Plan;

6.2.                            Japanese Development Committee: Development works to be undertaken in Japan shall be set forth in the Japanese Development Plan which shall be (i) consistent with the Development Plan, (ii) consistent with the determinations made by the JSC with respect to development activities to be pursued, continued, discontinued or modified in Japan for the purposes of optimizing the global development of Licensed Compound or Licensed Product in both the Territory and Japan or for purposes of reducing the risk of global development of Licensed Compound or Licensed Product in both the Territory and Japan and (iii) determined in collaboration with Teijin within the framework of a committee made of representatives of Ipsen and Teijin (Japanese Development Committee). The chairman of the Japanese Development Committee shall at all times be a member appointed by Ipsen. Ipsen shall represent Nuvios’ interest on the basis of Nuvios’ instructions to Ipsen in the Japanese Development Committee and shall not take without prior approval from Nuvios any decision with regards to the clinical and the regulatory strategy in Japan. Nuvios shall provide Ipsen with detailed written instructions related to the Japanese Development Plan and its performance in a timely manner so as to enable Ipsen to comply with its obligations under this article 6.2.

6.3.                            Meetings of the Joint Steering Committee:

The JSC shall meet at least twice (2) per year, with at least one (1) meeting during each year in person (the location of each meeting in person to alternate between the offices of each Party), for so long as the Development Plan contemplates clinical development of a Licensed Product. The JSC may appoint working sub-groups to communicate frequently and outside formal meetings.

The Party hosting a meeting shall prepare written draft minutes of the meeting in reasonable detail and distribute such draft minutes to all members of the JSC for comment and review within ten (10) business days after the relevant meeting. The JSC members shall have seven

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(7) business days to provide comments. The Party preparing the minutes shall incorporate timely received comments and distribute finalized minutes to all members of the JSC within twenty four (24) business days of the relevant meeting.

6.4.                            Meetings of the Japanese Development Committee:

The Japanese Development Committee shall first meet no later than sixty days following signature of the first Development Plan. Thereafter the Japanese Development Committee shall meet no less than every four (4) months as decided by the chairman of the Japanese Development Committee. Additional meetings can be convened by Ipsen or Teijin with no less than thirty (30) days prior written notice which shall include the agenda for such extraordinary meeting. The agenda of the meetings shall be prepared by the chairman of the Japanese Development Committee and shall include any matter raised by Ipsen or Teijin for discussion within the Japanese Development Committee.

Meetings of the Japanese Development Committee shall take place alternatively in Teijin’s or Ipsen premises, in person or by video or teleconference. Ipsen shall invite and Nuvios shall be entitled to attend and participate in all meetings of the Japanese Development Committee, but shall have no voting right. Minutes of the meetings shall be prepared and sent to all members of the Japanese Development Committee by the chairman of the Japanese Development Committee. Ipsen shall, without delay, supply Nuvios with a copy thereof for Nuvios’ comments as appropriate.

6.5.                            Decision-making authority:

Decisions of the JSC shall generally be taken by consensus. In the event of a disagreement or a deadlock, Nuvios shall have the right to cast a tie-breaking vote. It is understood and agreed that the exercise by Nuvios of a tie-breaking vote so as to resolve a disagreement or deadlock at the Joint Steering Committee shall in no way result in the elimination or reduction of Nuvios’ obligation to use reasonable commercial efforts to develop and commercialize Licensed Product in those countries within the Territory where it is commercially reasonable to do so in accordance with the applicable provisions of Article 7.

ARTICLE 7   DEVELOPMENT PLAN AND CONDUCT OF DEVELOPMENT ACTIVITIES

7.1.                            Development Plan

The Parties have agreed upon the first Development Plan in the form attached as Appendix C.

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7.2.                            Conduct of Development activities

Subject to the provisions set forth below in this Section 7.2, Nuvios shall use reasonable commercial efforts to develop the Licensed Product for registration and commercialization in those countries within the Territory where it is commercially reasonable to do so.

Subject to the provisions set forth below in this Section 7.2, Nuvios shall use reasonable commercial efforts to complete the Development Plan in order to obtain FDA, EMEA and any other Regulatory Approvals for one Licensed Product in those countries within the Territory where it is commercially reasonable to do so. Nuvios shall use reasonable commercial efforts to conduct its tasks and obligations under the Development Plan:

•                                          in accordance with Good Laboratory, Good Clinical and Good Manufacturing Practices, to the extent these are applicable;

•                                          in accordance with all relevant legal requirements and shall be responsible for obtaining all necessary approvals therefore from any Health Agency or applicable competent authority; and,

•                                          keeping or causing to be kept written laboratory notebooks and other records and reports of the results and progress of the works to be performed in sufficient detail for to accomplish its obligations under this Agreement.

Nuvios shall have ultimate responsibility for all aspects of Development of Licensed Product in the Territory, and shall bear all related costs. Nuvios shall have no responsibility for development and costs of Licensed Product in Japan.

The Parties acknowledge that time shall be of the essence in this Agreement and thus that the time deadlines defined in any Development Plan should be complied with and, as a matter of principle, not be postponed. However, the Parties agree that the time deadlines defined in any Development Plan may be reasonably modified by the JSC.

Notwithstanding the provisions of the immediately preceding paragraph or the other provisions of this Agreement (including, without limitation, this Article 7) to the contrary, Nuvios reserves the right to cause the JSC at any time to change or modify the Development Plan or any of the preclinical studies or clinical trials described in the Development Plan (and the time deadlines defined in the Development Plan), or to abandon any portion of the Development Plan or discontinue any such preclinical studies or clinical trials, in response to (i) regulatory requirements, (ii) scientific constraints, (iii) significant increases in the anticipated costs of Development, (iv) any significant adverse event or condition relating to the safety or efficacy of a Licensed Product, (v) significant changes in the anticipated costs of manufacturing, (vi) significant adverse changes in market conditions or in market potential of a drug candidate, or (viii) any reasonable determination made by Nuvios in good faith that such change, modification, abandonment or discontinuation is designed ultimately to improve the probability of obtaining Regulatory Approval of Licensed Product in the Territory.

Nuvios shall communicate to Ipsen in a timely manner all Nuvios Know How, and Ipsen shall be authorized to communicate to Teijin all of such Nuvios Know How, free of charge,

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provided that Ipsen takes appropriate steps (including, without limitation, entering into appropriate confidentiality agreements) to ensure that all of such Nuvios Know How disclosed by Ipsen to Teijin is only considered, evaluated and (to the extent permitted pursuant to Section 2.5 hereof) used by Teijin for purposes related only and exclusively to the development and further commercialization of License Product in Japan. At the request of Nuvios, Ipsen shall cause Teijin to enter into a confidentiality agreement with Nuvios in form and substance reasonably satisfactory to Nuvios and Teijin. Nuvios’ agreement and obligations under this paragraph are subject to compliance by Ipsen with all of its agreements and obligations set forth in the next paragraph.

Ipsen shall communicate, or shall cause Teijin to communicate to Ipsen or Nuvios, free of charge and in a timely manner all Know-How, intellectual property rights and data resulting from the performance of the Japanese Development Plan provided that all of such Know-How, intellectual property rights and data disclosed by Ipsen to Nuvios is only considered, evaluated and used by Nuvios for purposes related only and exclusively to the development and commercialization of Licensed Product in the Territory. At the request of Teijin, Nuvios shall enter into confidentiality with Teijin in form and substance reasonably satisfactory to Nuvios and Teijin. Ipsen’s agreement and obligations under this paragraph are subject to compliance by Nuvios with all of its agreements and obligations set forth in the immediately preceding paragraph.

Ipsen shall ensure that the Japanese Development Plan is consistent in all material respects with the Development Plan, and Ipsen shall cause Teijin and the Japanese Development Committee to make such changes to the Japanese Development Plan to ensure that it is consistent in all material respects to the Development Plan. In addition, in the event that the Development Committee determines that changing or modifying the Japanese Development Plan or any of the preclinical studies or clinical trials described in the Japanese Development Plan (or the time deadlines defined in the Japanese Development Plan), or the abandonment of any portion of the Japanese Development Plan or discontinuation of any preclinical studies or clinical trials described in the Japanese Development Plan, is in the best interests of the global development and commercialization of Licensed Product in both the Territory and Japan, then Ipsen shall use reasonable commercial efforts (including, without limitation, enforcing Ipsen’s rights under the Teijin Agreement) to cause Teijin and the Japanese Development Committee to make and/or implement such changes, modifications, abandonment or discontinuation.

It is understood that Teijin shall have responsibility for day to day operations under the Japanese Development Plan.

7.3.                            Research programme on Ipsen Formulation Technology

In the event Nuvios intends to develop a formulation of the Licensed Product with the Ipsen Formulation Technology, Nuvios and Ipsen shall agree and enter into a separate research agreement containing a research work program and budget under which Ipsen shall use reasonable commercial efforts to carry out research activities to provide Nuvios with a Licensed Product formulated with Ipsen Formulation Technology. All research activities carried out by Ipsen pursuant to this Section 7.3 will be charged by Ipsen to Nuvios at the following rates:

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•                                          Internal costs: USD [*] per FTE

•                                          External costs: at cost.

Any such costs shall be invoiced by Ipsen to Nuvios quarterly in advance (with respect to internal costs) and shall be payable within thirty (30) days of the date of each invoice which shall also set forth those third party invoices received during the preceding quarter. Invoice shall include the addition of value added tax or any similar tax which may be applicable. In no event shall Ipsen invoice Nuvios, and Nuvios be required to pay, for amounts in excess of the amounts set forth in the budget agreed upon by the Parties, unless otherwise agreed between the Parties.

Ipsen provides no guarantee of success that its research activities under such research agreement will be successful and will result in a Licensed Compound formulated with Ipsen Formulation Technology that is eligible for further development activities.

The Parties acknowledge that time shall be of the essence in this Agreement and thus that the time deadlines defined in any research work program agreed by both Parties pursuant to this Section 7.3 should be complied with and, as a matter of principle, not be postponed. However, the Parties agree that the time deadlines defined in any such research work program may be reasonably modified by the Parties.

Ipsen may not transfer, delegate or assign any of its obligations under this Section 7.3 to any person or entity without the prior written consent of Nuvios, which shall not be unreasonably withheld or delayed.

ARTICLE 8   DEVELOPMENT — REGULATORY AND SAFETY

8.1.                            Transfer of Ipsen Know-How and Documentation to Nuvios. The Parties agree that, promptly following the Effective Date, at the reasonable request from Nuvios, Ipsen shall transfer:

•                                          Any historical Serious Adverse Events reports - Research and development reports

•                                          Any copies of any correspondence in its possession or under its control with any regulatory agencies related to Licensed Compound

•                                          Copies of all documents in its possession or under its control relating to any Ipsen Know-How pertaining to the research, Development or manufacture of Licensed Compound or Licensed Product

•                                          Copies of all patents and patent applications included within Ipsen Patent Rights pertaining to Licensed Compound or Licensed Product

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

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Upon the reasonable request from Nuvios made at any time or from time to time during the Term, Ipsen shall transfer to Nuvios all of the items listed above to the extent that such items have not previously been transferred to Nuvios.

In addition, from time to time during the Term, at the reasonable request of Nuvios, Ipsen agrees to make available to Nuvios those of Ipsen’s employees and consultants that have knowledge and expertise in connection with researching, developing, manufacturing, obtaining regulatory approval for, or creating and prosecuting intellectual property with respect to, any of the Licensed Compounds or Licensed Products for purposes of facilitating the transfer of all Ipsen Know-How to Nuvios in connection with any such Licensed Compound or Licensed Product. The performance by Ipsen of its obligations under this paragraph shall be at no cost to Nuvios.

8.2.                            Responsibility for Regulatory Affairs. Nuvios shall be responsible for all regulatory affairs in the Territory related to Licensed Compound and Licensed Product, including the preparation and filing of applications for Regulatory Approval, as well as any or all governmental approvals required to manufacture, or have manufactured, Licensed Compound or Licensed Product. Nuvios shall file all such applications in its own name, or that of its Affiliate. Nuvios shall provide Ipsen with copies of all correspondence and final filings (including, without limitation, IND filings and NDA Filings) related to Licensed Product with regulatory authorities for Ipsen and/or Teijin’, provided that Ipsen has complied with all of its obligations in the next sentence. Ipsen shall provide, or cause Teijin to provide, Nuvios with copies of all correspondence and final filings (including, without limitation, IND filings and NDA Filings) made by Teijin related to Licensed Product with regulatory authorities in Japan.

8.3.                            Ownership of Regulatory Approvals: Nuvios shall own all Regulatory Approval files and Regulatory Approvals in the Territory, provided that with respect to France, if Ipsen has elected to co-market the Licensed Product in France pursuant to, and in accordance with, the provisions of Section 10.2, Nuvios shall apply for two NDAs to allow co-marketing in France. One NDA shall be in the name of Nuvios and the other NDA shall be in the name of Ipsen.

8.4.                            Drug Safety Database and pharmaco-vigilance responsibility. Nuvios shall be the holder of the reference global safety database. With respect to Japan and France, as the case may be, the Parties further agree that Nuvios will execute with Ipsen or Teijin (as Ipsen shall indicate) and when deemed appropriate by the Parties before Nuvios initiates any clinical trial, a separate pharmaco-vigilance agreement (the “Pharmacoviligance Agreement”) in form and substance reasonably satisfactory to Nuvios and the other party or parties thereto that will include the mutually agreed process to be used for the exchange of pharmaco-vigilance data. The Pharmacovigilance Agreement shall include the following: Upon identification of any potential safety issue, Nuvios’ Drug Safety group will contact all Parties’ members of the joint Drug Safety Committee (as defined in the Pharmacovigilance Agreement) if an urgent need requires such a committee to meet. The joint Drug Safety Committee will at its meeting agree on appropriate measures to deal with the relevant safety issue and all Parties shall fully implement such measures. The joint Drug Safety Committee shall operate by consensus with the exception that, if there is disagreement or deadlock at the joint Drug Safety Committee, Nuvios shall have

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the final say as holder of the main regulatory responsibilities to the extent permitted by applicable laws and regulations. Ipsen shall cause Teijin to comply with the provisions of this Section 8.4.

ARTICLE 9   MANUFACTURE AND SUPPLY

9.1.                            Clinical Supply for the Phase I and Phase II Clinical Trials. Except as otherwise agreed by the JSC, Ipsen shall make and supply, or cause to be made and supplied, all necessary clinical supply of the injection formulation of the Licensed Compound and/or Licensed Product (described in Appendix D hereto) that is available to Ipsen on the Effective Date for use by Nuvios for the performance of Phase I and first Phase II Clinical Trials under the Development Plan. Clinical supply of Licensed Compound or Licensed Product to Nuvios under this Section 9.1 shall be provided at Ipsen’s Manufacturing Cost. The Parties shall enter into a clinical supply agreement and a technical agreement with respect to such clinical supplies by Ipsen to Nuvios. Such supply agreement and technical agreement are appended hereto in Appendix D. Ipsen shall not be obligated to manufacture clinical supply of Licensed Compound and/or Licensed Product for any Phase III clinical study or for commercial supply.

9.2.                            Transition.

At the request of Nuvios, Ipsen shall provide to Nuvios a manufacturing transfer package no later than sixty (60) days from the date of request by Nuvios, and Ipsen shall use reasonable commercial efforts to transfer to Nuvios all Ipsen Know-How and methods pertaining to the manufacture of Licensed Compound and/or Licensed Product and Nuvios shall use commercial reasonable efforts to understand and implement such Ipsen Know How and methods pertaining to the manufacture of Licensed Compound and/or Licensed Product. The timing and the steps to be followed by the Parties in connection with any such transfer shall be set out in more detail in the clinical supply and technical agreement contemplated under Section 9.1 above. Nuvios shall request that Ipsen proceed to the transfer contemplated by this Section 9.2 in a timely manner so that the timing set forth in the clinical supply and technical agreement contemplated under Section 9.1 above is complied with. Prior to the commencement of a Phase III Clinical Trial with respect to Licensed Compound or Licensed Product by Nuvios, Nuvios shall use reasonable commercial efforts to review and implement and scale-up the manufacturing processes in a timely manner so as to be capable of supplying adequate quantities of conforming Licensed Compound and Licensed Product for a Phase III Clinical Trial in compliance with the targeted timelines of the Development Plan and the Japanese Development Plan. Clinical supply of Licensed Product to Ipsen for onward supply to Teijin under this Article 9.2 shall be provided at Nuvios’ Manufacturing Cost for such clinical supply at the time of the manufacture thereof. At such time as Nuvios shall have successfully implemented and scaled-up the manufacturing processes so as to be capable of supplying adequate quantities of conforming Licensed Compound and Licensed Product for such Phase III Clinical Trial, Ipsen shall cease all manufacturing activities with respect to Licensed Compound and Licensed Product.

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9.3.                            Commercial Supply.

Nuvios shall be solely and exclusively responsible for the manufacture, in accordance with good manufacturing practice, and supply of commercial quantities of Licensed Product in the Territory (including France) and Japan after receipt of Regulatory Approval therefore in the applicable jurisdiction or jurisdictions.

With respect to Japan: Nuvios shall supply commercial quantities of finished and fully labeled Licensed Product (and shall provide any clinical supplies that may be required after obtaining Regulatory Approval) to Ipsen for Teijin in Japan at a supply price equal to 10% of net sales in Japan. Should the manufacturing costs be anticipated to exceed 10% of net sales in Japan, as evidenced by Nuvios, then the Parties shall discuss in good faith to define a new supply price which shall be no less than a supply price equal to such manufacturing costs plus a reasonable markup (not to exceed [*] percent of such manufacturing costs).

With respect to France if Ipsen has elected to co-market Licensed Product in France: Nuvios shall supply commercial quantities of finished and fully labeled Licensed Product (and shall provide any clinical supplies that may be required after obtaining Regulatory Approval) to Ipsen for France at a supply price equal to (i) for commercial supplies, Nuvios’ Manufacturing Cost plus a [*] percent ([*] %) margin, and (ii) for clinical supplies, Nuvious Manufacturing Cost.

The Parties, with respect to the supply of Licensed Product for France and for Japan contemplated pursuant to this Section 9.3, shall agree on the terms of a commercial supply agreement and a technical agreement no later than the date of first NDA filing for Licensed Product in the corresponding country. It shall be a condition precedent to Nuvios’ supply obligations under this Section 9.3 that the Parties shall have agreed upon the terms of, and executed and delivered to each other, such supply agreement and such technical agreement. Without limiting the foregoing provisions of this paragraph, such agreements should provide standard provisions commonly used in the industry, including:

•                                          that Ipsen or Teijin shall provide binding forecasts of the clinical and commercial quantities of Licensed Product required for Japan,

•                                          that Nuvios or its contractor shall manufacture in accordance with good manufacturing practice and supply Licensed Product compliant to specifications,

•                                          that disruption of supply shall be remedied by equitable sharing of available stock,

•                                          that Ipsen or Teijin shall bear the costs (including, without limitation, capital costs) associated with establishing any special manufacturing process or changing any established manufacturing process, in either case that may be required in Japan for the manufacture of Licensed Product but is not required in the Territory,

•                                          audit of the manufacturing facility and the manufacturing process implemented in the manufacture of Licensed Compound and Licensed Product so as to ensure that Nuvios or its contractor manufactures in accordance with good manufacturing

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

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practice and the Regulatory Approvals, including the Japanese Regulatory Approvals;

•                                          audit of Nuvios’ or its contractor’s Manufacturing Cost and that upon request from Ipsen, Nuvios will provide to Ipsen a certificate from the Nuvios auditors confirming the determination of Manufacturing Cost in accordance with IAS as consistently applied by Nuvios or its contractor in determining the cost of goods.

ARTICLE 10   COMMERCIALIZATION

10.1.                     Nuvios, at its own expense, shall have sole responsibility and decision-making authority for the marketing, promotion, sale and distribution of Licensed Product in the Territory under Nuvios’s Regulatory Approvals. Subject to obtaining any required Regulatory Approvals and subject also to the provisions set forth below in Section 10.4, Nuvios shall use reasonable commercial efforts to market, promote, sell and distribute the Licensed Product in those countries within the Territory where it is commercially reasonable to do so.

10.2.                     Ipsen may, at any time during the term of this Agreement, elect to co-market or co-promote a Licensed Product in France, free of charge, provided that (i) at the time of such election Nuvios has either elected to file for Regulatory Approval to sell such Licensed Product in France or is selling such Licensed Product in France, (ii) at the time of such election such Licensed Product is Covered by a Valid Claim of Ipsen Patent Rights in France and (iii) at the time of such election Ipsen is not in material breach of this Agreement or any of the Related Agreements. In the event that Ipsen makes any such election, the Parties shall, within thirty days following the notification of such election to Nuvios, enter into either a co-promotion agreement or co-marketing agreement containing standard provisions as usual in the pharmaceutical industry and the following particular conditions:

10.2.1.                              Nuvios will be responsible for ensuring that the requisite Regulatory Approvals are submitted and, if necessary, varied or transferred and shall use reasonable commercial efforts to obtain the same in order to permit such co-marketing or co-promotion in France.

10.2.2.                              Co-promotion particular provisions:

•                                          All revenues from sales of Licensed Product in France will be booked by Nuvios.

•                                          Nuvios shall have final say as to the identity of the accounts to be called on by the respective sales forces of Nuvios and Ipsen, as to the number, frequency and priority of sales calls, and as to the allocation of sales call responsibilities among the respective sales forces of Nuvios and Ipsen.

•                                          Ipsen shall elect the percentage (not to exceed [*]%) of the revenues from sales of Licensed Product in France to which Ipsen shall be entitled, Ipsen shall be allocated such percentage of such revenues, and Ipsen shall be allocated that same

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

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percentage of the aggregate amount (the “Co-Promotion Expenses Amount”) of those costs and expenses incurred by both Nuvios and Ipsen in connection with such co-promotion efforts that would be customarily shared costs and expenses in a typical drug co-promotion arrangement in the pharmaceutical industry.

•                                          The Parties shall make payments to each other on a quarterly basis to the extent necessary so that each Party is allocated its proper percentage of the revenues from sales of Licensed Product in France during the applicable calendar quarter and its proper percentage of the Co-promotion Expenses Amount during the applicable calendar quarter.

•                                          Ipsen will pay Nuvios on a quarterly basis a [*]% royalty on Ipsen’s allocable portion of the net revenues from sales of Licensed Product in France during the applicable calendar quarter.

10.2.3.                              Co-marketing provisions:

•                                          Each of Nuvios and Ipsen will be a Regulatory Approval holder, unless dual Regulatory Approval holders are not permitted under the applicable law, in which case Nuvios shall be the Regulatory Approval holder. Nuvios shall have responsibility for all pricing/ reimbursement approvals. Each Party will market and distribute Licensed Product in France under such Party’s own brand. For purposes of this Section 10.2.3, Licensed Product co-marketed by Ipsen in France shall be referred to as “Ipsen Licensed Product”.

•                                          Ipsen will purchase finished Ipsen Licensed Product from Nuvios at Nuvios Manufacturing Cost plus a [*]% markup. Ipsen Licensed Product shall be packaged and labeled in such manner so as to clearly distinguish Ipsen Licensed Product from Licensed Product commercialized by Nuvios in France or elsewhere in the Territory.

•                                          Ipsen will pay Nuvios on a quarterly basis a [*]% royalty on Ipsen’s net sales from the sale of Ipsen Licensed Product in France during the applicable calendar quarter, and Nuvios will pay Ipsen on a quarterly basis a [*]% royalty on Net Sales from the sale of Licensed Product in France by Nuvios, its Affiliates or Contractors during the applicable calendar quarter.

•                                          In the event that either Party becomes aware that units of Ipsen Licensed Product sold or intended for sale in France by Ipsen are being exported from France and imported into and sold in another country in the Territory, such Party shall provide written notice to the other Party and Ipsen shall have a period of ninety (90) days to remedy the situation. If, within such ninety (90) day period, Ipsen is unable to cause the export of Licensed Product from France and sale in any other country or countries to stop, then Nuvios may require that an independent qualified public

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

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accountant selected by Nuvios and reasonably acceptable to Ipsen examine, at the expense of Nuvios, the books and accounts of Ipsen with respect to the sales of Ipsen Licensed Product with a view to determine whether a material quantity of such Ipsen Licensed Product have been exported from France. If and when it is determined that a material quantity of such Ipsen Licensed Product have been exported from France, the cost of such examination incurred by Nuvios shall be reimbursed by Ipsen and Ipsen shall be required to make payment to Nuvios of an amount equal to [*] percent ([*]%) of the net sales of Ipsen in France with respect to any units of Ipsen Licensed Product that have been determined to have been exported from France.

10.2.4.                              Assignment and sub license:

Ipsen’s rights under this Section 10.2 may not be assigned, sublicensed or transferred to any person or entity.

10.2.5.                              Condition Precedent:

The respective rights and obligations of the Parties under this Section 10.2 are subject to the condition precedent that the Parties shall have mutually agreed upon, and executed and delivered to each other, a co-promotion agreement or co-marketing agreement, as the case may be, with respect to sales and commercialization of Licensed Product in France that incorporates the provisions of this Section 10.2.

10.3.                     In the event that either Party becomes aware that units of Licensed Product sold or intended for sale in Japan by Teijin, its Affiliates or sublicensees are being exported from Japan and imported into and sold in any country or countries in the Territory, such Party shall provide written notice to the other Party and Teijin and, thereafter, Ipsen or Teijin shall have a period of ninety (90) days to remedy the situation. If, within such ninety (90) day period, neither Ipsen nor Teijin is able to cause the export of Licensed Product from Japan and sale in any other country or countries to stop, then Nuvios may require that an independent qualified public accountant selected by Nuvios and reasonably acceptable to Teijin examine, at the expense of Nuvios, the books and accounts of Teijin with respect to the sales of Licensed Product with a view to determine whether a material quantity of such Licensed Product has been exported from Japan. If and when it is determined that a material quantity of such Licensed Product has been exported from Japan, the cost of such examination incurred by Nuvios shall be reimbursed by Ipsen or Teijin and Ipsen shall be required to make payment, or to cause Teijin to make payment, to Nuvios of an amount equal to [*] percent ([*]%) of the net sales of Teijin in Japan with respect to any units of Licensed Product that have been determined to have been exported from Japan.

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

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ARTICLE 11   INTELLECTUAL PROPERTY

11.1.                     Trademarks

Nuvios shall identify and select one or more trademarks to be used to register, distribute and promote Licensed Product in the Territory (collectively, “Nuvios Trademarks” and each individually a “Nuvios Trademark”). Unless otherwise agreed between the Parties, Ipsen shall not avail itself of any license on any Nuvios Trademark, shall not register or use any Nuvios Trademark and shall not license, register or use any other trademark or trade name which is the same as, or confusingly similar to, any Nuvios Trademark in any country, except Japan where Ipsen or Teijin may use the Nuvios Trademark and in such event, Nuvios shall grant appropriate license free of charge to Ipsen or Teijin for use of such Nuvios Trademark in Japan (except to the extent provided in the next sentence). Nuvios shall own and, at its cost, shall be responsible for procurement, registration, maintenance and enforcement of all Nuvios Trademarks used or registered in connection with any Licensed Product, except that Ipsen or Teijin shall pay for all of the costs and expenses of Nuvios in connection with procuring, registering, maintaining and enforcing Nuvios Trademarks in Japan.

Ipsen shall identify and select one or more trademarks to be used to register, distribute and promote such Licensed Product under Ipsen Regulatory Approvals in France (collectively, “Ipsen Trademarks” and each individually an “Ipsen Trademark”), provided that, in identifying, selecting, registering and/or using any such Ipsen Trademark, Ipsen complies with all of the provisions of the first paragraph of this Section 11.1 that are applicable to Ipsen. Unless otherwise agreed between the Parties, Nuvios shall not avail itself of any license on any Ipsen Trademark, shall not register or use any Ipsen Trademark and shall not license, register or use any other trademark or trade name which is the same as, or confusingly similar to, any Ipsen Trademark in France. Ipsen shall own and, at its cost, shall be responsible for procurement, maintenance and enforcement of all Ipsen Trademarks used or registered in connection with any Licensed Product.

11.2.                     Infringements of Trademarks

Nuvios and Ipsen shall give prompt written notice to the other Party of any suspected or actual infringement by any person of Nuvios’ rights in the Nuvios Trademarks, or any potential or actual infringement of any person’s rights which might result from use of any Nuvios Trademark, that comes to the attention of the Parties during the term of this Agreement. Nuvios shall have the right but not the obligation to initiate proceedings against, or defend claims made by, any person in connection with any Nuvios Trademark. The commencement, strategies, termination, settlement or defense of any action relating to the validity or infringement of Nuvios Trademarks shall be decided by Nuvios. Any such proceedings shall be at the expense of Nuvios. Any damages or costs recovered by Nuvios as a result of any such proceedings or claims, shall be for the sole benefit and account of Nuvios.

Nuvios and Ipsen shall give prompt written notice to the other Party of any suspected or actual infringement by any person of Ipsen’s rights in the Ipsen Trademarks, or any potential or actual infringement of any person’s rights which might result from use of any Ipsen Trademark, that comes to the attention of the Parties during the term of this Agreement. Ipsen shall have the right but not the obligation to initiate proceedings against, or defend claims made by, any person in connection with any Ipsen Trademark. The commencement, strategies, termination, settlement or defense of any action relating to the validity or infringement of Ipsen Trademarks shall be

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decided by Ipsen. Any such proceedings shall be at the expense of Ipsen. Any damages or costs recovered by Ipsen as a result of any such proceedings or claims, shall be for the sole benefit and account of Ipsen.

11.3.                     Patent Right and Know-How Ownership

11.3.1.                              Ipsen shall own all Ipsen Inventions, Nuvios shall own all Nuvios Inventions, and Ipsen and Nuvios shall jointly own all Joint Inventions. Each Party promptly will notify the other Party in writing of (i) any Inventions that the notifying Party believes is a Joint Invention and (ii) any Inventions for which the notifying Party intends to file a patent application. Each Party shall require all of its employees and contractors to assign all Inventions made by them to such Party.

11.3.2.                              As between Ipsen and Nuvios, any and all Ipsen Know-How, Ipsen Patent Rights and Ipsen Formulation Technology are and shall remain vested in and owned by Ipsen, subject only to the exclusive licenses granted by Ipsen to Nuvios pursuant to Section 2.1.

11.3.3.                              As between Ipsen and Nuvios, any and all Nuvios Know-How and Nuvios Patent Rights are and shall remain vested in and owned by Nuvios.

11.3.4.                              Any and all Joint Inventions and Joint Patent Rights shall be owned by the Parties in equal undivided shares. Except to the extent otherwise provided elsewhere in this Agreement to the contrary (including, without limitation, the provisions of Section 2.1 pursuant to which Ipsen granted to Nuvios an exclusive license to all of Ipsen’s right, title and interest in and to all of the Joint Inventions and Joint Patent Rights for certain uses specified therein), each Party shall be free to use its undivided share of any and all Joint Inventions or any and all Joint Patent Rights without having to obtain the agreement or consent of the other Party, without having to provide notice of such use to the other Party and without having to make any accounting to the other Party for such use or any revenues or profits derived from such use. In addition, except to the extent otherwise provided elsewhere in this Agreement to the contrary, each Party shall be free to sell, assign, license and otherwise transfer or dispose of all or any portion of such Party’s undivided share in any and all Joint Inventions or any and all Joint Patent Rights without having to obtain the agreement or consent of the other Party, without having to provide notice of such sale, assignment, license or other transfer or disposition to the other Party and without having to make any accounting to the other Party for such sale, assignment, license or other transfer or disposition or any revenues or profits derived from such sale, assignment, license or other transfer or disposition; provided, however, that (x) any buyer, assignee, licensee or other transferee of all or any portion of the Joint Inventions and Joint Patent Rights shall take all or the portion of the Joint Inventions and/or Joint Patent Rights so transferred subject to all of the agreements and obligations under this Agreement of the transferring Party (including, without limitation, the exclusive licenses granted by Ipsen to Nuvios pursuant to Section 2.1 hereof with respect to certain uses of Ipsen’s right, title and interest to the Joint Inventions and Joint Patent Rights), (y) such buyer, assignee, licensee or other transferee shall, as a condition precedent to the

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effectiveness of any such sale, assignment, license or other transfer or disposition, execute an instrument in writing agreeing to assume all of the agreements and obligations under this Agreement of the transferring Party to the extent applicable to the Joint Inventions or Joint Patent Rights, or the portion thereof, transferred to such buyer, assignee, licensee or other transferee, and (z) any such sale, assignment, license or other transfer or disposition shall not operate to release the transferring Party from any of its agreements or obligations under this Agreement.

Nuvios may use during the Term any and all Joint Inventions and Joint Patent Rights for the purposes contemplated in this Agreement.

11.4.                     Filing — Prosecution and Maintenance of Ipsen Patent Rights and Nuvios Patent Rights

Ipsen shall at its own cost and expense be solely responsible for the filing, prosecution and maintenance of the Ipsen Patent Rights in the Territory, including the conduct and defense of any claims or proceedings relating to the Ipsen Patent Rights in the Territory (including but not limited to any interference, reissue or re-examination or opposition proceedings); provided, however, that Ipsen shall (i) provide Nuvios with all material documentation and correspondence from, sent to or filed with patent offices in the Territory regarding the Ipsen Patent Rights, (ii) provide Nuvios with a reasonable opportunity to review and comment upon all filings with such patent offices in advance of submissions to such patent offices, and (iii) shall consider, in good faith, incorporating any reasonable comments provided by Nuvios with respect to any such filings. Without limiting the generality of the foregoing provisions of this Section 11.4, Ipsen shall at its own cost and expense file, prosecute and maintain Ipsen Patent Rights in any country in the Territory as reasonably requested by Nuvios acting in a reasonable commercial manner with regards the market potential of such country, including the conduct and defense of any claims or proceedings relating to the Ipsen Patent Rights in such country (including but not limited to any interference, reissue or re-examination or opposition proceedings). If Ipsen determines in its sole discretion to abandon or not to file, prosecute or maintain any claim, patent or patent application within the Ipsen Patent Rights in any country in the Territory, including the conduct and defense of any claims or proceedings relating to such claim, patent or patent application (including but not limited to any interference, reissue or re-examination or opposition proceedings), then Ipsen shall provide Nuvios with thirty (30) days prior written notice of such determination, and shall provide Nuvios with the opportunity to file, prosecute and maintain such claim, patent or patent application in such country in the name of Nuvios (or an Affiliate of Nuvios) as assignee, including the conduct and defense of any claims or proceedings relating to such claim, patent or patent application in such country (including but not limited to any interference, reissue or re-examination or opposition proceedings), and Ipsen shall assign to Nuvios its entire right in such claim, patent or patent application in such country, and thereafter Nuvios shall be responsible for all costs and expenses in connection with the filing, prosecution or maintenance of any such claim, patent or patent application assigned by Ipsen to Nuvios pursuant to this Section 11.4(a). Ipsen shall also pay for all costs and expenses in connection with any assignment by Ipsen to Nuvios of any claim, patent or patent application pursuant to

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this Section 11.4(a). Nuvios shall upon first request from Ipsen deliver to Ipsen the original of any Regulatory Approval for the purpose of applying for any supplementary protection certificates of any Ipsen Patent Rights.

11.4.1.                              Nuvios shall at its own cost and expense be solely responsible for the filing, prosecution and maintenance of the Nuvios Patent Rights, including the conduct and defense of any claims or proceedings relating to the Nuvios Patent Rights in the Territory (including but not limited to any interference, reissue or re-examination or opposition proceedings).

11.4.2.                              Each Party will take account of the other Party’s interest in the performance of its obligations under this Section 11.4. Each Party shall provide to the other all assistance reasonably requested by the other Party on all such matters (at the expense of such other Party), including agreeing to and taking all steps and executing all documents necessary to be joined as claimant or defendant in any proceedings in any country.

11.5.                     Filing — Prosecution and Maintenance of Joint Patent Rights. Unless the Parties otherwise mutually agree in writing, Nuvios shall have the first right to file, prosecute and maintain the Joint Patent Rights in any and all countries of the world, including the conduct and defense of any claims or proceedings relating to the Joint Patent Rights in any and all countries of the world (including but not limited to any interference, reissue or re-examination or opposition proceedings), provided however, in the event that Nuvios determines in its sole discretion to abandon or not to file, prosecute or maintain any claim, patent or patent application within the Joint Patent Rights in any country of the world, including the conduct and defense of any claims or proceedings relating to such claim, patent or patent application (including but not limited to any interference, reissue or re-examination or opposition proceedings), then Nuvios shall provide Ipsen with thirty (30) days prior written notice of such determination, and Ipsen shall have such right and upon exercise of such right, Ipsen shall have the right to file, prosecute and maintain such claim, patent or patent application in such country, including the conduct and defense of any claims or proceedings relating to such claim, patent or patent application in such country (including but not limited to any interference, reissue or re-examination or opposition proceedings). In each case under this Section 11.5, the filing Party (A) shall give the non-filing Party a reasonable opportunity to review the text of the application or submission before filing, (B) shall consult with the non-filing Party with respect thereto, (C) shall, prior to filing any application or submission, incorporate any reasonable comments that the non-filing Party shall make on a timely basis to such application or submission and (D) shall supply the non-filing Party with a copy of the application or submission as filed, together with notice of its filing date and serial number and all substantive prosecution. Each Party shall keep the other advised of the status of the actual and prospective patent filings described above in this Section 11.5 and, upon the request of the other, provide advance copies of any papers related to the filing, prosecution and maintenance of such patent filings. Nuvios shall promptly give notice to Ipsen of the grant, lapse, revocation, surrender, invalidation or abandonment in the Territory or outside the Territory of any Joint Patent Rights being prosecuted by Nuvios. Ipsen shall promptly give notice to

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Nuvios of the grant, lapse, revocation, surrender, invalidation or abandonment in the Territory or outside the Territory of any Joint Patent Rights being prosecuted by Ipsen. With respect to all filings under this Section 11.5, the filing Party shall be responsible for payment of all costs and expenses related to such filings (including, without limitation, fees and disbursements of outside legal counsel in connection with such filings), subject to prompt reimbursement from the non-filing Party for fifty percent (50%) of all of such costs and expenses. Either Party may disclaim its interest in any particular patent or patent application included in the Joint Patent Rights, in which case (X) the disclaiming Party shall assign its ownership interest in such patent or patent application to the other Party for no additional consideration, (Y) the Party which is then the sole owner shall be solely responsible for all future costs of such patent or patent application and (Z) the disclaiming Party shall hold no further rights thereunder.

11.6.                     Infringement

Each Party shall give prompt written notice to the other of any suspected or actual Infringement by a third party of all or any portion of the Ipsen Compound Technology, Ipsen Formulation Technology, Nuvios Patent Rights, Nuvios Know-How, Nuvios Inventions, Joint Inventions or Joint Patent Rights (the Infringed Rights) that comes to the attention of that Party during the Royalty Term with respect to any and all countries in the Territory. Nuvios shall have the first right but not the obligation to initiate and pursue proceedings against such third party in connection with any such suspected or actual Infringement of all or any portion of the Ipsen Compound Technology, Ipsen Formulation Technology, Joint Inventions or Joint Patent Rights„ and Nuvios shall have the sole right but not the obligation to initiate and pursue proceedings against such third party in connection with any such suspected or actual Infringement of all or any portion of Nuvios Patent Rights, Nuvios Know-How or Nuvios Inventions. The commencement, strategies, termination, and settlement of any action or proceedings relating to the validity or suspected or actual Infringement of the Ipsen Compound Technology, Ipsen Formulation Technology, Joint Inventions or Joint Patent Rights, or any portion thereof shall be decided by Nuvios in consultation with Ipsen. The commencement, strategies, termination, and settlement of any action or proceedings relating to the validity or suspected or actual Infringement of Nuvios Patent Rights, Nuvios Know-How or Nuvios Inventions, or any portion thereof, shall be decided solely by Nuvios without any requirement that Nuvios consult with Ipsen. Any proceedings initiated and pursued by Nuvios pursuant to this Section 11.6 shall be at the expense of Nuvios. Nothing in this Agreement, however, shall be deemed to require Nuvios to enforce all or any portion of the Ipsen Compound Technology, Ipsen Formulation Technology, Joint Inventions or Joint Patent Rights„ Nuvios Patent Rights, Nuvios Know-How or Nuvios Inventions against others; provided, however, that if Nuvios does not enforce all or any portion of the Ipsen Compound Technology, Ipsen Formulation Technology, Joint Inventions or Joint Patent Rights„ Ipsen may do so at its expense and, if necessary under the relevant law of the concerned jurisdiction, in the name of Nuvios as a plaintiff, unless Nuvios reasonably believes that pursuit by Ipsen of any such enforcement action jeopardizes all or any portion of the Ipsen Compound Technology, Ipsen Formulation Technology, Joint Inventions or Joint Patent Rights„ including the validity thereof, and sends written notice to Ipsen stating that Ipsen should not pursue any such enforcement action for this reason, in which case Ipsen shall

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not pursue any such enforcement action. Ipsen may not settle any proceedings or other enforcement action without the prior written consent of Nuvios, which consent shall not be unreasonably withheld or delayed. At the request of the Party bringing such enforcement action or proceeding under this Section 11.6, the other Party shall cooperate reasonably with such Party, including without limitation by having such other Party agree to be named as a party if necessary to such enforcement action or proceeding, and any such reasonable cooperation by such other Party shall be at the sole cost and expense of such Party that requested such cooperation. The Party not bringing an enforcement action or proceeding under this Section 11.6 shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense. Any damages, costs or other amounts recovered in connection with any action or proceeding initiated and pursued by Nuvios or Ipsen pursuant to this Section 11.6, including, without limitation, any settlement thereof, shall be allocated first to the reimbursement of any reasonable expenses incurred by the Party that initiated and pursued such action or proceeding pursuant to this Section 11.6, and any remaining amounts shall be allocated as follows: (i) in the case of any action or proceeding initiated and pursued by Nuvios, such remaining amounts shall be treated as Net Sales and the royalty on such sums shall be payable to Ipsen pursuant to Article 4, and (ii) in the case of any action or proceeding initiated and pursued by Ipsen, such remaining amounts shall be split fifty percent (50%) to Nuvios and fifty percent (50%) to Ipsen.

11.7.                     third party intellectual property rights

11.7.1.                              Each Party shall give prompt written notice to the other of any intellectual property rights of any third party which could reasonably be considered as constituting impediment on the use of the Ipsen Compound Technology, Ipsen Formulation Technology, Joint Inventions or Joint Patent Rights in accordance with the provisions of this Agreement or on the research, development, manufacture, use, marketing, promotion, distribution, sale, import or export of Licensed Compound or Licensed Product, in which event the Parties shall agree on the strategy and procedural steps to be taken in respect of opposing and/or settling such potential impediment.

11.7.2.                              Each Party shall give prompt written notice to the other of claims or suits arising out of actual or alleged Infringement of Patent Rights, Know-How or other intellectual property owned by a third party, as a result of any use of the Ipsen Compound Technology, Ipsen Formulation Technology, Joint Inventions or Joint Patent Rights in accordance with the provisions of this Agreement or on the research, development, manufacture, use, marketing, promotion, distribution, sale, import or export of Licensed Compound or Licensed Product, in which event Nuvios shall have up to ninety (90) days from receipt of such written notice to contest or defend such claim or suit on behalf of itself and on behalf of Ipsen. If Nuvios elects to contest or defend such claim or suit, Nuvios shall notify Ipsen of such election, and shall keep Ipsen fully informed of any development in such claim or suit, including by transmitting copies of all documents in such claim or suit. If Nuvios contests or defends a claim or suit pursuant to this Section 11.7.2, then (a) Nuvios shall control of the defense of such claim or suit, (b) Ipsen shall provide assistance in the defense of such claim or suit in a reasonable and timely manner

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upon reasonable request of Nuvios and at Nuvios’ sole cost and expense; and (c) Nuvios shall have the right to compromise or settle such claim or suit; provided, however, that such compromise or settlement shall be subject to Ipsen’s prior written approval, which shall not be unreasonably withheld. Notwithstanding Nuvios’ control of the defense of any such claim or proceeding, Ipsen shall have the right to participate in such defense using counsel of its own choice and at its own expense.

11.7.3.                              If, within such ninety (90) day period, Nuvios elects not to contest or defend, or fails to notify Ipsen of its intent to contest to or defend, such claim or suit, then Ipsen shall have the right to contest or defend such claim or suit on behalf of itself and Nuvios and shall keep Nuvios fully informed of any development in such claim or suit, including by transmitting copies of all documents submitted in such claim or suit. If Ipsen contests or defends a claim or suit pursuant to this Section 11.7.3, then (a) Ipsen shall control the defense of such claim or suit, (b) Nuvios shall provide assistance in the defense of such claim or suit in a reasonable and timely manner upon reasonable request of Ipsen and at Ipsen’s sole cost and expense and (c) Ipsen shall have the right to compromise or settle such claim or suit; provided, however, that such compromise or settlement shall be subject to Nuvios’s prior written approval, which shall not be unreasonably withheld. Notwithstanding Ipsen’s control of the defense of any such claim or proceeding, Nuvios shall have the right to participate in such defense using counsel of its own choice and at its own expense.

11.7.4.                              The defending Party shall bear its own costs and expenses (including, without limitation, attorneys fees and court costs) in connection with the defense of any claim or suit pursuant to Section 11.7.2 or Section 11.7.3, and the defending Party shall also bear the costs and expenses of the other Party if and to the extent that such costs and expenses were incurred by such other Party in connection with reasonable assistance provided by such other Party in connection with such defense at the request of the defending Party.

11.7.5.                              In the event that, in connection with the defense of any claim or suit pursuant to this Section 11.7 or any settlement thereof, the defending Party shall receive damages, costs or other amounts, such damages, costs or other amounts shall be treated in the manner contemplated under Section 11.6 as if they had been received by the defending Party in connection with any action or proceeding initiated and pursued by the defending Party pursuant to Section 11.6 above.

11.7.6.                              The provisions of this Section 11.7 and the respective rights and obligations of the Parties under this Section 11.7 shall be without prejudice to any of the provisions of Article 16 or any of the respective rights and obligations of the Parties under Article 16.

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11.8.                     Patent Notices.

All notices provided under this Article 11 to Nuvios shall be given to:

Nuvios, Inc.

300 Technology Square — 5th floor

Cambridge, MA 02139

Attn: Bart Henderson, Chief Business Officer

with a copy to:

Hamilton Brook Smith & Reynolds, P.C.

530 Virginia Road

P.O. Box 9133

Concord, MA 01742

Attn: David Brook, Esq.

All notices provided under this Article 11 to Ipsen shall be given to:

SCRAS S.A.S.

24, Rue Erlanger

75016 Paris, France

Attn: Head, Patent Law

ARTICLE 12   CONFIDENTIAL INFORMATION

12.1.                     Non-Disclosure and Non-Use. In performing under this Agreement, the Parties will share proprietary information (“Confidential Information”) with each other. A Party receiving Confidential Information under this Agreement (“Receiver”) from the other disclosing Party (“Discloser”) shall maintain such Confidential Information as follows:

The Receiver of a given item of Confidential Information agrees:

not to use such Confidential Information for any purpose other than in connection with the purpose of carrying out this Agreement;

to treat such Confidential Information as it would for its own confidential information of the same nature and importance; and

to take all reasonable precautions to prevent the disclosure of such Confidential Information to any third party without the prior written consent of the Discloser, except to the extent otherwise permitted pursuant to Section 12.3 below.

12.2.                     Exceptions. A Receiver shall be relieved of any and all obligations under Section 12.1 regarding Confidential Information which:

was known to the Receiver or its Affiliates prior to receipt hereunder or under any confidentiality agreements signed prior to the Effective Date between the Parties; or

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as demonstrated by the Receiver by competent written proof, is independently generated by the Receiver or its Affiliates by persons who have not had access to or knowledge of the Confidential Information disclosed hereunder; or

at the time of disclosure by the Discloser to the Receiver, was generally available to the public, or which after disclosure hereunder becomes generally available to the public through no fault attributable to the Receiver, or its Affiliates or sublicensees; or

is hereafter made available to the Receiver or its Affiliates for use and unrestricted disclosure by the Receiver from any third party having a right to do so.

12.3.                     Authorized Disclosure.

12.3.1.                              Nothing in this Agreement shall prohibit disclosure by a Receiver of Confidential Information to its Affiliates, employees, consultants, potential sublicensees or assignees, sublicensees, assignees, advisors, clinical investigators, contract manufacturers, potential lenders, lenders, potential investors, investors, or other third parties, if any, but only on a strict need to know basis for purposes of (i) carrying out, or causing to be carried out, any of the provisions of this Agreement, (ii) the exercise by such Receiver of any of its rights under this Agreement, and (iii) providing for the delegation of any of the obligations of such Receiver under this Agreement; provided, however, that, except in the case of any such disclosure to Receiver’s Affiliates, such disclosure occurs in the context of a written confidentiality agreement containing provisions substantially as protective as those of this Article.

12.3.2.                              The restrictions set forth in this Article 12 shall not prevent either Party from disclosing any Confidential Information related to Licensed Compound or Licensed Product to government agencies to the extent reasonably necessary to secure government approval for the development, manufacture or commercialization of a Licensed Compound or a Licensed Product.

The restrictions set forth in this Article shall not prevent disclosure to the extent required by law or pursuant to a judicial or governmental order, provided that the Receiver makes reasonable efforts to minimize the extent of any required disclosure and gives the Discloser sufficient notice to permit the Discloser to seek a protective order or other similar order with respect to such Confidential Information, with Receiver’s reasonable assistance therefore.

12.4.                     Survival. This Article 12 shall survive any termination or expiration of this Agreement for a period of ten (10) years.

ARTICLE 13   PUBLICATION AND PRESS RELEASE

13.1.                     Publications.

Neither Party shall publish or publicly present the results of studies carried out under this Agreement without the opportunity for prior review by the other Party in accordance with the provisions set forth below in this Section 13.1, and Ipsen shall not publish or publicly present the

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results of studies carried out under this Agreement by Nuvios, its Affiliates, sublicensees or contractors. For purposes of this Section 13.1, the term “Publication Eligible Material” shall mean any proposed abstracts, manuscripts or presentations (including verbal presentations) that relate to any Licensed Compound or Licensed Product and that are eligible for publication or public presentation by a given Party under this Section 13.1 upon compliance with all of the procedures set forth in this Section 13.1 for publication. Each Party agrees to provide the other Party the opportunity to review any Publication Eligible Material that such Party proposes to publish or publicly present at least sixty (60) days prior to their intended submission for publication and agrees, upon request, not to submit or publicly present any such Publication Eligible Material until the other Party is given a reasonable period of time (not to exceed sixty (60) days) to secure patent protection for any material in such publication or presentation that is owned by the non-publishing Party (either individually or jointly with the publishing Party) and which the non-publishing Party believes to be patentable. Neither Party shall have the right to publish or publicly present Confidential Information of the other Party, and each Party shall remove the Confidential Information of the other Party from any proposed publication or presentation upon request by such other Party. Nothing contained in this Section 13.1 shall prohibit the inclusion of information necessary to file a patent application with a government authority, except for Confidential Information of the non-filing Party, provided the non-filing Party is given a reasonable opportunity to review the information to be included prior to submission of such patent application. Notwithstanding the foregoing, the Parties recognize that independent investigators have been engaged, and will be engaged in the future, to conduct clinical trials of Licensed Products. Such independent investigators are understood to operate in an academic environment and shall be allowed to release information regarding such studies in a manner consistent with academic standards. In the event that either Party submits any manuscript or other publication relating to any Licensed Compound or Licensed Product, it will consider and acknowledge the contributions of the other Party, including, as appropriate, co-authorship.

13.2.                     Press Release; Public Disclosure of Agreement. The Parties shall issue a mutually agreed upon joint press release at an agreed date promptly following the execution of this Agreement. Ipsen and Nuvios will jointly discuss and agree in writing on any statement to the public regarding this Agreement or any aspect of this Agreement, subject in each case to disclosure otherwise required by law or regulation as determined in good faith by each Party. When a Party elects to make any such statement it will give the other Party at least ten (10) day’s notice to the other Party to review and comment on such statement.

13.3.                     Non-Disclosure of Termination Event. In the event of a termination of this Agreement by Nuvios under Section 15.4, Nuvios will not disclose or cause to be disclosed to any third party the facts or circumstances regarding such termination, except for any such disclosure which is required by law (including if requested by any regulatory agency, taxing authority or commission of competent jurisdiction). As part of its obligation under this Section 13.3, except as is required by law (including if requested by any regulatory agency, taxing authority or commission of competent jurisdiction), Nuvios will not (i) issue any press release with respect to the facts or circumstances regarding termination of this Agreement under Section 15.4 or (ii) respond to press inquiries with respect to the facts or circumstances regarding such termination, other than responses which are materially consistent with public disclosure regarding the same by Ipsen. For purposes of clarity, nothing in this Section 13.3 shall prevent or

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restrict Nuvios from disclosing or causing to be disclosed publicly or to any third party the fact that Nuvios has terminated this Agreement for any reason or no reason if and when such termination has in fact occurred. In addition, notwithstanding anything express or implied in this Section 13.3 to the contrary, Nuvios shall be free to disclose the facts or circumstances regarding any termination of this Agreement by Nuvios under Section 15.4 to any third party to whom Nuvios is entitled to disclose Confidential Information of Ipsen pursuant to Section 12.3 (it being understood that, for purposes of this sentence and the provisions of Section 12.3, such facts and circumstances shall be treated as Confidential Information of Ipsen).

ARTICLE 14   REPRESENTATIONS, WARRANTIES AND COVENANTS

14.1.                     Mutual Representations and Warranties. Each Party hereby represents and warrants as follows:

(a)                                 It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including, without limitation, the right to grant the licenses it is granting hereunder.

(b)                                 On the Effective Date, (i) it has the full right and authority to enter into this Agreement and perform its obligations hereunder, (ii) it is not aware of any impediment that would prevent it from entering into the Agreement or that would inhibit its ability to perform its obligations under this Agreement, (iii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, and (iv) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid and binding obligation of such Party that is enforceable against it in accordance with its terms.

(c)                                  It has not entered into any agreement with any third party that is in conflict with the rights granted to the other Party under this Agreement, and has not taken any action that would in any way prevent it from granting the rights granted to the other Party under this Agreement, or that would otherwise materially conflict with or materially adversely affect the rights granted to the other Party under this Agreement. Its performance and execution of this Agreement will not result in a breach of any other contract to which it is a party.

(d)                                 On the Effective Date, it is not aware of any action, suit, inquiry or investigation instituted by any third party which questions or threatens the validity of this Agreement.

(e)                                  All necessary consents, approvals and authorizations of all governmental authorities and other persons or entities required to be obtained by such Party in

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connection with the execution, delivery and performance of this Agreement have been obtained.

(f)                                   To the best of its knowledge, each Party has, on the Effective Date, the right to grant to the other Party the rights and licenses granted by such Party to the other Party pursuant to this Agreement.

(g)                                  Each Party has, on the Effective Date, the necessary qualified personnel, equipment, technical know-how and other means to perform its duties under this Agreement in a timely manner in accordance with the terms hereof.

14.2.                     Ipsen Representations and Warranties.

Ipsen warrants and represents that:

(a)                                 Ipsen is the owner of the Ipsen Patent Rights and the Ipsen Know-How that exist on the Effective Date, free and clear (on the Effective Date) of all liens or security interests. On the Effective Date, Ipsen is not aware of any right or license of any third party that is required to permit Ipsen to perform its obligations under this Agreement in accordance with the terms of this Agreement or to permit Nuvios to exercise its rights hereunder in accordance with the terms of this Agreement.

(b)                                 On the Effective Date, Ipsen does not own, control or otherwise have the right to use or practice any rights under any patent or patent application that are not included in the Ipsen Patent Rights on the Effective Date and that would be necessary or useful to the research, Development, manufacture, marketing, promotion, use, sale, import or export of Licensed Compound or Licensed Product.

(c)                                  On the Effective Date and to Ipsen’s knowledge, there are no claims against Ipsen asserting that the Ipsen Compound Technology or the Ipsen Formulation Technology Infringes the rights of any third party. On the Effective Date and to Ipsen’s knowledge (after conducting a reasonable investigation), there are no patents or patent applications of any third party that have published prior to the Effective Date or that are otherwise publicly available prior to the Effective Date and that would be Infringed by the use, practice or exploitation of all or any portion of Ipsen Compound Technology.

(d)                                 On or prior to the Effective Date, Ipsen has not given any notice to any third party asserting Infringement by such third party of all or any portion of the Ipsen Compound Technology or the Ipsen Formulation Technology and to Ipsen’s knowledge, Ipsen is not aware of any such Infringement.

(e)                                  On the Effective Date, Ipsen is not a party to any contract or agreement with a third party pursuant to which Ipsen licensed-in or otherwise acquired or has the right to use the Ipsen Compound Technology or Ipsen Formulation Technology or pursuant to which Ipsen or Nuvios (or any of Nuvios’ sublicensees or

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Contractors) is or will be required to make payments on account of the use, practice or exploitation of all or any portion of the Ipsen Compound Technology or Ipsen Formulation Technology.

(f)                                   Appendix E sets forth an accurate and complete list of all INDs and other applications for Regulatory Approval with respect to Licensed Compound and/or Licensed Product filed by Ipsen anywhere in the world on or prior to the Effective Date. Ipsen is on the Effective Date the owner of all INDs and other applications for Regulatory Approval set forth on Appendix E, free and clear (as of the Effective Date) of all liens, encumbrances or security interests in favor of third parties. On and prior to the Effective Date and to Ipsen’s knowledge, Ipsen has complied in all material respects with all laws applicable to all INDs and other applications for Regulatory Approval set forth on Appendix E.

(g)                                  Ipsen has disclosed to Nuvios (i) the results of all preclinical and clinical testing in its possession or control or that are known to Ipsen on the Effective Date; and (ii) all information in its possession or control or that are known to Ipsen on the Effective Date concerning side effects, injury, toxicity or sensitivity reaction and incidents or severity thereof with respect to Licensed Compound and/or Licensed Product. Ipsen has not withheld any information which, in Ipsen’s reasonable judgment, is material to this transaction. All information and data disclosed by Ipsen to Nuvios are complete and accurate in all material respects.

(h)                                 On the Effective Date, there is no litigation against Ipsen with respect to all or any portion of the Ipsen Compound Technology or Ipsen Formulation Technology.

(i)                                     On or prior to the Effective Date, Ipsen has not entered into any agreement with a third party pursuant to which Ipsen shall have agreed not to enforce any right of Ipsen to preclude such third party from using or practicing any or all of the Ipsen Compound Technology or the Ipsen Formulation Technology.

(j)                                    On the Effective Date, Ipsen is not aware that it is in breach of all or any portion of the Teijin Agreement. On or prior to the Effective Date, Ipsen has not been notified by Teijin that Teijin believes that Ipsen is in breach of all or any portion of the Teijin Agreement.

(k)                                 In the event of a deadlock or disagreement in the Japanese Development Committee, Ipsen has the right to cast a tie-breaking vote and that the Teijin Agreement provides that (i) the ultimate decision-making power and authority with respect to all matters concerning the development of Licensed Compound or Licensed Product in Japan is with the Japanese Development Committee and (ii) Teijin is required to abide by any decision made by the Japanese Development Committee with respect to the development of Licensed Compound or Licensed Product in Japan.

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(l)                                     During the course of negotiation of this Agreement prior to the Effective Date, Nuvios, or representatives of Nuvios, have had the opportunity to ask questions of and receive answers from representatives of Ipsen concerning, and to obtain information, documents, records and books relative to, Ipsen, its business, Licensed Compound, Licensed Product, and Ipsen represents and warrants that it did not knowingly withhold any material information from Nuvios in response to Nuvios’s inquiries or otherwise in connection with the subject matter of this Agreement.

(m)                             Appendix B sets forth an accurate and complete list of all Ipsen Patent Rights on the Effective Date. Appendix B1 sets forth an accurate and complete list of all Ipsen Compound Patent Rights on the Effective Date. Appendix B2 sets forth an accurate and complete list of all Ipsen Formulation Patent Rights on the Effective Date.

14.3.                     Nuvios Representations and Warranties. Nuvios warrants and represents that as of the Effective Date, Nuvios did not knowingly withhold any material information related to the Ipsen Patent Rights with regards to third party intellectual property rights.

14.4.                     No Other Representations or Warranties. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN ANY OTHER WRITTEN AGREEMENT BETWEEN THE PARTIES, THE FOREGOING REPRESENTATIONS AND WARRANTIES ARE IN LIEU OF, AND EACH PARTY EXPRESSLY DISCLAIMS, ANY AND ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF DESIGN, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE.

14.5.                     Mutual Covenants. Each Party covenants the following:

That it shall comply in all material respects with all federal, state, provincial, territorial, governmental and local laws, rules and regulations applicable to the development, manufacture and commercialization of Licensed Product by such Party.

That it shall disclose immediately to the other Party all information in its possession or control and as to which it becomes aware concerning side effects, injury, toxicity or sensitivity reaction and incidents or severity thereof with respect to Licensed Product.

ARTICLE 15   TERM AND TERMINATION

15.1.                     Term. The Term of this Agreement shall commence upon the Effective Date. This Agreement is entered into for a period commencing on the Effective Date and, unless this Agreement is terminated sooner as provided in this Article 15, ending on the date when no payment obligations under this Agreement are or will become due pursuant to Article 4.1 under any and all countries in the Territory. Upon expiration of the Term of this Agreement, the licenses granted by Ipsen to Nuvios pursuant to Section 2.1 hereof, to the extent they remain in full force and effect at the time of such expiration, shall thereafter become irrevocable, perpetual

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and fully paid-up exclusive licenses and shall survive such expiration of the Term of this Agreement.

In any event of early termination of this Agreement (other than due to early termination by Nuvios on account of material breach by Ipsen of any of its obligations under this Agreement), all licenses granted by Ipsen to Nuvios pursuant to Section 2.1 hereof shall terminate and Ipsen Know-How and Ipsen Patent Rights shall revert back to Ipsen at no cost. In any event of early termination of this Agreement (other than due to early termination by Nuvios on account of material breach by Ipsen of any of its obligations under this Agreement), Nuvios preclinical, clinical and manufacturing data and improvements with respect to Licensed Product shall be transferred to Ipsen or its designee, at no cost to Ipsen.

In any event of early termination of this Agreement (other than due to early termination by Nuvios on account of material breach by Ipsen of any of its obligations under this Agreement), Nuvios shall in accordance with Section 15.5 of this Agreement (i) transfer to Ipsen or a third party appointed by Ipsen, at no cost to Ipsen, all of the then ongoing development activities and the manufacturing Know-How with respect to Licensed Product, and (ii) use reasonable commercial efforts to effect such transfer so as to avoid or minimize disruptions in the ongoing development or supply of Licensed Product.

15.2.                     Breach. A Party (“Non-Breaching Party”) shall have the right, in addition to any other rights and remedies, to terminate this Agreement in the event the other Party (“Breaching Party”) is in breach of any of its material obligations under this Agreement. The Non-Breaching Party shall provide written notice to the Breaching Party, which notice shall identify the breach. The Breaching Party shall have a period of sixty (60) days after such written notice is provided to cure such breach. If such breach is not cured within the relevant period, this Agreement shall terminate.

The waiver by either Party of any breach of any term or condition of this Agreement shall not be deemed a waiver as to any subsequent or similar breach.

The right to terminate this Agreement under this Section 15.2 is in addition to any other right and protection that may otherwise be available as a result of a breach, including, without limitation, the right to damages.

15.3.                     Voluntary Termination.

Nuvios may terminate the Agreement for any reason, any time after the final study report Phase Ib has been delivered to Ipsen.

15.4.                     Ipsen Right to Voluntarily Terminate.

Ipsen shall have the unilateral right to terminate this Agreement in its entirety, upon written notice to Nuvios with immediate effect, if Nuvios in any country of the world brings an action or proceeding seeking to have an Ipsen Patent Right declared invalid or unenforceable.

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Ipsen may terminate this Agreement pursuant to, and in accordance with, the provisions of Section 15.2 in the event that Nuvios fails to use reasonable commercial efforts to develop the Licensed Product for sale and commercialization in those countries within the Territory where it is commercially reasonable to do so subject to, and in accordance with, the provisions of Section 7.2 hereof, or fails to use reasonable commercial efforts to perform its obligations under the latest revised version of the Development Plan approved by the JSC subject to, and in accordance with, the provisions of Section 7.2 hereof, or fails to use reasonable commercial efforts to launch and sell one Licensed Product in those countries within the Territory where it is commercially reasonable to do so subject to, and in accordance with, the provisions of Sections 10.1 and 10.4 hereof.

Ipsen may terminate this Agreement pursuant to, and in accordance with, the provisions of Section 15.2 in the event that this Agreement is assigned or sublicensed or in the event that a third party acquires Nuvios or in the event that Nuvios acquires control over a PTH or a PTHrP compound that is in clinical development or is commercially available in the Territory and that, following such assignment, sublicense, acquisition, or acquisition of control by Nuvios, such assignee, sublicensee, acquirer or Nuvios fails to meet the timetable under the latest revised version of the Development Plan approved by the JSC. Any failure to meet such timetable under the circumstances contemplated in this paragraph shall be deemed, for purposes of this paragraph and Section 15.2, a material breach of Nuvios’ obligations under this Agreement.

15.5.                     Consequences of Early Termination by Nuvios without Cause or by Ipsen for Cause. Upon termination of this Agreement by Nuvios pursuant to Section 15.3 or upon termination of this Agreement by Ipsen pursuant to Section 15.2 or Section 15.4:

15.5.1.                              Nuvios shall:

15.5.2.1 make its personnel reasonably available to Ipsen as necessary to effect an orderly transition of development and commercial responsibilities, with the reasonable cost of such personnel to be borne by Nuvios for such services; and

15.5.2.2 assign and transfer to Ipsen and execute all such documents as may be reasonably required, therefore, at no expense to Ipsen, all of Nuvios’s right, title and interest in the following to the extent they pertain to Licensed Product:

•                                          all regulatory filings (such as INDs and drug master files), Regulatory Approvals, clinical trial agreements (to the extent assignable and not cancelled); and

•                                          all data, including formulation data, results, clinical trial data, support documentation having arisen out of the materials and other information, in Nuvios’s possession and control related to Licensed Product in the Territory; and

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•                                          all customer lists, marketing and promotional material, and all other documentation related to marketing, sale, and promotion of the Licensed Product in the Territory, and

•                                          all trademarks used for Licensed Product, provided however that the responsibility of preparing and filing of the documents for the recordation of the assignments with the competent authorities in each applicable country and any action required ancillary, shall be borne by Ipsen and that each Party shall bear its expenses caused by its activities in connection with the assignments and transfer of the trademarks.

15.5.2.                              Nuvios shall initiate transfer (and complete the same in a timely manner), to Ipsen of all technical and industrial know how related to the manufacturing of Licensed Product for use by Ipsen and shall provide reasonable assistance and support (up to a reasonable number of person-days of qualified personnel) as may be reasonably required by Ipsen to be in a position to make Licensed Compound and Licensed Product itself. Any such transfer under this Section 15.5.3 shall be at Nuvios expense during the termination notice period and at Ipsen’s expense thereafter.

15.5.3.                              All licenses granted by Ipsen to Nuvios under this Agreement, and all licenses granted by Nuvios to Ipsen or Teijin under this Agreement, shall terminate on the effective date of termination. Notwithstanding anything in this Section 15.5.4 or elsewhere in this Agreement to the contrary, Nuvios may for a period not exceeding six months continue making, marketing, promoting and selling Licensed Compound and Licensed Product in the Territory after the termination of such licenses.

15.5.4.                              No compensation or refund shall be due by either Party to the other Party, otherwise than damages as determined by a court of competent jurisdiction:

15.5.5.                              Nuvios shall agree to take such actions and execute such instruments, agreements and documents as are necessary to effect the foregoing.

15.5.6.                              Unless otherwise agreed by the Parties, the termination of this Agreement shall cause the automatic termination of all ancillary agreements related hereto, including, but not limited to, the supply agreements and technical agreements referred to in Article 9.

15.6.                     Accrued Rights; Surviving Rights and Obligations.

Expiration or termination of this Agreement, for any reason, will not relieve either Party of any obligation accruing prior to such expiration or termination. Articles and Sections 1, 5.6, 12, 13, 14, 15, 16, 17 and 18 shall survive expiration or termination of this Agreement. In addition, the obligations and rights of any other provisions of this Agreement, which by their nature of the provision and the nature of the termination or expiration, are intended to survive, shall survive and continue to be enforceable.

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ARTICLE 16   INDEMNIFICATION

16.1.                     Indemnification by Ipsen. Ipsen agrees to indemnify, hold harmless and defend Nuvios and its Affiliates and their respective directors, officers, employees and agents (collectively, the “Nuvios Indemnitees”) from and against any and all suits, claims, actions, demands, liabilities, expenses and/or loss, cost of defense (including without limitation reasonable attorneys’ fees, court costs, witness fees, damages, judgments, fines and amounts paid in settlement) and any other amounts (collectively, “Losses”) that any Nuvios Indemnitee becomes legally obligated to pay to a third party, because of any claim or claims against such Nuvios Indemnitee to the extent that such claim or claims arise out of or resulted from (i) a breach of a representation or warranty or covenant by Ipsen under Article 14; (ii) a breach by Ipsen of any other provision of this Agreement or of any representation, warranty, covenant or other provision in any Related Agreement; (iii) the manufacture by or on behalf of Ipsen under Article 9; (iv) the use, development, handling or commercialization of any Licensed Compound, any Licensed Product or the Ipsen Formulation Technology by or on behalf of Ipsen or any of its Affiliates, licensees, sublicensees, distributors or contractors, or any of their respective employees or agents; or (iv) the gross negligence or willful misconduct of Ipsen, its Affiliates, licensees, sublicensees, distributors or contractors, or any of their respective employees or agents; provided, however, that Ipsen shall not be required to indemnify the Nuvios Indemnitees for any Losses pursuant to this Section 16.1 to the extent that (1) such Losses arise from Nuvios’ breach of any of the provisions of this Agreement or any Related Agreement, (2) such Losses arise or result from the gross negligence or willful misconduct of Nuvios or any of its Affiliates, licensees, sublicensees, contractors or distributors, or any of their respective agents or employees, or (3) Ipsen’s liability for such Losses is limited pursuant to Section 16.4.

16.2.                     Indemnification by Nuvios. Nuvios agrees to indemnify, hold harmless and defend Ipsen and its Affiliates and their respective directors, officers, employees and agents (collectively, the “Ipsen Indemnitees”) from and against any and all Losses that any Ipsen Indemnitee becomes legally obligated to pay to a third party, because of any claim or claims against such Ipsen Indemnitee to the extent that such claim or claims arise out of or resulted from (i) a breach of a representation or warranty or covenant by Nuvios under Article 14, (ii) a breach by Nuvios of any other provision of this Agreement or of any representation, warranty, covenant or other provision in any Related Agreement, (iii) the manufacture by or on behalf of Nuvios under Article 9; (iv) the making, use, development, handling or commercialization of any Licensed Compound or any Licensed Product by or on behalf of Nuvios or any of its Affiliates, licensees, sublicensees or Contractors, or any of their respective employees or agents or (v) the gross negligence or willful misconduct of Nuvios, its Affiliates, licensees, sublicensees or Contractors, or any of their respective employees or agents; provided, however, that Nuvios shall not be required to indemnify the Ipsen Indemnitees for any Losses pursuant to this Section 16.2 to the extent that (1) such Losses arise from Ipsen’s breach of any of the provisions of this Agreement or any Related Agreement, (2) such Losses arise or result from the gross negligence or willful misconduct of Ipsen or any of its Affiliates, licensees, sublicensees, contractors or distributors, or any of their respective agents or employees, (3) such Losses arise or result from any Infringement of the patent rights or other intellectual property rights of any third party by all or any portion of the Ipsen Patent Rights, Ipsen Know-How or Ipsen Formulation Technology or (4) Nuvios’ liability for such Losses is limited pursuant to Section 16.4.

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16.3.                     Procedure. In the event of a claim by a third party against any person entitled to indemnification under this Agreement (“Indemnified Person”), the Indemnified Person shall promptly notify the Party having the indemnification obligation under this Agreement with respect to such claim (such Party, the “Indemnifying Party”) in writing of the claim. The indemnifying Party shall have the right to assume the defense of any such third party claim for which it is obligated to indemnify the Indemnified Person under this Article XVI. The Indemnified Person shall cooperate with the Indemnifying Party (and its insurer) as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s sole cost and expense. The Indemnified Person shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the Indemnifying Party. The Indemnifying Party shall have no obligation to indemnify an Indemnified Person in connection with any settlement made without the Indemnifying Party’s prior written consent. If the Parties cannot agree as to the application of this Article XVI to any third party claim, the Parties may conduct separate defenses of such claims, with each Party retaining the right to claim indemnification from the other in accordance with this Article XVI upon resolution of the underlying claim.

16.4.                     NOTWITHSTANDING ANYTHING EXPRESS OR IMPLIED IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR LOSS OF PROFITS, SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT.

ARTICLE 17   DISPUTE RESOLUTIONS AND GOVERNING LAW

17.1.                     Disputes. Unless otherwise set forth in this Agreement, in the event of a dispute arising under this Agreement between the Parties, the Parties shall remain bound by the terms of this Agreement and each Party shall refer such dispute to one executive officer, and such executive officer shall attempt in good faith to resolve such dispute.

17.2.                     Arbitration. If the Parties are unable resolve a given dispute pursuant to Section 17.1 within sixty (60) days of referring such dispute to the executive officers, the Parties shall remain bound by the terms of this Agreement and either Party may have the given dispute settled by binding arbitration in the manner described below:

17.3.                     Arbitration Request. If a Party intends to begin an arbitration to resolve a dispute arising under this Agreement, such Party shall provide written notice (the “Arbitration Request”) to the other Party of such intention and the issues for resolution.

17.4.                     Additional Issues. Within thirty (30) business days after the receipt of the Arbitration Request, the other Party may, by written notice, add additional issues for resolution.

17.5.                     Arbitration Procedure. Any arbitration to resolve a dispute arising under this Agreement shall be a final and binding arbitration pursuant to the then-current Rules of Arbitration of the International Chamber of Commerce as hereinafter provided:

49

17.5.1.                              The Arbitration Tribunal shall consist of three (3) arbitrators. Each party shall nominate in the Arbitration Request and the answer thereto one (1) arbitrator and the two (2) arbitrators so named will then jointly appoint the third arbitrator as chairman of the Arbitration Tribunal. If one Party fails to nominate its arbitrator or, if the parties’ arbitrators cannot agree on the person to be named as chairman within sixty (60) days, the International Chamber of Commerce shall make the necessary appointments for arbitrator or chairman in accordance with the Rules of Arbitration of the International Chamber of Commerce.

17.5.2.                              The place of arbitration shall be in London, England, and the arbitration proceedings shall be held in English. The procedural law of the place of arbitration shall apply where the said Rules are silent.

17.5.3.                              The award of the Arbitration Tribunal shall be final and judgment upon such an award may be entered in any competent court or application may be made to any competent court for juridical acceptance of such an award and order of enforcement.

17.5.4.                              Notwithstanding the referral of any dispute, controversy or claim arising out of or in connection with this Agreement to arbitration pursuant to this Section 17.5, both Parties shall remain free to seek interim, injunctive or conservatory relief, provided that the order of the relevant judicial authority shall not in any way prejudice the above tribunals’ power to settle the dispute referred to them in accordance with the Rules of Arbitration of the International Chamber of Commerce.

17.6.                     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, U.S.A., without reference to its conflict of laws principles, and shall not be governed by the United Nations Convention of International Contracts on the Sale of Goods (the Vienna Convention).

ARTICLE 18   MISCELLANEOUS

18.1.                     Agency - Independent Contractor. Neither Party is an employee, agent or representative of the other Party for any purpose, and nor shall this Agreement create or establish an employment, agency or any other relationship. Except as may be specifically provided herein, neither Party shall have any right, power, or authority, nor shall they represent themselves as having authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other Party, or otherwise act as an agent for the other Party for any purpose.

18.1.1.                              The Parties agree that the relationship of Ipsen and Nuvios established by this Agreement is that of independent licensee and licensor. This Agreement does not, is not intended to, and shall not be construed to; establish a partnership or joint venture.

18.2.                     Entire Agreement. This Agreement, including all appendices, schedules and attachments, embodies the entire understanding of the Parties with respect to the subject matter

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hereof and supersedes all previous communications, representations or understandings, and agreements, whether oral or written, between the Parties relating to the subject matter hereof.

18.3.                     Assignment. Except to the extent otherwise expressly provided elsewhere in this Agreement, either Party may assign this Agreement or any of such Party’s rights and obligations under this Agreement to any of its Affiliates or any third party, provided that the rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parties and that an assignment or delegation of this Agreement by a Party or of any of a Party’s obligations under this Agreement shall not operate to release such Party from any of its obligations under this Agreement or from the specific obligation assigned or delegated by such Party. Any assignment not in accordance with this Agreement shall be void.

18.4.                     Notices. Any notice or other communication under this Agreement, unless otherwise specified, shall be in writing and provided when delivered to the addressee at the address listed below (a) on the date of delivery if delivered in person or (b) three (3) days after mailing to the other Party by express mail or overnight delivery service, which obtains a signed receipt:

In the case of Ipsen:

SCRAS S.A.S.

42, Rue du Docteur Blanche

75016 Paris

Attn.: General Counsel

In the case of Nuvios:

Nuvios Inc.

300 Technology Square — 5th Floor

Cambridge, MA 02139

Attn: M. Bart Hendersson — Chief Business Officer

Either Party may change its address for communications by a notice in writing to the other Party in accordance with this Section.

18.5.                     Force Majeure. Any prevention, delay or interruption of performance (collectively “Delay”) by any Party under this Agreement shall not be a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the Party affected by the force majeure, including but not limited to acts of God, embargoes, governmental restrictions, terrorism, general strike, fire, flood, earthquake, explosion, riots, wars (declared or undeclared), civil disorder, rebellion or sabotage. The affected Party shall immediately notify the other Party upon the commencement and end of the Delay. During the Delay, any time for performance hereunder by either Party shall be extended by the actual time of Delay. If the Delay resulting from the force majeure exceeds six (6) months, the other Party, upon written

51

notice to the affected Party, may elect to (a) treat such Delay as a material breach solely for purposes of exercising the right to terminate this Agreement for material breach pursuant to, and in accordance with, Section 15.2, or (b) extend the term of this Agreement for an amount of time equal to the Delay.

18.6.                     Severability. If any of the provisions of this Agreement are held to be void or unenforceable by a court of competent jurisdiction, then such void or unenforceable provisions shall be replaced by valid and enforceable provisions which will achieve as far as possible the economic business intentions of the Parties. However the remainder of this Agreement will remain in full force and effect, provided that the material interests of the Parties are not affected, i.e. the Parties would presumably have concluded this Agreement without the unenforceable provisions.

18.7.                     No Right to Use Names. Except as otherwise expressly provided herein, this Agreement provides no grant of right to a Party, express or implied, to use in any manner the housemarks or trademarks of the other Party or its Affiliates.

18.8.                     Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Nuvios or Ipsen are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code (or the equivalent provisions, if any, in the bankruptcy laws of the applicable jurisdiction) licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, will retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code, the Party hereto that is not a party to such proceeding will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in their possession, will be promptly delivered to them (a) upon any such commencement of a bankruptcy proceeding upon their written request therefore, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefore by the non-subject Party.

18.9.                     Performance by Affiliates. Each of Nuvios and Ipsen acknowledge that obligations under this Agreement may be performed by Affiliates of Nuvios and Ipsen. Each of Nuvios and Ipsen guarantee and warrant any performance of this Agreement by its Affiliates. Wherever in this Agreement the Parties delegate responsibility to Affiliates, the Parties agree that such entities may not make decisions inconsistent with this Agreement, amend the terms of this Agreement or act contrary to its terms in any way.

18.10.              Counterparts. The Parties may execute this Agreement in counterparts, each of which the Parties shall deem an original, but all of which together shall constitute one and the same instrument.

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18.11.              Waiver. A waiver of any default, breach or non-compliance under this Agreement is not effective unless signed by the Party to be bound by the waiver. No waiver will be inferred from or implied by any failure to act or delay in acting by a Party in respect of any default, breach, non-observance or by anything done or omitted to be done by the other Party. The waiver by a Party of any default, breach or non-compliance under this Agreement will not operate as a waiver of that Party’s rights under this Agreement in respect of any continuing or subsequent default, breach or non-compliance (whether of the same or any other nature).

In Witness Whereof, the Parties have executed this Agreement in two originals by their proper officers as of the date and year first above written.

SCRAS S.A.S.			Nuvios Inc

By:	/s/ C. Giraut	By:	/s/ C. R. Lyttle

Name:	C. Giraut	Name:	C. Richard Lyttle

Title:	President	Title:	President & CEO

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APPENDIX A - CHEMICAL STRUCTURE OF BIM-44058

Description of the Product

Denomination/Code Number

Laboratory code: BIM444058 (free base)/ BIM44058 (acetate salt)

Chemical Formula

[Glu22.23, Leu23.28.31, Aib29, Lys26.30] hPTHrP (1-34) NH2

This peptide is available as an acetate salt designated BIM44058

Molecular Formula and Weight

Molecular formula (base): C174 H300 N56 O49.

Molecular weight (base): 3960.7.

Molecular Structure:

54

APPENDIX B - IPSEN PATENT RIGHTS

APPENDIX B 1 - IPSEN COMPOUND PATENT RIGHTS

Patent Family In Which BIM-44058 Is Claimed

Biomeasure Reference No.	Application Country	Serial No.	Application File Date	Patent Number	Patent Issue Date	Patent Expiry

038/US2	United States	08/779,768	01-07-97	5,969,095	10-19-1999	03-29-2016
038/US/PCT2	PCT	PCT/US96/11292	07-03-96
038/US/PCT2/EP	Europe	96924355.9	01-30-98	0 847 278	09-24-2003	07-03-2016
Registration: AT, BE, CH, DE, DK, ES, FI, FR, GB, GR, IE, IT, LI, LU, MC, NL, PT, SE; Ext: AL, LT, LV, SI
038/US/PCT2/EP-A	Europe	03077383.2	07-30-2003	Pending
038/US/PCT2/JP	Japan	9-505897	01-12-98	Pending
038/US/PCT2/JP-A	Japan	2003-008027	01-16-2003	Pending
038/US/PCT2/AU	Australia	64834/96	07-03-96	707094	07-01-1999	07-03-2016
038/US/PCT2/CA	Canada	2,226,177	12-19-97	Pending
038/US/PCT2/CN	China	96196926.1	07-03-96	Pending
038/US/PCT2/CN-A	China	200410005427.7	07-03-96	Pending
038/US/PCT2/CN/HK	Hong Kong	99100132.1	01-13-99	Pending
038/US/PCT2/HU	Hungary	P9901718	07-03-96	Pending
038/US/PCT2/IL	Israel	122837	07-03-96	122837	02-11-2003	07-03-2016
038/US/PCT2/KR	Korea	1998-0700249	01-13-98	0500853	07-04-2005	07-03-2016
038/US/PCT2/KR-A	Korea	2004-706338	04-28-2004	Pending
038/US/PCT2/KR-B	Korea	2004-706339	04-28-2004	Pending
038/US/PCT2/KR-C	Korea	2004-706340	04-28-2004	Pending
038/US/PCT2/KR-D	Korea	2004-706341	04-28-2004	Pending
038/US/PCT2/MX	Mexico	PA/a/1998/000418	07-03-96	222317	08-26-2004	07-03-2016
038/US/PCT2/NZ	New Zealand	312899	01-20-98	312899	02-08-2000	07-03-2016
038/US/PCT2/PL	Poland	P.325905	01-12-98	186710	08-07-2003	07-03-
2016038/US/PCT2/RU	Russia	98102406	07-03-96	2,157,699	10-20-2000	07-03-2016
038/US/PCT2/SG	Singapore	9706046-1	07-03-96	51260	10-16-2001	07-03-2016
038/US/TW	Taiwan	85108390	07-11-96	153897	08-07-2002	07-11-2016

Closely Related Patent Cases

038/US	United States	08/626,186	03-29-96	5,723,577	03-03-1998	03-29-2016

55

038/US3	United States	08/813,534	03-07-97	5,955,574	09-21-1999	03-29-2016
03B/US3/PCT2	PCT	PCT/US97/22498	12-08-97
038/US3/PCT2/US2	United States	09/399,499	09-20-99	6,544,949	04-08-2003	03-29-2016
038/US3/PCT2/US2-A	United States	10/289,519	11-06-2002	6,921,750	07-26-2005	03-29-2016
038/US3/PCT2/US2-B	United States	11/094,662	03-30-2005	Pending
038/US3/PCT2/EP	Europe	97951595.4	07-08-99	Allowed
038/US3/PCT2/JP	Japan	10-530865	12-08-97	Pending
038/US3/PCT2/AU	Australia	55199/98	12-08-97	741584	03-21-2002	12-08-2017
038/US3/PCT2/CA	Canada	2,276,614	07-02-99	2,276,614	06-11-2002	12-08-2017
038/US3/PCT2/CN	China	97181915.7	12-08-97	ZL97181915.7	02-11-2004	12-08-2017
038/US3/PCT2/CN-HK	Hong Kong	00105467.3	12-08-2000	1026215	07-09-2004	12-08-2017
038/US3/PCT2/CZ	Czech Republic	PV 1999-2398	07-02-99	Pending
038/US3/PCT2/HU	Hungary	P9904596	12-08-97	Pending
038/US3/PCT2/IL	Israel	130794	07-06-2000	Pending
038/US3/PCT2/IN	India	7/MAS/98	01-01-98	Pending
038/US3/PCT2/KR	Korea	1999-7006165	07-07-99	0497709	06-17-2005	12-08-2017
038/US3/PCT2/MX	Mexico	PA/a/1999/006387	07-07-99	222316	08-26-2004	12-08-2017
038/US3/PCT2/NO	Norway	1999 3341	12-08-97	Pending
038/US3/PCT2/NZ	New Zealand	336610	07-06-99	336610	11-09-2001	12-08-2017
038/US3/PCT2/PL	Poland	P.334438	07-15-99	Pending
038/US3/PCT2/PL-A	Poland	P.370525	10-04-2004	Pending
038/US3/PCT2/RU	Russia	99117145	08-06-99	2,198,182	02-10-2003	12-08-2017
038/US3/PCT2/SG	Singapore	9903165-0	07-05-99	66567	07-18-2000	12-08-2017
038/US3/AR2	Argentina	P 98 01 00058	01-06-98	Pending
038/US3/AR2-A	Argentina	P 03 01 00515	02-17-2003	Pending
038/US2/US3/TW	Taiwan	87100028	01-02-98	156542	06-01-2002	01-02-2018

APPENDIX B 2 — IPSEN FORMULATION PATENT RIGHTS

•                                          Solid drugs (minicylinders) also referred to as “IRE”: WO 96/07397 = EP 778,767

•                                          Needle-less: WO 96/08289= EP 782,465 = US 5,542,920

•                                          Vac: WO 97/46202

•                                          Micro-VAC 2” (WO 01/26718).

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APPENDIX C — NUVIOS DEVELOPMENT PLAN

BA058 Development Plan

Version:	1.0

Date:	September 20, 2005

Nuvios, Inc.

300 Technology Square, 5th Floor

Cambridge, MA 02139

Tel: 617.551.4700

Disclosure Statement

This document contains information that is confidential and proprietary to Nuvios, Incorporated. Any unauthorized use or disclosure of such information without the prior written authorization of Nuvios, Incorporated is expressly prohibited.

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TABLE OF CONTENTS

1.0	Executive Summary		59

2.0	CLINICAL PROGRAM		61

	2.1	Phase 1 Program	61
	2.2	Phase 2 Clinical Program	63
	2.3	Phase 3 Clinical Program	66
	2.4	Other Clinical Studies	68

3.	FORMULATION STUDIES		70

4.	NON-CLINICAL PROGRAM		70

	4.1	Toxicology/Pharmacology	70

5.	REGULATORY STRATEGY		70

6.	TIMELINES		71

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1.0                               EXECUTIVE SUMMARY

BA058 is an analogue of the first 34 amino acids of human parathyroid hormone-related peptide [hPTHrP(1-34)]. BA058 was originally discovered and developed by the Beaufour-Ipsen Pharma Group under the name BIM44058. Nuvios, Inc. plans to develop BA058 for the treatment of osteoporosis in postmenopausal women and men at risk of fracture.

This development plan for BA058 is premised upon a strategy of demonstrating a substantial improvement in dosing regimen over Forteo® teriparatide (rDNA origin) injection [rhPTH(1-34)] for the treatment of patients with osteoporosis, improving convenience for patients with severe osteoporosis for whom the current 18 month regimen of daily Forteo® injections is inconvenient.

Pre-clinical data suggest that BA058 has a better therapeutic index compared to Forteo® which should enable an improved dosing regimen cycle that is shorter in total duration, or requires less frequent injections, or which can be delivered in novel formulations. Specifically, the preclinical data support the ability to give higher doses of BA058 than Forteo® without inducing resorption or hypercalcemia.

Based on the commercial strategy for BA058 and the current regulatory climate (refer to the FDA guidance document for the “Development of Parathyroid Hormone for the Prevention and Treatment of Osteoporosis,” [1]), the first step is to conduct a one week, multiple ascending dose study in healthy postmenopausal women with the following goals:

•                  To demonstrate that BA058 has the potential for an improved therapeutic index, enabling the delivery of a more effective anabolic dose without inducing hypercalcemia in comparison to Forteo®.

•                  To evaluate PK, pharmacodynamics and safety after multiple doses.

The results from the Phase IB study will be used to select two doses of BA058 for use in a 3-month proof-of-concept (POC) study to be conducted in postmenopausal women with osteoporosis. This study would be a comparative trial vs. Forteo® and is designed to answer the following questions:

•                  Does BA058 induce resorption to any significant degree (when compared to measures of bone formation and the corresponding changes in bone markers of the comparator )?

•                  What is the effect of 3 months of BA058 treatment on BMD and how does this compare to the Forteo® arm in the study? How does BA058’s effect on BMD compare to changes observed when Forteo® is given for 12-18 months (i.e., historical controls)?

•                  Does BA058 induce hypercalcemia and is it less than Forteo®?

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•                  Does BA058 have acceptable tolerability, patient satisfaction, and an acceptable safety, PK and pharmacodynamic profile?

Target Product Profile - osteoporosis

Indication:

BA058 is indicated for the treatment of postmenopausal women with osteoporosis who are at high risk of fracture.

BA058 is indicated to increase bone mass in men with primary or hypogonadal osteoporosis who are at high risk of fracture.

Efficacy:	Statistically equivalent or superior effect on BMD relative to Forteo®.

Dosing:

Significantly shortened dosing cycle to restore BMD (vs. 12+ months for Forteo®) when administered QD via subcutaneous administration.

Alternatively, significantly shortened dosing schedule than once-daily (e.g. 3 times/week).

Improved formulations that allow a significant advance in dosing convenience along with reduced pain.

Safety:	Absence of significant hypercalcemia with BA058 treatment.

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2.0 CLINICAL PROGRAM

2.1                               Phase 1 Program

The overall objective of the Phase 1 program is to characterize the safety, tolerability, and pharmacokinetic profile of BA058 following single and multiple dosing.

Phase 1a: Single ascending dose study

This study was completed in March 2005 and the full clinical study report is being prepared by Ipsen. Full study results are required for the pre-IND meeting with FDA and subsequent IND filing.

Title:

A Phase I Single-Center study in two parts assessing the safety, pharmacokinetics, pharmacodynamics and absolute bioavailability of BIM44058, a hPTHrP(1-34) analogue, administered as single doses to healthy elderly volunteers of both genders: Part A, randomized, double-blind, dose-escalating, parallel groups, placebo-controlled design; Part B, randomized, open-label, two-period, cross-over design

Protocol Number:	2-52-52127-001

Phase 1b:  Multiple ascending dose study

The strategic goals for this study are...

1)                                     To demonstrate that BA058 has the potential for an improved therapeutic index, enabling the delivery of higher doses than Forteo® without inducing hypercalcemia.

2)                                     To evaluate PK, pharmacodynamics and safety after multiple doses.

These goals will be met if the compound achieves clinical endpoints that suggest no clinically meaningful incidence of hypercalcemia, and the ability to deliver a more effective anabolic dose of BA058 with good safety and tolerability than is possible with Forteo®.

The study will be a randomized, double-blind, placebo-controlled, ascending multiple-dose safety, tolerability, and pharmacokinetic study of subcutaneously administered BA058 in healthy postmenopausal women.

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Title:	A Randomized, Double-Blind, Placebo-Controlled, Ascending Multiple-Dose Safety, Tolerability, Pharmacokinetic and Pharmacodynamic Study of BA058 in Healthy Postmenopausal Women ( Pending FDA Approval)

Protocol Number:	BA058-05-001

The study will be designed to:

•                  Determine the safety and tolerability of multiple subcutaneous doses of BA058 in healthy postmenopausal women.

•                  Determine the effect of BA058 on serum calcium levels.

•                  Determine the pharmacokinetics and pharmacodynamics of multiple subcutaneous doses of BA058 in healthy postmenopausal women.

A total of 40 eligible subjects will be sequentially enrolled into one of four study groups consisting of 10 subjects each. Within each study group of 10 subjects, 8 will be randomly assigned to receive BA058 and 2 will be randomly assigned to receive placebo. All subjects at each dosage level will start dosing on the same day and receive a total of 7 doses of study medication. After a dose level has been determined to be well tolerated, different subjects will be entered into the next study group. The proposed dosages and number of subjects that will receive study medication are shown below.

			Number of Subjects Randomized
Study Group	Proposed Doses	Days of Dosing	Total Number of Subjects	BA058	Placebo

1	5 µg	7	10	8	2

2	20 µg	7	10	8	2

3	40 µg	7	10	8	2

4	80 µg	7	10	8	2

		Total	40	32	8

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Assumptions for Phase 1 Study:

1.                                      Study will be conducted in healthy, postmenopausal women meeting stated inclusion/exclusion criteria. [Note: requires FDA agreement to proceed in this population of subjects.]

2.                                      All subjects will receive a subcutaneous dose of study medication (BA058 or placebo) once daily for 7 days.

3.                                      Study assessments:

•                  Physical examinations, vital signs, ECGs, clinical labs (hematology, chemistry, urinalysis), adverse events, and local tolerability.

•                  Pharmacokinetics: full PK profile on Days 1 and 7 and trough samples on other study days.

•                  Pharmacodynamics: serum total and ionized calcium, phosphorus, cAMP, procollagen 1 carboxy terminal propeptide (PICP), and bone specific alkaline phosphatase. Urine calcium, phosphorus, cAMP, and creatinine execretion

•                  Presence of Anti-BA058 antibodies.

Timing:

1.                                      Total time involvement = 9 months from first patient in (FPI) to draft clinical study report.

2.                                      FPI in 1Q06 and draft clinical study report available 4Q06.

2.2                               Phase 2 Clinical Program

The Phase 2 study will be a proof-of-concept (POC) study assessing the effects of several doses of BA058 on markers of bone turnover and BMD. The primary objectives of this study are to assess the dose response of BA058, compare BA058 to Forteo®, and to select the BA058 doses that will be used in subsequent efficacy studies. The strategic goal for this trial will be to confirm the ability to deliver more effective anabolic doses of BA058 with good safety and tolerability than is possible with Forteo, with clinical endpoints that demonstrate a wider anabolic window for BA058 (i.e. greater effects on BMD at 3 months, and a higher ratio of bone formation vs. resorption) compared to Forteo.

Phase 2: 3-month treatment study

The Phase 2 study will be a randomized, double-blind, parallel group study in which study medications will be administered for a total of 3 months. The study will compare two doses of BA058 to Forteo® (20 µg) and placebo. Postmenopausal women with BMD T scores below -2.5 will potentially be eligible for the study.

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Title:	A Randomized, Double-Blind, Parallel-Group Study to Evaluate the Safety and Effectiveness of BA058 on Bone Mineral Density in Postmenopausal Women with Moderate to Severe Osteoporosis

Protocol Number:	BA058-05-002

The objectives of this study follow:

•                  Determine the safety and tolerability of BA058 after 3 months of dosing in postmenopausal women with osteoporosis.

•                  Determine the pharmacokinetics of BA058 after 3 months of dosing in postmenopausal women with osteoporosis.

•                  Determine pharmacodynamic effects (i.e., effects on mineral metabolism and biochemical markers of bone formation and resorption) after 3 months of treatment with BA058.

•                  Determine effects on BMD after 3 months of treatment with BA058.

A total of 300 eligible patients will be enrolled and randomized to one of the four treatments below:

Study Group	Study Medication	Dose (sc)	Number of Patients

1	BA058	To be determined	75

2	BA058	To be determined	75

3	Forteo®	20 µg	75

4	Placebo	—	75

		Total	300

Assumptions for Phase 2 Study:

1.                                      The study will be conducted in postmenopausal women with osteoporosis defined as a BMD T score below -2.5.

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2.                                      The study consists of a (minimum) 1 month Screening Period, 3-month Treatment Period, and a one-month Follow-up Period (no study medications). Therefore, each patient is in the trial for a total of 4 months.

3.                                      All subjects will receive a subcutaneous dose of study medication (BA058, Forteo® 20 µg, or placebo) once daily for 3 months.

4.                                      All subjects to receive calcium supplements and vitamin D.

5.                                      Study assessments:

•                  Physical examinations, vital signs, ECGs, clinical labs (hematology, chemistry, urinalysis), serum total and ionized calcium, phosphorus, thyroid hormones, adverse events, and local tolerability.

•                  Pharmacokinetics: serial PK samples taken on a subgroup of patients.

•                  Pharmacodynamics (i.e., biochemical markers of bone metabolism and resorption): procollagen 1 carboxy terminal propeptide (PICP), bone specific alkaline phosphatase (BSAP) osteocalcin, cathepsin K, urine N telopeptide (NTX), urinary free deoxypyridinoline, nephrogenic cAMP level, urinary calcium excretion, creatinine clearance vitamin D intact PTH (1-84)

•                  Efficacy: measure changes in BMD (lumbar spine, hip, forearm).

•                  Anti-BA058 antibody.

6.                                      With 75 patients in each dosing arm, this study would be powered to detect a difference of 4% increase in lumbar BMD, (i.e. from a 1% difference for placebo to 5% for BA058, or from a 4% difference for Forteo® to an 8% increase for Tharp). However, anticipated differences in markers of bone formation and resorption have to be examined before final determination on the number of patients required.

7.                                      Sufficient BA058 is available and packaged in time to start the study.

We will compare BA058’s effects on markers of bone formation, resorption and on BMD with Forteo®. Also important would be the comparison of BA058’s effects on BMD to the historical effects on BMD previously reported with longer term treatment with Forteo®. If the data from this POC study shows that BA058 effect on BMD or bone formation and resorption markers is statistically better than Forteo®, then the next step would be to proceed to a Phase 3 study to evaluate long-term treatment with BA058 to assess effects on BMD and reduction of fractures.

Timing:

1.                                      Total time involvement = 24 months from first patient in (FPI) to preliminary clinical results.

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2.                                      FPI in 1Q07, LPI 2Q08,LPO 4Q08 and draft clinical study report available 1Q09.

Estimated Study Metrics:

Number of sites:	15-18

Number of site visits:	15-18 qualification and initiation visits 8 interim visits per site / per site 1 close-out visit / per site

Investigator’s Meeting:	For all study sites

Number of subjects screened:	750-900 (assumes 2.5-3.1 ratio of screened: enrolled)

Number of subjects enrolled:	300 (75 per treatment group)

Screening rate:	7-9 / site / month

Enrollment rate:	2-3 patients / site / month

2.3                               Phase 3 Clinical Program

The Phase 3 study will be a non-inferiority trial versus Forteo® to be conducted in postmenopausal women with osteoporosis at risk of fracture.

Phase 3: 4-6 month BA058 treatment versus 12-month Forteo® treatment.

The Phase 3 study will be a randomized, double-blind study with a primary endpoint of proportion of patients with one or more new vertebral fractures. The tentative plan for this study is to assess a more convenient dosing regimen of BA058 (e.g. 4-6 months of daily SC injections) versus a 12-month treatment regimen with Forteo®. After completion of the study, an observational post-treatment follow up study will be conducted to assess whether patients continue to benefit from prior treatment with study medication.

Title:	Effects of BA058 in the Treatment of Postmenopausal Women with Osteoporosis

Protocol Number:	BA058-05-003

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Title:	Extended Follow-Up of Patients in BA058 Clinical Trials

Protocol Number:	BA058-05-004

The primary objective of the study is to:

•                  Demonstrate a reduction in the proportion of patients with new vertebral fractures following treatment with study medication.

The secondary objectives of the study are to:

•                  Establish the safety of chronic administration of BA058 in postmenopausal women with osteoporosis.

•                  Compare the effects of chronic administration of BA058 with calcium and vitamin D versus Forteo® with calcium and vitamin D on lumbar spine and hip BMD in postmenopausal women with osteoporosis.

•                  Assess the effects of chronic administration of BA058 on biochemical markers of bone formation and resorption.

•                  Assess the durability of response by following patients in a long-term post-study observational period.

A total of 3200 eligible patients will be enrolled and randomized to one of the two treatments below:

Study Group	Study Medication	Dose (sc)	Number of Patients
1	BA058	To be determined	1,600*
2	Forteo®	20µg	1,600*
		Total	3,200

*Assumes a ratio of BA058: Forteo of 1:1.

Assumptions for Phase 3 Study:

1.                                      New formulation will be available for patients to self-administer study medications.

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2.                                      The study will be conducted in postmenopausal women with BMD T scores below -2.5 and meeting all other stated inclusion/exclusion criteria.

3.                                      The Phase 3 study consists of a (minimum) one-month Screening Period, 12-month Treatment Period, and a one-month Follow-Up Period (no study medication). Each patient is in the trial for a total of 14 months.

4.                                      The extended follow-up part of the study starts once a patient completes the Phase 3 study.

5.                                      All subjects to receive calcium supplements and vitamin D.

6.                                      Study assessments.

•                  Physical examinations, vital signs, ECGs, clinical labs (hematology, chemistry, urinalysis), serum total and ionized calcium, phosphorus, thyroid hormones, adverse events, and local tolerability.

•                  Pharmacokinetics: serial PK samples taken on a subgroup of patients.

•                  Pharmacodynamics (i.e., biochemical markers of bone metabolism and resorption): procollagen 1 carboxy terminal propeptide (PICP) bone specific alkaline phosphatase (BSAP), osteocalcin, cathepsin K, urine N telopeptide (NTX) urinary free deoxypyridinoline, nephrogenic cAMP level, urinary calcium excretion, creatinine clearance, vitamin D, intact PTH (1-84).

•                  Efficacy: measure a reduction in the proportion of patients with new vertebral fractures following treatment. Other assessments changes in BMD (lumbar spine, hip, forearm).

•                  Anti-BA058 antibody.

Timing:

It’s assumed that 12 months of treatment and an additional 12-month post-study observational period would be required. Thus, the Phase 3 program from the start of the trial to completion of the long-term follow-up period, will take ~56 months.

Estimated Study Metrics:

To be determined.

2.4          Other Clinical Studies

New Formulations

Upon the availability of alternative formulations or delivery systems, bioavailability studies will have to be conducted to compare the old/new formulations.

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Alternative Dosing Schedules

Exploring various dosing frequencies or dosing cycles (i.e., less frequently than once-daily) may need additional clinical studies to prove efficacy and safety and/or additional study arms in the currently planned studies.

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3. FORMULATION STUDIES

BA058 is currently supplied for clinical use as a freeze dried lyophilizate (i.e., freebase) in glass vials which are reconstituted with sterile 0.9% sodium chloride for subcutaneous injection. A liquid/aqueous form was also developed and used for intravenous dosing in the initial clinical study.

The plan is to continue with the same freeze dried lyophilizate formulation for the scheduled Phase lb study in which BA058 will be administered once daily by subcutaneous injection in a controlled environment. However, prior to conducting longer term studies (i.e. the Phase II study) with BA058, another formulation (auto injector?) will have to be developed so that the product can be used by out patients with osteoporosis who will participate in these studies. Prior to use of any new formulation (or delivery system), a bioavailability study when have to be conducted to demonstrate bioequivalence with the previously used formulation.

4. NON-CLINICAL PROGRAM

4.1          Toxicology/Pharmacology

The currently available toxicology package includes both a 3-month rat and a 3-month monkey study. In order to proceed with longer term clinical studies, we anticipate conducting the following studies:

•                  12-month rat study

•                  12-month monkey study

In addition, prior to NDA submission, we need to plan and conduct a 24 month rat carcinogenicity study.

Studies will have to be conducted to quantitate anti-BA058 antibody production and development of neutralizing antibodies.

5. REGULATORY STRATEGY

The current plan is to have a pre-IND meeting with FDA in 4Q05 followed by filing of the full IND to FDA within one month of the meeting. This will enable start of the proposed Phase lb program in 1Q06 (estimated first patient in is January 7, 2006).

Other meetings with FDA would occur after results from the Phase lb study are available (Pre-Phase 2 meeting) and after results from the Phase 2 study are available (End-of-Phase 2 or Pre-Phase 3 meeting).

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6. TIMELINES

Tentative timelines for each the IND filing and individual studies are provided below:

Pre-IND and IND

Pre-IND meeting request to FDA:	01 Sep 05
Pre-IND package to FDA*:	Oct 17
Pre-IND meeting:	Nov 19
IND filing:	Dec 05/Jan 06

*Requires full results from Phase la clinical study.

Phase 1b study

First Patient In (FPI):	1Q06
Last Patient Out (LPO):	2Q06
Enrollment rate:	Full cohort of 10 subjects at the same time
Subsequent cohorts:	3 week intervals
Study close out:	2Q06 (1 month)
Queries and data base lock:	3Q06 (1.5 months)
Analysis and draft clinical study report (includes PK, ECG, and biomarker reports):	4Q06 (2.5 months)

Phase 2 study

IND Amendment:	4Q06 (submission of Phase 2 protocol and any other required documents)
First Patient In (FPI):	1Q07
Last Patient Out (LPO):	4Q08
Enrollment rate:	2-3 patients / per site / per month

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Study close out:	4Q08
Queries and data base lock:	1Q09
Analysis and draft clinical study report (includes PK, ECG, and biomarker reports):	1Q09

Phase 3 study

End-of-Phase 2 meeting:	2Q09
IND Amendment:	2Q09 (submission of Phase 3 protocol and any other required documents)
First Patient In (FPI):	3Q09
Last Patient In (LPI):	4Q10
Last Patient Out (LPO):	4Q11
Enrollment rate:	2-3 patients / per site / per month
Study close out:	1Q11
Queries and data base lock:	1Q12
Analysis and draft clinical study report (includes PK, ECG, and biomarker reports):	2Q12
Post-Study Observational Period - LPO:	2Q13

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APPENDIX D — CLINICAL SUPPLY AND TECHNICAL TRANSFER AGREEMENT

BIM 44058 INJECTION CLINICAL SUPPLIES AND TECHNOLGY TRANSFER

BETWEEN

Beaufour Ipsen Industrie S.A.S, rue d’Ethe Virton, 28100, France, duly represented by Mike Dey, Vice-President, Pharmaceutical Development

Hereinafter referred to as IPSEN, on the one hand,

AND

NUVIOS Inc, a United States Corporation , having its registered office at 300 Technology Square-5th Floor, Cambridge, MA, USA duly represented by Richard Lyttle, Chief Execuive Officer hereinafter referred to as NUVIOS, , on the other hand,

WHEREAS :

NUVIOS and [SCRAS S.A.S. (a company organised and existing under the laws of France, having its registered office at 42 rue du Dr. Blanche, 75016 Paris, France)] (to be confirmed) have entered into an agreement named “License Agreement between [SCRAS] and Nuvios” for BIM 44058,  dated XX September, 2005, which is hereinafter referred to as the BIM 44058 Agreement.

IPSEN is SCRAS S.A.S.’ Affiliate (as defined in the BIM 44058 Agreement) designated by SCRAS S.A.S. to manufacture for NUVIOS , the Compound and Formulated Compound as defined in the BIM 44058 Agreement.

NUVIOS and IPSEN wish to enter into this agreement contemplated under Section 9.1 of the BIM 44058 Agreement in relation to the manufacturing of Product for use thereof by NUVIOS as part of the Development of the Compound under the BIM 44058 Agreement.

NOW, THEREFORE THE PARTIES HERETO AGREE AS FOLLOWS:

DEFINITIONS

All capitalised terms used in this Agreement and which are not specifically defined herein shall have the meaning attributed to them under the BIM 44058  Agreement.

1.2          Compound shall mean the Licensed Compound as defined in the BIM 44058 Agreement.

1.3                     Formulated Compound shall mean the Compound, formulated as a freeze dried injection, contained in a glass vial as described in Table 1 below.

1.4          cGMP shall mean current Good Manufacturing Practices in effect in European Union and USA for clinical studies.

1.5          Manufacturing & Analytical Procedure shall mean the procedure governing the manufacturing and analysis operations of the Compound and Formulated Compound which may be specifically required in US or EU.  This procedure is established when necessary by mutual agreement of the Parties, and is signed by the Responsible Persons appointed by each Party.

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Table 1 Composition of BIM 44058 Injection

Material	Supplier	Unitary Formula (per vial)
BIM44058C Dextran 70 Citric acid 0.25% (w/v) Water for injections**	Kinerton Interchemical Prolabo meram	0.1 mg (free base) 50 mg qs pH 4.5* qs 1 g
Type I clear glass vial, 11-13 ml Grey chlorobutyl PTFE stopper, 20 mm Flip-off metal crimp	Verretubex Djikyo West Pharma	1 1 1

* to get pH5 5.5 after lyophilisation ** removed after freeze-drying step.

1.6          Responsible Person shall mean: - For Ipsen, the Vice President ,Pharmaceutical Development, who is responsible for manufacturing clinical supplies of Compound and Formulated Compound, as well as for Quality Control thereof, ensuring procedures are performed as required by cGMP and that records and samples are maintained as required under this Agreement, and for ensuring correct release for despatch of Compound and Formulated Compound for clinical use by NUVIOS under this Agreement.  These activities can be delegated to appropriate individuals described in Ipsen SOPs for clinical supplies. - For NUVIOS ,

1.7          Safety Agreement shall mean the document referred to in Section 8.4 of the BIM44058 Agreement as the “Pharmacovigilance Agreement”, covering operational aspects of the conduct of clinical trials under the BIM 44058 Agreement regarding pharmacovigilance, including but not limited to withdrawal proceedings, complaints handling, definitions of adverse events format of the different reports and reporting procedures between the Parties and vis-à-vis third parties.

1.8          Technical Specifications shall mean the technical documents that consist of investigational drug supply request signed by Responsible Person of NUVIOS and investigational drug supply acceptance signed by Responsible Person of IPSEN to be agreed and signed for each clinical trial, covering all technical, quality and logistical aspects of the manufacturing, control and delivery to NUVIOS of the Formulated Compound manufactured by IPSEN for NUVIOS for the purpose of this Agreement.
Each Technical Specifications sets out the specifications of the Compound / or Formulated Compound as well as the manufacturing, control, storage and delivery procedures for the Compound or Formulated Compound as well as instruction on reserve samples. Each Technical Specifications shall be signed by the Responsible Persons appointed by each Party.

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PURPOSE

The purpose of this Agreement is to establish the terms and conditions governing

(i) the manufacturing and delivery by IPSEN (or by IPSEN’s designated manufacturer) for NUVIOS of the Compound for the purposes of the conduct by NUVIOS of Phase I and first Phase II Clinical Trials under the Development Plan as provided in the BIM 44058 Agreement;

(ii) the manufacturing and delivery by IPSEN (or by IPSEN’s designated manufacturer) for NUVIOS of the Formulated Compound for the purposes of the conduct by NUVIOS of Phase I and Phase II Clinical Trials under the Development Plan as provided in the BIM 44058 Agreement ;

(iii) the provision by IPSEN (or by IPSEN’s designated manufacturer) of the following services to NUVIOS: release, intermediate labeling and bulk packing using packaging and labelling materials of Ipsen’s specification or using packaging and labelling materials laid-out and supplied by NUVIOS to IPSEN when appropriate, as well as delivery of Compound and Formulated Compound to NUVIOS and retainment of reserve samples and reanalysis of appropriate samples ;

(iv) support activities for transfer of process and analytical technology to the NUVIOS selected contractor.  The costings and estimated timescales shown in Appendix 2, assume a single contractor for each of drug substance and drug product.  Packaging and labeling of primary containers of Compound and Formulated Compound eitherNUVIOS shall use the Compound or Formulated Compound supplied to NUVIOS by IPSEN under this Agreement solely in accordance with and for the purposes of the performance of Phase I and Phase II Clinical Trials under the Development Plan of the Compound and Formulated Compound as provided under the terms and conditions of the BIM 44058 Agreement.

For the avoidance of doubt, IPSEN shall not be required to supply NUVIOS with Compound or Formulated Compound for Phase III Clinical Trial.

All relevant terms and conditions of the BIM 44058 Agreement shall fully apply to and govern this Agreement.

MANUFACTURING - ORDERS — DELIVERY - REANALYSIS

IPSEN certifies that it possesses or that IPSEN’s designated manufacturer for the purposes herein possesses, adequate premises and equipment, and sufficient experience and knowledge as well as a competent personnel in order to carry out the operations contemplated under Clause 2.1 of this Agreement, in a satisfactory manner and in accordance with regulations governing medicine for human use, cGMP (if and to the extent applicable), the Technical Specifications and the Manufacturing & Analytical Procedure.

IPSEN declares that it or that IPSEN’s designated manufacturer for the purposes herein holds, the authorisations required in their respective countries in order to manufacture, store, and deliver the Compound and Formulated Compound.

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The Technical Specifications for Clinical Trials and the Manufacturing & Analytical Procedure are the subject of a document drawn up and signed by the Parties separately from the present Agreement for each Clinical Trial to be conducted by NUVIOS under the BIM 44058 Agreement.  The Technical Specifications for Clinical Trials shall cover the aspects relevant to this Agreement and listed in the procedure GCP004 - “Investigational Product Order for Clinical Studies” and GCP026 - “Clinical Investigational Product Handling Procedure”, copies of which shall be made available by IPSEN to NUVIOS and are appended to this Agreement,Appendices 3 and 4 respectively.

The rules and systems governing orders placed by NUVIOS for NUVIOS’s required quantities of Compound and Formulated Compound shall be described in the Technical Specifications.

Interpretation and summary of cGMP covering the manufacture of the Compound and Formulated Compound, requirements for quality control and responsibilities of both Parties is attached as Appendix 1 hereto.

IPSEN undertakes to manufacture each Compound and Formulated Compound in accordance with the manufacturing, analysis and control methods stipulated in the corresponding Technical Specifications and Manufacturing & Analytical Procedure.  In particular, after required quality control checks, and verification of the appropriate manufacture under cGMP, IPSEN shall supply the primary containers of Compound and Formulated Compounds to NUVIOS, packed and labelled either using packaging and labelling materials of Ipsen’s specfication or using the packaging and labelling materials laid-out and supplied by NUVIOS when appropriate.  Compound and Formulated Compound shall be supplied to NUVIOS for final labelling and packaing operations, and quality assurance release by NUVIOS

IPSEN may entrust other pharmaceutical ingredients or products manufacturers with all or part of the operations contemplated under this Agreement.  IPSEN shall inform NUVIOS of the identity of any such third-party manufacturers and the operations entrusted by IPSEN thereto.

NUVIOS undertakes that all the administrative prerequisites relating to each Clinical Trial shall be obtained for each Clinical Trial centre prior to delivery of Compound or Formulated Compound thereto.

IPSEN shall, with each delivery of Compound or Formulated Compound to NUVIOS, supply or procure the supply of a certificate of analysis related to each delivered batch showing that such batch conforms with the then current specifications and quality standards of Compound or Formulated Compound as shown in the applicable Technical Specifications or Manufacturing & Analytical Procedure.

Each delivery of Compound to the persons and places indicated by NUVIOS shall be accompanied by (i) the documents referred to in the procedures GCP004 - “Investigational Product Order for Clinical Studies” and GCP026 - “ Clinical Investigational Product Handling Procedure”, including a delivery slip mentioning the name of the Compound , the batch number, the use-by date, the storage conditions, and the quantities delivered. and, (ii) the documents which might be required by NUVIOS for the purpose of complying with relevant regulations in EU or US applicable to the Compound or Formulated Compound.

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NUVIOS shall ensure and inform IPSEN in writing that the delivery thus carried out was made to the correct addressee and that the latter took proper delivery.

Upon receipt of the Compound or Formulated Compound NUVIOS shall perform necessary labelling, packaging and quality checking thereof as shall be determined in the Technical Specifications or in the Manufacturing & Analytical Procedure before releasing the Compound or Formulated Compound for use in clinical studies.

Unused quantities of Compound or Formulated Compound shall at NUVIOS option either be returned to NUVIOS or with IPSEN prior written consent,  locally destroy unused quantities of Compound or Formulated Compound.  In such case, NUVIOS shall send to IPSEN the corresponding certificates of destruction.

IPSEN shall retain reserve samples as specified in the Technical Specification for duration stated in clinical GMP.  IPSEN shall perform reanalysis of reserve samples when required under Ipsen SOPs, or when agreed with NUVIOS.

NON-COMPLIANCE OF BATCHES

NUVIOS shall notify IPSEN of any deficiency in quantity or any defect which was immediately discoverable - in writing within 10 working days after the delivery to NUVIOS of the Compound or Formulated Compound.  NUVIOS shall promptly notify IPSEN in writing of any latent defect that was not immediately discoverable in the quality checking but found before the expiry date of the Compound or Formulated Compound.  NUVIOS shall not use any quantity of the Compound or Formulated Compound that NUVIOS has discovered is defective.

In case of notification of a defect of the delivered quantities of Compound or Formulated Compound, within the time period mentioned hereabove, IPSEN shall at IPSEN option, take back or have NUVIOS destroy, the relevant quantities of Compound or Formulated Compound, at IPSEN’s expenses and IPSEN shall replace them as soon as practicable so as to avoid any disruption of supply to NUVIOS.

In case of discrepancies of the results of the analysis performed by NUVIOS and IPSEN on the delivered quantities of the Compound or Formulated Compound, and in case of any dispute between the Parties regarding the quality of the Compound or Formulated Compound, NUVIOS or IPSEN shall appoint an independent expert to whom the other Party may not unreasonably object and who shall assess whether the delivered quantities are defective or not.  In case the delivered quantities of the Compound or Formulated Compound are found to be defective, IPSEN shall pay for the costs of appointment of such expert.  In case the delivered quantities of Compound are found not to be defective, NUVIOS shall pay for the costs of appointment of such expert.

FINANCIAL CONDITIONS — REPORTING OBLIGATIONS

In consideration for the provision by IPSEN to NUVIOS of the manufacturing, delivery, release, packaging, and labelling services under this Agreement, before delivery of each

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subject batch or lot of Formulated Compound or BIM44058 Compound, NUVIOS shall make the following payment to IPSEN:

First batch of approximately 1600 vials manufactured;	€65,000

Subsequent lots if 1600 vials of the same Product	€55,000

Raw Materials , sufficient for 150g Compound	€50,000

Delivery of agreed amount of peptide; 150g	€400,000

If quantitities of Compound less than 150g are agreed for supply then the costs will be agreed prior to manufacture and the remaining raw materials purchased would be provided to NUVIOS at no further cost, other than transportation and any importation cost which would be charged at cost.

The sum stipulated in Article 5.1 shall be paid by NUVIOS to IPSEN following receipt by NUVIOS of the corresponding invoice and before delivery.

PHARMACOVIGILANCE -CLAIMS - LIABILITY - WITHDRAWAL

The Parties will carry out their obligation with respect to safety data exchanging of the Compound or Formulated Compound in accordance with the procedures defined in BIM 44058 Agreement.  However, that nothing contained herein shall be construed as restricting either Party’s right to make a timely report of such matter to any government agency or take other action that it deems to be appropriate or required by applicable law or regulations in the territory.

In relation with Clinical Trials only, conducted by NUVIOS under the BIM 44058 Agreement, NUVIOS shall, if required under NUVIOS procedures,  implement the Formulated Compound batch recall or withdrawal in accordance with NUVIOS relevant standard operating procedure.  Such withdrawal will be notified to the Responsible Persons under this Agreement, immediately such formal decision is reached within NUVIOS.

Liabilities and indemnification of the Parties in connection with the operations contemplated under this Agreement, shall be governed by the terms and conditions of the BIM 44058 Agreement.

CONFIDENTIALITY

In addition to the Parties’ respective obligations under Article 12  of the BIM 44058 Agreement, NUVIOS undertakes to keep strictly confidential and to use exclusively in accordance with the terms and conditions of the BIM 44058 Agreement, in particular in accordance with Article 12 of the BIM 44058 Agreement, all information in relation to the operations contemplated under this Agreement, of whatever nature, form or media, including without limitation, the processes and methods of manufacturing the Compound and Formulated Compound, including if deemed appropriate by IPSEN,

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Chemistry, Manufacturing and Control data in relation thereto, communicated or developed by IPSEN or its third-party designated manufacturer.  For the avoidance of doubt, all information made available to NUVIOS under this Agreement shall be deemed to be Ipsen Development Information under the BIM 44058 Agreement.

ENTRY INTO EFFECT AND TERM

This Agreement enters into effect on the day of its signature by the Parties. This Agreement shall expire upon completion of the Phase II Clinical Trials contemplated under this Agreement, unless extended by mutual agreement of the Parties.

Either Party may terminate this Agreement at any time with immediate effect upon notice to the other Party, in case of termination of (i) the Development of the Compound or Formulated Compound under the BIM 44058 Agreement, (ii) the Detailed Development Plan under the BIM 44058 Agreement, or (iii) the BIM 44058 Agreement.

Either Party may terminate this Agreement for those other applicable causes identified in Article 15 of the BIM 44058 Agreement.

Notwithstanding early termination of this Agreement, this Agreement shall remain applicable to any ongoing Clinical Trial identified in the Technical Specifications until signature of the final report of the last Clinical Trial, unless the corresponding Technical Specifications is earlier terminated by mutual agreement of the Parties.

MISCELLANEOUS

In case one of the provisions of this Agreement would be considered null and void, it shall be considered to be unwritten but shall not lead to the nullity of the Agreement.

The Technical Specifications, the Manufacturing & Analytical Procedure, the Safety Agreement, form an integral part of this Agreement.

Articles 17 and 18 of the License Agreement shall apply to this Agreement mutatis mutandis.

Signed in two copies, one for each Party

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CLINICAL SUPPLY AGREEMENT APPENDIX 1 — Interpretation and summary of cGMP Responsibilities for specific stages of the manufacture and supply of Compound or Formulated Compound are described in Table 1 below.

Definitions of the terms used in the table are stated in clinical Good Manufacturing Practices.

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TABLE 2   Responsibility for Clinical Supplies

Content	Summary	Responsibility
Study Co-ordination	Assign Clinical Project Manager Obtain all Ethical and regulatory approvals for study Order required numbers of Clinical Supplies	Nuvios

Protocol	Prepare protocol including all details of centers, study blinding, randomization requirements	Nuvios

Technical Specifications

Prepare Technical Specifications documentation

Approval for all clinical protocol requirements being met

Approval for all regulatory requirements being met

Approval for all Technical and Product Quality requirements being met at manufacture

Nuvios Nuvios Nuvios Ipsen

Manufacture and Quality Control

Procure, store, perform lot analysis of raw materials, and manage retain samples

Manufacture, perform lot analysis of BIM 44058 Injection, and manage retain samples.

Provide Certificate of Analysis in required format

Ipsen Ipsen Ipsen

Shipment of Formulated Compound

Packing of bulk product in suitable protective packaging to ensure correct storage and shipment to Paris airport.

Receipt, interim storage and arrangements for transatlantic shipment to Nuvios contracted Clinical Research Organisation.

Receipt, customs clearance and transportation to Nuvios CRO

Ipsen Nuvios Nuvios

Packaging and labeling

Receipt, acceptance tests (if required) and all labeling and Packaging for clinical supplies

Provision of all labeling and packaging components and materials labeling, including translation sand verification of translated text.

Nuvios Nuvios

Release of investigational product	Quality Assurance release of investigational product based on Ipsen provided Certificate of Analysis for formulated product and upon successful review of packaging & labeling batch records.	Nuvios

Ongoing Stability	If required, periodic testing of stored samples to verify ongoing stability	Nuvios

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Testing	and compliance with specifications, of formulated compound

Complaint & recall	Perform complaint managing, recall actions	Nuvios

Manufactuing Document retention	Retain all manufacturing and product testing documents for at least 10 years after expiry of the Compound or Formulated compound lot. Retain all Packaging and Labelling documentation as required	Ipsen Nuvios

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CLINICAL SUPPLY AGREEMENT APPENDIX 2; Outline Program Timings and Costs for Manufacture of BIM 44058 Compound Clinical Supplies and Process Transfers to NUVIOS Contractor

Phasing of Costs for BIM 44058 for Transfer to Nuvios

	Total	2005			2006
Item	€000s	3Q	4Q	Total 05	1Q	2Q	3Q	4Q	Total 06
Active Ingredient	492	42	50	92	0	400	0	0	400
Testing GMP Lot for CT supply	12	12		12					0
Starting materials for API supply for 150g	50		50	50					0
Manufacture API Lot 150g	400			0		400			400
Stock of API existing Lot	24	24		24					0
Working Ref Std vials ; c 900 vials + 0.9g	6	6		6					0
Technology Transfer Support for API	139	33	54	87	40	12	0	0	52
Process transfer (@€1000 per day; 240k/FTE)	62	18	26	44	12	6			18
Analytical transfer (@€1000 per day; 240k/FTE)	57	15	18	33	18	6			24
Travel to US 2 trips x 2 scientists	20		10	10	10				10
Drug Product Clinical Supplies	190	0	130	130	0	60	0	0	60
Placebo Lot x nominal 1600 vials Fill c 19 Sep	65		65	65					0
Active Lot x nominal 1600 vials Fill c 26 Sep	65		65	65					0
Additional Active Lot Fill c April 2006	60			0		60			60
Technology Transfer Support for Drug Product	108	31	38	69	33	6	0	0	39
Process transfer (@€1000 per day; 240k/FTE)	28	13	10	23	5	6			5
Analytical transfer (@€1000 per day; 240k/FTE)	60	18	18	36	18				24
Travel to US 2 trips x 2 scientists	20		10	10	10				10

GRAND TOTAL	929	106	272	378	73	478	0	0	551

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CLINICAL SUPPLY AGREEMENT APPENDIX 3  GCP004 - “Investigational Product Order for Clinical Studies”

Ipsen Group	R&D Standard Operating Procedure
Effective: 10 March 2005	Number: GCP004.05

INVESTIGATIONAL MEDICINAL PRODUCT ORDER
FOR CLINICAL STUDIES

R&D SOP AUTHOR:

L. EGGINK	Clinical Research Manager Clinical Operations, R&D

PRIMARY REVIEWER:

C. MARTIN	On behalf of the R&D SOP Committee

R&D STEERING COMMITTEE SOP AUTHORISATION

P. MERAT	Senior Vice-president, Clinical Development, R&D, Ipsen Group

SIGN:	/s/ Patrick Merat	DATE:	February 15, 2005

Copy No. 67

CONFIDENTIAL

The contents of this document are confidential and proprietary to the Ipsen group.
Unauthorised use, disclosure or reproduction is strictly prohibited

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1.                                      INTRODUCTION

1.1                               Objective

This procedure defines the different stages and documentation required to plan, prepare and order Investigational Medicinal Products (IMP) for clinical studies from the Clinical Trials Supplies Unit (CTSU).

1.2                               Scope

This procedure must be followed for IMP orders and any compassionate use supplies within the Ipsen group.

This procedure should also be enforced for clinical studies sponsored by industrial partners but where Ipsen is only responsible for the IMP supply.

1.3                               Roles and Responsibilities

•                                          CTSU must ensure that a technical and quality agreement exists between the sponsor and the manufacturing site specifying assigned responsibilities of each party in accordance with current Good Manufacturing Practice (GMP) requirements.

•                                          The Clinical Study Coordinator (CSC) is responsible for submitting to the CTSU (or CTSU contact) forecasts of intended IMP requirements and updating the amount at least quarterly.

•                                          The CSC is responsible for the coordination of all IMP ordering activities for each of his/her delegated studies.

•                                          The CTSU is responsible for providing the Technical Specification for the CSC and the Regulatory Affairs representative to approve and, to provide the final approved and signed Technical Specification to the CSC.

•                                          The CTSU is responsible for supplying IMP in accordance with GMP and Good Clinical Practice (GCP) and to the specifications (outlined in the Technical Specification and any registered Investigational Medicinal Product Dossier (IMPD) or Investigational New Drug (IND)) agreed between the CSC, CTSU, Pharmaceutical Development, QA and Regulatory Affairs.

•                                          The CSC and the Regulatory Affairs representative are responsible for approving master labels for the study.  There should exist a representative for labeling in each participating Ipsen or Contract Research Organisation (CRO) office, who will verify and document compliance with local regulations.  Responsibilities for the local representative for labeling are:

86

•                                          Providing translations of core labels text, when necessary, to the CSC and CTSU, which are compliant with local legal requirements.  This is done through liaison with Regulatory Affairs, where available.

•                                          Checking Master Labels

2.                                      PROCEDURE

2.1                               Processing the Investigational Medicinal Product Orders

2.1.1                     Forecasting of Investigational Medicinal Products requirements

At least quarterly, the CTSU sends an IMP forecast sheet to the CSC for completion and return back to the CTSU.

The CSC will complete forecasts of supplies up to one year in advance taking into account IMP manufacturing lead time and shelf life, treatment duration and recruitment period.

2.1.2                     Ordering of Bulk Formulated Product

A request for the manufacture of Bulk Formulated Product will be placed by the CSC as soon as possible after the Ipsen Study Approval is obtained.  The request for Bulk Formulated Product manufacture should be made using the Bulk Formulated Product Manufacturing Order (Ref. GCP004-A).

The request for manufacturing Bulk Formulated Product must contain the requirements for all countries participating in the study for a 12-month period.  If the study duration is expected to exceed significantly beyond 12 months, an additional order must be submitted before the 12-month period covered if the first order has finished.

A copy of the approved protocol synopsis must be attached to the Bulk Formulated Product Manufacturing Order (GCP004-A).

2.1.3                     Technical Specification

The CTSU will provide a first draft of the Technical Specification to the CSC for review.  The Technical Specification contains information valid for the study including:

•                                          Study design

•                                          Randomisation numbers and their syntax, strata label and period (if applicable)

•                                          Estimated Times Frames

•                                          Participating Countries

•                                          Description of Packs and Labelling

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•                                          Calculation of IMP Requirements

•                                          Despatch Requirements

•                                          Return & Product destruction requirements

•                                          Approval of master and translated labels by Ipsen local affiliates or by central regulatory affairs.

The CSC completes, reviews and returns the Technical Specification to the CTSU for finalisation.  Both CSC and CTSU agree on packaging design, presentation of the IMP and on timelines for setting up the IMP.

The CSC and CTSU representative must ensure and document that the Technical Specification is consistent with the final approved protocol.

The Technical Specification represents the official agreement between the CTSU and the CSC on IMP specifications.

2.1.4                     Packaging Order

The CSC/designee must submit a Packaging Order (GCP004-B) to the CTSU once the protocol has been approved. This form is used to order a specific amount of IMP and must be used for the first supplies as well as re-supplies or additional supplies.

The signed and completed Packaging Order (GCP004-B) is sent back to the CSC and filed in the Trial Master File (TMF).  A copy is kept at the CTSU.

2.2                               Labelling Instructions

Labelling text must be in local language and complaint with national laws in force.  The core label texts for all packaging units are created by the CTSU in collaboration with the CSC.  They will be defined in the Technical Specification and are compliant with the requirements of Annex 13 of The Rules Governing Medicinal Products in the European Union and US FDA 21 CFR 312.6 Labelling of an Investigational New Drug.

When applicable, a “local law complaint” translation (or adjustment) of the core label text must be requested by the CSC to the local responsible person for labeling.  Label translations (or adjustments) are included as part of the Technical Specification.

The CTSU is responsible for preparing master labels and translations provided in the Technical Specification.

Written approval of the master labels and translated labels must be given by the CSC and the Regulatory Affairs representative.

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The CTSU is responsible for production and quality control of the labels produced and maintaining copies of those labels for reference.

2.3                               Release of Investigational Medicinal Product

The CTSU’s issue of the Certificate of Analysis (CofA) for the Bulk Formulated Product and the Pack Batch Release Certificate of the finished drug product, is considered the “Technical Green Light” for the IMP to be released.

These certificates are sent by the CTSU to the CSC to the CSC for archiving in the TMF.

The CSC authorises the release of IMP for delivery to a clinical trial site following the requirements of the IMP Release Form (Ref. GCP088-B).

IMP supply to a clinical trial site will be done just prior to or during the site initiation visit after the CSC has completed the IMP Despatch Form (GCP026-A) and sent it to the CTSU or an interim storage facility.  IMP may only be supplied to clinical trial sites when all required documentation, as specified in SOP GCP088, has been obtained.

2.4                               Use of Clinical Supplies Tracking Workflow application

In case the Clinical Supplies Tracking Workflow (CSTW) application is used for a clinical study, the procedure described in this SOP will still apply but the forms GCP004-A and GCP004-B are replaced by their equivalent electronic form within the CSTW.

When filing is required, a paper copy of the electronically approved form will be accepted.

2.5                               Archiving

2.5.1                     At Sponsor

All the documents must be archived in the TMF in compliance with Ipsen R&D SOPs (Ref. GEN031, GCP092) and GCP.

2.5.2                     At Manufacturer and/or CTSU

All the documents must be archived according to manufacturer’s and/or CTSU SOPs and current GMP.

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2.6                               Flowchart:  Ordering Investigational Medicinal Products for Clinical Trials

CTSU or delegate
Sends request for forecast to CSC
CSC
Checks/modifies/completes forecast and sends back to CTSU or delegate
CSC
Obtains Ipsen Study Approval and study number
CSC
Requests manufacturing of Bulk Formulated Product (GCP00 -A)
CSC
Provide clinical approved protocol synopsis
CTSU
Prepares first draft of Technical Specifications and sends to CSC
CSC and CTSU
Ensure consistency between Technical Specification and final approved protocol
CSC
Completes/reviews and returns Technical Specifications to CTSU for finalisation/CSC requests local label translations if applicable
CSC
Prepare Packaging Order and submits to CTSU(GCP00 -B)
CTSU
Completes and signs Packaging Order and sends back to CSC
CTSU
Prepares master labels for approval by CSC & Regulatory Affairs
CTSU
Prints labels/maintains copies for references and performs packaging for IMP
CSC
Obtains all required site documents and completes & signs IMP Release Form (GCP08 -B)
CTSU(Technical Green Light)
Faxes CofA and Pack Batch Release Certificate to CSC indicating that supplies are manufacturing and packed according to GMP/IMP available for despatch
CSC
Completes IMP Despatch Form and sends it to CTSU or interim storage facility (GCP02 -A)
CTSU or interim storage facility
Organises Drug Despatch

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3.                                      CONTINGENCIES

None

4.                                      R&D SOP FORMS AND TEMPLATES

Title	Reference	Status
Bulk Formulated Product Manufacturing Order	GCP004-A	Compulsory
Packaging Order (for Beaufour Ipsen Industrie, Dreux)	GCP004-B	Compulsory

5.                                      BIBLIOGRAPHIC REFERENCES

1.                                      Directive 2003/94/EC on GMP for Medicinal Products for Human Use.

2.                                      “Manufacture of Investigational Medicinal Products” Most current version of Annex 13 of the EU guide to GMP.

3.                                      US FDA 21 CFR part 210: Current GMP in manufacturing, processing, packing, or holding of drugs; general.

4.                                      US FDA 21 CFR part 211: Current GMP for finished pharmaceuticals.

5.                                      Ipsen Group R&D SOP GCP088 Initiation of Clinical Trial Sites.

6.                                      Ipsen Group R&D SOP GCP026 Clinical Investigation Product Handling Procedures.

7.                                      Ipsen Group R&D SOP GCP092 Management of the Trial Master File & Investigator Site File.

8.                                      Ipsen Group R&D SOP GEN031: R&D Records, Archiving and Retention.

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CLINICAL SUPPLY AGREEMENT APPENDIX 4 GCP026 - “Clinical Investigational Product Handling Procedure”

Ipsen Group	R&D Standard Operating Procedure
Effective: 10 March 2005	Number: GCP026.04

CLINICAL INVESTIGATIONAL MEDICINAL

PRODUCT HANDLING PROCEDURES

R&D SOP AUTHOR:

FRANCIS SÉGUY	Clinical Research Manager Clinical Operations, R&D

PRIMARY REVIEWER:

LIZ COXON	On behalf of the R&D SOP Committee

R&D STEERING COMMITTEE SOP AUTHORISATION

P. MERAT	Senior Vice-President, Clinical Development, R&D, Ipsen Group

SIGN:	/s/Patrick Merat	DATE:	February 15, 2005

92

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1.                                      INTRODUCTION

1.1.                            Objective

To describe the procedures to be followed for handling clinical Investigational Medicinal Products (IMP) in order to comply with applicable regulations and guidelines for Good Clinical Practice (GCP) and Good Manufacturing Practice (GMP).

1.2.                            Scope

This Research & Development (R&D) Standard Operating Procedure (SOP) applies to Ipsen R&D, Ipsen affiliates and any staff delegated the responsibility for the handling and documenting of IMP movements. Any consultants or Contract Research Organisations (CRO) required to handle IMP on behalf of Ipsen are included within the requirements of this SOP. This procedure covers the mechanisms for storage, transfer and documentation of IMP for outward despatch to investigational and other sites and their complete accountability, retrieval and destruction.

1.3.                            Roles and Responsibilities

•                                          The Clinical Trial Supplies Unit (CTSU) is responsible for ensuring that validated packaging and appropriate shipping conditions are used when an IMP is despatched directly to either an Interim Storage Facility or an investigational site.

•                                          The CTSU must ensure that all IMPs sent to the investigational site or Interim Storage Facility can be tracked at any time.

•                                          If an Interim Storage Facility is used, it is the CTSU’s responsibility to ensure that the facility has adequate controls for storage of IMP and that the packaging used is in compliance with the Technical Specification.

•                                          The Clinical Study Coordinator (CSC), in consultation with regulatory affairs and CTSU representatives, should ensure that correct IMP import/export documentation is in place prior to IMP despatch.

•                                          The CSC or designee is responsible, in association with the CTSU, for ensuring that the shelf-life of the IMP available at the investigational site is adequate in the context of their intended use.

•                                          The CSC or designee is responsible for requesting the despatch of an IMP to investigational (or other) sites from the CTSU and where appropriate from any Interim Storage Facility or labelling and packaging facility that may be used.

•                                          The CSC or designee is responsible, if applicable, for providing the block randomisation information to the CTSU and for ensuring that the study IMP are distributed by blocks to the centres.

94

•                                          The CSC or designee is responsible for ensuring adequate accountability of all IMP sent to the investigational site or Interim Storage Facility, during the clinical trial, and in particular before any retrieval of IMP from the investigational site for destruction.

•                                          Monitors are responsible for reviewing, checking any IMP accountability documentation at the investigational sites and for ensuring the accountability is adequate and for requesting the return or destruction of used (when applicable) and unused IMP, to or at the appropriate facility.

•                                          The CSC is responsible for authorising the destruction of the IMP.

•                                          The CTSU is responsible for providing storage for returned IMP, destroying IMP upon request and ensuring proper labelling in the event of reallocating or extending the expiry date.

2.                                      PROCEDURE

2.1.                            IMP Despatch

2.1.1.                  Despatch request

IMPs can be despatched either directly from the CTSU to an investigational site or to an Interim Storage Facility, or from an Interim Storage Facility to an investigational site. The CSC or designee must request all transfers of IMPs on the IMP Despatch Form (GCP026-A). The CSC must provide the CTSU with a list of designees, with their signatures, who are authorised to sign the IMP Despatch Form. A copy of this form must also be filed in the Trial Master File (TMF).

The CTSU out source, manufacture and pack the IMP in accordance with current GMP. The CTSU must also provide the CSC or designee with Certificate of Analysis (CofA) and the Pack Batch Release Certificate for each batch of an IMP supplied which is considered the technical green light.

The IMP Despatch Form must be sent by the CSC or designee to the despatch office (CTSU or Interim Storage Facility).

Additional supporting documentation can be attached to the IMP Despatch Form where appropriate (e.g., a letter of approval from the doctor for compassionate/named patient supplies, import licence).

IMP Despatch Forms must be filed in the TMF.

2.1.2.                  Packaging and despatch specifications

Supplies will be despatched to the recipient named on the IMP Despatch Form. The Monitor must check that the required delivery date specified on the form takes into account the range of acceptable delivery dates.

95

The packaging used for the shipment must be clearly and distinctly labelled with warnings and handling instructions, according to the requirements detailed in the approved Technical Specification document for this clinical study.

Each package will include a Shipment Note and Acknowledgement of Receipt (GCP026-B) partly completed by the despatch office, CofA and/or Pack Batch Release Certificate, if required. The IMP must be dispatched as per the Technical Specification document.

2.1.3.                  Despatch confirmation

The CTSU or Interim Storage Facility must complete the despatch details at the bottom of the IMP Despatch Form and send it to the requestor and recipient to confirm despatch and the expected date of arrival. If applicable, the requestor should specify in the comments section of the IMP Despatch Form whether other people/entities have to be notified of the IMP despatch. The completed IMP Despatch Form and associated documentation is filed in the TMF.

Once the IMP has been delivered, the recipient at the investigational site or Interim Storage Facility must complete the relevant sections of the Shipment Note and Acknowledgement of Receipt, with date and condition of IMP on arrival and forward it to the CTSU/Interim Storage Facility. The CTSU/Interim Storage Facility will transmit the Shipment Note and Acknowledgement of Receipt to the CSC for filing in the TMF. If the Shipment Note and Acknowledgement of Receipt are not returned from the recipient, the CTSU/Interim Storage Facility must either contact the intended recipient or inform the monitor to ensure delivery has occurred and to request the Shipment Note and Acknowledgement of Receipt.

2.2.                            IMP accountability

All IMP accountability checks at site must be documented on the IMP Accountability Log (GCP026-C) and in the monitoring report (R&D SOPs GCP030 and GCP089). All IMP accountability at the Interim Storage Facility must be documented, and copies filed in the TMF.

2.3.                            IMP Storage / Shipment Incidence

Any deviations/problems in either storage or shipping conditions must be notified to the CSC via the IMP Incident Form (GCP026-F) who should then report details of the incident to the CTSU. The Quality Assurance of the Pharmaceutical Development Dpt. will decide whether the affected IMPs can still be authorised for use. The decision must be documented and filed in the TMF.

2.4.                            Expired IMP and relabelling procedures

If IMP is due to expire within the next three months, the CSC or designee must liaise with the CTSU, to assess if the expiry date of the IMPs can be extended or if they must be replaced. Depending on the outcome, the CTSU is required to organise replacement supplies or relabelling in case of expiry date extension.

96

When an extension of expiry date has been agreed and has been documented by the CTSU, the CSC or designee has to request additional labels from the CTSU. The CSC or designee confirms with the CTSU the batch number, box/pack numbers, centre numbers and quantity of labels required.

The CTSU provides the CSC or designee with documentation confirming the expiry date extension and additional labels. The additional labels must be affixed to the IMP and should state the new expiry date and repeat the batch number. The additional labels may be superimposed on the old expiry date, but not on the original batch number.

The relabelling should be performed at an appropriately authorised manufacturing site. If agreed by the CTSU and the CSC, this may be performed at the investigational site by or under the supervision of the clinical trial site pharmacist, or designee in accordance with national regulations. Where this is not possible, it may be performed by the clinical trial monitor(s). The operation should be performed in accordance with GMP principles, and should be checked by a second person. This operation must be documented on the IMP Relabelling Form (GCP026-E). This form should be duly signed and dated by the person performing the operation and the second person checking this activity, on the day of completion and filed in the batch records at the CTSU and a copy filed in the TMF.

2.5.                            Returned investigational product

When used or unused IMPs are being retrieved from the investigational site, an IMP Return/Destruction Form must be completed (GCP026-D), and approved (signed and dated) by both a representative at the investigational site and the monitor before despatching the IMPs. The original must be sent with the returned IMPs, a copy must be sent to the CSC for filing in the TMF and a copy must remain at site.

Used and unused IMPs can either be destroyed on the investigational site or returned to the CTSU or Interim Storage Facility as defined in the protocol. Used or unused IMPs returned from investigational sites must be stored at either the Interim Storage Facility or at the original CTSU with labels on the containers to describe the contents. This storage must be maintained until IMP destruction has been agreed between the CSC and storage facility (refer to section 2.6).

If IMPs cannot be returned, the monitor should instruct the site that supplies must not be destroyed until the monitor has performed an IMP accountability check and has ensured the accountability is adequate.

2.6.                            Destruction of an investigational product

The IMP can be destroyed during and after the clinical trial, either at the investigational site, the Interim Storage Facility or at the CTSU facility, only upon formal CSC or designee’s request. The CSC is responsible for informing the CTSU or local Interim Storage Facility (as appropriate) when destruction of an IMP is requested through the IMP Return/Destruction Form (GCP026-D).

97

The delivered, used and recovered quantities of IMP should be recorded, reconciled and verified by the monitor for each trial site and each trial period. Destruction of unused IMPs should be carried out for a given trial site or a given trial period only after any discrepancies have been investigated and satisfactorily explained and the reconciliation has been accepted.

In case of long-lasting clinical studies, it is advisable to proceed with ongoing destruction of IMP s.

Records of IMP destruction (including batch numbers, box/pack numbers if applicable, method of destruction and quantity destroyed) should be signed and dated by the relevant person performing the destruction and the approval of a second person. Records of IMP destruction and corresponding documentation must be collected by the monitor and filed in the TMF (R&D SOP GCP090).

3.                                      CLINICAL SUPPLIES TRACKING WORKFLOW APPLICATION

In case the Clinical Supplies Tracking Workflow (CSTW) application is used for a clinical study, the procedure described in this SOP will still apply but the forms GCP026-A and GCP026-B are replaced by their equivalent electronic form within the CSTW. When filing is required, a paper copy of the electronically approved form will be accepted.

4.                                      CONTINGENCIES

None.

5.                                      R&D SOP FORMS AND TEMPLATES

Title	Reference	Status
IMP Despatch Form	GCP026-A	Compulsory
Shipment Note and Acknowledgement of Receipt	GCP026-B	Example
IMP Accountability Log	GCP026-C	Example
IMP Return/Destruction Form	GCP026-D	Compulsory
IMP Relabelling Form	GCP026-E	Compulsory
IMP Incident Form	GCP026-F	Compulsory

6.                                      BIBLIOGRAPHIC REFERENCES

1.                                      EU Clinical Trial Directive 2001 / 20 / EC

2.                                      ICH Harmonised Tripartite Guidelines: E6 Guideline for Good Clinical Practice

3.                                      Ipsen Group R&D SOP GCP030 Management of Study Manuals

98

4.                                      Ipsen Group R&D SOP GCP089 Monitoring of Clinical Trial Sites

5.                                      Ipsen Group R&D SOP GCP090 Close-out of Clinical Trial Sites

99

APPENDIX E — IPSEN INDs AND OTHER APPLICATIONS FOR REGULATORY APPROVAL

US INDs —None

Other EU CTAs — No EU CTAs.

A deposition (notification) for the phase 1 study conducted in 2004 by Ipsen was submitted in Germany January 23 2004 (see attached). The registration number received from the BfArM acknowledging receipt of this deposition was 4021410 (see attached original and English translation).

Subsequent correspondence February 26 2004 (see attached) from MDS Pharma Services to the BfArM notified the Authority of BIM44058 Toxicology and Safety Pharmacology studies completed and sponsored by Ipsen

Regulatory (market) approvals - None

100

[ILLEGIBLE]
Postanschrift:
	EINGEGANGEN	Kurt-Georg-Kiesinger-Allee 3
MDS Pharma Services		D-53175 Bonn
z.Hd. Herrn Steffen Hoppe	26. Jan. 2004	Telefon: (0228) 207 - 30
Arnikastr. 4		Telefax: (0228) 207 - 5207
IVBB: 01888 - 307 -
85635 Hohenkirchen		e-mail: poststelle@bfarm.de

Ihre Zeichen und Nachricht vom	Gesch.Z.: [ILLEGIBLE]	Telefon: (0228) 207-	Bonn

7140-00-37/Z 172.10/12	5845	23.01.2004

Eingangsbestätigung

Klinische Prūfung § 40 Abs. 1 Nr. 6 AMG

Ihre Unterlagen vom 15.01.2004 sind am 19.01.2004 bei uns eingegangen:

Voriagenummer:	4021410

Name der Studie:	2-52-52127-001

Wir bitten, bei weiteren Einreichungen zu diesem prüfplan sowie bei allen Anzeigen von Verdachtsfällen auf schwerwiegende unerwünschte Arzneimittelwirkungen gemäß § 29 (1) AMG stets die Vorlagenummer anzugèben.

Mit freundlichen Grüssen

Im Auftrag

[ILLEGIBLE]

101

[Illegible]
Postanschrift:
MDS Pharma Services	EINGEGANCEN	Kurt-Georg-Kiesinger-Allee 3
Germany GmbH		D-53175 Bonn
Herrn Steffen Hoppe	02. Feb. 2004	Telefon:	(01888) - 307 - 0
Arnikastraße 4			(0228) 207 - 30
		Telefax:	(01888) - 307 - 5207
(0228) 207 - 5207
85635 Höhenkirchen/Siegertsbrunn	Nachrichtlich	e-mail:	poststelle@bfarm.de
Landesbehörden Bayern / Hamburg

vorab per Fax: 08102/4007

Ihre Zelchen and Nachricht vorn	Gesch.Z: [Illegible]	Telefon: (01888) 307-	Bonn
15.01.2004	B VP2. A-7140-00-37/	4320	29. JAN. 2004
	4021410

Betr.:	Klinische Prüfung §40 Abs. 1 Satz 1 Nr. 6 AMG.
	Eingangsdatum BfArm	:	19. Januar 2004
	Vorlage der Unterlagen	:	vollständig
	Votum der zuständigen EK	:	zustimmend mit Auflagen, Auflagen wurden erfüllt
	Vorlagenummer	:	4021410

Klinische Prüfung                      :      A phase I single-centre study in two parts assessing the safety, pharmacokinetics, pharmacodynamics and absolute bioavailability of BIM44058, a hPTHrP (1-34) analogue, administered as single doses to healthy elderly volunteers of both genders: Part A, randomised, double-blind, dose-escalating, parallel groups, placebo-controlled design; Part B, randomised, open-label, two-period, cross-over design (Protokoll einschl. Amendment 1 v. 05.12.2003)

	Code	:	2-52-52127-001
Leiter der Klinischen Prüfung gemäß § 40 Abs. 1 Satz 1 Nr.4 und 7 AMG: Werner Weber, Hamburg
Vorlage Unterlagen zur pharmakologisch-toxikologischen Prüfung: Investigator’s Brochure für BIM44058, Version 2 (23.10.2003) wurde vorgelegt

Sehr geehrte Damen und Herren,

es wird bestätigt, dass zur o.g. klinischen Prüfung Ihre Unterlagen zum Zweck der Vorlage gemäß § 40 Abs. 1 Satz 1 Nr. 6 AMG beim BfArM eingegangen sind. Die Unterlagen sind nach formaler Prüfung und unter Berūcksichtigung des vorgelegten Prüfplanes Vollständig. Es liegt ein zustimmendes Votum der für den Leiter der Klinischen Prüfung Zuständigen Ethik-Kommission vor. Mit Eingang der bisherigen Unterlagen beim BfArM wurden die Voraussetzungen für den Beginn einer Klinischen Prüfung gemäß § 40 Abs. 1 Satz 1 Nr. 6 und Satz 2 AMG erfüllt.

Die Unterlagen werden unter der o.g. Vorlagenummer verwahrt. Bitte geben Sie die Vorlage-Nr. und den Code des Prüfplans stets im weiteren Schriftverkehr zur o.g. klinischen Prüfung an und verwenden Sie als Postanschrift:

Bundesinstitut für Arzneimittel und Medizinprodukte, Fachregistratur Z 172.22,

Kurt-Georg-Kiesinger-Allee 3, D-53175 Bonn,

Tel. +49 (0)228-207-5854, Fax +49 (0)228-207-5207

Hinweis: Die nach § 2 Abs. 9 der verordnung zur Ǎnderung der Kostenverordnung für die Zulassung von Arzneimitteln durch das Bundesinstitut für Arzneimittel und Medizinprodukte und das Bundesinstitut für gesundheitlichen Verbraucherschutz und Veterinärmedizin vom 19. Mārz 2002 (BGBI. 2002 Teil I vom 22.

102

März 2002) fūr die Bearbeitung von Unterlagen nach § 40 Abs. 1 des AMG zu erhebenden Gebühren werden Ihnen mit einem gesonderten Kostenbescheld von der Kostenstelle des BfArM mitgeteilt.

Mit freundlichen Grūßen

im Auftrag

[ILLEGIBLE]

Dr. med. F. Hackenberger

103

Bf ArM, Bonn

to MDS Pharma Services

Copy to

Land authorities of Bavaria / Hamburg

29 January 2004

Ref.:	Clinical study § 40 section 1 sentence 1 no. 6 AMG
	Date of receipt by BfArM	:	19 January 2004
	Presentation of documents	:	complete
	Vote by the responsible ethics committee	:	approved with conditions, conditions have been fulfilled
	Submission number	:	4021410
	Clinical study	:	A phase 1 single-centre study in two parts assessing the safety,

pharmacokinetics, pharmacodynamics and absolute bioavailablity of BIM44058, a hPTHrP(1-34) analogue, administered as single doses to healthy elderly volunteers of both genders: Part A, randomised, double-blind, does-escalating, parallel groups, placcbo-controlled design; Part B, randomised, open-label, two-period, cross-over design (Protocol including amendment 1 of 05.12.2003)

	Code	:	2-52-52127-001
Director of the clinical study pursuant to § 40 section 1 sentence no. 4 and 7 AMG: Werner Weber, Hamburg
Documents submitted concerning pharmacological-toxi cological studies: Investigator’s brochure for BIM44058, version 2 (23.10.2003) has been presented

Dear Sir or Madam,

herewith we confirm that the BfArM has received the documents you submitted pursuant to § 40 section 1 sentence 1 no. 6 AMG for the clinical study mentioned above. After a formal review and taking into account the protocol submitted the documents are complete. The ethics committee responsible for the director of the clinical study has voted to approve the study. With the receipt of the said document by the BfArM the conditions pursuant to § 40 section 1 sentence 1 no. 6 and sentence 2 AMG for initiating a clinical study have been met.

The documents will be filed under the submission number mentioned above. Please always quote the submission number and the code of the protocol in any further correspondence on the clinical study mentioned above and use the following postal address:

Bundesinstitut für Arzneimittel und Medizinprodukte, Fachregistratur Z 172.22,

Kurt-Georg-Kiesinger-Allee 3, D-53175 Bonn,

Phone +49(0)228-207-5845, Fax +49 (0)228-207-5207

104

Note: You will be informed by the cost centre of the BfArM about the fee to be paid according to § 2 section 9 of the Official Regulation Concerning the Change of the Fee Schedule for the Licensing of Drugs by the Federal Institute for Drugs and Medical Devices and the Federal Institute for Consumer Health Care and Veterinary Medicine of 19 March 2002 (BGBI. 2002 part I of 22 March 2002) for reviewing documents pursuant to § 40 para 1 AMG.

Yours sincerely

by order

signature

Dr. med. F. Hackenberger

105

Arnikastrasse 4
D-85635 Höhenkirchen/Siegertsbrunn, Gern
www.mdsps.com
email: mds.munich@mdsps.com
Tel: +49 81 02 808 0 Fax : +49 8102 400 7

Bundesinstitut für
Arzneimittel und Medizinprodukte	26.02.2004
Fachregistratur Z 172.10
Kurt-Georg-Kissinger-Allee 3

53175 Bonn

MDS Studie Nr. AA15328

Vorlage-Nummer: 402 1410

Titel:

A Phase I single-centre study in two parts assessing the safety, pharmacokinetics, pharmacodynamics and absolute bioavailability of BIM44058, a hPTHrP(1-34) analogue, administered as single doses to healthy elderly volunteers of both genders: Part A, randomised, double-blind, dose-escalating, parallel groups, placebo-controlled design; Part B, randomised, open-label, two-period, cross-over design

Sehr geehrte Damen und Herren,

der Sponsor der Studie hats uns gebeten, Safety Pharmacology Reports und Toxicology Reports über die Studienmedikation BIM44058 an Sie weiterzuleiten.

Nachfolgend sende ich Ihnen eine Aufstellung über die Reports sowie jeweils ein Exemplar der Reports zu.

Mit freundlichen Grüβen

[ILLEGIBLE]

Steffen Hoppe

Clinical Study Manager

MDS Pharma Services Germany GmbH
[ILLEGIBLE]:
[ILLEGIBLE] Hamburg HRB 28 004
[ILLEGIBLE] Bank 24
[ILLEGIBLE]
[ILLEGIBLE]

106

MDS to BfArM

26.02.2004

MDS Study no. AA15328

Dear Sir or Madam,

The sponsor of the study has asked us to forward Safety Pharmacology Reports and Toxicology Reports concerning study medication BIM44058 to you.

Enclosed I will send you a list of the reports and one copy each of the reports.

107

BIM44058 - Safety Pharmacology reports

[ILLEGIBLE]	[ILLEGIBLE]

D01.377/1	Safety pharmacology study of neurobehavioral effects (irwin test) after subcutaneous or intravenous administration in the rat

D01.378/1	Safety pharmacology study of effects on sodium barbital sleeping time after subcutaneous administration in the rat

D01.379/1	Safety pharmacology study of effects on Electroconvulsive Shock Treshold after subcutaneous administration in the rat

D01.380/1	Safety pharmacology study effects on Pentylenetetrazole Seizure after subcutaneous administration in the rat

D01.381/1	Safety pharmacology study of hemodynamic effects after intravenous administration in the anesthetized dog

D01.382/1	Safety pharmacology study of assessment of cardiovascular risk after subcutaneous administration in the conscious dog monitored by telemetry

D01.383/3	Evaluation of arrhythmogenic risk in an in vitro model (Purkinje fiber) in the rabbit

D01.384/1	in vitro effect on HERG recorded in Human Embryonic Kidney (HEK) 293 Cells

D01.385/1	Safety pharmacology study of effects on respiration after subcutaneous administration in the conscious rat

D01.386/1	Safety pharmacology study of effects on gastrointestinal transit after subcutaneous administration in the rat

D01.387/1	Safety pharmacology study of ulcerogenic effects after subcutaneous administration in the rat

D01.388/1	Safety pharmacology study of effects on Gastric Acid Secretion after subcutaneous administration in the rat

D01.389/1	Safety pharmacology study of effects on diuresis and urinary excretion after subcutaneous administration in the rat

D01.390/1	Safety pharmacology study of effects on bleeding time after subcutaneous administration in the anesthetized rat

D02.031/1	Safety pharmacology study of effects on Activity Meter after subcutaneous or intravenous administration in the rat

108

BIM44058 - Toxicology reports

[ILLEGIBLE]	[ILLEGIBLE]

17458 TAS	BIM-44058 Acute intravenous toxicity in mice

17459 TAS	BIM-44058 Acute subcutaneous toxicity in mice

18431 TAR	BIM-44058 Acute intravenous toxicity in rats

18432 TAR	BIM-44058 Acute subcutaneous toxicity in rats

434/89	BIM-44058 Reverse mutation in four histidine-requiring strains of salmonella typhimurium and one tryptophan-requiring strain of Escherichia coli

434/90	BIM-44048 Induction of chromosome aberrations in cultured human peripheral blood lymphocytes

18455 TSP	BIM-44058 Four week toxicity study by subcutaneous administration to cynomolgus monkeys

19022 TCP	BIM-44058 13-week toxicity study by subcutaneous injection in cynomolgus monkeys followed by a ‘-week treatement free period

109

CONFIDENTIAL— Execution Copy

LICENSE AGREEMENT AMENDMENT NO. 1

This Amendment No.°1 (the “Amendment No. 1”) is entered into on September 12, 2007 (the “Amendment Date”) by and between Radius Health Inc., a Delaware Corporation, formerly known as Nuvios, Inc. with its principal office at 300 Technology Square — 5th floor, Cambridge, MA 02139, United States of America, on behalf of itself and its Affiliates (“Radius”), and SCRAS S.A.S., a French corporation, with its principal office at 42 rue du Docteur Blanche, 75016 Paris, France on behalf of itself and its Affiliates (“Ipsen”).

RECITALS

1.                          Ipsen and Radius (the “Parties”) entered into the certain license agreement as of September 27, 2005 (the “Agreement”).

2.                          The Parties wish to enter into this Amendment No. 1 to amend certain provisions of the Agreement in connection with the grant by Radius to Novartis International Pharmaceutical Ltd. (“Novartis”) of certain option rights to take a sublicense from Radius.

NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Amendment No. 1, the Parties agree as follows:

ARTICLE 1  —  CONDITIONS PRECEDENT

This Amendment No. 1 shall enter into force upon the completion of the following cumulative conditions precedent:

1.1          Radius and Novartis enter into an option agreement whereby Novartis will have an option to license certain intellectual property rights from Radius under terms and conditions to be agreed (the “Option Agreement”); and

1.2          Radius and Novartis agree on the terms of a fully-fledged license agreement which will be attached to the Option Agreement (the “Radius-Novartis Agreement”) as set forth in the Option Agreement; and

1.3          Novartis exercises its option under the Option Agreement within six (6) months after Novartis has received the Study Report (as defined in the Option Agreement) and Radius and Novartis execute the Radius-Novartis Agreement.

In the event the condition precedent in paragraph 1.1 is not completed by 31 December 2007, or the condition precedent in paragraph 1.2 is not completed by 31 March 2008 or the condition precedent in paragraph 1.3 is not completed as set forth above, this Amendment No. 1 shall be deemed null and void at the later date relating to the completion of these three conditions precedent as set forth above.

ARTICLE 2  —  AMENDMENTS TO CERTAIN PROVISIONS OF THE AGREEMENT

2.1          Third Party Payments. Section 4.3 of the Agreement is amended to read in full as follows:

“4.3 Adjustments Related to Third Party Payments. If, in connection with any Licensed Compound or Licensed Product, Nuvios is obligated to remit payments to third parties in relation to intellectual property rights owned by such third parties including when Nuvios is obliged to license in formulation technology from third party for use with the Licensed Product and/or as determined pursuant to Article 11.7 of this Agreement Nuvios shall be permitted to offset against payments due to Ipsen under this Agreement up to fifty percent (50%) of any payments due to such third parties during any calendar year, provided however that this offset does not result in a reduction of more than 50% of the royalty payments that would otherwise have been due to Ipsen in any calendar year.

If (i) in connection with any Licensed Compound or Licensed Product, Novartis is obligated to remit payment to third parties in relation to intellectual property rights owned by such third parties including when Novartis is obliged to license in formulation technology from third party for use with the Licensed Product and/or as determined pursuant to Article 11.7 of this Agreement (the “NVS Third Party Payments”) and (ii) pursuant to the Radius-Novartis Agreement, Novartis is entitled to deduct part or all of NVS Third Party Payments from the payments due by Novartis to Nuvios (the “Novartis Deduction”), Nuvios shall be permitted to offset against royalty payments due to Ipsen under this Agreement up to fifty percent (50%) of the Novartis Deduction during any calendar year, provided however that (a) this offset does not result in a reduction of more than 50% of the royalty payments that would otherwise have been due to Ipsen in any calendar year and (b) this offset is not superior to 25% of the NVS Third Party Payments.

In no event shall the provisions of the two (2) above paragraphs be applied cumulatively and in no event shall any offset(s) pursuant to this Section 4.3 result in a reduction of more than 50% of the royalty payments that would otherwise have been due to Ipsen in any calendar year.”

2.2          Royalty Term. Section 1.59 of the Agreement is amended to read in full as follows:

“1.59 Royalty Term shall mean for each Licensed Product and each country of the Territory, the later of (a) expiration of the last to expire Licensed Product Claim in such country with respect to such Licensed Product and (b) ten (10) years from the First Commercial Sale in such country of such Licensed Product. Notwithstanding anything express or implied in the foregoing provisions of this definition, if, with respect to any Licensed Product in any country of the Territory, on the date that is ten (10) years from the First Commercial Sale in such country of such Licensed Product, there is no Valid Claim of an issued patent within the Ipsen Patent Rights or the Joint Patent Rights that Covers such Licensed Product in such country, then the Royalty Term for such Licensed Product in such country shall automatically expire and terminate on such date.”

2.3          Payment of Share of Sublicense. Section 3.3 is revised to include the following text in the header to the right hand column of the table:

“Share payable within seven (7) days following receipt of payments from Novartis under the Radius-Novartis Agreement. Nuvios shall issue the invoice to Novartis promptly upon the occurrence of the event triggering the payments and shall inform Ipsen promptly upon receipt of the corresponding payments from Novartis. In case of a failure of Novartis to pay the due sums to Nuvios within the delay as set forth in the Radius-Novartis Agreement, Nuvios shall pay the

2

Share due to Ipsen within seven (7) days upon expiry of the delay granted to Novartis for the payment due to Nuvios as set forth in the Radius-Novartis Agreement.”

2.4          Treatment of Sublicensee on Termination. A new Section 15.7 is added to the Agreement to read in full as follows:

“15.7 Sublicenses. Notwithstanding any provision of this Agreement to the contrary, in the event this Agreement is terminated by Ipsen pursuant to Section 15.2 and in the event such termination does not result from a material breach of Nuvios’ obligations which results from the performance or the lack of performance by Novartis of its obligations under the Radius-Novartis Agreement, Radius-Novartis Agreement shall be novated from Nuvios to Ipsen and shall become a direct license between Ipsen and Novartis under the following conditions: (i) Novartis agrees to such novation in a writing pursuant to which it acknowledges each of the statements in the following clauses (ii)-(iv), (ii) Ipsen shall have all Nuvios’ rights as provided in the Radius-Novartis Agreement; (iii) Ipsen shall not be bound by obligations towards Novartis in excess of its obligations as set forth in this Agreement including in particular but without limitation Ipsen shall not assume, and shall not be responsible to Novartis for any representations and warranties other than the ones stated in this Agreement, and (iv) Novartis shall remain bound by the terms and conditions of the Radius-Novartis Agreement as if the Radius-Novartis Agreement had been entered into by Ipsen and Novartis.”

2.5          Payments and Financial Reporting.

(a) Section 1.39 of the Agreement is amended to read in full as follows:

“Net Sales” means the net sales made by Nuvios, Novartis and any of their Affiliates or sublicensees (the “Selling Party”) of the Licensed Product sold to Third Parties other than sublicensees in bona fide, arm’s-length transactions, as determined in accordance with the Selling Party’s usual and customary accounting methods, which are in accordance with its Accounting Standards as consistently applied by such Selling Party: (a) in the case of any sale or other disposal of a Licensed Product between or among Novartis and its Affiliates or sublicensees, for resale, Net Sales shall be calculated only on the value charged or invoiced on the first arm’s length sale thereafter to a Third Party; (b) in the case of any sale which is not invoiced or is delivered before invoice, Net Sales shall be calculated at the time of shipment or when the Licensed Product is paid for, if paid for before shipment or invoice; (c) in the case of any sale or other disposal for value, such as barter or counter-trade, of any Licensed Product, or part thereof other than in an arm’s-length transaction exclusively for money, Net Sales shall be calculated on the value of non-cash consideration received or the fair market price (if higher) of the Licensed Product in the country of sale or disposal; and (d) in the event the Licensed Product is sold as a Bundled Licensed Product, the Net Sales of the Licensed Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales of the Bundled Licensed Product by the fraction, A/(A+B) where A is the weighted (by sales volume) average sale price in a particular country of the Licensed Product when sold separately in finished form and B is the weighted average sale price in that country of the other Licensed Product(s) sold separately in finished form. In the event that such average sale price cannot be determined for both the Licensed Product and the other Licensed Product(s) in Bundled Licensed Product, Net Sales for purposes of determining royalty payments shall be agreed by the Parties based on the relative value contributed by each component, such agreement not to be unreasonably withheld. For the avoidance of doubt, sales between Novartis, its Affiliates, sublicensees and designees shall not be considered Net Sales (unless such Person is the end user of the Licensed Product), which shall be calculated on Net Sales of Novartis, its Affiliates, sublicensees and designees to independent third party customers.”

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(b) Section 5.4 of the Agreement is revised to include the following text at the end of Section 5.4:

“Ipsen will pay any and all taxes levied on account of any payments made to it under this Agreement. If any taxes are required to be withheld by Nuvios, Nuvios will: (a) deduct such taxes from the payment made to Ipsen; (b) timely pay the taxes to the proper taxing authority; (c) promptly send proof of payment to Ipsen; and (d) promptly and reasonably assist Ipsen in its efforts to obtain a credit for such tax payment. Each Party agrees to reasonably assist the other Party in lawfully claiming exemptions from and/or minimizing such deductions or withholdings under double taxation laws or similar circumstances.”

(c) The first sentence of Section 5.2 of the Agreement is revised to read in full as follows:

“5.2 Payments and Reporting. After the First Commercial Sale of Licensed Product in the Territory, Nuvios shall calculate royalties quarterly at the end of each Accounting Period (i.e., March 31, June 30, September 30 and December 31) and shall pay royalties on Net Sales quarterly within sixty (60) days after the end of each Accounting Period. Nuvios may delay the payment of royalties on Net Sales until a maximum of ninety (90) days after the end of each Accounting Period provided that Nuvios shall pay to Ipsen interest on such late payment between the 60th and the effective date of payment of the royalties, at the rate of EURIBOR 1 month plus 0.50% on sales in EURO and LIBOR 1 month USD plus 0.5% on sales in USD.”

2.6          No other changes. Except to the extent expressly amended by this Amendment No. 1, all of the terms, provisions and conditions of the Agreement remain unchanged and in full force and effect. The term “Agreement”, as used in the Agreement, shall henceforth be deemed to be a reference to the Agreement as amended by this Amendment No. 1.

ARTICLE 3  —  MISCELLANEOUS

3.1          Duration. This Amendment No.1 shall enter into force as set forth in Article 1 and shall remain in full force and effect until the Agreement is terminated, provided however that Articles 2.4 and 3.3 of this Amendment No. 1 shall survive any expiry or termination of the Agreement.

3.2          Definitions. Capitalized terms used in this Amendment No. 1 and not defined herein are used with the meanings ascribed to them in the Agreement.

3.3          Execution Copy. This Amendment No. 1 may be executed in counterparts, each of which will be deemed an original with all such counterparts together constituting one instrument.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 1 to be executed by their respective duly authorized officers, and have duly delivered and executed this Amendment No. 1 as of the Amendment Date.

RADIUS HEALTH INC.		SCRAS S.A.S

By:	/s/ C. R. Lyttle	By:	/s/ Claire Giraut
Name:	C. Richard Lyttle	Name:	Claire Giraut
Title:	President & CEO	Title:	Director General

4

Execution Copy

LICENSE AGREEMENT AMENDMENT NO. 2

Radius Health Inc., a Delaware Corporation, formerly known as Nuvios, Inc. (“Radius”), and Ipsen Pharma SAS, a French corporation formerly known as SCRAS S.A.S., on behalf of itself and its Affiliates (Ipsen) (the “Parties”) entered into the certain License Agreement as of September 27, 2005 (“Effective Date”), as amended by that certain License Agreement Amendment No. effective as of September 12, 2007 (as amended, the “Agreement”).  The Parties wish to enter into this License Agreement Amendment No. 2 (“Amendment No. 2”) effective as of May 11, 2011 (“Amendment Date”) to amend certain provisions of the Agreement.

NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Amendment No. 2, the Parties agree as follows:

1.  Phase III Clinical Trial Milestone Payment.  The provision of the fifth table cell of Section 3.1 of the Agreement concerning payment by Radius to Ipsen of EUR 1 million in connection with initiation of a first Phase III study is revised to read in full as follows:

Events	Amount

(a)  Within 15 days of the initiation of the first Phase III study ( as such period may be extended with interest in accordance with Section 2 below), Nuvios shall pay Ipsen EUR 1 million. Ipsen shall in lieu of payment of such amount in cash accept payment in the form of the of having Nuvios issue shares of Nuvios Series A-1 Preferred Stock, provided that (i) the issuance of the Series A-1 Preferred Stock to Ipsen shall be made pursuant to a Series A-1 Convertible Preferred Stock Issuance Agreement in the form of Attachment 1 to this Amendment No. 2, executed concurrently herewith (“Series A-1 SPA”); and (ii) Ipsen shall not have terminated such agreement due to the failure of the conditions to be satisfied prior to June 30, 2011. If Ipsen does terminate the agreement, the milestone payment shall be immediately due and payable in cash, along with any interest accrued pursuant to paragraph 2 below.

EUR 1 million

2.  Payment Mechanics for Phase III Clinical Trial Milestone.  The shares of Series A-1 Preferred Stock issuable to Ipsen will be issued in connection with the Stage-1 closing of the Series A-1 SPA. As such financing is not scheduled to close until after the 15-day period set forth in the fifth table cell of Section 3.1 of the Agreement, Radius may defer payment pending Closing of the Series A-1 SPA (or termination of the Series A-1 SPA), and Radius shall pay Ipsen interest on such milestone payment at the rate specified in Section 5.3 of the Agreement during the period between the 15th day following the initiation of the Phase III study and the date that Radius issues the shares of Series A-1 Preferred Stock to Ipsen.  Such interest shall be paid in cash at the time the shares of Series A-1 Preferred Stock are issued to Ipsen.

3.  Other Terms Related to the A-1 Financing.  Radius represents and warrants that it has provided to Ipsen the agreements containing the terms of other investors in the Series A-1 financing and that such agreements and schedules thereto are current and accurate.  Radius also agrees to notify Ipsen should Radius waive the transfer restrictions of any Series A-1 Preferred stockholder, and agrees to provide Ipsen with the opportunity to transfer a pro-rata portion of Ipsen’s Series A-1 Preferred Stock on the same terms.

4.  Confidentiality.  Notwithstanding Article 12 of the Agreement, neither Party shall disclose any Confidential Information, or the terms of the Agreement, including Amendment No. 1 or this Amendment No. 2 except to the extent required by a court or other governmental authority (and specifically including necessary disclosures pursuant to requirements of the Securities Exchange Commission (“SEC”) or any securities exchange upon which such Party’s securities are listed), provided that the disclosing Party (a) gives the other Party advance written notice of the disclosure, (b) uses reasonable efforts to resist disclosing such information, (c) cooperates with the other Party on request to obtain a confidential treatment or otherwise limit the disclosure (including the redaction of information reasonably requested by such other Party), and (d) as soon as reasonably possible, provides a letter from its counsel confirming that such information is, in fact, required to be disclosed by such governmental authority.

5.  Change of Radius Notice Address.  Section 18.4 of the Agreement is revised to replace the current notice address for Nuvios with the following notice address:

“Radius Health, Inc.

201 Broadway, 6th Floor

Cambridge, MA 02139, USA

Attn: President.”

6.  Ratification. Except to the extent expressly amended by this Amendment No. 2, all of the terms, provisions and conditions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect. The term “Agreement”, as used in the Agreement, shall henceforth be deemed to be a reference to the Agreement as amended by this Amendment No. 2.

7.  General.

(a)  Capitalized terms used in this Amendment No. 2 and not defined herein are used with the meanings ascribed to them in the Agreement.

(b)  This Amendment No. 2 may be executed in counterparts, each of which will be deemed an original with all such counterparts together constituting one instrument.

(c)  This Amendment No. 2 shall take effect as of the Amendment Date and shall remain in effect in accordance with the terms and provisions of the Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 2 to be executed by their respective duly authorized officers, and have duly delivered and executed this Amendment No. 2 under seal as of the Amendment Date.

RADIUS HEALTH INC.		IPSEN PHARMA SAS

BY:	/s/ C. Richard Lyttle	BY:	/s/ Marc de Garidel
NAME:	/s/ C. Richard Lyttle	NAME:	Marc de Garidel
TITLE:	President & CEO	TITLE:	Chairman and CEO

Execution Copy

Attachment 1

FORM OF

SERIES A-1 CONVERTIBLE PREFERRED

STOCK ISSUANCE AGREEMENT

THIS SERIES A-1 CONVERTIBLE PREFERRED STOCK ISSUANCE AGREEMENT, dated this 11th day of May, 2011 (“Agreement”) is entered into by and among Radius Health, Inc., a Delaware corporation (the “Corporation”), and Ipsen Pharma SAS, a French corporation formerly known as SCRAS S.A.S. (“Investor”).

WHEREAS, the Corporation and the Investor are parties to that certain License Agreement dated as of September 27, 2005, as amended by that certain License Agreement Amendment No. 1 effective as of September 12, 2007 and that certain License Agreement Amendment No. 2 effective as of May 11, 2011 (the “License Agreement”) and pursuant to Amendment No. 2 have agreed that the Corporation shall issue shares of Series A-1 Convertible Preferred Stock (as hereinafter defined) to the Investor in satisfaction of the €1,000,000 milestone due Investor by the Corporation upon the initiation of the first Phase III study as provided in the fifth table cell of Section 3.1 of the License Agreement.

WHEREAS, the Corporation has entered into a Series A-1 Convertible Preferred Stock Purchase Agreement dated April 25, 2011 with several other investors providing for the issuance to such investors of an aggregate US $60,000,000 of Series A-1 Convertible Preferred Stock (as hereinafter defined), as more specifically set forth therein (the “April 25 Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.                            Filing of Restated Certificate of Incorporation.

1.1                               Recapitalization.

(a)                                 Prior to the Stage I Closing (as defined in Section 4(a) hereof), the Corporation shall have filed the Fourth Amended and Restated Certificate of Incorporation of the Corporation, in the form attached hereto as Exhibit A (the “Restated Certificate”).  Pursuant to the Restated Certificate, among other things:

(i)                                     simultaneously with the effective date of the filing of the Restated Certificate (the “Split Effective Date”), a reverse split (the “Reverse Split”) of the Corporation’s outstanding capital stock shall occur as follows: (A) each share of the Corporation’s Common Stock, par value $.01 per share (“Common Stock”), issued and outstanding or held as treasury shares immediately prior to the Split Effective Date shall automatically without any action on the part of the holder thereof, be reclassified and changed into 0.06666667 of one share of Common Stock from and after the Split Effective Date, (B) each share of the Corporation’s Series A Junior Convertible Preferred Stock, par value $.01 per share (“Series A Stock”), issued and outstanding or held as treasury shares immediately prior to the Split Effective Date shall automatically without any action on the part of the holder thereof, be reclassified and changed into 0.06666667 of one share of Series A Stock from and after the Split Effective Date, (C) each share of the Corporation’s Series B Convertible Redeemable Preferred Stock, par value $.01 per share (“Series B Stock”), issued and outstanding or held as treasury shares immediately prior to the Split Effective Date shall automatically without any action on the part of the holder thereof, be reclassified and changed into 0.06666667 of one share of Series B Stock from and after the Split Effective Date and (D) each share of the Corporation’s Series C Convertible Redeemable Preferred Stock, par value $.01 per share (“Series C Stock” and together with the Series A Stock and the Series B Stock, the “Existing Preferred Stock”), issued and outstanding or held as treasury shares immediately prior to the Split Effective Date shall automatically without any action on the part of the holder thereof, be reclassified and changed into 0.06666667 of one share of Series C Stock from and after the Split Effective Date;

(ii)                                  in the event that a current stockholder of the Corporation does not participate in the financing contemplated hereby at least at the level of its Pro Rata Share (as defined below), by committing to purchase and purchasing (or securing an investor who commits to purchase and purchases) at least at the level of its Pro Rata Share, a percentage of each series of such holder’s Existing Preferred Stock equal to such holder’s Applicable Portion (as defined in the Restated Certificate) shall automatically convert into shares of Common Stock (all such shares of Common Stock being referred to herein, collectively, as the “Forced Conversion Shares”), at a rate of 1 share of Common Stock for every 5 shares of Existing Preferred Stock to be so converted, such automatic conversion (hereinafter, the “Forced Conversion”) to occur and become effective immediately prior to the consummation of the Stage I Closing (the “Effective Time”);

(iii)                               each share of Series C Stock remaining outstanding after the Forced Conversion shall, immediately following the Forced Conversion, automatically be reclassified and converted into one (1) share of Series A-2 Preferred Stock (as defined in Section 1.2 hereof), and all accrued dividends on such reclassified share of Series C Stock shall be forfeited;

(iv)                              each share of Series B Stock remaining outstanding after the Forced Conversion shall, immediately following the Forced Conversion, automatically be reclassified and converted into one (1) share of Series A-3 Preferred Stock (as defined in Section 1.2 hereof), and all accrued dividends on such reclassified share of Series B Stock shall be forfeited; and

(v)                                 each share of Series A Stock remaining outstanding after the Forced Conversion shall, immediately following the Forced Conversion, automatically be reclassified and converted into one (1) share of Series A-4 Preferred Stock (as defined in Section 1.2 hereof) (the automatic reclassification and conversion of the Existing Preferred Stock pursuant to the Restated Certificate into shares of Series A-2 Preferred Stock, Series A-3 Preferred Stock and Series A-4 Preferred Stock, as applicable, as described in the provisions set forth above, is hereinafter referred to as the “Automatic Reclassification”). The Reverse Split, the Forced Conversion and the Automatic Reclassification are hereinafter referred to, collectively, as the “Recapitalization”.

(b)                                 As used in this Agreement, the term “Pro Rata Share” means, with respect to any holder of Existing Preferred Shares (an “Existing Preferred Holder”), that amount equal to $35,000,000 multiplied by the quotient obtained by dividing (A) the number of shares of issued and outstanding Common Stock owned by such Existing Preferred Holder as of March 31, 2011 (or, in the case of a holder of Existing Preferred Stock who received all of its shares of Existing Preferred Stock in a transfer from a former holder of Existing Preferred Stock occurring after March 31, 2011, the number shares of issued and outstanding Common Stock owned by such former holder of Existing Preferred Stock as of March 31, 2011) by (B) the aggregate number of shares of issued and outstanding Common Stock owned as of such date by all Existing Preferred Holders.  For purposes of the computation set forth in clauses (i) and (ii) above, all issued and outstanding securities held by Existing Preferred Holders that are convertible into or exercisable or exchangeable for shares of Common Stock (including any issued and issuable shares of Existing Preferred Stock) or for any such convertible, exercisable or exchangeable securities, shall be treated as having been so converted, exercised or exchanged at the rate or price at which such securities are convertible, exercisable or exchangeable for shares of Common Stock in effect at the time in question, whether or not such securities are at such time immediately convertible, exercisable or exchangeable.

(c)                                  The procedures for implementing the Recapitalization are more specifically set forth in the Restated Certificate.

(d)                                 All stock numbers and prices set forth in this Agreement give effect to the Reverse Split and no further adjustments are necessary with respect thereto.

1.2                               Rights and Preferences of the Authorized Stock.  In addition to setting forth the Recapitalization, the Restated Certificate also sets forth, among other things, the terms, designations, powers, preferences, and relative, participating, optional, and other special rights, and the qualifications, limitations and restrictions of the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock and Series A-6 Preferred Stock (as such terms are hereinafter defined).  Pursuant to the Restated Certificate, the Corporation shall be authorized to issue up to (i) 34,859,964 shares of Common Stock, par value $.01 per share (“Common Stock”), and (ii) 29,364,436 shares of Preferred Stock (the “Preferred Stock”), 10,000,000 of which shall have been designated as Series A-1 Convertible Preferred Stock, par value $.01 per share (“Series A-1 Preferred Stock”), 9,832,133 of which shall have been designated as Series A-2 Convertible Preferred Stock, par value $.01 per share (“Series A-2 Preferred Stock”), 1,422,300 of which shall have been designated as Series A-3 Convertible Preferred Stock, par value $.01 per share (“Series A-3 Preferred Stock”), 40,003 of which shall have been designated as Series A-4 Convertible Preferred Stock, par value $.01 per share (“Series A-4 Preferred Stock”), 70,000 of which shall have been designated as Series A-5 Convertible Preferred Stock, par value $.01 per share (“Series A-5 Preferred Stock”), and 8,000,000 of which shall have been designated as Series A-6 Convertible Preferred Stock, par value $.01 per share (“Series A-6 Preferred Stock”).  The Common Stock and the Preferred Stock shall have the respective terms as set forth in the Restated Certificate.

SECTION 2.                            Authorization of Issuance and Sale of Series A-1 Preferred Stock; Reservation of Reserved Common Shares.

Subject to the terms and conditions of the April 25 Agreement, the Corporation has authorized the following:

(a)                                 the issuance on the Stage I Closing Date (as defined in Section 4(a) hereof) of an aggregate of 2,631,845 shares of Series A-1 Preferred Stock (subject to adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences other than the Reverse Split) (such shares of Series A-1 Preferred Stock being sometimes hereinafter referred to as the “Stage I Preferred Shares”), and the reservation of an equal number of shares of Common Stock for issuance upon conversion of the Stage I Preferred Shares (such reserved Common Stock being sometimes hereinafter collectively referred to as the “Stage I Reserved Common Shares”).

(b)                                 the issuance on the Stage II Closing Date (as defined in the April 25 Agreement) of an aggregate of 2,631,845 shares of Series A-1 Preferred Stock (subject to adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences other than the Reverse Split) (such shares of Series A-1 Preferred Stock being sometimes hereinafter referred to as the “Stage II Preferred Shares”), and the reservation of an equal number of shares of Common Stock for issuance upon conversion of the Stage II Preferred Shares (such reserved Common Stock being sometimes hereinafter collectively referred to as the “Stage II Reserved Common Shares”).

(c)                                  the issuance on the Stage III Closing Date (as defined in the April 25 Agreement) of an aggregate of 2,631,845 shares of Series A-1 Preferred Stock (subject to adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences other than the Reverse Split) (such shares of Series A-1 Preferred Stock being sometimes hereinafter referred to as the “Stage III Preferred Shares”), and the reservation of an equal number of shares of Common Stock for issuance upon conversion of the Stage III Preferred Shares (such reserved Common Stock being sometimes hereinafter collectively referred to as the “Stage III Reserved Common Shares” and together with the Stage I Reserved Common Shares and the Stage II Reserved Common Shares, the “Reserved Common Shares”).

SECTION 3.                            Issuance of Series A-1 Preferred Stock.

3.1                               Agreement to Issue the Series A-1 Preferred Stock. Subject to the terms and conditions hereof, the Corporation is selling to the Investor and the Investor is purchasing from the Corporation the number of shares of Series A-1 Preferred Stock set forth next to such Investor’s name of Schedule 1 hereto under the caption “Stage 1 Preferred Shares” for the consideration set forth in Section 3.3.

3.2                               Delivery of Series A-1 Preferred Stock. At the Closing (as defined in Section 4), the Corporation shall deliver to the Investor a certificate, registered in the name of the Investor, representing that number of shares of Series A-1 Preferred Stock equal to the quotient (rounded up to the nearest whole number) obtained by dividing (x) the U.S. Dollar equivalent (determined in accordance with the provisions of the next sentence) of €1,000,000 by (y) US$8.142 per share.  The Corporation shall determine the U.S. Dollar equivalent of such €1,000,000 using the exchange rate for buying U.S. Dollars with EUROS set forth in The Wall Street Journal (Online Edition) Market Data Center at http://online.wsj.com/mdc/public/page/marketsdata.html on the Business Day that is two (2) Business Days preceding the date of the Closing.  Delivery of certificate representing Series A-1 Preferred Stock to the Investor shall be made in satisfaction of the milestone due Investor by the Corporation pursuant to fifth table cell of Section 3.1 of the of the License Agreement upon the initiation of the first Phase III study.

SECTION 4.                            The Closing.

The closing (the “Stage I Closing” or the “Closing”) hereunder with respect to the transactions contemplated by Sections 2(a) and 3.1 hereof will take place by facsimile transmission of executed copies of the documents contemplated hereby delivered on either (i) May 17, 2011 or (ii) if on such date the conditions precedent set forth in Section 7.1 and 7.2 hereof have not been satisfied or waived, no later than the third (3d) business day after the conditions set forth in Sections 7.1 and 7.2 hereof have been satisfied or waived in writing by the Majority Investors, such Stage I Closing to be held at the offices of Bingham McCutchen LLP, One Federal Street, Boston, MA 02110 (such date sometimes being referred to herein as the “Stage I Closing Date”).

SECTION 5.                            Representations and Warranties of the Corporation to the Investor.

Except as set forth in the Corporation’s disclosure schedule dated as of April 25, 2011 and delivered herewith (the “Corporation’s Disclosure Schedule”), which shall be arranged to correspond to the representations and warranties in this Section 5, or, in each case, as applicable to the relevant other Sections of this Agreement, and the disclosure in any portion of the Corporation’s Disclosure Schedule shall qualify the corresponding provision in this Section 5 and any other provision of this Agreement, including but not limited to the provisions of this Section 5, to which it is reasonably apparent on its face that such disclosure relates notwithstanding the lack of any explicit cross-reference, the Corporation hereby represents and warrants to the Investors as of the date of this Agreement and as of the Effective Time as follows:

5.1                               Organization. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its property and to carry on its Business (as defined in Section 5.6) as presently conducted and as proposed to be conducted as described in the Executive Summary (as defined in Section 5.6).  The Corporation is duly qualified to do business as a foreign corporation in the states set forth on Schedule 5.1 of the Corporation’s Disclosure Schedule.  The Corporation does not own or lease property or engage in any activity in any other jurisdiction which would require its qualification in such jurisdiction and in which the failure to be so qualified would have a material adverse effect on the Business, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Corporation (a “Corporation Material Adverse Effect”).

5.2                               Capitalization.

(a)                                 The authorized capital stock of the Corporation immediately prior to the Stage I Closing shall consist of:

(i)                                     34,859,964 shares of Common Stock, of which:

(1)                                 522,506 shall be validly issued and outstanding, fully paid and nonassessable (including 266 shares issuable upon exercise of warrants to purchase Common Stock);

(2)                                 29,364,436 shares shall have been duly reserved for issuance upon conversion of the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock and Series A-6 Preferred Stock (including 147,384 shares of Series A-1 Preferred Stock issuable upon exercise of warrants to purchase Series A-1 Preferred Stock); and

(3)                                 2,015,666 shares shall have been duly reserved for issuance in connection with options available under the Corporation’s 2003 Long-Term Incentive Plan, as amended (the “2003 Plan Option Shares”).

(ii)                                  29,364,436 shares of Preferred Stock of which:

(1)                                 63,000 shall have been designated the Series A Stock, 61,664 of which shall be issued and outstanding, fully paid and nonassessable;

(2)                                 1,600,000 shall have been designated the Series B Stock, 1,599,997 of which shall be issued and outstanding, fully paid and nonassessable;

(3)                                 10,146,629 shall have been designated the Series C Preferred Stock, all of which shall be issued and outstanding, fully paid and nonassessable;

(4)                                 10,000,000 shall have been designated the Series A-1 Preferred Stock, none of which shall be issued and outstanding;

(5)                                 9,832,133 shall have been designated the Series A-2 Preferred Stock, none of which shall be issued and outstanding;

(6)                                 1,422,300 shall have been designated the Series A-3 Preferred Stock, none of which shall be issued and outstanding;

(7)                                 40,003 shall have been designated the Series A-4 Preferred Stock, none of which shall be issued and outstanding;

(8)                                 70,000 shall have been designated the Series A-5 Preferred Stock, none of which shall be issued and outstanding;

(9)                                 8,000,000 shall have been designated the Series A-6 Preferred Stock, none of which shall be issued and outstanding.

(b)                                 The authorized capital stock of the Corporation immediately following the Stage I Closing, assuming compliance with all of the provisions of this Agreement by each of the Investors, shall consist of:

(i)                                     34,859,964 shares of Common Stock, of which:

(1)                                 522,506 shall be validly issued and outstanding, fully paid and nonassessable (including 266 shares issuable upon exercise of warrants to purchase Common Stock);

(2)                                 29,364,436 shares shall have been duly reserved for issuance upon conversion of the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock and Series A-6 Preferred Stock (including 147,384 shares of Series A-1 Preferred Stock issuable upon exercise of warrants to purchase Series A-1 Preferred Stock); and

(3)                                 2,015,666 shares shall have been duly reserved for issuance in connection with options available under the Corporation’s 2003 Long-Term Incentive Plan, as amended;

(ii)                                  29,364,436 shares of Preferred Stock of which:

(1)                                 63,000 shall have been designated the Series A Preferred Stock, none of which shall be issued and outstanding;

(2)                                 1,600,000 shall have been designated the Series B Preferred Stock, none of which shall be issued and outstanding;

(3)                                 10,146,629 shall have been designated the Series C Preferred Stock, none of which shall be issued and outstanding;

(4)                                 10,000,000 shall have been designated the Series A-1 Preferred Stock, of which 4,136,912 shall be validly issued and outstanding, fully paid and nonassessable;

(5)                                 9,832,133 shall have been designated the Series A-2 Preferred Stock, all of which shall be validly issued and outstanding, fully paid and nonassessable;

(6)                                 1,422,300 shall have been designated the Series A-3 Preferred Stock, all of which shall be validly issued and outstanding, fully paid and nonassessable;

(7)                                 40,003 shall have been designated the Series A-4 Preferred Stock, all of which shall be validly issued and outstanding, fully paid and nonassessable;

(8)                                 70,000 shall have been designated the Series A-5 Preferred Stock, of which 66,028 shall be validly issued and outstanding, fully paid and nonassessable; and

(9)                                 8,000,000 shall have been designated the Series A-6 Preferred

Stock, none of which shall be issued and outstanding.

(c)                                  Except (i) pursuant to the terms of this Agreement, (ii) at any time prior to the Stage I Closing, pursuant to the terms of the Amended and Restated Stockholders’ Agreement, dated as of December 15, 2006, by and among the Corporation and the stockholders named therein, as amended to date (the “Existing Stockholders’ Agreement”), (iii) as of and at all times following the Stage I Closing, pursuant to the terms of that certain Amended and Restated Stockholders’ Agreement to be entered into in connection with the Stage I Closing, as contemplated by Section 7.2(b), in the form attached hereto as Exhibit B (the “Stockholders’ Agreement”), and (iv) as set forth in Schedule 5.2 attached hereto, there are and, immediately following the Stage I Closing, there will be: (1) no outstanding warrants, options, rights, agreements, convertible securities or other commitments or instruments pursuant to which the Corporation is or may become obligated to issue, sell, repurchase or redeem any shares of capital stock or other securities of the Corporation (other than the 2003 Plan Option Shares); (2) no preemptive, contractual or similar rights to purchase or otherwise acquire shares of capital stock of the Corporation pursuant to any provision of law, the Restated Certificate, the by-laws of the Corporation (the “by-laws”) or any agreement to which the Corporation is a party or may otherwise be bound; (3) no restrictions on the transfer of capital stock of the Corporation imposed by the Restated Certificate or by-laws of the Corporation, any agreement to which the Corporation is a party, any order of any court or any governmental agency to which the Corporation is subject, or any statute other than those imposed by relevant state and federal securities laws; (4) no cumulative voting rights for any of the Corporation’s capital stock; (5) no registration rights under the Securities Act of 1933, as amended (the “Securities Act”), with respect to shares of the Corporation’s capital stock; (6) to the Corporation’s Knowledge, no options or other rights to purchase shares of capital stock from stockholders of the Corporation granted by such stockholders; and (7) no agreements, written or oral, between the Corporation and any holder of its securities, or, to the Corporation’s Knowledge, among holders of its securities, relating to the acquisition, disposition or voting of the securities of the Corporation.

5.3                               Authorization of this Agreement and the Stockholders’ Agreement. The execution, delivery and performance by the Corporation of this Agreement and the Stockholders’ Agreement and the consummation of the transactions contemplated hereby and thereby, including the Recapitalization and the Merger, have been duly authorized by all requisite action on the part of the Corporation. Each of this Agreement and the Stockholders’ Agreement has been duly executed and delivered by the Corporation and constitutes a valid and binding obligation of the Corporation, enforceable in accordance with its respective terms. The execution, delivery and performance of this Agreement and the Stockholders’ Agreement, the filing of the Restated Certificate and the compliance with the provisions hereof and thereof by the Corporation, will not:

(a)                                 violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body;

(b)                                 conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any agreement, document, instrument, contract, understanding, arrangement, note, indenture, mortgage or lease to which the Corporation is a party or under which the Corporation or any of its assets is bound, which conflict, breach or default would have a Corporation Material Adverse Effect, (ii) the Restated Certificate, or (iii) the by-laws;

(c)                                  result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Corporation; or

(d)                                 conflict with any stockholder’s rights to participate in the transactions contemplated hereby, including but not limited to any rights to purchase Series A-1 Preferred Stock hereunder.

5.4                               Authorization of Series A-1 Preferred Stock and Reserved Common Shares.

(a)                                 The issuance, sale and delivery of the Series A-1 Preferred Stock pursuant to the terms hereof and the issuance sale and deliver of the Series A-2 Preferred Stock, the Series A-3 Preferred Stock and the Series A-4 Preferred Stock pursuant to the Recapitalization, have been duly authorized by all requisite action of the Corporation, and, when issued, sold and delivered in accordance with this Agreement or the Recapitalization, the shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock and Series A-4 Preferred Stock will be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and, except as may be set forth in the Stockholders’ Agreement (with respect to which the Corporation is in compliance with its obligations thereunder), not subject to preemptive or any other similar rights of the stockholders of the Corporation or others.

(b)                                 The reservation, issuance, sale and delivery by the Corporation of the Reserved Common Shares and of all shares of Common Stock issuable upon conversion of shares of Series A-2 Preferred Stock, Series A-3 Preferred Stock and Series A-4 Preferred Stock have been duly authorized by all requisite action of the Corporation, and the Reserved Common Shares have been duly reserved in accordance with Section 2 of this Agreement. Upon the issuance and delivery of the Reserved Common Shares in accordance with the terms of this Agreement, the Reserved Common Shares will be validly issued and outstanding, fully paid and nonassessable and not subject to preemptive or any other similar rights of the stockholders of the Corporation or others.

5.5                               Consents and Approvals. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body (other than filings required to be made under applicable federal and state securities laws) or any other person, entity or association is required for: (a) the valid authorization, execution, delivery and performance by the Corporation of this Agreement and the Stockholders’ Agreement; (b) the valid authorization, issuance, sale and delivery of the Series A-1 Preferred Stock; (c) the valid authorization, reservation, issuance, sale and delivery of the Reserved Common Shares; or (d) the filing of the Restated Certificate.  The Corporation has obtained all other consents that are necessary to permit the consummation of the transactions contemplated hereby and thereby, other than the Merger.

5.6                               Business of the Corporation.

(a)                                 Except as set forth in Schedule 5.6(a) of the Corporation’s Disclosure Schedule, the business of the Corporation (the “Business”) is described in the executive summary of the Corporation, a copy of which is attached hereto as Exhibit C (the “Executive Summary”).

(b)                                 Schedule 5.6 of the Corporation’s Disclosure Schedule sets forth a list of all agreements or commitments to which the Corporation is a party or by which the Corporation or the Corporation’s assets and properties are bound that are material to the business of the Corporation as currently conducted, and, without limitation, of the foregoing, all of the types of agreements or commitments set forth below (each, a “Material Agreement”):

(i)                                     agreements which require future expenditures by the Corporation in excess of $100,000 or which might result in payments to the Corporation in excess of $100,000;

(ii)                                  employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements;

(iii)                               agreements involving research, development, or the license of Intellectual Property (as defined in Section 5.12) (other than research, development, or license agreements which require future expenditures by the Corporation in amounts less than $100,000 or which might result in payments to the Corporation in amounts less than $100,000 in each case that do not grant to a third party or to the Corporation any rights in connection with the commercialization of any products), the granting of any right of first refusal, or right of first offer or comparable right with respect to any Intellectual Property or payment or receipt by the Corporation of milestone payments or royalties;

(iv)                              agreements relating to a joint venture, partnership, collaboration or other arrangement involving a sharing of profits, losses, costs or liabilities with another person or entity;

(v)                                 distributor, sales representative or similar agreements;

(vi)                              agreements with any current or former stockholder, officer or director of the Corporation or any “affiliate” or “associate” of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation agreements or other arrangements providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity;

(vii)                           agreements under which the Corporation is restricted from carrying on any business, or competing in any line of business, anywhere in the world;

(viii)                        indentures, trust agreements, loan agreements or notes that involve or evidence outstanding indebtedness, obligations or liabilities for borrowed money;

(ix)                              agreements for the disposition of a material portion of the

Corporation’s assets (other than for the sale of inventory in the ordinary course of business);

(x)                                 agreements of surety, guarantee or indemnification;

(xi)                              interest rate, equity or other swap or derivative instruments;

(xii)                           agreements obligating Corporation to register securities under the Securities Act; and

(xiii)                        agreements for the acquisition of any of the assets, properties, securities or other ownership interests of the Corporation or another person or the grant to any person of any options, rights of first refusal, or preferential or similar rights to purchase any of such assets, properties, securities or other ownership interests.

(c)                                  The Corporation has no present expectation or intention of not fully performing all of its obligations under each Material Agreement and, to the Corporation’s Knowledge, there is no breach or anticipated breach by any other party or parties to any Material Agreements.

(d)                                 All of the Material Agreements are valid, in full force and effect and binding against the Corporation and to the Corporation’s Knowledge, binding against the other parties thereto in accordance with their respective terms.  Neither the Corporation, nor, to the Corporation’s Knowledge, any other party thereto, is in default of any of its obligations under any of the agreements or contracts listed on the Schedule 5.6 of the Corporation’s Disclosure Schedule, nor, to the Corporation’s Knowledge, does any condition exist that with notice or lapse of time or both would constitute a default thereunder.  The Corporation has delivered to each Investor or its representative true and complete copies of all of the foregoing Material Agreements or an accurate summary of any oral Material Agreements (and all written amendments or other modifications thereto).

(e)                                  Except as provided in Schedule 5.6(e) of the Corporation’s Disclosure Schedule: (i) there are no actions, suits, arbitrations, claims, investigations or legal or administrative proceedings pending or, to the Corporation’s Knowledge, threatened, against the Corporation, whether at law or in equity; (ii) there are no judgments, decrees, injunctions or orders of any court, government department, commission, agency, instrumentality or arbitrator entered or existing against the Corporation or any of its assets or properties for any of the foregoing or otherwise; and (iii) the Corporation has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws of the United States or any other jurisdiction.

(f)                                   Except as set forth in Schedule 5.6(f) of the Corporation’s Disclosure Schedule, the Corporation is in compliance with all obligations, agreements and conditions contained in any evidence of indebtedness or any loan agreement or other contract or agreement (whether or not relating to indebtedness) to which the Corporation is a party or is subject (collectively, the “Obligations”), the lack of compliance with which could afford to any person the right to accelerate any indebtedness or terminate any right of or agreement with the Corporation. To the Corporation’s Knowledge all other parties to such Obligations are in compliance with the terms and conditions of such Obligations.

(g)                                  Except for employment and consulting agreements set forth on Schedule 5.6 attached hereto and for agreements and arrangements relating to the 2003 Plan Option Shares and except as provided in Schedule 5.6(g) of the Corporation’s Disclosure Schedule, this Agreement and the Stockholders’ Agreement, there are no agreements, understandings or proposed transactions between the Corporation and any of its officers, directors or other “affiliates” (as defined in Rule 405 promulgated under the Securities Act).

(h)                                 To the Corporation’s Knowledge, no employee of or consultant to the Corporation is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement, including, but not limited to, those matters relating (i) to the relationship of any such employee with the Corporation or to any other party as a result of the nature of the Corporation’s Business as currently conducted, or (ii) to unfair competition, trade secrets or proprietary or confidential information.

(i)                                     Each employee and director of or consultant to the Corporation, and each other person who has been issued shares of the Corporation’s Common Stock or options to purchase shares of the Corporation’s Common Stock is a signatory to, and is bound by, the Stockholders’ Agreement and, in the case of Common Stock issued to employees, directors and consultants, a stock restriction agreement, all with stock transfer restrictions and rights of first offer in favor of the Corporation in a form previously approved by the Board of Directors of the Corporation (the “Board of Directors”). In addition, each such stock restriction agreement contains a vesting schedule previously approved by the Board of Directors.

(j)                                    The Corporation does not have any collective bargaining agreements covering any of its employees or any employee benefit plans.

(k)                                 The Corporation has at all times complied with all provisions of its by-laws and Restated Certificate, and is not in violation of or default under any provision thereof, any contract, instrument, judgment, order, writ or decree to which it is a party or by which it or any of its properties are bound, and the Corporation is not in violation of any material provision of any federal or state statute, rule or regulation applicable to the Corporation.

5.7                               Disclosure.  None of this Agreement, the Stockholders’ Agreement or the Executive Summary, nor any document, certificate or instrument furnished to any of the Investors or their counsel in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.  To the Corporation’s Knowledge, there is no fact which the Corporation has not disclosed to the Investors or their counsel which would reasonably be expected to result in a Corporation Material Adverse Effect.

5.8                               Financial Statements.  The Corporation has furnished to each of the

Investors a complete and accurate copy of (i) the unaudited balance sheet of the Corporation at December 31, 2010 and the related unaudited statements of operations and cash flows for the fiscal year then ended, and (ii) the unaudited balance sheet of the Corporation (the “Balance Sheet”) at February 28, 2011 (the “Balance Sheet Date”) and the related unaudited statements of operations and cash flows for the two month period then ended (collectively, the “Financial Statements”).  The Financial Statements are in accordance with the books and records of the Corporation, present fairly the financial condition and results of operations of the Corporation at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied, except, in the case of any unaudited Financial Statements, for the absence of footnotes normally contained therein and subject to normal and recurring year-end audit adjustments that are substantially consistent with prior year-end audit adjustments.

5.9                               Absence of Undisclosed Liabilities.  The Corporation has no liabilities of any nature (whether known or unknown and whether absolute or contingent), except for (a) liabilities shown on the Balance Sheet and (b) contractual and other liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet and which would not, either individually or in the aggregate, have or result in a Corporation Material Adverse Effect.  The Corporation does not have any liabilities (and there is no basis for any present or, to the Corporation’s Knowledge, future proceeding against the Corporation giving rise to any liability) arising out of any personal injury and/or death or damage to property relating to or arising in connection with any clinical trials conducted by or on behalf of the Corporation.

5.10                        Absence of Changes.  Since the Balance Sheet Date and except as contemplated by this Agreement, there has been (i) no event or fact that individually or in the aggregate has had a Corporation Material Adverse Effect, (ii) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock of the Corporation, (iii) no waiver of any valuable right of the Corporation or cancellation of any debt or claim held by the Corporation, (iv) no loan by the Corporation to any officer, director, employee or stockholder of the Corporation, or any agreement or commitment therefor, (v) no increase, direct or indirect, in the compensation paid or payable to any officer, director, employee or agent Corporation and no change in the executive management of the Corporation or the terms of their employment, (vi) no material loss, destruction or damage to any property of the Corporation, whether or not insured, (vii) no labor disputes involving the Corporation, or (viii) no acquisition or disposition of any assets (or any contract or arrangement therefor), nor any transaction by the Corporation otherwise than for fair value in the ordinary course of business.

5.11                        Payment of Taxes. The Corporation has prepared and filed within the time prescribed by, and in material compliance with, applicable law and regulations, all federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns, payroll tax returns and other tax returns required to be filed by it, and has paid or made provision for the payment of all accrued and paid taxes and other charges to which the Corporation is subject and which are not currently due and payable. The federal income tax returns of the Corporation have never been audited by the Internal Revenue Service. Neither the Internal Revenue Service nor any other taxing authority is now asserting nor is threatening to assert against the Corporation any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith, and the Corporation does not know of any such deficiency or basis for such deficiency or claim.

5.12                        Intellectual Property.

(a)                                 Schedule 5.12(a) lists each patent, patent application, copyright registration or application therefor, mask work registration or application therefor, and trademark, trademark application, trade name, service mark and domain name registration or application therefor owned by the Corporation, licensed by the Corporation or otherwise used by the Corporation (collectively, the “Listed Rights”). For each of the Listed Rights set forth on Schedule 5.12(a), an assignment to the Corporation of all right, title and interest in the Listed Right (or license to practice the Listed Right if owned by others) has been executed. All employees of and consultants to the Corporation have executed an agreement providing for the assignment to the Corporation of all right, title and interest in any and all inventions, creations, works and ideas made or conceived or reduced to practice wholly or in part during the period of their employment or consultancy with the Corporation, including all Listed Rights, to the extent described in any such agreement and providing for customary provisions relating to confidentiality and non-competition.

(b)                                 Except as set forth on Schedule 5.12(b), the Listed Rights comprise all of the patents, patent applications, registered trademarks and service marks, trademark applications, trade names, registered copyrights and all licenses that have been obtained by the Corporation, and which, to the Corporation’s Knowledge, are necessary for the conduct of the Business of the Corporation as now being conducted and as proposed to be conducted in the Executive Summary. Except as set forth on Schedule 5.12(b), the Corporation owns all of the Listed Rights and Intellectual Property, as hereinafter defined, free and clear of any valid and enforceable rights, claims, liens, preferences of any party against such Intellectual Property. To the Corporation’s Knowledge, except as set forth in Schedule 5.12(b), the Listed Rights and Intellectual Property are valid and enforceable rights and the practice of such rights does not infringe or conflict with the rights of any third party.

(c)                                  To the Corporation’s Knowledge, the Corporation owns or has the right to use all Intellectual Property necessary (i) to use, manufacture, market and distribute the Customer Deliverables (as defined below) and (ii) to operate the Internal Systems (as defined below). The Corporation has taken all reasonable measures to protect the proprietary nature of each item of Corporation Intellectual Property (as defined below), and to maintain in confidence all trade secrets and confidential information that it owns or uses. To the Corporation’s Knowledge no other person or entity has any valid and enforceable rights to any of the Corporation Intellectual Property owned by the Corporation (except as set forth in Schedule 5.12(c)), and no other person or entity is infringing, violating or misappropriating any of the Corporation Intellectual Property.

(d)                                 To the Corporation’s Knowledge, none of the Customer Deliverables, or the manufacture, marketing, sale, distribution, importation, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any valid and enforceable Intellectual Property rights of any person or entity; and, to the Corporation’s Knowledge neither the marketing, distribution, provision or use of any Customer Deliverables currently under development by the Corporation will, when such Customer Deliverables are commercially released by the Corporation, infringe or violate, or constitute a misappropriation of, any valid and enforceable Intellectual Property rights of any person or entity that exist today. To the Corporation’s Knowledge, none of the Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any valid and enforceable Intellectual Property rights of any person or entity.

(e)                                  There is neither pending nor overtly threatened, or, to the Corporation’s Knowledge, any basis for, any claim or litigation against the Corporation contesting the validity or right to use any of the Listed Rights or Intellectual Property, and the Corporation has not received any notice of infringement upon or conflict with any asserted right of others nor, to the Corporation’s Knowledge, is there a basis for such a notice. To the Corporation’s Knowledge, no person, corporation or other entity is infringing the Corporation’s rights to the Listed Rights or Intellectual Property. Schedule 5.12(e) lists any complaint, claim or notice, or written threat thereof, received by the Corporation alleging any such infringement, violation or misappropriation, and the Corporation has provided to the Investors complete and accurate copies of all written documentation in the possession of the Corporation relating to any such complaint, claim, notice or threat. The Corporation has provided to the Investors complete and accurate copies of all written documentation in the Corporation’s possession relating to claims or disputes known to each of the Corporation concerning any Corporation Intellectual Property.

(f)                                   Except as otherwise provided in Schedule 5.12(f), the Corporation, to the Corporation’s Knowledge has no obligation to compensate others for the use of any Listed Right or any Intellectual Property, nor has the Corporation granted any license or other right to use, in any manner, any of the Listed Rights or Intellectual Property, whether or not requiring the payment of royalties. Schedule 5.12(f) identities each license or other agreement pursuant to which the Corporation has licensed, distributed or otherwise granted any rights to any third party with respect to any Corporation Intellectual Property. Except as described in Schedule 5.12(f), the Corporation has not agreed to indemnify any person or entity against any infringement, violation or misappropriation of any Intellectual Property rights with respect to any Corporation Intellectual Property.

(g)                                  Schedule 5.12(g) identifies each item of Corporation Intellectual Property that is owned by a party other than the Corporation, and the license or agreement pursuant to which the Corporation uses it (excluding off-the-shelf software programs licensed by the Corporation pursuant to “shrink wrap” licenses).

(h)                                 The Corporation has not disclosed the source code for any software developed by it, or other confidential information constituting, embodied in or pertaining to such software, to any person or entity, except pursuant to the agreements listed in Schedule 5.12(h), and the Corporation has taken reasonable measures to prevent disclosure of any such source code.

(i)                                     All of the copyrightable materials incorporated in or bundled with the Customer Deliverables have been created by employees of the Corporation within the scope of their employment by the Corporation or by independent contractors of the Corporation who have executed agreements expressly assigning all right, title and interest in such copyrightable materials to the Corporation. Except as listed in Schedule 5.12(i), no portion of such copyrightable materials was jointly developed with any third party.

(j)                                    To the Corporation’s Knowledge, the Customer Deliverables and the Internal Systems are free from significant defects or programming errors and conform in all material respects to the written documentation and specifications therefor.

(k)                                 For purposes of this Agreement, the following terms shall have the following meanings:

(i)                                     “Customer Deliverables” shall mean (a) the products that the Corporation (i) currently manufactures, markets, sells or licenses or (ii) currently plans to manufacture, market, sell or license in the future and (b) the services that the Corporation (i) currently provides or (ii) currently plans to provide in the future.

(ii)                                  “Internal Systems” shall mean the internal systems of each of the Corporation that are presently used in its Business or operations, including, computer hardware systems, software applications and embedded systems.

(iii)                               “Intellectual Property” shall mean all: (A) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, design patent applications, registrations and applications for registrations, including Listed Rights; (B) trademarks, service marks, trade dress, internet domain names, logos, trade names and corporate names and registrations and applications for registration thereof; (C) copyrights and registrations and applications for registration thereof; (D) mask works and registrations and applications for registration thereof; (E) computer software, data and documentation; (F) inventions, trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information; (G) other proprietary rights relating to any of the foregoing (including remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions); and (H) copies and tangible embodiments thereof.

(iv)                              “Corporation Intellectual Property” shall mean the Intellectual Property owned by or licensed to the Corporation and incorporated in, underlying or used in connection with the Customer Deliverables or the Internal Systems.

(v)                                 “Corporation’s Knowledge” shall mean (a) with respect to matters relating directly to the Corporation and its operations, the knowledge of Richard Lyttle, Nicholas Harvey, Louis O’Dea and Gary Hattersley (the “Officers”) as well as other knowledge which such Officers would have possessed had they made diligent inquiry of appropriate employees and agents of the Corporation with respect to the matter in question; provided, that such Officers shall not be obligated to inquire further with respect to any list herein or in any schedule hereto, and (b) with respect to external events or conditions, the actual knowledge of the Officers.

5.13                        Securities Laws. Neither the Corporation nor anyone acting on its behalf has offered securities of the Corporation for sale to, or solicited any offers to buy the same from, or sold securities of the Corporation to, any person or organization, in any case so as to subject the Corporation, its promoters, directors and/or officers to any Liability under the Securities Act, the Securities and Exchange Act of 1934, as amended, or any state securities or “blue sky” law (collectively, the “Securities Laws”).  The offer, grant, sale and/or issuance of the following were not, are not, or, as the case may be, will not be, in violation of the Securities Laws when offered, sold and issued in accordance with this Agreement and the 2003 Long-Term Incentive Plan, as amended:

(a)                                 the Series A-1 Preferred Stock, as contemplated by this Agreement and the Exhibits and Schedules hereto, and in partial reliance upon the representations and warranties of the Investors set forth in Section 6 hereof;

(b)                                 the Series A-2 Preferred Stock, the Series A-3 Preferred Stock and the Series A-4 Preferred Stock in the Recapitalization;

(c)                                  the Common Stock issuable upon the conversion of Existing Preferred Stock in the Forced Conversion and the conversion of the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock or Series A-4 Preferred Stock and in partial reliance upon the representations and warranties of the Investors set forth in Section 6 hereof; and

(d)                                 the 2003 Plan Option Shares and stock options covering such shares.

5.14                        Title to Properties.

(a)                                 The Corporation has valid title to, or in the case of leased properties and assets, valid leasehold interests in, all of its properties and assets, necessary to conduct the Business in the manner in which it is currently conducted (in each case, free and clear of all liens, security interests, charges and other encumbrances of any kind, except liens for taxes not yet due and payable), including without limitation, all rights under any investigational drug application of the Corporation filed in the United States and in foreign countries, all rights pursuant to the authority of the FDA and any foreign counterparts to conduct clinical trials with respect to any investigational drug application filed with such agency relating to biologics or drugs relating to the Business and all rights, if any, to apply for approval to commercially market and sell biologics or drugs and none of such properties or assets is subject to any lien, security interest, charge or other encumbrance of any kind, other than those the material terms of which are described in Schedule 5.14(a).

(b)                                 The Corporation does not own any real property or any buildings or other structures, nor have options or any contractual obligations to purchase or acquire any interest in real property.  Schedule 5.14(b) lists all real property leases to which the Corporation is a party and each amendment thereto.  All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event that with notice or lapse of time, or both, would constitute a default).  The Corporation, in its capacity as lessee, is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its leased properties, nor has it received any notice of violation with which it has not complied.

(c)                                  The equipment, furniture, leasehold improvements, fixtures, vehicles, any related capitalized items and other tangible property material to the Business are in good operating condition and repair, ordinary wear and tear excepted.

5.15                        Investments in Other Persons. Except as indicated in Schedule 5.15 attached hereto, (a) the Corporation has not made any loan or advance to any person or entity which is outstanding on the date hereof nor is it committed or obligated to make any such loan or advance, and (b) the Corporation has never owned or controlled and does not currently own or control, directly or indirectly, any subsidiaries and has never owned or controlled and does not currently own or control any capital stock or other ownership interest, directly or indirectly, in any corporation, association, partnership, trust, joint venture or other entity.

5.16                        ERISA. Except as set forth in Schedule 5.16, neither the Corporation nor any entity required to be aggregated with the Corporation under Sections 414(b), (c), (m) or (n) of the Code (as hereinafter defined), sponsors, maintains, has any obligation to contribute to, has any liability under, or is otherwise a party to, any Benefit Plan.  For purposes of this Agreement, “Benefit Plan” shall mean any plan, fund, program, policy, arrangement or contract, whether formal or informal, which is in the nature of (i) any qualified or non-qualified employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) or (ii) an employee welfare benefit plan (as defined in section 3(1) of ERISA).  With respect to each Benefit Plan listed in Schedule 5.16, to the extent applicable:

(a)                                 Each such Benefit Plan has been maintained and operated in all material respects in compliance with its terms and with all applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), and all statutes, orders, rules, regulations, and other authority which are applicable to such Benefit Plan;

(b)                                 All contributions required by law to have been made under each such Benefit Plan (without regard to any waivers granted under Section 412 of the Code) to any fund or trust established thereunder in connection therewith have been made by the due date thereof:

(c)                                  Each such Benefit Plan intended to qualify under Section 401(a) of the Code is the subject of a favorable unrevoked determination letter issued by the Internal Revenue Service as to its qualified status under the Code, which determination letter may still be relied upon as to such tax qualified status, and no circumstances have occurred that would adversely affect the tax qualified status of any such Benefit Plan;

(d)                                 The actuarial present value of all accrued benefits under each such

Benefit Plan subject to Title IV of ERISA did not, as of the latest valuation date of such Benefit Plan, exceed the then current value of the assets of such Benefit Plan allocable to such accrued benefits, all as based upon the actuarial assumptions and methods currently used for such Benefit Plan;

(e)                                  None of such Benefit Plans that are “employee welfare benefit plans” as defined in Section 3(1) of ERISA provides for continuing benefits or coverage for any participant or beneficiary of any participant after such participant’s termination of employment, except as required by applicable law; and

(f)                                   Neither the Corporation nor any trade or business (whether or not incorporated) under common control with the Corporation within the meaning of Section 4001 of ERISA has, or at any time has had, any obligation to contribute to any “multiemployer plan” as defined in Section 3(37) of ERISA.

5.17                        Use of Proceeds. The net proceeds received by the Corporation from the sale of the Series A-1 Preferred Stock shall be used by the Corporation generally for the purposes set forth in Schedule 5.17 attached hereto.

5.18                        Permits and Other Rights; Compliance with Laws.  The Corporation has all permits, licenses, registrations, certificates, accreditations, orders, authorizations or approvals from any Governmental Entity (“Permits”) issued to or held by the Corporation.  Other than the Permits listed on Schedule 5.18, there are no Permits, the loss or revocation of which would result in a Corporation Material Adverse Effect.  The Corporation has all Permits necessary to permit it to own its properties and to conduct its Business as presently conducted and as proposed to be conducted.  Each such Permit is in full force and effect and, to the Corporation’s Knowledge, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration.  The Corporation is in compliance in all material respects under each such Permit, and the transactions contemplated by this Agreement will not cause a violation under any of such Permits.  The Corporation is in compliance in all material respects with all provisions of the laws and governmental rules and regulations applicable to its Business, properties and assets, and to the products and services sold by it, including, without limitation, all such rules, laws and regulations relating to fair employment practices and public or employee safety. The Corporation is in compliance with the Clinical Laboratories Improvement Act of 1967, as amended.

5.19                        Insurance. Schedule 5.19 sets forth a true and complete list of all policies or binders of fire, theft, liability, product liability, workmen’s compensation, vehicular, directors’ and officers’ and other insurance held by or on behalf of the Corporation.  Such policies and binders are in full force and effect, are in the amounts not less than is customarily obtained by corporations of established reputation engaged in the same or similar business and similarly situated and are in conformity with the requirements of all leases or other agreements to which the Corporation is a party and are valid and enforceable in accordance with their terms.  The Corporation’s product liability insurance covers its clinical trials.  The Corporation is not in default with respect to any provision contained in such policy or binder nor has the Corporation failed to give any notice or present any claim under any such policy or binder in due and timely fashion.  There are no outstanding unpaid claims under any such policy or binder.  The

Corporation has not received notice of cancellation or non-renewal of any such policy or binder.

5.20                        Board of Directors. Except as provided in Schedule 5.20 attached hereto, the Corporation has not extended any offer or promise or entered into any agreement, arrangement, understanding or otherwise, whether written or oral, with any person or entity by which the Corporation has agreed to allow such person or entity to participate, in any way, in the affairs of the Board of Directors, including without limitation, appointment or nomination as a member, or right to appear at, or receive the minutes of a meeting of the Board of Directors.

5.21                        Books and Records.  The minute books of the Corporation contain complete and accurate records of all meetings and other corporate actions of the stockholders and Boards of Directors and committees thereof.  The stock ledger of the Corporation is complete and accurate and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Corporation.

5.22                        Environmental Matters.

(a)                                 The Corporation has not used, generated, manufactured, refined, treated, transported, stored, handled, disposed, transferred, produced, processed or released (together defined as “Release”) any Hazardous Materials (as hereinafter defined) in any manner or by any means in violation of any Environmental Laws (as hereinafter defined). To the Corporation’s Knowledge, neither the Corporation nor any prior owner or tenant of the Property (as hereinafter defined) has Released any Hazardous Material or other pollutant or effluent into, on or from the Property in a way which can pose a risk to human health or the environment, nor is there a threat of such Release. As used herein, the term “Property” shall include, without limitation, land, buildings and laboratory facilities owned or leased by the Corporation or as to which the Corporation now has any duties, responsibilities (for clean-up, remedy or otherwise) or liabilities under any Environmental Laws, or as to which the Corporation or any subsidiary of the Corporation may have such duties, responsibilities or liabilities because of past acts or omissions of the Corporation or any such subsidiary or their predecessors, or because the Corporation or any such subsidiary or their predecessors in the past was such an owner or operator of, or some other relationship with, such land, buildings and/or laboratory facilities, all as more fully described in Schedule 5.22(a) of the Corporation’s Disclosure Schedule. The term “Hazardous Materials” shall mean (A) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “hazardous air pollutants,” “contaminants,” “toxic chemicals,” “toxins,” “hazardous chemicals,” “extremely hazardous substances,” “pesticides,” “oil” or related materials as defined in any applicable Environmental Law, or (B) any petroleum or petroleum products, oil, natural or synthetic gas, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, radon, and any other substance defined or designated as hazardous, toxic or harmful to human health, safety or the environment under any Environmental Law.

(b)                                 No notice of lien under any Environmental Laws has been filed against any Property of the Corporation.

(c)                                  The use of the Property complies with lawful, permitted and conforming uses in all material respects under all applicable building, tire, safety, subdivision, zoning, sewer, environmental, health, insurance and other such laws, ordinances, rules, regulations and plan approval conditions of any governmental or public body or authority relating to the use of the Property.

(d)                                 Except as described in Schedule 5.22(d) of the Corporation’s Disclosure Schedule, to the Corporation’s Knowledge, the Property does not contain: (i) asbestos in any form; (ii) urea formaldehyde foam insulation; (iii) transformers or other equipment which contain dialectic fluid containing levels of polychlorinated biphenyls; (iv) radon; or (v) any other chemical, material or substance, the exposure to which is prohibited, limited or regulated by a federal, state or local government agency, authority or body, or which, even if not so regulated, to the Corporation’s Knowledge after reasonable investigation, may or could pose a hazard to the health and safety of the occupants of the Property or the owners or occupants of property adjacent to or in the vicinity of the Property.

(e)                                  The Corporation has not received written notice that the Corporation is a potentially responsible party for costs incurred at a cleanup site or corrective action under any Environmental Laws.  The Corporation has not received any written requests for information in connection with any inquiry by any Governmental Authority (as defined hereinafter) concerning disposal sites or other environmental matters. As used herein, “Governmental Authority” shall mean any nation or government, any federal, state, municipal, local, provincial, regional or other political subdivision thereof and any entity or person exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government, Schedule 5.22(e) of the Corporation’s Disclosure Schedule identifies all locations where Hazardous Materials used in whole or in part by the Business of the Corporation or resulting from the Business, facilities or Property of the Corporation have been stored or disposed of by or on behalf of the Corporation. As used herein, “Environmental Laws” shall mean all applicable federal, state and local laws, ordinances, rules and regulations that regulate, fix liability for, or otherwise relate to, the handling, use (including use in industrial processes, in construction, as building materials, or otherwise), storage and disposal of hazardous and toxic wastes and substances, and to the discharge, leakage, presence, migration, threatened Release or Release (whether by disposal, a discharge into any water source or system or into the air, or otherwise) of any pollutant or effluent. Without limiting the preceding sentence, the term “Environmental Laws” shall specifically include the following federal and state laws, as amended:

FEDERAL

Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. § 9601 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq.; the Toxic Substance Control Act, 15 U.S.C. § 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 1001 et seq.; the Hazardous Materials

Transportation Act, as amended, 49 U.S.C. § 1801 et seq.; the Atomic Energy Act, as amended 42 U.S.C. § 2011 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. § 651 et seq.; the Federal Food, Drug and Cosmetic Act, as amended 21 U.S.C. § 301 et seq. (insofar as it regulates employee exposure to Hazardous Substances); the Clean Air Act, 42 U.S.C. 7401 et. seq.

STATE

MASSACHUSETTS ENVIRONMENTAL STATUTES

Massachusetts Clean Waters Act, Mass. Gen. L. Ch. 21, Section 26, et. seq., and regulations thereto; Massachusetts Solid Waste Disposal Laws. Mass. Gen. L. Ch. 16, Section 18, et. seq., and Ch. 111, Section 1 05A, and regulations thereto; Massachusetts Oil and Hazardous Materials Release Prevention and Response Act, Mass. Gen. L., Ch. 21 E, Section 1, et. seq., and regulations thereto; Massachusetts Solid Waste Facilities Law, Mass. Gen. L., Ch. 21H, Section 1, et. seq., and regulations thereto; Massachusetts Toxic Use Reduction Act, Mass. Gen. L., Ch. 211, Section 1, et. seq., and regulations thereto; Massachusetts Litter Control Laws, Mass. Gen. L. Ch. 111. Section 1 50A, et. seq., and regulations thereto; Massachusetts Wetlands Protection Laws, Mass. Gen. L., Ch. 130, Section 105, et. seq., and regulations thereto; Massachusetts Environmental Air Pollution Control Law, Mass. Gen. L.. Ch. 101, Section 2B, et. seq., and regulations thereto; Massachusetts Environmental Policy Act, Mass. Gen. L. Ch. 30, Section 61, et. seq., and regulations thereto; and Massachusetts Hazardous Waste Laws, Mass. Gen. L. Ch. 21C, Section 1, et. seq., and regulations thereto.

(f)                                   The Corporation has maintained all environmental and operating documents and records substantially in the manner and for the time periods required by the Environmental Laws and any other laws, regulations or orders and has never conducted an environmental audit except as disclosed in Schedule 5.22(f) of the Corporation’s Disclosure Schedule. For purposes of this Section 5.22(f), an environmental audit shall mean any evaluation, assessment, study or test performed at the request of or on behalf of a Governmental Authority, including, but not limited to, a public liaison committee, but does not include normal or routine inspections, evaluations or assessments which do not relate to a threatened or pending charge, restraining order or revocation of any permit, license, certificate, approval, authorization, registration or the like issued pursuant to the Environmental Laws and any other law, regulation or order.

(g)                                  To the Corporation’s Knowledge, no part of the Property of the Corporation is (i) located within any wetlands area, (ii) subject to any wetlands regulations, or (iii) included in or is proposed for inclusion in, or abuts any property included in or proposed for inclusion in, the National Priority List or any similar state lists.

5.23                        FDA Matters.

(a)                                 The Corporation has (i) complied in all material respects with all applicable laws, regulations and specifications with respect to the manufacture, design, sale, storing, labeling, testing, distribution, inspection, promotion and marketing of all of the Corporation’s products and product candidates and the operation of manufacturing facilities promulgated by the U.S. Food and Drug Administration (the “FDA”) or any corollary entity in any other jurisdiction and (ii) conducted, and in the case of any clinical trials conducted on its behalf, caused to be conducted, all of its clinical trials with reasonable care and in compliance in all material respects with all applicable laws and the stated protocols for such clinical trials.

(b)                                 All of the Corporation’s submissions to the FDA and any corollary entity in any other jurisdiction, whether oral, written or electronically delivered, were true, accurate and complete in all material respects as of the date made, and remain true, accurate and complete in all material respects and do not misstate any of the statements or information included therein, or omit to state a fact necessary to make the statements therein not materially misleading.

(c)                                  The Corporation has not committed any act, made any statement or failed to make any statement that would breach the FDA’s policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar laws, rules or regulations, whether under the jurisdiction of the FDA or a corollary entity in any other jurisdiction, and any amendments or other modifications thereto.  Neither the Corporation nor, to the Corporation’s Knowledge, any officer, employee or agent of the Corporation has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in (i) debarment under 21 U.S.C. Section 335a or any similar state or foreign law or regulation or (ii) exclusion under 42 U.S.C. Section 1320a 7 or any similar state or foreign law or regulation, and neither the Corporation nor, to the Corporation’s Knowledge, any such person has been so debarred or excluded.

(d)                                 The Corporation has not sold or marketed any products prior to receiving any required or necessary approvals or consents from any federal or state governmental authority, including but not limited to the FDA under the Food, Drug & Cosmetics Act of 1976, as amended, and the regulations promulgated thereunder, or any corollary entity in any jurisdiction.  The Corporation has not received any notice of, nor is the Corporation aware of any, actions, citations, warning letters or Section 305 notices from the FDA or any corollary entity.

5.24                        Compliance with Privacy Laws

(a)                                 For purposes of this Agreement:

(i)                                     “Foreign Privacy Laws” shall mean (a) the Directive 95/46/EC of the Parliament and of the Council of the European Union of 24 October 1995 on the protection of individuals with regard to the collection, use, disclosure, and processing of personal data and on the free movement of such data, (b) the corresponding national rules, regulations, codes, orders, decrees and rulings thereunder of the member states of the European Union and (c) any rules, regulations, codes, orders, decree, and rulings thereunder related to privacy, data protection or data transfer issues implemented in other countries.

(ii)                                  “US Privacy Laws” shall mean any rules, regulations, codes, orders, decrees, and rulings thereunder of any federal, state, regional, county, city, municipal or local government of the United States or any department, agency, bureau or other administrative or regulatory body obtaining authority from any of the foregoing that relate to privacy, data protection or data transfer issues, including all implementing laws, ordinances or regulations, including, without limitation, the Health Insurance Portability and Accountability Act of 1996, as amended; the Children’s Online Privacy Protection Act (COPPA) of 1998, as amended; the Financial Modernization Act (Graham-Leach-Bliley Act) of 2000, as amended; the Fair Credit Reporting Act of 1970, as amended; the Privacy Act of 1974, as amended; the Family Education Rights and Privacy Act of 1974, as amended; the Right to Financial Privacy Act of 1978, as amended; the Privacy Protection Act of 1980, as amended; the Cable Communications Policy Act of 1984, as amended; the Electronic Communications Privacy Act of 1986, as amended; the Video Privacy Protection Act of 1988, as amended; the Telephone Consumer Protection Act of 1991, as amended; the Driver’s Privacy Protection Act of 1994, as amended; the Communications Assistance for Law Enforcement Act of 1994, as amended; the Telecommunications Act of 1996, as amended; and any implementing regulations related thereto;

(b)                                 The Corporation is currently and has been at all times in compliance in all material respects with all Foreign Privacy Laws and US Privacy Laws; and the Corporation has not received notice (in writing or otherwise) regarding violation of such Foreign Privacy Laws or US Privacy Laws.

(c)                                  No action, suit, proceeding, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Corporation, nor to the Corporation’s Knowledge threatened against the Corporation, relating to Foreign Privacy Laws and US Privacy Laws; nor has the Corporation incurred any material liabilities (whether accrued, absolute, contingent or otherwise) under any Foreign Privacy Laws or US Privacy Laws.

(d)                                 Health Insurance Portability and Accountability Act of 1996.  The Corporation (i) has assessed the applicability of the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations (collectively, “HIPAA”) to the Corporation, including the fully insured and self-insured health plans that the Corporation sponsors or has sponsored or contributes to or has contributed to and health care provider activities, if any, in which the Corporation engages, (ii) has complied in all relevant respects with HIPAA, including 45 C.F.R. Part 160 and Subparts A and E of Part 164 (the “HIPAA Privacy Rule”), including but not limited to HIPAA Privacy Rule requirements relating to health information use and disclosure, notices of privacy rights, appointment of a Privacy Officer, adoption of a privacy policy, amendment of plan documents, and implementation of employee training as to the handling of protected health information, and (iii) if required under the HIPAA Privacy Rule, has entered into business associate agreements on behalf of the Corporation’s health plans covering the handling of protected health information with vendors and others categorized under HIPAA as business associates of the Corporation’s health plans.

(e)                                  Other Health Information Laws.  Without limiting the generality of Section 5.24(a) through Section 5.24(d),

(i)                                     the Corporation is currently, and has been at all times since its incorporation, in compliance in all material respects with all applicable health insurance, health information security, health information privacy, and health information transaction format Laws (each a “Health Information Law”), including, without limitation, any rules, regulations, codes, orders, decrees, and rulings thereunder of any federal, state, regional, county, city, municipal or local government, whether foreign or domestic, or any department, agency, bureau or other administrative or regulatory body obtaining authority from any of the foregoing; and

(ii)                                  no action, suit, proceeding, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Corporation nor to the Corporation’s Knowledge threatened against the Corporation, alleging any failure to comply with any Health Information Law; nor has the Corporation incurred any material liabilities (whether accrued, absolute, contingent or otherwise) under any Health Information Law.

5.25                        Health Care and Affiliated Transactions; Stark and Anti-Kickback Laws.

(a)                                 For purposes of the Stark II law and implementing regulations, if applicable, none of the directors or officers of the Corporation, or physicians employed by the Corporation, any other affiliates of the Corporation, or any of their respective immediate family members is (i) to the Corporation’s Knowledge, a partner or stockholder or has any other economic interest in any customer or supplier of the Corporation; (ii) a party to any transaction or contract with the Corporation; or (iii) indebted to the Corporation.  The Corporation has not paid, or incurred any obligation to pay, any fees, commissions or other amounts to and is not a party to any agreement, business arrangement or course of dealing with any firm of or in which any of directors, officers or affiliates of the Corporation, or any of their respective immediate family members, is a partner or stockholder or has any other economic interest, other than ownership of less than one percent (1%) of a publicly traded corporation.  No physician or family member of a physician has a financial relationship with the Corporation in violation of Section 1877 of the Social Security Act.  The Corporation has made all filings required by Section 1877 of the Social Security Act.

(b)                                 The Corporation has complied with all applicable state and federal “anti-kickback,” fraud and abuse, false claims and related statutes and regulations.  The Corporation has received no notice of nor is otherwise aware of any inquiries, audits, subpoenas or other investigations involving Corporation by the U.S. Department of Health and Human Services, the U.S. Office of Inspector General, any U.S. Attorney’s Office or any other federal or state agency with jurisdiction over such statutes or regulations.

SECTION 6.                            Representations and Warranties of the Investor to the Corporation.

The Investor represents and warrants to the Corporation as follows:

(a)                                 It is acquiring the Series A-1 Preferred Stock and, in the event it should acquire Reserved Common Shares upon conversion of the Series A-1 Preferred Stock, it will be acquiring such Reserved Common Shares, for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

(b)                                 It is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act.

(c)                                  It agrees that the Corporation may place a legend on the certificates delivered hereunder stating that the Series A-1 Preferred Stock and any Reserved Common Shares have not been registered under the Securities Act, and, therefore, cannot be offered, sold or transferred unless they are registered under the Securities Act or an exemption from such registration is available and that the offer, sale or transfer of the Series A-1 Preferred Stock and any Reserved Common Shares is further subject to any restrictions imposed by this Agreement and the Stockholders’ Agreement.

(d)                                 The execution, delivery and performance by it of this Agreement have been duly authorized by all requisite action of it.

(e)                                  It further understands that the exemptions from registration afforded by Rule 144 and Rule 144A (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

(f)                                   It has such knowledge and experience in business and financial matters and with respect to investments in securities of privately-held companies so as to enable it to understand and evaluate the risks of its investment in the Series A-1 Preferred Stock and form an investment decision with respect thereto.  It has been afforded the opportunity during the course of negotiating the transactions contemplated by this Agreement to ask questions of, and to secure such information from, the Corporation and its officers and directors as it deems necessary to evaluate the merits of entering into such transactions.

(g)                                  It is duly organized and validly existing and has the power and authority to enter into this Agreement and it has not been organized, reorganized or recapitalized specifically for the purpose of acquiring the securities of the Corporation.

(h)                                 It has adequate net worth and means of providing for its current needs and personal contingencies to sustain a complete loss of its investment in the Corporation.  The Investors understand that the foregoing representations and warranties shall be deemed material and to have been relied upon by the Corporation.

SECTION 7.                            Closing Conditions.

(a)                                 It shall be a condition precedent to the obligations of the Corporation hereunder to be performed at the Stage I Closing, as to the Investor that the representations and warranties contained herein of the Investor hereunder shall be true and correct as of the date of such Closing with the same force and effect as though such representations and warranties had been made on and as of such date.

(b)                                 The Stage I Closing pursuant to the April 25 Agreement shall have occurred or, if the Closing takes place on May 17, 2011, shall occur concurrently with the Closing hereunder, and in each case the sale of stock under such Agreement shall be at a per share purchase price equal to that hereunder and aggregate proceeds to the Company shall not be at less $20 million.

(c)                                  Ipsen has become a party to the Amended and Restated Stockholders’ Agreement dated April 25, 2011 among the Company and the other parties named therein.

SECTION 8.                            Acknowledgement Regarding the Merger.

The Investor hereby, in its capacity as a future stockholder of the Corporation, (a) acknowledges that such Investor is aware that the Corporation has, prior to the execution and delivery of this Agreement, entered into an Agreement and Plan of Merger with MPMAC and Merger Sub with respect to the proposed Merger, an executed copy of which is attached hereto as Exhibit F (the “Merger Agreement”), and (b) acknowledges that such Investor has received and reviewed the Merger Agreement.

SECTION 9.                            Expenses and Fees.

The Corporation shall pay, and hold the Investor harmless against all liability for the payment of all costs and other expenses incurred by the Investor in connection with the Corporation’s performance of and compliance with all agreements and conditions contained herein or contemplated hereby on its part to be performed or complied with.  The Corporation further agrees that it will pay, and hold the Investor harmless from, any and all liability with respect to any stamp or similar taxes which may be determined to be payable in connection with the execution and delivery of this Agreement or any modification, amendment or alteration of the terms or provisions of this Agreement and that it will similarly pay, and hold the Investor harmless from, all issue taxes in respect of the issuance of the Series A-1 Preferred Stock to the Investor.  the

SECTION 10.                     Certain Covenants.

Without the prior written consent of the holders of a majority of the shares of Series A-1 Preferred Stock issued and outstanding at the time (the “Majority Investors”), the Corporation shall not issue any shares of Series A-1 Preferred Stock or any securities convertible into shares of Series A-1 Preferred Stock other than (i) Excluded Stock (as defined in the Certificate of Incorporation of the Corporation), (ii) pursuant to the terms of this Agreement or (iii) pursuant to agreements, warrants or arrangements described on Schedule 10 hereof.

SECTION 11.                     Brokers or Finders.

The Corporation represents and warrants to the Investor, and the Investor represents and warrants to the Corporation, that, other than Leerink Swann LLC, which has acted as advisor to the Corporation in connection with the transactions contemplated by this Agreement, no person or entity has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Corporation or the Investors for any commission, fee or other compensation as a finder or broker because of any act or omission by the Corporation or the Investor or by any agent of the Corporation or the Investors.

SECTION 12.                     Exchanges Lost. Stolen or Mutilated Certificates.

Upon surrender by the Investor to the Corporation of shares of Series A-1 Preferred Stock or Reserved Common Shares acquired by such Investor hereunder, the Corporation, at its expense, will issue in exchange therefor, and deliver to such Investor, a new certificate or certificates representing such shares in such denominations as may be requested by such Investor. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any certificate representing any shares of Common Stock or Preferred Stock purchased or acquired by any Investor hereunder and, in case of any such loss, theft or destruction, upon delivery of any indemnity agreement satisfactory to the Corporation, or in case of any such mutilation, upon surrender and cancellation of such certificate, the Corporation, at its expense, will issue and deliver to such Investor a new certificate for such shares of Common Stock or Preferred Stock, as applicable, of like tenor, in lieu of such lost, stolen or mutilated certificate.

SECTION 13.                     Survival of Representations and Warranties.

The representations and warranties set forth in Sections 5 and 6 hereof shall survive the Closings indefinitely.

SECTION 14.                     Indemnification.

The Corporation shall indemnify, defend and hold the Investor harmless against any and all liabilities, loss, cost or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from, relating to, or connected with the untruth, inaccuracy or breach of any statements, representations, warranties or covenants of the Corporation contained herein, including, but not limited to, all statements, representations, warranties or covenants concerning environmental matters.

SECTION 15.                     Remedies.

In case any one or more of the representations, warranties, covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such representations, warranties, covenants or agreements may proceed to protect and enforce its or their rights either by suit in equity and/or action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.  The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law.  No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

SECTION 16.                     Successors and Assigns.

Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Corporation and the Investor and the respective permitted successors and assigns of the Investor and the permitted successors and assigns of the Corporation. Subject to the provisions of Sections 3.1, 3.2, 3.3 and 3.10 of the Stockholders’ Agreement, this Agreement and the rights and duties of the Investor set forth herein may be freely assigned, in whole or in part, by the Investor.  Neither this Agreement nor any of the rights or duties of the Corporation set forth herein shall be assigned by the Corporation, in whole or in part, without having first received the written consent of the Majority Investors.  Notwithstanding the foregoing, upon the consummation of the Merger and with respect to all times following the consummation of the Merger, (i) the Corporation shall, and hereby does, assign all of its rights, duties and obligations under this Agreement to MPMAC and (ii) all references to the “Corporation” in this Agreement and to its capital stock or any other aspects of the Corporation shall be deemed to be references to MPMAC and its capital stock and other applicable aspects of MPMAC.  MPMAC, by executing this Agreement as an anticipated successor and assign to the Corporation, does hereby assume, effective upon the consummation of the Merger, all of the Corporation’s rights, duties and obligations under this Agreement and Radius will be released from its duties and obligations under this Agreement.  All parties to this Agreement hereby consent to the assignment and assumption contemplated between the Corporation and MPMAC set forth in this paragraph.

SECTION 17.                     Entire Agreement.

This Agreement, together with the other writings referred to herein, including the Restated Charter and the Stockholders’ Agreement, or delivered hereunder and which form a part hereof, contains the entire agreement among the parties with respect to the subject matter hereof and amends, restates and supersedes all prior and contemporaneous arrangements or understandings, whether written or oral, with respect thereto.

SECTION 18.                     Notices.

All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied or e-mailed with a confirmation copy by regular mail, addressed, telecopied or e-mailed, as the case may be, to such party at the address, telecopier number or e-mail address, as the case may be, set forth below or such other address, telecopier number or e-mail address, as the case may be, as may hereafter be designated in writing by the addressee to the addressor listing all parties:

(i)                                     if to the Corporation. to:

Radius Health, Inc.

201 Broadway

Sixth Floor

Cambridge, MA 02139

Attention: B. Nicholas Harvey

Telecopier: (617) 444-1834
E-mail: bnharvey@radiuspharm.com

with a copy to:

Bingham McCutchen

One Federal Street

Boston. MA 02110-1726

Attention: Julio E. Vega, Esq.

Telecopier: (617) 951-8736
E-mail:  Julio.vega@bingham.com

(ii)                                  if to Investor, as set forth on Schedule 1.

All such notices, requests, consents and other communications shall be deemed to have been received: (a) in the case of personal delivery, on the date of such delivery; (b) in the case of mailing, on the third business day following the date of such mailing; (c) in the case of overnight mail, on the first business day following the date of such mailing; (d) in the case of facsimile transmission, when confirmed by facsimile machine report; or (e) in the case of e-mail delivery, when confirmed by the sender’s e-mail system.

SECTION 19.                     Changes.

The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to a writing executed by a duly authorized representative of the Corporation, MPMAC and the Investor..

SECTION 20.                     Counterparts.

This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

SECTION 21.                     Headings.

The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

SECTION 22.                     Nouns and Pronouns.

Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

SECTION 23.                     Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 24.                     Further Assurances.

The parties shall cooperate reasonably with each other in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall furnish upon request to each other such further information, execute and deliver to each other such other documents, and do such other acts and things, all as the other party may reasonably request for purposes of carrying out the intend of this Agreement and consummating the transactions contemplated hereby.

SECTION 25.                     Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding choice of laws rules thereof.

(Remainder of Page Left Intentionally Blank.)

(Signature Page to Stock Purchase Agreement)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE CORPORATION:

RADIUS HEALTH, INC.

By:
Name:	C. Richard Edmund Lyttle
Title:	President

As an anticipated successor and assign to the Corporation under Section 16 hereof:

MPM ACQUISITION CORP.

By:
Name:	C. Richard Edmund Lyttle
Title:	President

INVESTOR:

IPSEN PHARMA SAS

By:
Name:	Marc de Garidel
Title:	Chairman and CEO

Schedule I

Name of Investors	Address of Record	Stage I Preferred Shares
Ipsen Pharma SAS	Attn: Ipsen Pharma SAS 42 Rue du Docteur Blanche 75016 Paris, France	See calculation in Section 3.2
TOTAL:

Exhibit A

Form of Restated Certificate

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

RADIUS HEALTH, INC.

(Pursuant to Section 242 and 245 of the

General Corporation Law of the State of Delaware)

Radius Health, Inc., a Delaware corporation hereby certifies as follows:

1.              The name of the corporation is Radius Health, Inc. (the “Corporation”). The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on October 3, 2003 and the name under which it was originally incorporated was NuVios, Inc.

2.              This Fourth Amended and Restated Certificate of Incorporation (the “Certificate”) amends, restates and integrates the provisions of the Third Amended and Restated Certificate of Incorporation as heretofore in effect (the “Prior Certificate”), has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (“DGCL”), and has been approved by written consent of the stockholders of the Corporation in accordance with the provisions of Section 228 of the DGCL (prompt notice of such action having been given to those stockholders who did not consent in writing).

3.              Effective immediately at the effective date of the filing of this Certificate (the “Effective Time”), the Prior Certificate, as heretofore amended, is hereby further amended and restated to read in its entirety as follows:

ARTICLE I
Name

The name of the corporation is Radius Health, Inc.

ARTICLE II
Purpose

The Corporation is organized to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE IIA
Reverse Split

Simultaneously with the Effective Time (the “Split Effective Date”), a reverse split (the “Reverse Split”) of the Corporation’s outstanding capital stock shall occur as follows: (a) each share of Common Stock issued and outstanding or held as treasury shares immediately prior to the Split Effective Date (the “Old Common Stock”) shall automatically without any action on the part of the holder thereof, be reclassified and changed into 0.06666667 of one share of Common Stock from and after the Split Effective Date (the “New Common Stock”), (b) each share of Series A Stock issued and outstanding or held as treasury shares immediately prior to the Split Effective Date (the “Old Series A Stock”) shall automatically without any action on the part of the holder thereof, be reclassified and changed into

0.06666667 of one share of Series A Stock from and after the Split Effective Date (the “New Series A Stock”), (c) each share of Series B Stock issued and outstanding or held as treasury shares immediately prior to the Split Effective Date (the “Old Series B Stock”) shall automatically without any action on the part of the holder thereof, be reclassified and changed into 0.06666667 of one share of Series B Stock from and after the Split Effective Date (the “New Series B Stock”) and (d) each share of Series C Stock issued and outstanding or held as treasury shares immediately prior to the Split Effective Date (the “Old Series C Stock”) shall automatically without any action on the part of the holder thereof, be reclassified and changed into 0.06666667 of one share of Series C Stock from and after the Split Effective Date (the “New Series C Stock”).  No fractional shares of Common Stock or Preferred Stock shall be issued upon such reclassification effected by the Reverse Split.  Rather, if such reclassification would result in the issuance of any fractional share to any stockholder after aggregating all fractional shares of any class or series of stock otherwise issuable to such stockholder, the Corporation shall, in lieu of issuing any fractional share to such stockholder, pay a cash amount to such stockholder equal to the sum of (A) the product of any fractional share of New Common Stock pertaining to such stockholder multiplied by $8.142, (B) the product of any fractional share of New Series A Stock pertaining to such stockholder multiplied by $8.142, (C) the product of any fractional share of New Series B Stock pertaining to such stockholder multiplied by $8.142 and (D) the product of any fractional share of New Series C Stock pertaining to such stockholder multiplied by $8.142.  Subject to the rest of the provisions of this Certificate, each holder of a certificate or certificates, which immediately prior to the Split Effective Date represented outstanding shares of Old Common Stock, Old Series A Stock, Old Series B Stock and Old Series C Stock, as applicable (the “Old Certificates”), shall, from and after the Split Effective Date, be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates (the “New Certificates”) representing the shares of New Common Stock, New Series A Stock, New Series B Stock and New Series C Stock, as applicable, into which the shares of Old Common Stock, Old Series A Stock, Old Series B Stock and Old Series C Preferred Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof.  All stock numbers and prices set forth in this Certificate (including, without limitation, those share numbers set forth in Article III) give effect to the Reverse Split and no further adjustments are necessary with respect thereto.

ARTICLE III
Capital Stock

Authorization. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Seventy-six Million Thirty-four Thousand Twenty-nine (76,034,029) shares, consisting of Sixty Three Thousand (63,000) shares of Series A Junior Convertible Preferred Stock, par value $.01 per share (the “Series A Stock”), One Million Six Hundred Thousand (1,600,000) shares of Series B Convertible Redeemable Preferred Stock, par value $.01 per share (the “Series B Stock”), Ten Million One Hundred Forty-six Thousand Six Hundred Twenty-nine (10,146,629) shares of Series C Convertible Preferred Stock, par value $.01 per share, (the “Series C Stock”, and together with the Series B Stock, the “Existing Senior Preferred Stock”, and collectively with the Series A Stock and Series B Stock, the “Existing Preferred Stock”), Ten Million (10,000,000) shares of Series A-1 Convertible Preferred Stock, par value $.01 per share (the “Series A-1 Stock”), Nine Million Eight Hundred Thirty-two Thousand One Hundred Thirty-three (9,832,133) shares of Series A-2 Convertible Preferred Stock, par value $.01 per share (the “Series A-2 Stock”), One Million Four Hundred Twenty-two Thousand Three Hundred (1,422,300) shares of Series A-3 Convertible Preferred Stock, par value $.01 per share, (the “Series A-3 Stock” and together with the Series A-1 Stock and Series A-2 Stock, the “Participating Preferred Stock”), Forty Thousand and Three (40,003) shares of Series A-4 Convertible Preferred Stock, par value $.01 per share (the “Series A-4 Stock”), Seventy Thousand (70,000) shares of Series A-5 Convertible Preferred Stock, par value $.01 per share (the “Series A-5 Stock”) and Eight Million (8,000,000) shares of Series A-6 Convertible Preferred Stock, par value $.01 per share (the “Series A-6

Stock”, and together with the Series A-1 Stock, the Series A-2 Stock, the Series A-3 Stock, the Series A-4 Stock and the Series A-5 Stock, the “New Preferred Stock”), and Thirty-four Million Eight Hundred Fifty-nine Thousand Nine Hundred Sixty-four (34,859,964) shares of Common Stock, par value $.01 per share (the “Common Stock”).

SPECIAL NOTE:  The terms, conditions, designations, preferences and privileges of the Existing Preferred Stock are set forth below in Part A of this Article III, however, it is expected that upon the Stage I Closing (as defined in the Series A-1 Purchase Agreement) of the Qualified Financing (as defined herein), all shares of Existing Preferred Stock will be converted into shares of New Preferred Stock or Common Stock, the terms, conditions, designations, preferences and privileges of which are set forth in Part B and Part C of this Article III, respectively.

PART A. EXISTING PREFERRED STOCK

1.              Designation and Amount.  The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Existing Preferred Stock shall be as set forth in this Part A. The number of authorized shares of the Series A Stock is Sixty Three Thousand (63,000), the number of authorized shares of the Series B Stock is One Million Six Hundred Thousand (1,600,000), and the number of authorized shares of the Series C Stock is Ten Million One Hundred Forty-six Thousand Six Hundred Twenty-nine (10,146,629).

2.              Ranking.  The Corporation’s shares of Series C Stock shall rank, as to dividends and upon Liquidation (as defined in Section A.4(b) hereof) and Event of Sale (as defined in Section A.4(h) hereof), equally with each other and senior and prior to the Corporation’s shares of  Series B Stock and Series A Stock.  The Corporation’s shares of Series B Stock shall rank, as to dividends and upon Liquidation and Event of Sale, equally with each other and senior and prior to the Corporation’s shares of Series A Stock.  With respect to dividends, Liquidation and Event of Sale prior, the Series A Stock, Series B Stock and Series C Stock shall rank senior and prior to the Corporation’s Common Stock and to all other classes or series of stock issued by the Corporation, except as otherwise approved by the affirmative vote or consent of the holders shares of Existing Senior Preferred Stock representing at least a majority of the shares of the voting power of the Existing Senior Preferred Stock then outstanding (determined as set forth in the second sentence of Section A.6(a) hereof) (the “Existing Senior Majority”).

3.              Dividend Provisions.

(a)                                 Series C Stock.  The holders of shares of the Series C Stock shall be entitled to receive dividends at the rate of 8% of the Series C Original Purchase Price (as defined in Section A.8 hereof) per annum, compounding annually, and which will accrue on a quarterly basis commencing on the applicable date of issuance of each of such shares of Series C Stock.  The holders of Series C Stock shall be entitled to receive dividends prior in right to the payment of dividends and other distributions (whether in cash, property or securities of the Corporation, including subscription or other rights to acquire securities of the Corporation) on the Series B Stock, Series A Stock and Common Stock.  Dividends hereunder shall be payable in cash, when, as and if declared or paid by the Board of Directors and, as accrued, on any Liquidation (as defined in Section A.4(b) hereof) or Event of Sale (as defined in Section A.4(h)(vii) hereof), or upon any Redemption Date (as defined in Section A.5(c) hereof).  Dividends hereunder shall be payable in shares of Common Stock (calculated based upon the then effective Series C Conversion Price), as accrued, upon the conversion of the Series C Stock into Common Stock.  Whenever any dividend may be declared or paid on any shares of Series C Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each other share of the Series C Stock then outstanding, so that all outstanding shares of Series C Stock will participate equally with each other and ratably per share (calculated as provided in Section A.3(d) hereof).  Whenever any dividend or other distribution, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation), may be declared or paid on: (i) any shares of the Common Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each share of the Series C Stock then outstanding so that all outstanding shares of Series C Stock will participate in such dividend ratably with such shares of Common Stock (calculated as provided in Section A.3(d) hereof); or (ii) any shares of any other series of Preferred Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same or equivalent rate upon each share of the Series C Stock then outstanding so that all outstanding shares of Series C Stock will participate in such dividend ratably with such shares of such other series of Preferred Stock (based on the number of shares of Common Stock into which each share Series C Stock and each share of such other series of Preferred Stock is then convertible, if applicable, or, otherwise, the relative liquidation preference per share, of such other series of Preferred Stock as compared with the Series C Stock then outstanding).

(b)                                 Series B Stock.  Following payment in full of required dividends to the holders of Series C Stock in accordance with Section A.3(a) above, the holders of shares of the Series B Stock shall be entitled to receive dividends at the rate of 8% of the Series B Original Purchase Price (as defined in Section A.8 hereof) per annum, compounding annually, and which will accrue on a quarterly basis commencing on the applicable date of issuance of each of such shares of Series B Stock.  The holders of Series B Stock shall be entitled to receive dividends prior in right to the payment of dividends and other distributions (whether in cash, property or securities of the Corporation, including subscription or other rights to acquire securities of the Corporation) on the Series A Stock and Common Stock.  Dividends hereunder shall be payable in cash, when, as and if declared or paid by the Board of Directors and, as accrued, on any Liquidation (as defined in Section A.4(b) hereof) or Event of Sale (as defined in Section A.4(h) hereof), or upon any Redemption Date (as defined in Section A.5(c) hereof).  Dividends hereunder shall be payable in shares of Common Stock (calculated based upon the then effective Series B Conversion Price), as accrued, upon the conversion of the Series B Stock into Common Stock.  Whenever any dividend may be declared or paid on any shares of Series B Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each other share of the Series B Stock then outstanding, so that all outstanding shares of Series B Stock will participate equally with each other and ratably per share (calculated as provided in Section A.3(d) hereof).  Whenever any dividend, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation), may be declared or paid on: (i) any shares of the Common Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each share of the Series B Stock then outstanding so that all outstanding shares of Series B Stock will participate in such dividend ratably with such shares of Common Stock (calculated as provided in Section A.3(d) hereof); or (ii) any shares of Series A Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same or equivalent rate upon each share of the Series B Stock then outstanding so that all outstanding shares of Series B Stock will participate in such dividend ratably with such shares of Series A Stock (based on the number of shares of Common Stock into which each share of Series B Stock and each share of Series A Stock is then convertible, if applicable, or, otherwise, the relative liquidation preference per share, of Series A Stock as compared with the Series B Stock then outstanding).

(c)                                  Series A Stock.  Following payment in full of required dividends to the holders of Series C Stock and Series B Stock in accordance with Sections A.3(a) and (b) above, the holders of shares of the Series A Stock shall be entitled to receive, when, if and as declared by the Board of Directors, dividends on any shares of Series A Stock, out of funds legally available for that purpose, at a rate to be determined by the Board of Directors if and when they may so declare any dividend on the Series A Stock.

(d)                                 In connection with any dividend declared or paid hereunder, each share of Existing Preferred Stock shall be deemed to be that number of shares (including fractional shares) of Common Stock into which it is then convertible, rounded up to the nearest one-tenth of a share.  No fractional shares of capital stock shall be issued as a dividend hereunder. The Corporation shall pay a cash adjustment for any such fractional interest in an amount equal to the fair market value thereof on the last Business Day (as defined in Section A.8 hereof) immediately preceding the date for payment of dividends as determined by the Board of Directors in good faith.

4.              Liquidation Rights.

(a)                                 With respect to rights on Liquidation (as defined in Section A.4(b) hereof): (i) the shares of Series C Stock shall rank equally with each other and senior and prior to the shares of Series B Stock, Series A Stock and the Common Stock and to all other classes or series of stock issued by the Corporation, except as otherwise approved by the affirmative vote or consent of the Existing Senior Majority; (ii) the shares of Series B Stock shall rank equally with each other and senior and prior to the shares of Series A Stock and the shares of Common Stock and to all other junior classes or series of stock issued by the Corporation, and junior to the Series C Stock; and (iii) the Series A Stock shall rank senior and prior to the Corporation’s Common Stock and to all other junior classes or series of stock issued by the Corporation, and junior to the Existing Senior Preferred Stock.

(b)                                 In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation (collectively, a “Liquidation”): (i) the holders of shares of Series C Stock then outstanding (the “Series C Stockholders”) shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of Series B Stock then outstanding (the “Series B Stockholders”), the holders of Series A Stock then outstanding (the “Series A Stockholders,” and collectively with the Series C Stockholders and the Series B Stockholders, the “Existing Preferred Stockholders”), or the holders of Common Stock or any other class or series of stock ranking on Liquidation junior to such Series C Stock, an amount per share equal to the Series C Original Purchase Price (as defined in Section A.8 hereof), plus an amount equal to any declared or accrued but unpaid dividends thereon, calculated pursuant to Section A.3(a) hereof; (ii) after the distribution to the Series C Stockholders of the full amount to which they are entitled to receive pursuant to this Section A.4(b), the Series B Stockholders shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the Series A Stockholders or the holders of Common Stock or any other class or series of stock ranking on Liquidation junior to such Series B Stock, an amount per share equal to the Series B Original Purchase Price (as defined in Section A.8 hereof), plus an amount equal to any declared or accrued but unpaid dividends thereon, calculated pursuant to Section A.3(b) hereof; and (iii) after the distribution to the Series B Stockholders of the full amount to which they are entitled to receive pursuant to this Section A.4(b), the Series A Stockholders shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on Liquidation junior to such Series A Stock, an amount per share equal to the Series A Original Purchase Price (as defined in Section A.8 hereof), plus an amount equal to any declared but unpaid dividends thereon, calculated pursuant to Section A.3(c) hereof. Notwithstanding the foregoing or anything else expressed or implied herein, the transactions contemplated by that certain Agreement and Plan of Merger dated as of April 25, 2011 by and among the Corporation, MPM Acquisition Corp. and RHI Merger Corp. (the “Merger Agreement”) shall not be a “Liquidation” for purposes of this Certificate.

(c)                                  If, upon any Liquidation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series C Stockholders the full amount to which each of them shall be entitled pursuant to Section A.4(b) above, then the Series C Stockholders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares of Series C Stock held upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(d)                                 If, upon any Liquidation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series B Stockholders the full amount to which each of them shall be entitled pursuant to Section A.4(b) above, then after payment to the Series C Stockholders of the full amount to which such stockholders are entitled pursuant to Section A.4(b) above, the Series B Stockholders shall share ratably in any remaining distribution of assets according to the respective amounts which would be payable to them in respect of the shares of Series B Stock held upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(e)                                  If, upon any Liquidation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A Stockholders the full amount to which each of them shall be entitled pursuant to Section A.4(b) above, then after payment to the Series C Stockholders and Series B Stockholders of the full amount to which such stockholders are entitled pursuant to Section A.4(b) above, the Series A Stockholders shall share ratably in any remaining distribution of assets according to the respective amounts which would be payable to them in respect of the shares of Series A Stock held upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(f)                                   In the event of any Liquidation, after payment shall have been made to the Existing Preferred Stockholders of the full amount to which they shall be entitled pursuant to Section A.4(b), the holders of each other class or series of capital stock (other than Common Stock) ranking on Liquidation junior to such Series C Stock, Series B Stock and Series A Stock (in descending order of seniority), but senior to the Common Stock, as a class, shall be entitled to receive an amount equal (and in like kind) to the aggregate preferential amount fixed for each such junior class or series of capital stock.  If, upon any Liquidation prior to the Initial Closing of the Qualified Financing, after payment shall have been made to the Existing Preferred Stockholders of the full amount to which they shall be entitled pursuant to Section A.4(b), the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay a class or series of capital stock (other than the Common Stock) junior to the Series C Stock, Series B Stock and Series A Stock the full amount to which they shall be entitled pursuant to the preceding sentence, the holders of such other class or series of capital stock shall share ratably, based upon the number of then outstanding shares of such other class or series of capital stock, in any remaining distribution of assets according to the respective preferential amounts fixed for such junior class or series of capital stock or which would be payable to them in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(g)                                  In the event of any Liquidation prior, after payments shall have been made first to the Existing Preferred Stockholders and then to the holders of each junior class or series of capital stock (other than Common Stock) which is junior to the Series C Stock, Series B Stock and the Series A Stock but senior to the Common Stock, of the full amount to which they each shall be entitled as aforesaid, the holders of Common Stock, as a class, shall be entitled to share ratably with the Series C Stockholders and Series B Stockholders (calculated with respect to such Series C Stock and Series B Stock as provided in the last sentence in this Section A.4(g)) in all remaining assets of the Corporation legally available for distribution to its stockholders.  For purposes of calculating the amount of any payment to be paid upon any such Liquidation pursuant to the participation feature described in this Section A.4(g), each share of such Existing Senior Preferred Stock shall be deemed to be that number of shares (including fractional shares and any shares attributable to the payment of accrued and unpaid dividends upon conversion of such Preferred Stock pursuant to Section A.7(b)) of Common Stock into which it is then convertible, rounded to the nearest one-tenth of a share.

(h)                                 (i) In the event of and simultaneously with the closing of an Event of Sale (as hereinafter defined), the Corporation shall, unless waived by the Existing Senior Majority or otherwise prevented by law, redeem all of the shares of Series C Stock, Series B Stock and Series A Stock then outstanding for a cash amount per share determined as set forth below in this Section A.4(h) hereof (the “Special Liquidation Price,” said redemption being referred to herein as a “Special Liquidation”).  In the event the Event of Sale involves consideration that does not consist of cash, then the Special Liquidation Price may be paid with such consideration having a value equal to the Special Liquidation Price.  To the extent there is any cash consideration in connection with an Event of Sale, at the option of the holders of a majority of the Series C Stock, the cash consideration will first (i) be applied to satisfy the Special Liquidation Price payable to the Series C Stockholders (in relative proportion to the full liquidation preference the Series C Stockholders would have received had there been sufficient cash consideration to have paid their liquidation preference in full); then (ii) be applied to satisfy the Special Liquidation Price payable to the holders of Series B Stock (in relative proportion to the full liquidation preference the Series B Stockholders would have received had there been sufficient cash consideration to have paid their liquidation preference in full), prior to the payment thereof to any other stockholders of the Corporation; and (iii) then be applied to satisfy the Special Liquidation Price payable to the holders of Series A Stock (in relative proportion to the full liquidation preference the Series A Stockholders would have received had there been sufficient cash consideration to have paid their liquidation preference in full), prior to the payment thereof to any other stockholders of the Corporation.  For all purposes of this Section A.4(h), the Special Liquidation Price shall be equal to that amount per share which would be received by each Existing Preferred Stockholder if, in connection with an Event of Sale, all the consideration paid in exchange for the assets or the shares of capital stock (as the case may be) of the Corporation were actually paid to and received by the Corporation and the Corporation were immediately thereafter liquidated and its assets distributed pursuant to Sections A.4(a) through (h) hereof.  To the extent that one or more redemptions (as described in Section A.5 hereof) and/or Special Liquidations are occurring concurrently, the Special Liquidation under this Section A.4(h) shall be deemed to occur first.  The date upon which the Special Liquidation shall occur is sometimes referred to herein as the “Special Liquidation Date”.

(ii)                                  In the absence of an applicable waiver pursuant to Section A.4(h)(i) above, at any time on or after the Special Liquidation Date, an Exisiting Preferred Stockholder shall be entitled to receive the Special Liquidation Price for each such share of Series C Stock, Series B Stock or Series A Stock owned by such holder.  Subject to the provisions of Section A.4(h)(iii) hereof, payment of the Special Liquidation Price will be made to each such holder upon actual delivery to the Corporation or its transfer agent of the certificate of such holder representing such shares of Series A Stock, Series B Stock or Series C Stock, as the case may be, or an affidavit of loss as to the same.

(iii)                               If on the Special Liquidation Date less than all the shares of either Series C Stock, Series B Stock or Series A Stock then outstanding may be legally redeemed by the Corporation, the Special Liquidation shall be made first as to the Series C Stock pro rata with respect to such Series C Stock based upon the number of outstanding shares of Series C Stock then owned by each such holder thereof until such holders are satisfied in full, then to the holders of the Series B Stock pro rata with respect to such Series B Stock based upon the number of outstanding shares of Series B Stock then owned by each holder thereof, and then to the holders of the Series A Stock pro rata with respect to such Series A Stock based upon the number of outstanding shares of Series A Stock then owned by each holder thereof.

(iv)                              On and after any Special Liquidation Date, all rights in respect of the shares of Existing Preferred Stock to be redeemed shall cease and terminate except the right to receive the applicable Special Liquidation Price as provided herein, and such shares of Existing Preferred Stock shall no longer be deemed to be outstanding, whether or not the certificates representing such shares of Existing Preferred Stock have been received by the Corporation; provided, however, that, if the Corporation defaults in the payment of the Special Liquidation Price with respect to any Existing Preferred Stock, the rights of the holder(s) thereof with respect to such shares of Existing Preferred Stock shall continue until the Corporation cures such default.

(v)                                 Anything contained herein to the contrary notwithstanding, all or any of the provisions of this Section A.4(h) may be waived by the Existing Senior Majority, by delivery of written notice of waiver to the Corporation prior to the closing of any Event of Sale.

(vi)                              Any notice required to be given to the holders of shares of Preferred Stock pursuant to Section A.7(g) hereof in connection with an Event of Sale shall include a statement by the Corporation of (A) the Special Liquidation Price which each Preferred Stockholder shall be entitled to receive upon the occurrence of a Special Liquidation under this Section A.4(h) and (B) the extent to which the Corporation will, if at all, be legally prohibited from paying each holder of Preferred Stock the Special Liquidation Price.

(vii)                           For purposes of this Section A.4(h), an “Event of Sale” shall mean: (A) the sale by the stockholders of voting control of the Corporation, (B) the merger, consolidation or reorganization with or into any other corporation, entity or person or any other corporate reorganization, in which (I) the capital stock of the Corporation immediately prior to such merger, consolidation or reorganization represents less than 50% of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such merger, consolidation or reorganization or (II) the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) has a class of securities that is (or has been within 90 days prior to such transaction) tradeable on any public market or exchange or (C) the sale, exclusive license or other disposition of all or substantially all of the assets or intellectual property of the Corporation in a single transaction or series of related transactions. Notwithstanding the foregoing or anything else expressed or implied herein, the transactions contemplated by the Merger Agreement shall not be an “Event of Sale” for purposes of this Certificate.

5.              Redemption.

(a)                                 At the request of the Existing Senior Majority (the “Requesting Holders”) made at any time on or after December 15, 2011, the Corporation shall redeem on the Redemption Date, unless otherwise prevented by law, at a redemption price per share equal to the Series C Original Purchase Price for each share of Series C Stock and Series B Original Purchase Price for each share of Series B Stock, plus in each case an amount equal to any declared or accrued but unpaid dividends thereon, all of the Existing Senior Preferred Stock outstanding at the time that such request is made.  The total sum payable per share of Existing Senior Preferred Stock on the Redemption Date is hereinafter referred to as the “Redemption Price,” and the payment to be made on the Redemption Date is hereinafter referred to as the “Redemption Payment.”  Notwithstanding any limitations specified in this Section A.5, in the event that the Corporation at any time breaches any of the provisions in the this Certificate or any of its representations, warranties, covenants and/or agreements set forth in (i) that certain Stockholders’ Agreement among the Corporation and the parties set forth therein (as amended, the “Stockholders’ Agreement”) or that certain Series C Convertible Redeemable Preferred Stock Purchase Agreement among the Corporation and the signatories thereto (the “Stock Purchase Agreement”), each as entered into contemporaneously with the filing of the Prior Certificate, or (ii) that certain Series B Convertible Redeemable Preferred Stock Purchase Agreement dated as of November 14, 2003 among the Corporation and the signatories thereto (as amended, the “Series B Stock Purchase Agreement”), then upon any such breach the Senior Majority may elect, at their sole discretion, if any such breach is not cured by the 60th day after receipt by the Corporation of notice of such breach from a holder, to accelerate the maturity of the rights of all of the holders under this Section A.5(a) and cause the immediate redemption of all of the shares of Existing Senior Preferred Stock held by them (less any shares that the Corporation is prevented by law from redeeming, which shall be redeemed by the Corporation as soon as permitted under law).  With respect to a breach of which the Corporation is aware or reasonably should be aware, such 60 day period within which the Corporation shall have the right to cure such breach shall be deemed to have commenced on the tenth day after the occurrence of such breach, irrespective of notice of such breach from any holder, if the Corporation shall not have notified the holders of such breach by such date.

(b)                                 On and after the Redemption Date, all rights of any Requesting Holder with respect to those shares of Existing Senior Preferred Stock being redeemed by the Corporation pursuant to Section A.5(a), except the right to receive the applicable Redemption Price per share, shall cease and terminate, and such shares of Existing Senior Preferred Stock shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation; provided, however, that, notwithstanding anything to the contrary set forth herein, (A) if the Corporation defaults in the payment of the Redemption Payment, the rights of the Requesting Holder with respect to its shares of Existing Senior Preferred Stock shall continue until the Corporation cures such default, and (B) without limiting any other rights of a Requesting Holder, upon the occurrence of a subsequent Liquidation, with respect to the shares of Existing Senior Preferred Stock in respect of which no Redemption Payment has been received by a Requesting Holder, such Requesting Holder shall be accorded the rights and benefits set forth in Section A.4 hereof in respect of such remaining shares, as if no prior redemption request had been made.

(c)                                  If the Requesting Holders elect to exercise redemption rights hereunder, such Requesting Holders shall send notice of such election (the “Redemption Notice”) by first-class, certified mail, return receipt requested, postage prepaid, to the Corporation at its principal place of business or to any transfer agent of the Corporation.  Within five (5) Business Days after receipt of the Redemption Notice, the Corporation shall notify in writing all other Existing Senior Preferred Stockholders of the request by a Requesting Holder for the redemption of Existing Senior Preferred Stock (the “Corporation Notice”).  On the twentieth (20th) Business Day following the date upon which the Corporation received the Redemption Notice, the Corporation shall pay each holder of Existing Senior Preferred Stock the applicable Redemption Price pursuant to the terms of Section A.5(a), provided that the Corporation or its transfer agent has received the certificate(s) representing the shares of Existing Senior Preferred Stock to be redeemed.  Such payment date shall be referred to herein as the “Redemption Date.”  If, on the Redemption Date, less than all the shares of Existing Senior Preferred Stock may be legally redeemed by the Corporation, the redemption of Existing Senior Preferred Stock shall be pro rata according to the respective amounts which would be payable to the Existing Senior Preferred Stockholders in respect of their shares of Existing Senior Preferred Stock if the Redemption Price were paid in full for all such shares, and any shares of Existing Senior Preferred Stock not redeemed shall be redeemed on the first date following such Redemption Date on which the Corporation may lawfully redeem such shares (pro rata according to the respective amounts which would be payable to the Existing Senior Preferred Stockholders in respect of the remaining shares of Existing Senior Preferred Stock if the Redemption Price were paid in full for all such shares).  The Corporation shall redeem (to the extent permitted by law) the shares of Existing Senior Preferred Stock on the Redemption Date and the Corporation shall promptly advise each holder of Existing Senior Preferred Stock of the Redemption Date or of the relevant facts applicable thereto preventing such redemption.  Upon redemption of only a portion of the number of shares covered by a Existing Senior Preferred Stock certificate, the Corporation shall issue and deliver to or upon the written order of the holder of such Existing Senior Preferred Stock certificate, at the expense of the Corporation, a new certificate covering the number of shares of the Existing Senior Preferred Stock representing the unredeemed portion of the Existing Senior Preferred Stock certificate, which new certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such shares.

(d)                                 Shares of the Existing Senior Preferred Stock are not subject to or entitled to the benefit of any sinking fund.

6.              Voting.

(a)                                 Subject to any separate voting rights provided for herein or otherwise required by law, for so long as Existing Senior Preferred Stock remains outstanding, the holders of Existing Preferred Stock shall be entitled to vote, together with the holders of Common Stock as one class, on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock.  In any such vote, each share of Existing Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share of Preferred Stock is then convertible, rounded up to the nearest one-tenth of a share, but not including any shares of Common Stock issuable upon conversion of any dividends accrued on such Existing Preferred Stock.

(b)                                 In addition to the rights specified in Section A.6(a), for so long as any shares of Existing Senior Preferred Stock are outstanding, the holders of the Existing Senior Preferred Stock, voting as a separate class, shall have the right to elect six (6) members of the Board of Directors of the Corporation (such directors, the “Existing Preferred Directors”).  In any election of Existing Preferred Directors pursuant to this Section A.6(b), each holder of Existing Senior Preferred Stock shall be entitled to one vote for each share of Common Stock (including fractional shares) into which each such share of Existing Senior Preferred Stock is then convertible, rounded up to the nearest one-tenth of a share (determined as set forth in the second sentence of Section A.6(a) hereof), and no holder of Existing Senior Preferred Stock shall be entitled to cumulate its votes by giving one candidate more than one vote per share.  The voting right of the holders of Existing Senior Preferred Stock, contained in this Section A.6(b), may be exercised at a special meeting of the holders of Existing Senior Preferred Stock called as provided in accordance with the by-laws of the Corporation, at any annual or special meeting of the stockholders of the Corporation, or by written consent of such holders of Existing Senior Preferred Stock in lieu of a meeting.  The Existing Preferred Directors elected pursuant to this Section A.6(b) shall serve from the date of their election and qualification until their successors have been duly elected and qualified.

(c)                                  A vacancy in the directorships elected by the holders of Existing Senior Preferred Stock pursuant to Section A.6(b), may be filled by a vote at a meeting called in accordance with the by-laws of the Corporation or written consent in lieu of such meeting of the holders of such Existing Senior Preferred Stock.

(d)                                 For so long as Existing Preferred Stock remains outstanding, the holders of capital stock of the Corporation, voting as a single class, shall elect the remaining member or members of the Board of Directors of the Corporation.  In any election of directors pursuant to this Section A.6(d), each stockholder shall be entitled to one vote for each share of Common Stock held or, if Existing Preferred Stock, into which each such share of Existing Preferred Stock is then convertible (determined in accordance with Section A.6(a) hereof), and no stockholder shall be entitled to cumulate its votes by giving one candidate more than one vote per share.  The voting right of the stockholders contained in this Section A.6(d) apply only so long as shares of Existing Preferred Stock remains and outstanding and may be exercised at a special meeting of the stockholders called as provided in accordance with the by-laws of the Corporation, at any annual or special meeting of the stockholders of the Corporation, or by written consent of the stockholder in lieu of a meeting.  The director or directors elected pursuant to this Section A.6(d) shall serve from the date of their election and qualification until their successors have been duly elected and qualified.

(e)                                  A vacancy in the directorship or directorships elected by the stockholders pursuant to Section A.6(d), may be filled by a vote at a meeting called in accordance with the by-laws of the Corporation or written consent in lieu of such meeting of the stockholders of the Corporation.

(f)                                   For so long as shares of Existing Preferred Stock are outstanding, the Corporation shall not, directly or indirectly, through a merger, consolidation, reorganization or otherwise, without the affirmative approval of the Existing Senior Majority, acting separately from the holders of Common Stock or any other securities of the Corporation, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written consent timely and specific notice in the manner provided in the by-laws of the Corporation (“Notice”) shall have been given to each holder of such Existing Senior Preferred Stock, do the following:

(i)                                     sell, abandon, transfer, lease or otherwise dispose of all or substantially all of its or any subsidiary’s properties or assets;

(ii)                                  sell, abandon, transfer, exclusively license or otherwise dispose of or encumber any of its material intellectual property;

(iii)                               purchase, lease or otherwise acquire all or substantially all of the assets of another entity or acquire the securities of any other entity;

(iv)                              except as otherwise required by this Certificate or as contemplated in the Series A-1 Purchase Agreement, alter the rights, preferences or privileges of or reclassify any of its or its subsidiaries’ securities or declare or pay any dividend or make any distribution with respect to shares of its capital stock (whether in cash, shares of capital stock or other securities or property);

(v)                                 except as otherwise required by this Certificate or as contemplated in the Series A-1 Purchase Agreement, make any payment on account of the purchase, redemption, or other retirement of any share of capital stock of the Corporation or any subsidiary, or distribute to holders of Series B Stock, Series A Stock or Common Stock shares of the Corporation’s capital stock (other than Common Stock in connection with a stock split by way of stock dividend) or other securities of other entities, evidences of indebtedness issued by the Corporation or other entities, or other assets or options or rights other than the repurchase of shares of Common Stock issued pursuant to the Corporation’s 2003 Long-Term Incentive Plan, as amended, for employees or consultants;

(vi)                              except as contemplated by the Merger Agreement (as defined herein) merge, consolidate or reorganize with or into, or permit any subsidiary to merge, consolidate or reorganize with or into, any other corporation or corporations or other entity or entities;

(vii)                           voluntarily dissolve, liquidate or wind-up or carry out any partial liquidation or distribution or transaction in the nature of a partial liquidation or distribution;

(viii)                        except as otherwise required by this Certificate or as contemplated in the Series A-1 Purchase Agreement, in any manner alter or change the designations, powers, preferences, rights, qualifications, limitations or restrictions of the Series C Stock or Series B Stock;

(ix)                              take any action to cause any amendment, alteration or repeal of any of the provisions of this Certificate or the by-laws of the Corporation or the organizational documents of the Corporation’s subsidiaries if any;

(x)                                 except as otherwise required by this Certificate or as contemplated in the Series A-1 Purchase Agreement and except for the issuance of capital stock or other securities constituting shares of Excluded Stock (as defined in Section A.7(e)(ii) below), authorize, designate, create, increase or decrease the authorized number of, reclassify, or issue or agree to issue any equity or debt security of the Corporation or any subsidiary or any security, right, option or warrant convertible into, or exercisable or exchangeable for, shares of the capital stock of the Corporation or any capitalized lease with an equity feature with respect to the capital stock of the Corporation;

(xi)                              adopt, approve, amend or modify any stock option plan of the Corporation or adopt, approve amend or modify the form of any stock option agreement or restricted stock purchase agreement, or amend or modify any stock option agreement or restricted stock purchase agreement entered into between the Corporation and its employees, directors or consultants except for immaterial changes made thereto from time to time by officers of the Corporation;

(xii)                           accelerate the vesting schedule or exercise date or dates of any such options or in any stock option agreement or restricted stock purchase agreement entered into between the Corporation and its directors, officers, employees, consultants or independent contractors, or waive or modify the Corporation’s repurchase rights with respect to any shares of the Corporation’s stock issuable pursuant to any restricted stock purchase agreement entered into between the Corporation and its directors, officers, employees, consultants or independent contractors;

(xiii)                        grant any stock options with an exercise price per share that is less than the fair market value of such share on the date of such grant (as determined by the Board of Directors of the Corporation) or issue or sell capital stock of the Corporation pursuant to restricted stock awards or restricted stock purchase agreements at a price per share less than the fair market value of such share on the date of such issuance or sale (as determined by the Board of Directors of the Corporation);

(xiv)                       increase the number of shares of Common Stock authorized for issuance under the Corporation’s 2003 Long-Term Incentive Plan, as amended;

(xv)                          except as otherwise required by this Certificate or as contemplated in the Series A-1 Purchase Agreement, increase or decrease the authorized number of the members of the Board of Directors;

(xvi)                       participate or allow any subsidiary to participate in any business other than which it is engaged as of the date of this Certificate or subsequent to the date of this Certificate as approved by the Board of Directors; or

(xvii)                    incur any indebtedness by the Corporation or any subsidiary above and beyond the amounts set forth herein, in the Series A-1 Purchaser Agreement or in the Stockholders’ Agreement.

The foregoing approval shall be obtained in addition to any approval required by law.

(g)                                  The Corporation shall obtain the consent of the Board of Directors before it may authorize or issue any additional shares of capital stock of the Corporation, other than the issuance of any shares of New Preferred Stock as contemplated by this Certificate or the Series A-1 Purchase Agreement, or any of its subsidiaries.

7.              Conversion.

(a)                                 Any Existing Preferred Stockholder shall have the right, at any time or from time to time, to convert any or all of its shares of Existing Preferred Stock into that number of fully paid and nonassessable shares of Common Stock for each share of Existing Preferred Stock so converted equal to the quotient of the Series A Original Purchase Price, Series B Original Purchase Price or Series C Original Purchase Price, as applicable, for such share divided by the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price (each as defined in Section A.7(e) hereof), as applicable, for such share of Existing Preferred Stock, as last adjusted and then in effect, rounded up to the nearest one-tenth of a share; provided, however, that cash shall be paid in lieu of the issuance of fractional shares of Common Stock, as provided in Section A.7(d) hereof.

(b)                                 (i) Any Existing Preferred Stockholder who exercises the right to convert shares of Existing Preferred Stock into shares of Common Stock, pursuant to this Section A.7 shall be entitled to payment of all accrued dividends, whether or not declared and all declared but unpaid dividends payable with respect to such Existing Preferred Stock pursuant to Section A.3 herein, up to and including the Conversion Date (as defined in Section A.7(b)(iii) hereof).

(ii)                                  Any Existing Preferred Stockholder may exercise the right to convert such shares into Common Stock pursuant to this Section A.7 by delivering to the Corporation during regular business hours, at the office of the Corporation or any transfer agent of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted (the “Existing Preferred Certificate”), duly endorsed or assigned in blank to the Corporation (if required by it) or an affidavit of loss as to the same.

(iii)                               Each Existing Preferred Certificate shall be accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock (the “Common Certificate”) are to be issued.  Such conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the “Conversion Date.”

(iv)                              As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, (A) a Common Certificate for the number of full shares of Common Stock to which such holder is entitled and (B) a check or cash in respect of any fractional interest in shares of Common Stock to which such holder is entitled, as provided in Section A.7(d) hereof, payable with respect to the shares so converted up to and including the Conversion Date.

(v)                                 The person in whose name the Common Certificate or Certificates are to be issued shall be deemed to have become a holder of record of Common Stock on the applicable Conversion Date, unless the transfer books of the Corporation are closed on such Conversion Date, in which event the holder shall be deemed to have become the stockholder of record on the next succeeding date on which the transfer books are open, provided that the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as applicable, upon which the conversion shall be executed shall be that in effect on the Conversion Date.

(vi)                              Upon conversion of only a portion of the number of shares covered by an Existing Preferred Certificate, the Corporation shall issue and deliver to or upon the written order of the holder of such Existing Preferred Certificate, at the expense of the Corporation, a new certificate covering the number of shares of Existing Preferred Stock representing the unconverted portion of the Existing Preferred Certificate, which new certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such Existing Preferred Stock.

(c)                                  If an Existing Preferred Stockholder shall surrender more than one share of the same class of Existing Preferred Stock for conversion at any one time, then the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Existing Preferred Stock so surrendered.

(d)                                 No fractional shares of Common Stock shall be issued upon conversion of Existing Preferred Stock. The Corporation shall instead pay a cash adjustment for any such fractional interest in an amount equal to the Current Market Price thereof on the Conversion Date, as determined in accordance with Section A.7(e)(vii) hereof.

(e)                                  For all purposes of this Article III, Part A, the initial conversion price of the Series A Stock shall be the Series A Original Purchase Price, the initial conversion price of the Series B Stock shall be the Series B Original Purchase Price and the initial conversion price of the Series C Stock shall be the Series C Original Purchase Price, in each case subject to adjustment from time to time as follows (the conversion price of any or each of the Series A Stock, Series B Stock and the Series C Stock, as adjusted from time to time, is sometimes referred to generically in this Section A.7 as the “Conversion Price”):

(i)                                     Subject to Section A.7(e)(ii) and A.7(e)(x) below, if the Corporation shall, at any time or from time to time after the Effective Time, issue or sell any shares of Common Stock (which term, for purposes of this Section A.7(e)(i), including all subsections thereof, shall be deemed to include all other securities convertible into, or exchangeable or exercisable for, shares of Common Stock (including, but not limited to, Existing Preferred Stock) or options to purchase or other rights to subscribe for such convertible or exchangeable securities, in each case other than Excluded Stock (as defined in Section A.7(e)(ii) below), for a consideration per share less than the Series C Conversion Price in effect immediately prior to the issuance of such Common Stock or other securities (a “Dilutive Issuance”), then (X) the Conversion Price for the Series A Stock (the “Series A Conversion Price”) in effect immediately prior to each such Dilutive Issuance shall automatically be reduced to a price equal to the product obtained by multiplying such Series A Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, shares of Common Stock issued or issuable upon conversion of the outstanding Existing Preferred Stock, upon exercise of outstanding stock options and warrants or otherwise under Section A.7(e)(i)(d)) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for the additional stock so issued would purchase at such Series C Conversion Price as in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, shares of Common Stock issued or issuable upon conversion of the outstanding Existing Preferred Stock, upon exercise of outstanding stock options or otherwise under Section A.7(e)(i)(d)) plus the number of shares of additional stock so issued, (Y) the Conversion Price for the Series B Stock (the “Series B Conversion Price”) in effect immediately prior to each such Dilutive Issuance shall automatically be reduced to a price equal to the product obtained by multiplying such Series B Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, shares of Common Stock issued or issuable upon conversion of the outstanding Existing Preferred Stock, but excluding shares of Common Stock issuable upon conversion of any dividends accrued on such Existing Preferred Stock) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for the additional stock so issued would purchase at such Series C Conversion Price as in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, shares of Common Stock issued or issuable upon conversion of the outstanding Existing Preferred Stock, but excluding shares of Common Stock issuable upon conversion of any dividends accrued on such Preferred Stock) plus the number of shares of additional stock so issued, and (Z) the Conversion Price for the Series C Stock (the “Series C Conversion Price”) in effect immediately prior to each such Dilutive Issuance shall automatically be reduced to a price equal to the product obtained by multiplying such Series C Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, shares of Common Stock issued or issuable upon conversion of the outstanding Existing Preferred Stock, but excluding shares of Common Stock issuable upon conversion of any dividends accrued on such Existing Preferred Stock) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for the additional stock so issued would purchase at such Series C Conversion Price as in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, shares of Common Stock issued or issuable upon conversion of the outstanding Existing Preferred Stock, but excluding shares of Common Stock issuable upon conversion of any dividends accrued on such Existing Preferred Stock) plus the number of shares of additional stock so issued.  For purposes of this Section A.7(e)(i), the number of shares of Common Stock deemed issuable upon conversion of such outstanding shares of Existing Preferred Stock shall be determined without giving effect to any adjustments to the applicable Conversion Price resulting from the Dilutive Issuance that is the subject of this calculation.  For the purposes of any adjustment of the Conversion Price pursuant to this Section A.7(e)(i), the following provisions shall be applicable.

a.                                      In the case of the issuance of Common Stock in whole or in part for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof, plus the value of any property other than cash received by the Corporation, determined as provided in Section A.7(e)(i)(b) hereof, plus the value of any other consideration received by the Corporation determined as set forth in Section A.7(e)(i)(c) hereof.

b.                                      In the case of the issuance of Common Stock for a consideration in whole or in part in property other than cash, the value of such property other than cash shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors, irrespective of any accounting treatment; provided, however, that such fair market value of such property as determined by the Board of Directors shall not exceed the aggregate Current Market Price (as defined in Section A.7(e)(viii) hereof) of the shares of Common Stock or such other securities being issued, less any cash consideration paid for such shares, determined as provided in Section A.7(e)(i)(a) hereof and less any other consideration received by the Corporation for such shares, determined as set forth in Section A.7(e)(i)(c) hereof.

c.                                       In the case of the issuance of Common Stock for consideration in whole or in part other than cash or property, the value of such other consideration shall be deemed to be the aggregate par value of such Common Stock (or the aggregate stated value if such Common Stock has no par value).

d.                                      In the case of the issuance of options or other rights to purchase or subscribe for Common Stock or the issuance of securities by their terms convertible into or exchangeable or exercisable for Common Stock or options to purchase or other rights to subscribe for such convertible or exchangeable or exercisable securities:

i.                                          the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections A.7(e)(i)(a), (b)

and (c) hereof), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby (the consideration in each case to be determined in the manner provided in Sections A.7(e)(i)(a), (b) and (c) hereof);

ii.                                       the aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections A.7(e)(i)(a), (b) and (c) hereof);

iii.                                    if there is any change (whether automatic pursuant to the terms contained therein or as a result of the amendment of such terms) in the exercise price of, or number of shares deliverable upon exercise of, any such options or rights or upon the conversion or exchange of any such convertible or exchangeable securities (other than a change resulting from the original antidilution provisions thereof in place at the time of issuance of such security), then the applicable Conversion Price shall automatically be readjusted in proportion to such change (notwithstanding the foregoing, no adjustment pursuant to this clause shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (i) the applicable Conversion Price on the original adjustment date, or (ii) the applicable Conversion Price that would have resulted from any Dilutive Issuances between the original adjustment date and such readjustment date);

iv.                                   upon the expiration of any such options or rights or the termination of any such rights to convert or exchange such convertible or exchangeable securities (or in the event that the change that precipitated an adjustment pursuant to Section A.7(e)(i)(d)(iii) hereof is reversed or terminated, or expires), then the applicable Conversion Price shall be automatically readjusted to the applicable Conversion Price that would have been obtained had such options, rights or convertible or exchangeable securities not been issued; and

v.                                      if the terms of any option or convertible security (excluding options or convertible securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive shares of Common Stock which are Excluded Stock), the issuance of which was not a Dilutive Issuance, are revised after the Original Issuance Date (either automatically pursuant the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such option or convertible security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such option or convertible security, as so amended, and the shares of Common Stock subject thereto shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(ii)                                  “Excluded Stock” shall mean:

a.                                      Common Stock issued upon conversion of any shares of Existing Preferred Stock, including any shares of Common Stock issuable upon conversion of any dividends accrued on such Existing Preferred Stock;

b.                                      Common Stock issued or issuable to officers, directors or employees of or consultants or independent contractors to the Corporation, pursuant to any written agreement, plan or arrangement to purchase, or rights to subscribe for, such Common Stock, including Common Stock issued under the Corporation’s 2003 Long-Term Incentive Plan, as amended, or other equity incentive plan or other agreements that have been approved in form and in substance by the Existing Senior Majority, calculated in accordance with Section A.6(a) of Article III herein (including, in such calculation, any outstanding restricted stock awards held by such holders), and which, as a condition precedent to the issuance of such shares, provide for the vesting of such shares and subject such shares to restrictions on transfer and rights of first offer in favor of the Corporation, and restricted stock grants to directors, employees or consultants as approved by the Board of Directors of the Corporation; provided, however, that the maximum number of shares of Common Stock heretofore or hereafter issuable pursuant to the Corporation’s 2003 Long-Term Incentive Plan, as amended, and all such agreements, plans and arrangements shall not exceed 2,015,666 shares of Common Stock;

c.                                       Common Stock issued as a stock dividend or distribution on the Existing Preferred Stock payable in shares of Common Stock, or capital stock of any other class issuable upon any subdivision, recombination, split-up or reverse stock split of all the outstanding shares of such class of capital stock;

d.                                      Common Stock or other securities issued or issuable to banks, lenders or landlords, provided that each such issuance is approved by the Board of Directors, including, but not limited to, warrants to acquire Common Stock held by Silicon Valley Bank (or its affiliates, successors and assignees), warrants to purchase Preferred Stock issued or to be issued to GE Healthcare Financial Services, Inc. (“GEHFS”) and Oxford Finance Corporation (“OFC”) pursuant to a proposed debt financing approved by the Board of Directors (the “GE Financing”), shares of Preferred Stock issued or issuable to GE in connection with the GE Financing or upon exercise by GEHFS or OFC of warrants issued in the GE Financing and shares of common stock issuable upon conversion of any such shares of Preferred Stock issued to GEHFS or OFC pursuant to the GE Financing;

e.                                       Common Stock or other securities issued or issuable to third parties in connection with strategic partnerships or alliances, corporate partnerships, joint ventures or other licensing transactions, provided that each such transaction and related issuance is approved by the Board of Directors, including, but not limited to, (A) any shares of Preferred Stock or Common Stock issued or issuable to Ipsen Pharma SAS (“Ipsen”), pursuant to the terms of that certain License Agreement, as amended and may be amended with the approval of the Board of Directors of the Corporation and in effect from time to time, by and between the Corporation and Ipsen as payment milestones in lieu of cash payments and (B) hares of Series A-5 Stock issued or issuable pursuant to that certain Stock Issuance Agreement as of March 29, 2011 by and between the Corporation and Nordic Bioscience and the letter agreement as of March 29, 2011 by and between the Corporation and Nordic Bioscience, pursuant to which the Corporation will issue shares of the Corporation’s Series A-5 Convertible Preferred Stock, $0.01 par value per share and the issuance of Series A-6 Stock issued or to be issued as dividends on such Series A-5 Stock, and shares of Common Stock issuable upon conversion of any such shares of Series A-5 Stock and Series A-6 Stock;

f.                                        Common Stock or other securities issued or issuable pursuant to the acquisition by the Corporation of any other corporation, partnership, joint venture, trust or other entity by any merger, stock acquisition, reorganization, or purchase of substantially all assets or otherwise in which the Corporation or its stockholders of record immediately prior to the effective date of such transaction, directly or indirectly, own at least a majority of the voting power of the acquired entity or the resulting entity after such transaction, in each case so long as approved by the Board of Directors;

g.                                       Common Stock or other securities, the issuance of which is approved by the Existing Senior Majority, with such approval expressly waiving the application of the anti-dilution provisions of this Section A.7 as a result of such issuance;

h.                                      Preferred Stock (and Common Stock issuable upon conversion of such Preferred Stock) or Common Stock issued or issuable pursuant to any warrant outstanding as of the date hereof or any warrant and any shares of Preferred Stock or common stock, or common stock issued upon exercise of any Preferred Stock, issued in connection with the Qualified Financing, including, but not limited to a warrant for shares of Series A-1 Preferred Stock issued or issuable to Leerink Swan, any shares of Preferred Stock or Common Stock upon exercise thereof and any Common Stock issuable upon conversion of such Preferred Stock issued upon exercise thereof;

j.                                         All shares of Preferred Stock issued in connection with the Qualified Financing as provided in this Certificate and the Series A-1 Purchase Agreement, and all shares of Common Stock issued or issuable upon conversion of any such shares of Preferred Stock.

(iii)                               If the number of shares of Common Stock outstanding at any time after the Effective Time is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the applicable Conversion Price shall be appropriately decreased in the form of a Proportional Adjustment (as defined in Section A.8) so that the number of shares of Common Stock issuable on conversion of each share of Existing Preferred Stock shall be increased in proportion to such increase in outstanding shares.

(iv)                              If the number of shares of Common Stock outstanding at any time after the Effective Time is decreased by a combination of the outstanding shares of Common Stock (other than pursuant to the Reverse Split), then, following the record date for such combination, the applicable Conversion Price shall be appropriately increased in the form of a Proportional Adjustment so that the number of shares of Common Stock issuable on conversion of each share of Existing Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(v)                                 Except as contemplated in Certificate and the Series A-1 Purchaser Agreement, if at any time after the Effective Time, the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than shares of Common Stock) or in cash or other property, then and in each such event provision shall be made so that the holders of the Existing Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the kind and amount of securities of the Corporation, cash or other property which they would have been entitled to receive had the Existing Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Existing Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Existing Preferred Stock simultaneously receive a dividend or other distribution of such securities, cash, or other property in an amount equal to the amount of such securities, cash, or other property as they would have received if all outstanding shares of Existing Preferred Stock had been converted into Common Stock on the date of such event.

(vi)                              Subject to the provisions of Section A.4(h) above, in the event, at any time after the Effective Time, of any capital reorganization, or any reclassification of the capital stock of the

Corporation (other than pursuant to the Reverse Split, other than as contemplated under this Certificate and the Series A-1 Purchase Agreement and other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than pursuant to the Merger Agreement and other than any consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the powers, designations, preferences and rights, or the qualifications, limitations or restrictions, if any, of the capital stock of the Corporation) or of the sale or other disposition of all or substantially all the properties and assets of the Corporation in their entirety to any other person (any such transaction, an “Extraordinary Transaction”), then the Corporation shall provide appropriate adjustment in the form of a Proportional Adjustment to the applicable Conversion Price with respect to each share of Existing Preferred Stock outstanding after the effectiveness of such Extraordinary Transaction (excluding any Existing Preferred Stock redeemed pursuant to Section A.5 hereof in connection therewith) such that each share of Existing Preferred Stock outstanding immediately prior to the effectiveness of the Extraordinary Transaction (other than shares redeemed pursuant to Section A.5 hereof) shall be convertible into the kind and number of shares of stock or other securities or property of the Corporation, or of the corporation resulting from or surviving such Extraordinary Transaction, that a holder of the number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon conversion of such share of Existing Preferred Stock would have been entitled to receive upon such Extraordinary Transaction. The provisions of this Section A.7(e)(v) shall similarly apply to successive Extraordinary Transactions.

(vii)                           All calculations under this Section A.7(e) shall be made to the nearest one-tenth of a cent ($.001) or to the nearest one-tenth of a share, as the case may be.

(viii)                        For the purpose of any computation pursuant to Section A.7(d) hereof or this Section A.7(e), the Current Market Price at any date of one share of Common Stock shall be defined as the average of the daily closing prices for the 30 consecutive Business Days ending on the fifth (5th) Business Day before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such 30 Business Day period), determined as follows:

a.                                      If the Common Stock is listed or admitted for trading on a national securities exchange, then the closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading.

b.                                      If the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price shall be equal to the last reported bid and asked prices on such day as reported by the NASD OTCBB or the National Quotation Bureau, Inc., or any similar reputable quotation and reporting service if such quotation is not reported by the NASD OTCBB or the National Quotation Bureau, Inc.

c.                                       If the Common Stock is not traded in such manner that the quotations referred to in this Section A.7(d)(viii) are available for the period required hereunder, then the Current Market Price shall be the fair market value of such share, as determined in good faith by a majority of the entire Board of Directors.

(ix)                              In any case in which the provisions of this Section A.7(e) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any shares of Existing Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment, and (B) paying to such holder any cash amounts in lieu of fractional shares pursuant to Section A.7(d) hereof; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares and such cash upon the occurrence of the event requiring such adjustment.

(x)                                 If a state of facts shall occur that, without being specifically controlled by the provisions of this Section A.7, would not fairly protect the conversion rights of the holders of the Existing Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights.

(xi)                              Notwithstanding the foregoing, there shall be no adjustment to the Conversion Price for any issuance or deemed issuance of any shares of Common Stock (which term, for purposes of this Section A.7(e)(x), including all subsections thereof, shall be deemed to include all securities convertible into, or exchangeable or exercisable for, whether directly or indirectly, shares of Common Stock) for a consideration per share greater than the Series C Original Purchase Price.

(f)                                   Whenever the applicable Conversion Price shall be adjusted as provided in Section A.7(e) hereof, the Corporation shall forthwith file and keep on record at the office of the Secretary of the Corporation and at the office of its transfer agent or at such other place as may be designated by the Corporation, a statement, signed by both its President or Chief Executive Officer and its Treasurer or Chief Financial Officer, showing in detail the facts requiring such adjustment and the applicable Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first-class, certified mail, return receipt requested, postage prepaid, to each Existing Preferred Stockholder at such holder’s address appearing on the Corporation’s records. Where appropriate, such copy shall be given in advance of any such adjustment and shall be included as part of a notice required to be mailed under the provisions of Section A.7(g) hereof.

(g)                                  In the event the Corporation shall propose to take any action of the types described in Section A.7(e)(i), (iii), (iv) or (v) hereof, or any other Event of Sale, the Corporation shall give notice to each Existing Preferred Stockholder in the manner set forth in Section A.7(f) hereof, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the applicable Conversion Price with respect to the Existing Preferred Stock, and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon each conversion of Preferred Stock. In the case of any action that would require the fixing of a record date, such notice shall be given at least 20 days prior to the record date so fixed, and in the case of any other action, such notice shall be given at least 30 days prior to the taking of such proposed action.

(h)                                 The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Existing Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Existing Preferred Stockholder in respect of which such shares of Existing Preferred Stock are being issued.

(i)                                     The Corporation shall reserve out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Existing Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Existing Preferred Stock.

(j)                                    All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, not subject to any preemptive or similar rights, and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

(k)                                 Upon the consummation of a qualified firm commitment underwritten public offering of Common Stock of the Corporation registered under the Securities Act of 1933, as amended, pursuant to which (i) the Company valuation prior to the offering is equal to or greater than $200 million and (ii) the aggregate gross proceeds to the Corporation (before deduction of underwriters commissions and expenses) are at least $40 million (a “Qualified Public Offering”), each share of Existing Preferred Stock then outstanding shall, by virtue of and immediately prior to the closing of such qualified firm commitment public offering and without any action on the part of the holder thereof, be deemed automatically converted into that number of shares of Common Stock of which the Existing Preferred Stock would be convertible if such conversion were to occur immediately prior to closing of the Qualified Public Offering. The holder of any shares of Existing Preferred Stock converted into Common Stock pursuant to this Section A.7(k) shall be entitled to payment of all declared or accrued but unpaid dividends, if any, payable on or with respect to such shares up to and including the date of the closing of such Qualified Public Offering which shall be deemed the Conversion Date for purposes of this Section A.7(k).

8.              Definitions.  As used in this Part A of Article III of this Certificate, the following terms shall have the corresponding meanings:

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks are closed in the city and state where the principal executive office of the Corporation is located.

“Series A Original Purchase Price” shall mean, with respect to the Series A Stock and after giving effect to the Reverse Split, $15.00 per share, subject, for all purposes other than Section A.7 hereof (which provisions shall be applied in accordance with their own terms), to Proportional Adjustment.

“Series B Original Purchase Price” shall mean, with respect to the Series B Stock and after giving effect to the Reverse Split, $15.00 per share, subject, for all purposes other than Section A.7 hereof (which provisions shall be applied in accordance with their own terms), to Proportional Adjustment.

“Series C Original Purchase Price” shall mean, with respect to the Series C Stock and after giving effect to the Reverse Split, $8.142 per share, subject, for all purposes other than Section A.7 hereof (which provisions shall be applied in accordance with their own terms), to Proportional Adjustment.

“Proportional Adjustment” shall mean an adjustment made to the price of the Preferred Stock upon the occurrence of a stock split, reverse stock split, stock dividend, stock combination reclassification or other similar change with respect to such security, such that the price of one share of the Preferred Stock before the occurrence of any such change shall equal the aggregate price of the share (or shares or fractional share) of such security (or any other security) received by the holder of the Preferred Stock with respect thereto upon the effectiveness of such change. Notwithstanding the foregoing, the Reverse Split shall not rigger or give rise to any Proportional Adjustment.

9.              Forced Conversion in the Qualified Financing.

(a)                                 Definitions.  For purposes of this Section A.9 of Article III, the following definitions shall apply:

(i)                                     “Applicable Portion” shall mean that percentage of a holder of Existing Preferred Stock’s Pro Rata Portion not committed to be purchased by such holder in the Qualified Financing.

(ii)                                  “Offered Securities” shall mean the Series A-1 Stock offered for sale in the Qualified Financing.

(iii)                               “Pro Rata Portion” shall mean, with respect to any holder of Existing Preferred Stock, that percentage figure which expresses the ratio that (A) the number of shares of issued and outstanding Common Stock owned by such holder of Existing Preferred Stock as of March 31, 2011 (or, in the case of a holder of Existing Preferred Stock who received all of its shares of Existing Preferred Stock in a transfer from a former holder of Existing Preferred Stock occurring after March 31, 2011, the number shares of issued and outstanding Common Stock owned by such former holder of Existing Preferred Stock as of March 31, 2011) bears to (B) the aggregate number of shares of issued and outstanding Common Stock owned as of such date by all holders of Existing Preferred Stock.  For purposes of the computation set forth in clauses (A) and (B) above, all issued and outstanding securities held by holders of Existing Preferred Stock (or former holders of Existing Preferred Stock, as applicable, under clause (A) above) that are convertible into or exercisable or exchangeable for shares of Common Stock (including any issued and issuable shares of Existing Preferred Stock) or for any such convertible, exercisable or exchangeable securities, shall be treated as having been so converted, exercised or exchanged at the rate or price at which such securities are convertible, exercisable or exchangeable for shares of Common Stock in effect at the time in question, whether or not such securities are at such time immediately convertible, exercisable or exchangeable.

(iv)                              “Qualified Financing” shall mean the transaction involving the issuance of shares of Series A-1 Stock pursuant to the terms of the Series A-1 Purchase Agreement.

(v)                                 “Series A-1 Offering Existing Investor Available Amount” means Thirty Five Million Dollars ($35,000,000) of the total amount of Offered Securities in the Qualified Financing.

(vi)                              “Series A-1 Purchase Agreement” shall mean that certain Series A-1 Convertible Preferred Stock Purchase Agreement dated as of April 25, 2011 by and among the Corporation and the “Investors” party thereto.

(b)                                 Conversion of Existing Preferred Stock to Common Stock in Connection with the Qualified Financing.  In the event that an Existing Preferred Stockholder does not participate in the Qualified Financing by committing to purchase and purchasing (or securing an investor who commits to purchase and purchases), pursuant to the terms of the Series A-1 Purchase Agreement, in the Qualified Financing in the aggregate and within the time period specified in the Series A-1 Purchase Agreement such holder’s Pro Rata Portion of the Series A-1 Offering Existing Investor Available Amount, then the Applicable Portion of each series of Existing Preferred Stock held by such holder shall automatically, and without any further action on the part of such holder, be converted into shares of Common Stock at a rate of 1 share of Common Stock for every 5 shares of Existing Preferred Stock to be so converted and all accrued dividends on such shares of Existing Preferred Stock shall be forfeited. The conversion set forth in this paragraph (b) is referred to as the “Forced Conversion”. The Forced Conversion shall become effective immediately prior to, but subject to the consummation of, the Stage I Closing (as defined in the Series A-1 Purchase Agreement).

(c)                                  Conversion of Series C Stock to Series A-2 Stock in the Qualified Financing.  Each share of Series C Stock that remains outstanding after the Forced Conversion shall, immediately following the Forced Conversion and upon the consummation of the Stage I Closing, automatically, and without any further action by any holder thereof, be reclassified and converted into one (1) share of Series A-2 Stock and all accrued dividends on such reclassified shares of Series C Stock shall be forfeited.

(d)                                 Conversion of Series B Stock to Series A-3 Stock in the Qualified Financing.  Each share of Series B Stock that remains outstanding after the Forced Conversion shall, immediately following the Forced Conversion and upon the consummation of the Stage I Closing, automatically, and without any further action by any holder thereof, be reclassified and converted into one (1) share of Series A-3 Stock and all accrued dividends on such reclassified shares of Series B Stock shall be forfeited.

(e)                                  Conversion of Series A Stock to Series A-4 Stock in the Qualified Financing.  Each share of Series A Stock that remains outstanding after the Forced Conversion shall, immediately following the Forced Conversion and upon the consummation of the Stage I Closing, automatically, and without any further action by any holder thereof, be reclassified and converted into one (1) share of Series A-4 Stock.

(f)                                   Procedure.                                       Immediately following the Stage I Closing, all stock certificates representing shares of Existing Preferred Stock shall be deemed cancelled and shall thereafter be deemed to evidence only (i) the number of shares of Common Stock into which such shares of Existing Preferred Stock were converted as a result of the Forced Conversion or (ii) the number of shares of Series A-2 Stock, Series A-3 or Series A-4 Stock into which such shares of Existing Preferred Stock were reclassified and converted pursuant to the foregoing provisions of this Section A.9 of Article III.  Each holder of a certificate or certificates that, immediately before the Stage I Closing, represented shares of Existing Preferred Stock shall, as soon as practicable after the Stage I Closing, surrender such certificate or certificates, duly endorsed for transfer or with duly executed stock transfer powers sufficient to permit transfers attached, at the office of the Corporation or any transfer agent for such shares of Existing Preferred Stock (or such holder shall notify the Corporation or any transfer agent that such certificate or certificates have been lost, stolen or destroyed and shall execute an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith).  The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to such holder’s nominee or nominees, a certificate or certificates for the number of shares of Common Stock into which such holder’s shares of Existing Preferred Stock were converted pursuant to the Forced Conversion or shares of Series A-2 Stock, Series A-3 or Series A-4 Stock, as applicable, to which such holder shall be entitled as aforesaid.  From and after the Stage I Closing, each stock certificate that, prior to the Stage I Closing, represented shares of Existing Preferred Stock that were converted into Common Stock pursuant to the Forced Conversion or reclassified and converted into shares of Series A-2 Stock, Series A-3 or Series A-4 Stock as provided above shall, until its surrender, be deemed to represent the number of shares of Common Stock, Series A-2 Stock, Series A-3 or Series A-4 Stock, as applicable, into which such shares of Existing Preferred Stock were converted or reclassified.

(g)                                  No Reissue of Converted Existing Preferred Stock. No share of Existing Preferred Stock that is converted pursuant to any of the provisions of this Section A.9 shall be reissued, and the

Corporation shall not hold such share of Existing Preferred Stock so converted in treasury but, instead, shall retire and cancel such share immediately upon the conversion thereof pursuant to this Section A.9.

PART B. NEW PREFERRED STOCK

1.              Designation and Amount.  The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the New Preferred Stock shall be as set forth in this Part B. The number of authorized shares of the Series A-1 Stock is Ten Million (10,000,000), the number of authorized shares of the Series A-2 Stock is Nine Million Eight Hundred Thirty-two Thousand One Hundred Thirty-three (9,832,133), the number of authorized shares of the Series A-3 Stock is One Million Four Hundred Twenty-two Thousand Three Hundred (1,422,300), the number of authorized shares of the Series A-4 Stock is Forty Thousand and Three (40,003), the number of authorized shares of the Series A-5 Stock is Seventy Thousand (70,000) and the number of authorized shares of the Series A-6 Stock is Eight Million (8,000,000).

2.              Ranking.  As to dividends (other than with respect to the payment of the Series A-5 Accruing Dividend which shall rank senior in payment to any other dividends payable on any and all series of New Preferred Stock) and upon Liquidation (as defined in Section B.4(b) hereof) or an Event of Sale (as defined in Section B.5 hereof), each share of Series A-1 Stock shall rank equally with each other share of Series A-1 Stock and senior to all shares of Series A-2 Stock, Series A-3 Stock, Series A-4 Stock, Series A-5 Stock, Series A-6 Stock and shares of Common Stock and all other classes or series of stock not authorized by this Certificate as of the Effective Time; each share of Series A-2 Stock shall rank equally with each other share of Series A-2 Stock and senior to all shares of Series A-3 Stock, Series A-4 Stock, Series A-5 Stock, Series A-6 Stock and shares of Common Stock and all other classes or series of stock not authorized by this Certificate as of the Effective Time; each share of Series A-3 Stock, Series A-5 Stock and Series A-6 Stock shall rank equally with each other share of Series A-3 Stock, Series A-5 and Series A-6 Stock and senior to all shares of Series A-4 Stock and shares of Common Stock and all other classes or series of stock not authorized by this Certificate as of the Effective Time; except, in all cases, as otherwise approved by the affirmative vote or consent of holders of shares of Series A-1 Stock, Series A-2 Stock and/or Series A-3 Stock representing at least 70% of the voting power of the shares of Series A-1 Stock, Series A-2 Stock and Series A-3 Stock then outstanding (determined as set forth in the second sentence of Section A.6(a) hereof) (the “New Senior Majority”). Each share of Series A-4 Stock, shall rank equally with each other share of Series A-4 Stock and senior to all shares of Common Stock and all other classes or series of stock not authorized by this Certificate as of the Effective Time, except as otherwise approved by the affirmative vote or consent of the New Senior Majority.

3.              Dividend Provisions.

(a)                     Series A-1 Stock.  The holders of shares of Series A-1 Stock shall be entitled to receive a per share dividend at the rate of 8% of the Series A-1 Original Purchase Price (as defined in Section B.8 hereof) per annum, compounding annually (the “Series A-1 Accruing Dividend”), and which will accrue on a quarterly basis commencing on the date of issuance of such share of Series A-1 Stock. The holders of Series A-1 Stock shall be entitled to receive dividends prior in right to the payment of dividends and other distributions (whether in cash, property or securities of the Corporation, including subscription or other rights to acquire securities of the Corporation) on the Series A-2 Stock, Series A-3 Stock, Series A-4 Stock, Series A-5 Stock, Series A-6 Stock and Common Stock, but not with respect to the payment of the Series A-5 Special Accruing Dividend, as set forth in Section B.3(d) below, which shall rank senior in payment to any dividends payable with respect to the Series A-1 Stock.  Any dividends with respect to the Series A-1 Stock shall be payable, at the sole discretion of the Board of Directors, in cash or the issuance of that number of shares of Common Stock equal to the quotient obtained by dividing (x) the amount of such accrued and unpaid dividends thereon by (y) the Current Market Price of a share of Common Stock, when, as and if declared or paid by the Board of Directors and, as accrued, on any Liquidation or Event of Sale.  Dividends with respect to the Series A-1 Stock shall be payable in shares of Common Stock (calculated based upon the then effective Series A-1 Conversion Price), as accrued, upon the conversion of the Series A-1 Stock into Common Stock.  Whenever any dividend may be declared or paid on any share of Series A-1 Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each other share of the Series A-1 Stock then outstanding, so that all outstanding shares of Series A-1 Stock will participate equally with each other and ratably per share (calculated as provided in Section B.3(f) hereof).  Whenever any dividend or other distribution, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation), may be declared or paid on: (i) any shares of the Common Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each share of the Series A-1 Stock then outstanding so that all outstanding shares of Series A-1 Stock will participate in such dividend ratably with such shares of Common Stock (calculated as provided in Section B.3(e) hereof); or (ii) any shares of any other series of Preferred Stock (other than the Series A-2 Accruing Dividend, the Series A-3 Accruing Dividend and the Series A-5 Special Accruing Dividend), the Board of Directors shall also declare and pay a dividend on the same terms, at the same or equivalent rate upon each share of the Series A-1 Stock then outstanding so that all outstanding shares of Series A-1 Stock will participate in such dividend ratably with such shares of such other series of Preferred Stock (based on the number of shares of Common Stock into which each share of Series A-1 Stock and each share of such other series of Preferred Stock is then convertible, if applicable, or, otherwise, the relative liquidation preference per share, of such other series of Preferred Stock as compared with the Series A-1 Stock then outstanding).

(b)                     Series A-2 Stock.  The holders of shares of Series A-2 Stock shall be entitled to receive a per share dividend at the rate of 8% of the Series A-2 Original Purchase Price (as defined in Section B.8 hereof) per annum, compounding annually (the “Series A-2 Accruing Dividend”), and which will accrue on a quarterly basis commencing on the date of issuance of such share of Series A-2 Stock. The holders of Series A-2 Stock shall be entitled to receive dividends prior in right to the payment of dividends and other distributions (whether in cash, property or securities of the Corporation, including subscription or other rights to acquire securities of the Corporation) on the Series A-3 Stock, Series A-4 Stock, Series A-5 Stock, Series A-6 Stock and Common Stock, but not with respect to the payment of the Series A-5 Special Accruing Dividend, as set forth below in Section B.3(d) below, which shall rank senior in payment to any dividends payable with respect to the Series A-2 Stock.  Any dividends with respect to the Series A-2 Stock shall be payable, at the sole discretion of the Board of Directors, in cash or the issuance of that number of shares of Common Stock equal to the quotient obtained by dividing (x) the amount of such accrued and unpaid dividends thereon by (y) the then fair market value of a share of Common Stock, when, as and if declared or paid by the Board of Directors and, as accrued, on any Liquidation or Event of Sale. Dividends with respect to the Series A-2 Stock shall be payable in shares of Common Stock (calculated based upon the then effective Series A-2 Conversion Price), as accrued, upon the conversion of the Series A-2 Stock into Common Stock.  Whenever any dividend may be declared or paid on any share of Series A-2 Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each other share of the Series A-2 Stock then outstanding, so that all outstanding shares of Series A-2 Stock will participate equally with each other and ratably per share (calculated as provided in Section B.3(f) hereof).  Whenever any dividend or other distribution, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation), may be declared or paid on: (i) any shares of the Common Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each share of the Series A-2 Stock then outstanding so that all outstanding shares of Series A-2 Stock will participate in such dividend ratably with such shares of Common Stock (calculated as provided in Section B.3(f) hereof); or (ii) any shares of any other series of Preferred Stock (other than the Series A-1 Accruing Dividend, the Series A-3 Accruing Dividend and the Series A-5 Special Accruing Dividend), the Board of Directors shall also declare and pay a dividend on the same terms, at the same or equivalent rate upon each share of the Series A-2 Stock then outstanding so that all outstanding shares of Series A-2 Stock will participate in such dividend ratably with such shares of such other series of Preferred Stock (based on the number of shares of Common Stock into which each share of Series A-2 Stock and each share of such other series of Preferred Stock is then convertible, if applicable, or, otherwise, the relative liquidation preference per share, of such other series of Preferred Stock as compared with the Series A-2 Stock then outstanding).

(c)                      Series A-3 Stock.  The holders of shares of Series A-3 Stock shall be entitled to receive a per share dividend at the rate of 8% of the Series A-3 Original Purchase Price (as defined in Section B.8 hereof) per annum, compounding annually (the “Series A-3 Accruing Dividend”), and which will accrue on a quarterly basis commencing on the date of issuance of such share of Series A-3 Stock. The holders of Series A-3 Stock shall be entitled to receive dividends prior in right to the payment of dividends and other distributions (whether in cash, property or securities of the Corporation, including subscription or other rights to acquire securities of the Corporation) on the Series A-4 Stock, Series A-5 Stock, Series A-6 Stock and Common Stock, but not with respect to the payment of the Series A-5 Special Accruing Dividend, as set forth below in Section B.3(d) below, which shall rank senior in payment to any dividends payable with respect to the Series A-3 Stock.  Any dividends with respect to the Series A-3 Stock shall be payable, at the sole discretion of the Board of Directors, in cash or the issuance of that number of shares of Common Stock equal to the quotient obtained by dividing (x) amount of such accrued and unpaid dividends thereon by (y) the then fair market value of a share of Common Stock, when, as and if declared or paid by the Board of Directors and, as accrued, on any Liquidation or Event of Sale. Dividends with respect to the Series A-3 Stock shall be payable in shares of Common Stock (calculated based upon the then effective Series A-3 Conversion Price), as accrued, upon the conversion of the Series A-3 Stock into Common Stock.  Whenever any dividend may be declared or paid on any share of Series A-3 Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each other share of the Series A-3 Stock then outstanding, so that all outstanding shares of Series A-3 Stock will participate equally with each other and ratably per share (calculated as provided in Section B.3(f) hereof).  Whenever any dividend or other distribution, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation), may be declared or paid on: (i) any shares of the Common Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each share of the Series A-3 Stock then outstanding so that all outstanding shares of Series A-3 Stock will participate in such dividend ratably with such shares of Common Stock (calculated as provided in Section B.3(f) hereof); or (ii) any shares of any other series of Preferred Stock (other than the Series A-1 Accruing Dividend, the Series A-2 Accruing Dividend and the Series A-5 Special Accruing Dividend), the Board of Directors shall also declare and pay a dividend on the same terms, at the same or equivalent rate upon each share of the Series A-3 Stock then outstanding so that all outstanding shares of Series A-3 Stock will participate in such dividend ratably with such shares of such other series of Preferred Stock (based on the number of shares of Common Stock into which each share of Series A-3 Stock and each share of such other series of Preferred Stock is then convertible, if applicable, or, otherwise, the relative liquidation preference per share, of such other series of Preferred Stock as compared with the Series A-3 Stock then outstanding).

(d)                     Series A-5 Stock.  Without regard to the payment of the required dividends to the holders of Series A-1 Stock, Series A-2 Stock and Series A-3 Stock in accordance with Section B.3(a), (b) and (c), respectively, above, the holders of shares of the Series A-5 Stock shall be entitled to receive a per share dividend (the “Series A-5 Special Accruing Dividend”) that shall accrue and be paid in the form of Series A-6 Stock or other securities subject to and in accordance with the provisions of that certain Stock Issuance Agreement to which the Corporation and Nordic Bioscience Clinical Development VII A/S are party dated March 29, 2011 (the “Stock Issuance Agreement”). Whenever any dividend may be declared or paid on any shares of Series A-5 Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each other share of the Series A-5 Stock then outstanding, so that all outstanding shares of Series A-5 Stock will participate equally with each other and ratably per share (calculated as provided in Section B.3(f) hereof).  Whenever any dividend or other distribution, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation), may be declared or paid on: (i) any shares of the Common Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each share of the Series A-5 Stock then outstanding so that all outstanding shares of Series A-5 Stock will participate in such dividend ratably with such shares of Common Stock (calculated as provided in Section B.3(f) hereof); or (ii) any shares of any other series of Preferred Stock (other than the Series A-1 Accruing Dividend, the Series A-2 Accruing Dividend and the Series A-3 Accruing Dividend), the Board of Directors shall also declare and pay a dividend on the same terms, at the same or equivalent rate upon each share of the Series A-5 Stock then outstanding so that all outstanding shares of Series A-5 Stock will participate in such dividend ratably with such shares of such other series of Preferred Stock (based on the number of shares of Common Stock into which each share of Series A-5 Stock and each share of such other series of Preferred Stock is then convertible, if applicable, or, otherwise, the relative liquidation preference per share, of such other series of Preferred Stock as compared with the Series A-5 Stock then outstanding).

(e)                      Series A-4 Stock and Series A-6 Stock.  Following payment in full of required dividends to the holders of Series A-1 Stock, Series A-2 Stock, Series A-3 and Series A-5 Stock or any other class or series of capital stock that is senior to or on parity with the any such series of Preferred Stock as to dividends, in accordance with Sections B.3(a), (b), (c) or (d) above or any other section of this Certificate as in effect from time to time, the holders of shares of the Series A-4 Stock and Series A-6 Stock shall be entitled to receive, when, if and as declared by the Board of Directors, dividends on any shares of Series A-4 Stock or Series A-6 Stock, as the case may be, out of funds legally available for that purpose, at a rate to be determined by the Board of Directors if and when they may so declare any dividend on the Series A-4 Stock or A-6 Stock, as the case may be.  Whenever any dividend may be declared or paid on any shares of Series A-4 Stock or Series A-6 Stock, as applicable, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each other share of the Series A-4 Stock or the Series A-6 Stock, as applicable, then outstanding, so that all outstanding shares of Series A-4 Stock or Series A-6 Stock, as applicable, will participate equally with each other and ratably per share (calculated as provided in Section B.3(f) hereof).  Whenever any dividend or other distribution, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation), may be declared or paid on: (i) any shares of the Common Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each share of the Series A-4 Stock and Series A-6 Stock then outstanding so that all outstanding shares of Series A-4 Stock and Series A-6 Stock will participate in such dividend ratably with such shares of Common Stock (calculated as provided in Section B.3(f) hereof); or (ii) any shares of any other series of Preferred Stock (other than the Series A-1 Accruing Dividend, the Series A-2 Accruing Dividend, the Series A-3 Accruing Dividend and the Series A-5 Special Accruing Dividend), the Board of Directors shall also declare and pay a dividend on the same terms, at the same or equivalent rate upon each share of the Series A-4 Stock and Series A-6 Stock then outstanding so that all outstanding shares of Series A-4 Stock and Series A-6 Stock will participate in such dividend ratably with such shares of such other series of Preferred Stock (based on the number of shares of Common Stock into which each share of Series A-4 Stock and Series A-6 Stock and each share of such other series of Preferred Stock is then convertible, if applicable, or, otherwise, the relative liquidation preference per share, of such other series of Preferred Stock as compared with the Series A-4 Stock and Series A-6 Stock then outstanding).

(f)                       In connection with any dividend declared or paid hereunder, each share of Preferred Stock shall be deemed to be that number of shares (including fractional shares) of Common Stock into which it is then convertible, rounded up to the nearest one-tenth of a share.  No fractional shares of capital stock shall be issued as a dividend hereunder. The Corporation shall pay a cash adjustment for any such fractional interest in an amount equal to the fair market value thereof on the last Business Day (as defined in Section B.8 hereof) immediately preceding the date for payment of dividends as determined by the Board of Directors in good faith.

4.              Liquidation Rights.

(a)                     As to rights upon any Liquidation or an Event of Sale, each share of Series A-1 Stock shall rank equally with each other share of Series A-1 Stock and senior to all shares of Series A-2 Stock, Series A-3 Stock, Series A-4 Stock, Series A-5 Stock and Series A-6 Stock; each share of Series A-2 Stock shall rank equally with each other share of Series A-2 Stock and senior to all shares of Series A-3 Stock, Series A-4 Stock, Series A-5 Stock and Series A-6 Stock; each share of Series A-3 Stock, Series A-5 Stock and Series A-6 Stock shall rank equally with each other share of Series A-3 Stock, Series A-5 and Series A-6 Stock and senior to all shares of Series A-4 Stock and shares of Common Stock and all other classes or series of stock not authorized by this Certificate as of the Effective Time, except as otherwise approved by the affirmative vote or consent of the New Senior Majority. Each share of Series A-4 Stock, shall rank equally with each other share of Series A-4 Stock and senior to all shares of Common Stock and all other classes or series of stock not authorized by this Certificate as of the Effective Time, except as otherwise approved by the affirmative vote or consent of the New Senior Majority.

(b)                     In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation (collectively, a “Liquidation”): (i) the holders of shares of Series A-1 Stock then outstanding (the “Series A-1 Stockholders”) shall be entitled to receive, ratably with each other, out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of Series A-2 Stock then outstanding (the “Series A-2 Stockholders”), Series A-3 Stock then outstanding (the “Series A-3 Stockholders”), Series A-4 Stock then outstanding (the “Series A-4 Stockholders”), Series A-5 Stock then outstanding (the “Series A-5 Stockholders”)  or Series A-6 Stock then outstanding (the “Series A-6 Stockholders” and collectively with the Series A-1 Stockholders, Series A-2 Stockholders, Series A-3 Stockholders, Series A-4 Stockholders and the Series A-5 Stockholders, the “New Preferred Stockholders”), or the holders of Common Stock or any other class or series of stock ranking on Liquidation junior to such Series A-1 Stock, an amount per share equal to the Series A-1 Original Purchase Price (as defined in Section B.8 hereof), plus an amount equal to any declared or accrued but unpaid dividends thereon, calculated pursuant to Section B.3(a) hereof; and (ii) after the distribution to the Series A-1 Stockholders, and any other class or series of capital stock that is senior to the Series A-2 Stock as to Liquidation, of the full amount to which they are entitled to receive pursuant to this Section B.4(b) or any other section of this Certificate as in effect from time to time, the Series A-2 Stockholders, shall be entitled to receive, ratably with each other, out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the Series A-3 Stockholders, the Series A-4 Stockholders, the Series A-5 Stockholders or the Series A-6 Stockholders, or the holders of Common Stock or any other class or series of stock ranking on Liquidation junior to such Series A-2 Stock, an amount per share equal to the Series A-2 Original Purchase Price (as defined in Section B.8 hereof), plus an amount equal to any declared or accrued but unpaid dividends thereon, calculated pursuant to Section B.3(b) hereof; (iii) after the distribution to the Series A-1 Stockholders, the Series A-2 Stockholders and holders of any other class or series of capital stock that is senior the Series A-3 Stock as to Liquidation, of the full amount to which they are entitled to receive pursuant to this Section B.4(b) or any other section of this Certificate as in effect from time to time, the Series A-3 Stockholders, the Series A-5 Stockholders, and the Series A-6 Stockholders shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the Series A-4 Stockholders or the holders of Common Stock or any other class or series of stock ranking on Liquidation junior to such Series A-3 Stock, Series A-5, or Series A-6 Stock an amount per share equal to the Series A-3 Original Purchase Price (as defined in Section B.8 hereof), Series A-5 Original Purchase Price (as defined in Section B.8 hereof) or Series A-6 Original Purchase Price (as defined in Section B.8 hereof), respectively, plus an amount equal to any declared or accrued but unpaid dividends thereon, calculated pursuant to Section B.3 hereof; and (iv) after the distribution to the Series A-1 Stockholders, the Series A-2 Stockholders, the Series A-3 Stockholders, the Series A-5 Stockholders, the Series A-6 Stockholders and holders of any other class or series of capital stock that is senior to the Series A-4 Stock as to Liquidation, of the full amount to which they are entitled to receive pursuant to this Section B.4(b) or any other section of this Certificate as in effect from time to time, the Series A-4 Stockholders shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on Liquidation junior to such Series A-4 Stock an amount per share equal to the Series A-4 Original Purchase Price (as defined in Section B.8 hereof), plus an amount equal to any declared but unpaid dividends thereon, calculated pursuant to Section B.3 hereof.

(c)                      If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A-1 Stockholders the full amount to which each of them shall be entitled pursuant to Section A.4(b) above, then the Series A-1 Stockholders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares of Series A-1 Stock held upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(d)                     If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A-2 Stockholders the full amount to which each of them shall be entitled pursuant to Section B.4(b) above and to pay to the holders of any other class or series of capital stock that is on a parity with the Series A-2 Stock upon Liquidation the full amount to which each of such holders shall be entitled pursuant to Section B.4(b) or any other section of this Certificate as in effect from time to time, then the Series A-2 Stockholders and such holders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares of Series A-2 Stock and the shares of such other class or series of capital stock held upon such distribution if all amounts payable on or with respect to all of such shares were paid in full.

(e)                      If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A-3 Stockholders, the Series A-5 Stockholders and the Series A-6 Stockholders the full amount to which each of them shall be entitled pursuant to Section B.4(b) above and to pay to the holders of any other class or series of capital stock that is on a parity with the Series A-3, Series A-5 Stock and the Series A-6 Stock upon Liquidation the full amount to which each of such holders shall be entitled pursuant to Section B.4(b) or any other section of this Certificate as in effect from time to time, then the Series A-3 Stockholders, the Series A-5 Stockholders, the Series A-6 Stockholders and such holders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares of Series A-3 Stock, Series A-5 Stock and Series A-6 Stock and the shares of such other class or series of capital stock, as the case may be, held upon such distribution if all amounts payable on or with respect to all of such shares were paid in full.

(f)                       If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A-4 Stockholders the full amount to which each of them shall be entitled pursuant to Section B.4(b) above and to pay to the holders of any other class or series of capital stock that is on a parity with the Series A-4 Stock upon Liquidation the full amount to which each of such holders shall be entitled pursuant to Section B.4(b) or any other section of this Certificate as in effect from time to time, then the Series A-4 Stockholders and such holders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares of Series A-4 Stock and the shares of such other class or series of capital stock held upon such distribution if all amounts payable on or with respect to all of such shares were paid in full.

(g)                      In the event of any Liquidation, after payment shall have been made to the New Preferred Stockholders of the full amount to which they shall be entitled pursuant to Section B.4(b) and to the holders of any class or series of capital stock that is senior to or on parity with the New Preferred Stock, or any series, thereof, as in effect from time to time, the holders of each other class or series of capital stock (other than Common Stock) ranking on Liquidation junior to the New Preferred Stock, but senior to the Common Stock, as a class, shall be entitled to receive an amount equal (and in like kind) to the aggregate preferential amount fixed for each such junior class or series of capital stock.  If, upon any Liquidation, after payment shall have been made to the New Preferred Stockholders of the full amount to which they shall be entitled pursuant to Section B.4(b), the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay a class or series of capital stock (other than the Common Stock) junior to the New Preferred Stock the full amount to which they shall be entitled pursuant to the preceding sentence, the holders of such other class or series of capital stock shall share ratably, based upon the number of then outstanding shares of such other class or series of capital stock, in any remaining distribution of assets according to the respective preferential amounts fixed for such junior class or series of capital stock or which would be payable to them in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(h)                     In the event of any Liquidation, after payments shall have been made first to the New Preferred Stockholders and to the holders of any class or series of capital stock that is senior to or on parity with the New Preferred Stock, or any series thereof, as in effect from time to time, and to the holders of class or series of capital stock that is junior to or on parity with the New Preferred Stock but senior to the Common Stock, of the full amount to which they each shall be entitled as aforesaid, the holders of Common Stock, as a class, shall be entitled to share ratably with the holders of Participating Preferred Stock as provided in the last sentence in this Section B.4(h)) in all remaining assets of the Corporation legally available for distribution to its stockholders.  For purposes of calculating the amount of any payment to be paid upon any such Liquidation pursuant to the participation feature described in this Section B.4(h), each share of such Participating Preferred Stock shall be deemed to be that number of shares (including fractional shares and any shares attributable to the payment of accrued and unpaid dividends upon conversion of such Participating Preferred Stock pursuant to Section B.7(b)) of Common Stock into which it is then convertible, rounded to the nearest one-tenth of a share.

(i)                         (i) In the event of and simultaneously with the closing of an Event of Sale, the Corporation shall, unless waived by the New Senior Majority or otherwise prevented by law, redeem all of the shares of New Preferred Stock then outstanding for a cash amount per share determined as set forth in Sections B.4(a) through (h) hereof (the “Special Liquidation Price,” said redemption being referred to herein as a “Special Liquidation”).  In the event the Event of Sale involves consideration that does not consist of cash, then the Special Liquidation Price may be paid with such consideration having a value equal to the Special Liquidation Price.  To the extent there is any cash consideration in connection with an Event of Sale, at the option of the New Senior Majority, the cash consideration will first (i) be applied to satisfy the Special Liquidation Price payable to the Series A-1 Stockholders and to the holders of any other class or series of capital stock that is senior to or on parity with the Series A-1 Stock as to Liquidation; and then (ii) be applied to satisfy the Special Liquidation Price payable to the holders of Series A-2 Stock and to the holders of any other class or series of capital stock that is junior to the Series A-1 Stock but senior to or on parity with the Series A-2 Stock as to Liquidation; and then (iii) be applied to satisfy the Special Liquidation Price payable to holders of Series A-3 Stock, Series A-5 Stock, Series A-6 Stock and any other class or series of capital stock that is junior to the Series A-2 Stock but senior to or on parity with the Series A-3 Stock, Series A-5 Stock and Series A-6 Stock as to Liquidation (in relative proportion to the full liquidation preference the Series A-3 Stockholders, Series A-5 Stockholders, Series A-6 Stockholders and

the holders of such other class or series of capital stock would have received had there been sufficient cash consideration to have paid their liquidation preference in full) and then (iv) be applied to satisfy the Special Liquidation Price payable to the holders of Series A-4 Stock and to the holders of any other class or series of capital stock that is junior to the Series A-3 Stock, Series A-5 Stock and Series A-6 Stock but senior to or on parity with the Series A-4 Stock, in all cases, prior to the payment thereof to any other stockholders of the Corporation.  For all purposes of this Section B.4(i), the Special Liquidation Price shall be equal to that amount per share which would be received by each New Preferred Stockholder if, in connection with an Event of Sale, all the consideration paid in exchange for the assets or the shares of capital stock (as the case may be) of the Corporation were actually paid to and received by the Corporation and the Corporation were immediately thereafter liquidated and its assets distributed pursuant to Sections B.4(a) through (h) hereof.  To the extent that one or more redemptions (as described in Section B.5 hereof) and/or Special Liquidations are occurring concurrently, the Special Liquidation under this Section B.4(i) shall be deemed to occur first.  The date upon which the Special Liquidation shall occur is sometimes referred to herein as the “Special Liquidation Date”.

(ii)                                  In the absence of an applicable waiver pursuant to Section B.4(i) above, at any time on or after the Special Liquidation Date, a New Preferred Stockholder shall be entitled to receive the Special Liquidation Price for each such share of New Preferred Stock owned by such holder.  Subject to the provisions of Section B.4(i)(iii) hereof, payment of the Special Liquidation Price will be made to each such holder upon actual delivery to the Corporation or its transfer agent of the certificate of such holder representing such shares of New Preferred Stock, as the case may be, or an affidavit of loss as to the same.

(iii)                               If on the Special Liquidation Date less than all the shares of New Preferred Stock then outstanding may be legally redeemed by the Corporation, the Special Liquidation shall be made first as to the Series A-1 Stock (and any other class or series of capital stock that is senior to or on parity with the Series A-1 Stock as to Liquidation), pro rata with respect to such Series A-1 Stock  (or such other class or series of capital stock that is senior to or on parity with the Series A-1 Stock as to Liquidation) based upon the number of outstanding shares of Series A-1 Stock (or such other class or series of capital stock that is senior to or on parity with the Series A-1 Stock as to Liquidation) then owned by each such holder thereof until such holders are satisfied in full, and then to the Series A-2 Stock (and any other class or series of capital stock that is junior to the Series A-1 Stock but senior to or on parity with the Series A-2 Stock as to Liquidation), pro rata with respect to such Series A-2 Stock (or such other class or series of capital stock that is junior to the Series A-1 Stock but senior to or on parity with the Series A-2 Stock as to Liquidation) based upon the number of outstanding shares of Series A-2 Stock (or such other class or series of capital stock that is junior to the Series A-1 Stock but senior to or on parity with the Series A-2 Stock as to Liquidation) then owned by each such holder thereof until such holders are satisfied in full, and then to the holders of the Series A-3 Stock, Series A-5 Stock and Series A-6 Stock (and any other class or series of capital stock that is junior to the Series A-2 Stock but senior to or on parity with the Series A-3 Stock, Series A-5 Stock and Series A-6 Stock as to Liquidation), pro rata with respect to such Series A-3, Stock Series A-5 Stock and Series A-6 Stock (or such other class or series of capital stock that is junior to the Series A-2 Stock but senior to or on parity with the Series A-3 Stock, Series A-5 Stock and Series A-6 Stock as to Liquidation) based upon the number of outstanding shares of Series A-3 Stock, Series A-5 Stock and Series A-6 Stock (or such other class or series of capital stock that is junior to the Series A-2 Stock but senior to or on parity with the Series A-3 Stock, Series A-5 Stock and Series A-6 Stock as to Liquidation) then owned by each holder thereof, and then to the Series A-4 Stock (and any other class or series of capital stock that is junior to the Series A-3 Stock, Series A-5 Stock and Series A-6 Stock but senior to or on parity with the Series A-4 Stock as to Liquidation), pro rata with respect to such Series A-4 Stock (or such other class or series of capital stock that is junior to the Series A-3 Stock, Series A-5 Stock and Series A-6 Stock but senior to or on parity with the Series A-4 Stock as to Liquidation) based upon the number of outstanding shares of Series A-4 Stock (or such other class or series of capital stock that is junior to the Series A-3 Stock, Series A-5 Stock and Series A-6 Stock but senior to or on parity with the Series A-4 Stock as to Liquidation) then owned by each such holder thereof until such holders are satisfied in full.

(iv)                              On and after any Special Liquidation Date, all rights in respect of the shares of New Preferred Stock to be redeemed shall cease and terminate except the right to receive the applicable Special Liquidation Price as provided herein, and such shares of New Preferred Stock shall no longer be deemed to be outstanding, whether or not the certificates representing such shares of New Preferred Stock have been received by the Corporation; provided, however, that, if the Corporation defaults in the payment of the Special Liquidation Price with respect to any New Preferred Stock, the rights of the holder(s) thereof with respect to such shares of New Preferred Stock shall continue until the Corporation cures such default.

(v)                                 Anything contained herein to the contrary notwithstanding, all or any of the provisions of this Section B.4(i) may be waived by the New Senior Majority, by delivery of written notice of waiver to the Corporation prior to the closing of any Event of Sale.

(vi)                              Any notice required to be given to the holders of shares of New Preferred Stock pursuant to Section B.7(g) hereof in connection with an Event of Sale shall include a statement by the Corporation of (A) the Special Liquidation Price which each New Preferred Stockholder shall be entitled to receive upon the occurrence of a Special Liquidation under this Section B.4(i) and (B) the extent to which the Corporation will, if at all, be legally prohibited from paying each holder of New Preferred Stock the Special Liquidation Price.

5.              Definition of “Event of Sale” and “Shell Company Successor”.  For purposes of this Part B of Article III, an “Event of Sale” shall mean: (A) the sale by the stockholders of voting control of the Corporation, (B) the merger, consolidation or reorganization with or into any other corporation, entity or person or any other corporate reorganization, in which (I) the capital stock of the Corporation immediately prior to such merger, consolidation or reorganization represents less than 50% of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such merger, consolidation or reorganization or (II) the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) has a class of securities that is (or has been within 90 days prior to such transaction) tradeable on any public market or exchange or (C) the sale, exclusive license or other disposition of all or substantially all of the assets or intellectual property of the Corporation in a single transaction or series of related transactions. Notwithstanding the foregoing and for purposes of clarification, the term “Event of Sale” shall not include any transaction involving the Corporation and the Shell Company Successor that is described in clause (iii) of the Shell Company Successor definition set forth below. “Shell Company Successor” means a shell company that (i) has securities registered under the Securities Exchange Act of 1934, as amended, (ii) has nominal operations and nominal assets (prior to any of the transactions described in clause (iii)) and (iii) directly or indirectly through one or more direct or indirect subsidiaries acquires the Corporation and/or all or substantially all of its assets or business (whether pursuant to a stock purchase, an asset purchase, a merger or any other similar transaction), and in consideration for such acquisition issues to the former stockholders of the Corporation shares of capital stock of such shell company.

6.              Voting.

(a)                     Subject to any separate voting rights provided for herein or otherwise required by law, the holders of New Preferred Stock shall be entitled to vote, together with the holders of Common Stock as one class, on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock.  In any such vote, each share of

New Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Common Stock (including fractional shares) into which each such share of New Preferred Stock is then convertible, rounded up to the nearest one-tenth of a share, but not including any shares of Common Stock issuable upon conversion of any dividends accrued on such New Preferred Stock.

(b)                     In addition to the rights specified in Section B.6(a):

(i)                           for so long as any shares of Series A-1 Stock are outstanding, the holders of a majority of the shares of Series A-1 Stock outstanding, voting as a separate class, shall have the right to elect two (2) members of the Board of Directors of the Corporation; and

(ii)                        Oxford Bioscience Partners IV L.P. (including for this purpose, members of the Oxford/Saints Group (as defined in the Stockholders’ Agreement), HealthCare Ventures or Wellcome Trust (collectively, the “G3 Holders”) voting as a separate class shall have the right to elect one (1) member of the Board of Directors of the Corporation by majority vote of the shares of Series A-1 Stock held by them; provided, however, that in order to be eligible to vote or consent with respect to the election of such member of the Board of Directors, a G3 Holder together with members of such G3 Holders’ Group (as defined in the Stockholders’ Agreement) must hold greater than twenty percent (20%) of the shares of Series A-1 Stock purchased under the Series A-1 Stock Purchase Agreement by such G3 Holder and the members of such G3 Holders’ Group; and

(iii)                     MPM Capital L.P., voting as a separate class, shall have the right to elect one (1) member of the Board of Directors of the Corporation by majority vote of the shares of Series A-1 Stock held by MPM Capital L.P.; provided that such member of the Board of Directors shall be an individual with particular expertise in the development of pharmaceutical products; and, provided, further, that in order to be eligible to vote or consent with respect to the election of such member of the Board of Directors, MPM Capital L.P. together with members of the MPM Group (as defined in the Stockholders’ Agreement) must hold greater than twenty percent (20%) of the shares of Series A-1 Stock purchased under the Series A-1 Stock Purchase Agreement by MPM Capital L.P. and the members of the MPM Group.

(iv)                    The members of the Board of Directors elected by the Series A-1 Stockholders, the G3 Holders and MPM Capital L.P. pursuant to this Section B.6(b) are referred to herein as the “New Preferred Directors”.

(c)                      In any election of New Preferred Directors pursuant to Section B.6(b), each holder of New Preferred Stock eligible to participate in the election of New Preferred Directors shall be entitled to one vote for each share of Common Stock (including fractional shares) into which each such share of New Preferred Stock held by such holder is then convertible, rounded up to the nearest one-tenth of a share (determined as set forth in the second sentence of Section B.6(a) hereof), and no holder of New Preferred Stock shall be entitled to cumulate its votes by giving one candidate more than one vote per share.  The voting right of the Series A-1 Stockholders, the G3 Holders and the MPM Holder contained in Section B.6(b), may be exercised at a special meeting of the applicable holders of New Preferred Stock called as provided in accordance with the by-laws of the Corporation, at any annual or special meeting of the stockholders of the Corporation, or by written consent of such applicable holders of New Preferred Stock in lieu of a meeting.  The New Preferred Directors elected pursuant to Section B.6(b) shall serve from the date of their election and qualification until their successors have been duly elected and qualified.  The number of directors constituting the entire membership of the Board of Directors of the Corporation shall be set by the Board of Directors pursuant to the By-Laws of the Corporation.

(d)                     A vacancy in the directorships elected by the Series A-1 Stockholders, the G3 Holders or the MPM Holder pursuant to Section B.6(b), may be filled by a vote at a meeting called in accordance with the by-laws of the Corporation or written consent in lieu of such meeting of the applicable holders of New Preferred Stock, respectively or by the remaining directors as provided in the by-laws of the Corporation.

(e)                      The holders of capital stock of the corporation, voting as a single class, shall elect the remaining member or members of the Board of Directors of the Corporation.  In any election of directors pursuant to this Section B.6(e), each stockholder shall be entitled to one vote for each share of Common Stock held or, if New Preferred Stock, into which each such share of New Preferred Stock is then convertible (determined in accordance with Section B.6(a) hereof), and no stockholder shall be entitled to cumulate its votes by giving one candidate more than one vote per share.  The voting right of the stockholders contained in this Section B.6(e) may be exercised at a special meeting of the stockholders called as provided in accordance with the by-laws of the Corporation, at any annual or special meeting of the stockholders of the Corporation, or by written consent of the stockholder in lieu of a meeting.  The director or directors elected pursuant to this Section B.6(e) shall serve from the date of their election and qualification until their successors have been duly elected and qualified.

(f)                       A vacancy in the directorship or directorships elected by the stockholders pursuant to Section B.6(e), may be filled by a vote at a meeting called in accordance with the by-laws of the Corporation or written consent in lieu of such meeting of the stockholders of the Corporation or by the remaining directors as provided in the by-laws of the Corporation.

(g)                      Except as otherwise expressed, implied or contemplated in this Certificate, the Series A-1 Purchase Agreement or the Merger Agreement, the Corporation shall not, directly or indirectly, through a merger, consolidation, reorganization or otherwise, without the affirmative approval of the New Senior Majority acting separately from the holders of Common Stock or any other securities of the Corporation, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written consent timely and specific notice in the manner provided in the by-laws of the Corporation shall have been given to each Series A-1 Stockholder, Series A-2 Stockholder and Series A-3 Stockholder to do the following:

(i)                                     authorize, create, designate, issue or sell any class or series of capital stock (including any shares of treasury stock) or rights, options, warrants or other securities convertible into or exercisable or exchangeable for capital stock which by its terms is convertible into or exchangeable for any equity security, other then Excluded Stock, which, as to the payment of dividends or distribution of assets, including without limitation distributions to be made upon a Liquidation, is senior to or on a parity with the Series A-1 Stock; or

(ii)                                                amend, alter or repeal any provision of this Certificate; or

(iii)                                             permit, approve or agree to any Liquidation, Event of Sale, dissolution or winding up of the Corporation.

The foregoing approval shall be obtained in addition to any approval required by law.

(h)                     Except as otherwise expressed, implied or contemplated in this Certificate, the Series A-1 Purchase Agreement or the Merger Agreement, the Corporation shall not, directly or indirectly, through a merger, consolidation, reorganization or otherwise, without the affirmative approval of holders of a majority of the then outstanding shares of Series A-1 Stock, acting separately from the holders of Common Stock or any other securities of the Corporation, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written consent timely and specific notice in the manner provided in the by-laws of the Corporation shall have been given to each holder of such Series A-1 Stock, amend, alter or repeal any provision of this Certificate if such amendment, alteration or repeal would (i) alter or change the rights, preferences or privileges of the Series A-1 Stock in a manner that materially adversely affects the Series A-1 Stock and such amendment does not change or alter the comparable rights, preferences or privileges of any other series of New Preferred Stock in a manner that materially adversely affects such other series of New Preferred Stock or (ii) increases or decreases the authorized number of shares of Series A-1 Stock. The foregoing approval shall be obtained in addition to any approval required by law. For purposes of clarification, the creation, authorization or issuance of any new class or series of capital stock of the Corporation having rights, preferences or privileges senior to or on a parity with the Series A-1 Stock (and any amendment to the certificate of incorporation of the Company for purposes of creating or authorizing such new class or series of capital stock) shall not be deemed or treated as materially adversely affecting the Series A-1 Stock.

(i)                         Except as otherwise expressed, implied or contemplated in this Certificate, the Series A-1 Purchase Agreement or the Merger Agreement, the Corporation shall not, directly or indirectly, through a merger, consolidation, reorganization or otherwise, without the affirmative approval of holders of a majority of the then outstanding shares of Series A-2 Stock, acting separately from the holders of Common Stock or any other securities of the Corporation, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written consent timely and specific notice in the manner provided in the by-laws of the Corporation shall have been given to each holder of such Series A-2 Stock, amend, alter or repeal any provision of this Certificate if such amendment, alteration or repeal would (i) alter or change the rights, preferences or privileges of the Series A-2 Stock in a manner that materially adversely affects the Series A-2 Stock and such amendment does not change or alter the comparable rights, preferences or privileges of any other series of New Preferred Stock in a manner that materially adversely affects such other series of New Preferred Stock or (ii) increases or decreases the authorized number of shares of Series A-2 Stock. The foregoing approval shall be obtained in addition to any approval required by law. For purposes of clarification, the creation, authorization or issuance of any new class or series of capital stock of the Corporation having rights, preferences or privileges senior to or on a parity with the Series A-2 Stock (and any amendment to the certificate of incorporation of the Company for purposes of creating or authorizing such new class or series of capital stock) shall not be deemed or treated as materially adversely affecting the Series A-2 Stock.

(j)                        Except as otherwise expressed, implied or contemplated in this Certificate, the Series A-1 Purchase Agreement or the Merger Agreement, the Corporation shall not, directly or indirectly, through a merger, consolidation, reorganization or otherwise, without the affirmative approval of holders of a majority of the then outstanding shares of Series A-3 Stock, acting separately from the holders of Common Stock or any other securities of the Corporation, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written consent timely and specific notice in the manner provided in the by-laws of the Corporation shall have been given to each holder of such Series A-3 Stock, amend, alter or repeal any provision of this Certificate if such amendment, alteration or repeal would (i) alter or change the rights, preferences or privileges of the Series A-3 Stock in a manner that materially adversely affects the Series A-3 Stock and such amendment does not change or alter the comparable rights, preferences or privileges of any other series of New Preferred Stock in a manner that materially adversely affects such other series of New Preferred Stock or (ii) increases or decreases the authorized number of shares of Series A-3 Stock. The foregoing approval shall be obtained in addition to any approval required by law. For purposes of clarification, the creation, authorization or issuance of any new class or series of capital stock of the Corporation having rights, preferences or privileges senior to or on a parity with the Series A-3 Stock (and any amendment to the certificate of incorporation of the Company for purposes of creating or authorizing such new class or series of capital stock) shall not be deemed or treated as materially adversely affecting the Series A-3 Stock.

(k)                     Except as otherwise expressed, implied or contemplated in this Certificate, the Series A-1 Purchase Agreement or the Merger Agreement, the Corporation shall not, directly or indirectly, through a merger, consolidation, reorganization or otherwise, without the affirmative approval of holders of a majority of the then outstanding shares of Series A-4 Stock, acting separately from the holders of Common Stock or any other securities of the Corporation, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written consent timely and specific notice in the manner provided in the by-laws of the Corporation shall have been given to each holder of such Series A-4 Stock, amend, alter or repeal any provision of this Certificate if such amendment, alteration or repeal would (i) alter or change the rights, preferences or privileges of the Series A-4 Stock in a manner that materially adversely affects the Series A-4 Stock and such amendment does not change or alter the comparable rights, preferences or privileges of any other series of New Preferred Stock in a manner that materially adversely affects such other series of New Preferred Stock or (ii) increases or decreases the authorized number of shares of Series A-4 Stock. The foregoing approval shall be obtained in addition to any approval required by law. For purposes of clarification, the creation, authorization or issuance of any new class or series of capital stock of the Corporation having rights, preferences or privileges senior to or on a parity with the Series A-4 Stock (and any amendment to the certificate of incorporation of the Company for purposes of creating or authorizing such new class or series of capital stock) shall not be deemed or treated as materially adversely affecting the Series A-4 Stock.

(l)                         Except as otherwise expressed, implied or contemplated in this Certificate, the Series A-1 Purchase Agreement or the Merger Agreement, the Corporation shall not, directly or indirectly, through a merger, consolidation, reorganization or otherwise, without the affirmative approval of holders of a majority of the then outstanding shares of Series A-5 Stock, acting separately from the holders of Common Stock or any other securities of the Corporation, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written consent timely and specific notice in the manner provided in the by-laws of the Corporation shall have been given to each holder of such Series A-5 Stock, amend, alter or repeal any provision of this Certificate if such amendment, alteration or repeal would (i) alter or change the rights, preferences or privileges of the Series A-5 Stock in a manner that materially adversely affects the Series A-5 Stock and such amendment does not change or alter the comparable rights, preferences or privileges of any other series of New Preferred Stock in a manner that materially adversely affects such other series of New Preferred Stock or (ii) increases or decreases the authorized number of shares of Series A-5 Stock. The foregoing approval shall be obtained in addition to any approval required by law. For purposes of clarification, the creation, authorization or issuance of any new class or series of capital stock of the Corporation having rights, preferences or privileges senior to or on a parity with the Series A-5 Stock (and any amendment to the certificate of incorporation of the Company for purposes of creating or authorizing such new class or series of capital stock) shall not be deemed or treated as materially adversely affecting the Series A-5 Stock.

(m)                 Except as otherwise expressed, implied or contemplated in this Certificate, the Series A-1 Purchase Agreement or the Merger Agreement, the Corporation shall not, directly or indirectly, through a merger, consolidation, reorganization or otherwise, without the affirmative approval of holders of a majority of the then outstanding shares of Series A-6 Stock, acting separately from the holders of Common Stock or any other securities of the Corporation, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written consent timely and specific notice in the manner provided in the by-laws of the Corporation shall have been given to each holder of such Series A-6 Stock, amend, alter or repeal any provision of this Certificate if such amendment, alteration or repeal would (i) alter or change the rights, preferences or privileges of the Series A-6 Stock in a manner that materially adversely affects the Series A-6 Stock and such amendment does not change or alter the comparable rights, preferences or privileges of any other series of New Preferred Stock in a manner that materially adversely affects such other series of New Preferred Stock or (ii) increases or decreases the authorized number of shares of Series A-6 Stock. The foregoing approval shall be obtained in addition to any approval required by law. For purposes of clarification, the creation, authorization or issuance of any new class or series of capital stock of the Corporation having rights, preferences or privileges senior to or on a parity with the Series A-6 Stock (and any amendment to the certificate of incorporation of the Company for purposes of creating or authorizing such new class or series of capital stock) shall not be deemed or treated as materially adversely affecting the Series A-6 Stock.

(n)                     The Corporation shall obtain the consent of the Board of Directors before it may authorize or issue any additional shares of capital stock of the Corporation or any of its subsidiaries.

7.              Conversion.

(a)                     Any New Preferred Stockholder shall have the right, at any time or from time to time, to convert any or all of its shares of New Preferred Stock into that number of fully paid and nonassessable shares of Common Stock for each share of New Preferred Stock so converted equal to the quotient of the Series A-1 Original Purchase Price, Series A-2 Original Purchase Price, Series A-3 Original Purchase Price, Series A-4 Original Purchase Price, Series A-6 Original Purchase Price or Series A-6 Original Purchase Price, as applicable, for such share divided by the Series A-1 Conversion Price, the Series A-2 Conversion Price, Series A-3 Conversion Price, Series A-4 Conversion Price, Series A-5 Conversion Price or the Series A-6 Conversion Price (each as defined in Section B.7(e)(i) hereof), as applicable, for such share of New Preferred Stock, as last adjusted and then in effect, rounded up to the nearest one-tenth of a share; provided, however, that cash shall be paid in lieu of the issuance of fractional shares of Common Stock, as provided in Section B.7(d) hereof.

(b)                     (i) Any New Preferred Stockholder who exercises the right to convert shares of New Preferred Stock into shares of Common Stock pursuant to this Section B.7 shall be entitled to payment of all accrued dividends, whether or not declared and all declared but unpaid dividends payable with respect to such New Preferred Stock pursuant to Section B.3 herein, up to and including the Conversion Date (as defined in Section B.7(b)(iii) hereof).

(ii)                                  Any New Preferred Stockholder may exercise the right to convert such shares into Common Stock pursuant to this Section B.7 by delivering to the Corporation during regular business hours, at the office of the Corporation or any transfer agent of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted (the “New Preferred Certificate”), duly endorsed or assigned in blank to the Corporation (if required by it) or an affidavit of loss as to the same.

(iii)                               Each New Preferred Certificate shall be accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock (the “Common Certificate”) are to be issued.  Such conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the “Conversion Date.”

(iv)                              As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, (A) a Common Certificate for the number of full shares of Common Stock to which such holder is entitled and (B) a check or cash in respect of any fractional interest in shares of Common Stock to which such holder is entitled, as provided in Section B.7(d) hereof, payable with respect to the shares so converted up to and including the Conversion Date.

(v)                                 The person in whose name the Common Certificate or Certificates are to be issued shall be deemed to have become a holder of record of Common Stock on the applicable

Conversion Date, unless the transfer books of the Corporation are closed on such Conversion Date, in which event the holder shall be deemed to have become the stockholder of record on the next succeeding date on which the transfer books are open, provided that the Series A-1 Conversion Price, the Series A-2 Conversion Price, Series A-3 Conversion Price, Series A-4 Conversion Price, the Series A-5 Conversion Price or the Series A-6 Conversion Price, as applicable, upon which the conversion shall be executed shall be that in effect on the Conversion Date.

(vi)                              Upon conversion of only a portion of the number of shares covered by a New Preferred Certificate, the Corporation shall issue and deliver to or upon the written order of the holder of such New Preferred Certificate, at the expense of the Corporation, a new certificate covering the number of shares of New Preferred Stock representing the unconverted portion of the New Preferred Certificate, which new certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such New Preferred Stock.

(c)                      If a New Preferred Stockholder shall surrender more than one share of the same class of New Preferred Stock for conversion at any one time, then the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of New Preferred Stock so surrendered.

(d)                     No fractional shares of Common Stock shall be issued upon conversion of New Preferred Stock. The Corporation shall instead pay a cash adjustment for any such fractional interest in an amount equal to the Current Market Price thereof on the Conversion Date, as determined in accordance with Section B.7(e)(vi) hereof.

(e)                      For all purposes of this Article III, Part B, the initial conversion price of the Series A-1 Stock shall be the Series A-1 Original Purchase Price, the initial conversion price of the Series A-2 Stock shall be the Series A-2 Original Purchase Price,  the initial conversion price of the Series A-3 Stock shall be the Series A-3 Original Purchase Price, the initial conversion price of the Series A-4 Stock shall be the Series A-4 Original Purchase Price, the initial conversion price of the Series A-5 Stock shall be the Series A-5 Original Purchase Price, and the initial conversion price of the Series A-6 Stock shall be the Series A-6 Original Purchase Price, in each case subject to adjustment from time to time as follows (the conversion price of any or each of the Series A-1 Stock, the Series A-2 Stock, the Series A-3 Stock, the Series A-4 Stock, the Series A-5 Stock and the Series A-6 Stock is sometimes referred to generically in this Section B.7 as the “Conversion Price”):

(i)                                     Subject to Section B.7(e)(ii) and B.7(e)(x) below, if the Corporation shall, at any time or from time to time after the Series A-1 Original Issuance Date, issue or sell any shares of Common Stock (which term, for purposes of this Section B.7(e)(i), including all subsections thereof, shall be deemed to include all other securities convertible into, or exchangeable or exercisable for, shares of Common Stock (including, but not limited to, Preferred Stock) or options to purchase or other rights to subscribe for such convertible or exchangeable securities, in each case other than Excluded Stock (as defined in Section B.7(e)(ii) below), for a consideration per share less than the Series A-1 Conversion Price in effect immediately prior to the issuance of such Common Stock or other securities (a “New Dilutive Issuance”), then (X) the Conversion Price of the Series A-1 Stock (the “Series A-1 Conversion Price”) in effect immediately prior to each such New Dilutive Issuance shall automatically be reduced to a price equal to the product obtained by multiplying such Series A-1 Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, shares of Common Stock issued or issuable upon conversion of the outstanding Preferred Stock, but excluding shares of Common Stock issuable upon conversion of any dividends accrued on such Preferred Stock) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for the additional stock so issued would purchase at such Series A-1 Conversion Price as in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, shares of Common Stock issued or issuable upon conversion of the outstanding Preferred Stock, but excluding shares of Common Stock issuable upon conversion of any dividends accrued on such Preferred Stock) plus the number of shares of additional stock so issued, (Y) the Conversion Price for the Series A-2 Stock (the “Series A-2 Conversion Price”) in effect immediately prior to each such New Dilutive Issuance shall automatically be reduced to a price equal to the product obtained by multiplying such Series A-2 Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, shares of Common Stock issued or issuable upon conversion of the outstanding Preferred Stock, but excluding shares of Common Stock issuable upon conversion of any dividends accrued on such Preferred Stock) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for the additional stock so issued would purchase at such Series A-2 Conversion Price as in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, shares of Common Stock issued or issuable upon conversion of the outstanding Preferred Stock, but excluding shares of Common Stock issuable upon conversion of any dividends accrued on such Preferred Stock) plus the number of shares of additional stock so issued, and (Z) the Conversion Price for the Series A-3 Stock (the “Series A-3 Conversion Price”) in effect immediately prior to each such New Dilutive Issuance shall automatically be reduced to a price equal to the product obtained by multiplying such Series A-3 Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, shares of Common Stock issued or issuable upon conversion of the outstanding Preferred Stock, but excluding shares of Common Stock issuable upon conversion of any dividends accrued on such Preferred Stock) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for the additional stock so issued would purchase at such Series A-3 Conversion Price as in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, shares of Common Stock issued or issuable upon conversion of the outstanding Preferred Stock, but excluding shares of Common Stock issuable upon conversion of any dividends accrued on such Preferred Stock) plus the number of shares of additional stock so issued.  For purposes of this Section B.7(e)(i), the number of shares of Common Stock deemed issuable upon conversion of such outstanding shares of Existing Preferred Stock shall be determined without giving effect to any adjustments to the applicable Conversion Price resulting from the New Dilutive Issuance that is the subject of this calculation.  For purposes of Part B of this Certificate, the term “Series A-4 Conversion Price” shall mean the Conversion Price of the Series A-4 Stock, the term “Series A-5 Conversion Price” shall mean the Conversion Price of the Series A-5 Stock and the term “Series A-6 Conversion Price” shall mean the Conversion Price of the Series A-6 Stock.  For the purposes of any adjustment of the Conversion Price pursuant to this Section B.7(e)(i), the following provisions shall be applicable.

a.                                      In the case of the issuance of Common Stock in whole or in part for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof, plus the value of any property other than cash received by the Corporation, determined as provided in Section B.7(e)(i)(b) hereof, plus the value of any other consideration received by the Corporation determined as set forth in Section B.7(e)(i)(c) hereof.

b.                                      In the case of the issuance of Common Stock for a consideration in whole or in part in property other than cash, the value of such property other than cash shall be deemed to be the fair market value of such property as determined in good faith by the Board of

Directors, irrespective of any accounting treatment; provided, however, that such fair market value of such property as determined by the Board of Directors shall not exceed the aggregate Current Market Price (as defined in Section B.7(e)(viii) hereof) of the shares of Common Stock or such other securities being issued, less any cash consideration paid for such shares, determined as provided in Section B.7(e)(i)(a) hereof and less any other consideration received by the Corporation for such shares, determined as set forth in Section B.7(e)(i)(c) hereof.

c.                                       In the case of the issuance of Common Stock for consideration in whole or in part other than cash or property, the value of such other consideration shall be deemed to be the aggregate par value of such Common Stock (or the aggregate stated value if such Common Stock has no par value).

d.                                      In the case of the issuance of options or other rights to purchase or subscribe for Common Stock or the issuance of securities by their terms convertible into or exchangeable or exercisable for Common Stock or options to purchase or other rights to subscribe for such convertible or exchangeable or exercisable securities:

i.                                          the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections B.7(e)(i)(a), (b) and (c) hereof), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby (the consideration in each case to be determined in the manner provided in Sections B.7(e)(i)(a), (b) and (c) hereof);

ii.                                       the aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections B.7(e)(i)(a), (b) and (c) hereof);

iii.                                    if there is any change (whether automatic pursuant to the terms contained therein or as a result of the amendment of such terms) in the exercise price of, or number of shares deliverable upon exercise of, any such options or rights or upon the conversion or exchange of any such convertible or exchangeable securities (other than a change resulting from the original antidilution provisions thereof in place at the time of issuance of such security), then the applicable Conversion Price shall automatically be readjusted in proportion to such change (notwithstanding the foregoing, no adjustment pursuant to this clause shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (i) the applicable Conversion Price on the original adjustment date, or (ii) the applicable Conversion Price that would have resulted from any Dilutive Issuances between the original adjustment date and such readjustment date);

iv.                                   upon the expiration of any such options or rights or the termination of any such rights to convert or exchange such convertible or exchangeable securities (or in the event that the change that precipitated an adjustment pursuant to Section

B.7(e)(i)(d)(iii) hereof is reversed or terminated, or expires), then the applicable Conversion Price shall be automatically readjusted to the applicable Conversion Price that would have been obtained had such options, rights or convertible or exchangeable securities not been issued; and

v.                                      if the terms of any option or convertible security (excluding options or convertible securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive shares of Common Stock which are Excluded Stock), the issuance of which was not a New Dilutive Issuance, are revised after the Series A-1 Original Issuance Date (either automatically pursuant the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such option or convertible security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such option or convertible security, as so amended, and the shares of Common Stock subject thereto shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(ii)                                  “Excluded Stock” shall mean:

a.                                      Common Stock issued upon conversion of any shares of Preferred Stock, including any shares of Common Stock issuable upon conversion of any dividends accrued on such Preferred Stock;

b.                                      Common Stock issued or issuable to officers, directors or employees of or consultants or independent contractors to the Corporation, pursuant to any written agreement, plan or arrangement to purchase, or rights to subscribe for, such Common Stock, including Common Stock issued under the Corporation’s 2003 Long-Term Incentive Plan, as amended, or other equity incentive plan or other agreements that have been approved in form and in substance by the New Senior Majority, calculated in accordance with Section B.6(a) of Article III herein (including, in such calculation, any outstanding restricted stock awards held by such holders), and which, as a condition precedent to the issuance of such shares, provide for the vesting of such shares and subject such shares to restrictions on transfer and rights of first offer in favor of the Corporation, and restricted stock grants to directors, employees or consultants as approved by the Board of Directors of the Corporation; provided, however, that the maximum number of shares of Common Stock heretofore or hereafter issuable pursuant to the Corporation’s 2003 Long-Term Incentive Plan, as amended, and all such agreements, plans and arrangements shall not exceed 2,015,666 shares of Common Stock;

c.                                       Common Stock issued as a stock dividend or distribution on the Preferred Stock payable in shares of Common Stock, or capital stock of any other class issuable upon any subdivision, recombination, split-up or reverse stock split of all the outstanding shares of such class of capital stock;

d.                                      Common Stock or other securities issued or issuable to banks, lenders or landlords, provided that each such issuance is approved by the Board of Directors, including, but not limited to, warrants to acquire Common Stock held by Silicon Valley Bank (or its affiliates, successors and assignees), warrants to purchase Preferred Stock issued or to be issued to GE Healthcare Financial Services, Inc. (“GEHFS”) and Oxford Finance Corporation (“OFC”) pursuant to a proposed debt financing approved by the Board of Directors (the “GE Financing”), shares of Preferred Stock issued or issuable to GE in connection with the GE Financing or upon exercise by GEHFS or OFC of warrants issued in the GE Financing and shares of common stock issuable upon conversion of any such shares of Preferred Stock issued to GEHFS or OFC pursuant to the GE Financing;

e.                                       Common Stock or other securities issued or issuable to third parties in connection with strategic partnerships or alliances, corporate partnerships, joint ventures or other licensing transactions, provided that each such transaction and related issuance is approved by the Board of Directors, including, but not limited to, (A) any shares of Preferred Stock or Common Stock issued or issuable to Ipsen Pharma SAS (“Ipsen”), pursuant to the terms of that certain License Agreement, as amended and may be amended with the approval of the Board of Directors of the Corporation and in effect from time to time, by and between the Corporation and Ipsen as payment for milestones in lieu of cash payments and (B) shares of Series A-5 Stock issued or issuable pursuant to that certain Stock Issuance Agreement as of March 29, 2011 by and between the Corporation and Nordic Bioscience and the letter agreement as of March 29, 2011 by and between the Corporation and Nordic Bioscience, pursuant to which the Corporation will issue shares of the Corporation’s Series A-5 Convertible Preferred Stock, $0.01 par value per share and the issuance of Series A-6 Stock issued or to be issued as dividends on such Series A-5 Stock, and shares of Common Stock issuable upon conversion of any such shares of Series A-5 Stock and Series A-6 Stock;

f.                                        Common Stock or other securities issued or issuable pursuant to the acquisition by the Corporation of any other corporation, partnership, joint venture, trust or other entity by any merger, stock acquisition, reorganization, or purchase of substantially all assets or otherwise in which the Corporation or its stockholders of record immediately prior to the effective date of such transaction, directly or indirectly, own at least a majority of the voting power of the acquired entity or the resulting entity after such transaction, in each case so long as approved by the Board of Directors;

g.                                       Common Stock or other securities, the issuance of which is approved by the New Senior Majority, with such approval expressly waiving the application of the anti-dilution provisions of this Section B.7 as a result of such issuance;

h.                                      Preferred Stock or Common Stock issued or issuable pursuant to any warrant outstanding as of the date hereof or any warrant and any shares of Preferred Stock or common stock, or common stock issued upon exercise of any Preferred Stock, issued in connection with the Qualified Financing, including, but not limited to a warrant for shares of Series A-1 Preferred Stock issued or issuable to Leerink Swan, any shares of Preferred Stock or Common Stock upon exercise thereof and any Common Stock issuable upon conversion of such Preferred Stock issued upon exercise thereof; and

i.                                          All shares of New Preferred Stock and Common stock issued in connection with the Qualified Financing as provided in this Certificate and the Series A-1 Purchaser Agreement, and all shares of Common Stock issued or issuable upon conversion of any such shares of New Preferred Stock.

(iii)                               If the number of shares of Common Stock outstanding at any time after the Series A-1 Original Issuance Date (as defined in Section B.8) is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the applicable Conversion Price shall be appropriately decreased in the form of a Proportional Adjustment (as defined in Section B.8) so that the number of shares of Common Stock issuable on conversion of each share of New Preferred Stock shall be increased in proportion to such increase in outstanding shares.

(iv)                              If the number of shares of Common Stock outstanding at any time after the Series A-1 Original Issuance Date is decreased by a combination of the outstanding shares of Common Stock

(other than pursuant to the Reverse Split), then, following the record date for such combination, the applicable Conversion Price shall be appropriately increased in the form of a Proportional Adjustment so that the number of shares of Common Stock issuable on conversion of each share of New Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(v)                                 Except as otherwise contemplated in the Series A-1 Purchase Agreement, if at any time after the Series A-1 Original Issuance Date, the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than shares of Common Stock) or in cash or other property, then and in each such event provision shall be made so that the holders of the New Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the kind and amount of securities of the Corporation, cash or other property which they would have been entitled to receive had the New Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the New Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of New Preferred Stock simultaneously receive a dividend or other distribution of such securities, cash, or other property in an amount equal to the amount of such securities, cash, or other property as they would have received if all outstanding shares of New Preferred Stock had been converted into Common Stock on the date of such event.

(vi)                              Subject to the provisions of Section B.4(i) above, in the event, at any time after the Series A-1 Original Issuance Date, of any capital reorganization, or any reclassification of the capital stock of the Corporation (other than pursuant to the Reverse Split, other than as contemplated under this Certificate and the Series A-1 Purchase Agreement and other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than pursuant to the Merger Agreement and other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the powers, designations, preferences and rights, or the qualifications, limitations or restrictions, if any, of the capital stock of the Corporation) or of the sale or other disposition of all or substantially all the properties and assets of the Corporation in their entirety to any other person (any such transaction, an “Extraordinary Transaction”), then the Corporation shall provide appropriate adjustment in the form of a Proportional Adjustment to the applicable Conversion Price with respect to each share of New Preferred Stock outstanding after the effectiveness of such Extraordinary Transaction such that each share of New Preferred Stock outstanding immediately prior to the effectiveness of the Extraordinary Transaction shall be convertible into the kind and number of shares of stock or other securities or property of the Corporation, or of the corporation resulting from or surviving such Extraordinary Transaction, that a holder of the number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon conversion of such share of New Preferred Stock would have been entitled to receive upon such Extraordinary Transaction. The provisions of this Section B.7(e)(vi) shall similarly apply to successive Extraordinary Transactions.

(vii)                           All calculations under this Section B.7(e) shall be made to the nearest one-tenth of a cent ($.001) or to the nearest one-tenth of a share, as the case may be.

(viii)                        For the purpose of any computation pursuant to Section B.7(d), Section B.3(a) hereof or this Section B.7(e), the “Current Market Price” at any date of one share of Common Stock shall be defined as the average of the daily closing prices for the 20 consecutive Business Days ending on the fifth (5th) Business Day before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such 20 Business Day period), determined as follows:

a.                                      If the Common Stock is listed or admitted for trading on a national securities exchange, then the closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading.

b.                                      If the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price shall be equal to the last reported bid and asked prices on such day as reported by the NASD OTCBB or the National Quotation Bureau, Inc., or any similar reputable quotation and reporting service if such quotation is not reported by the NASD OTCBB or the National Quotation Bureau, Inc.

c.                                       If the Common Stock is not traded in such manner that the quotations referred to in this Section B.7(d)(viii) are available for the period required hereunder, then the Current Market Price shall be the fair market value of such share, as determined in good faith by a majority of the entire Board of Directors.

(ix)                              In any case in which the provisions of this Section B.7(e) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any shares of New Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment, and (B) paying to such holder any cash amounts in lieu of fractional shares pursuant to Section B.7(d) hereof; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares and such cash upon the occurrence of the event requiring such adjustment.

(x)                                 If a state of facts shall occur that, without being specifically controlled by the provisions of this Section B.7, would not fairly protect the conversion rights of the holders of the New Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights.

(f)                       Whenever the applicable Conversion Price shall be adjusted as provided in Section B.7(e) hereof, the Corporation shall forthwith file and keep on record at the office of the Secretary of the Corporation and at the office of its transfer agent or at such other place as may be designated by the Corporation, a statement, signed by both its President or Chief Executive Officer and its Treasurer or Chief Financial Officer, showing in detail the facts requiring such adjustment and the applicable Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first-class, certified mail, return receipt requested, postage prepaid, to each New Preferred Stockholder at such holder’s address appearing on the Corporation’s records. Where appropriate, such copy shall be given in advance of any such adjustment and shall be included as part of a notice required to be mailed under the provisions of Section B.7(g) hereof.

(g)                      In the event the Corporation shall propose to take any action of the types described in Section B.7(e)(i), (iii), (iv) or (v) hereof, or any other Event of Sale, other then the transactions contemplated by the Series A-1 Purchase Agreement and the Merger Agreement, the Corporation shall give notice to each New Preferred Stockholder in the manner set forth in Section B.7(f) hereof, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the applicable Conversion Price with respect to the New Preferred Stock, and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon each conversion of New Preferred Stock. In the case of any action (other than any action contemplated or required by the Series A-1 Purchase Agreement or Merger Agreement) that would require the fixing of a record date, such notice shall be given at least 20 days prior to the record date so fixed, and in the case of any other action, such notice shall be given at least 30 days prior to the taking of such proposed action.

(h)                     The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of New Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the New Preferred Stockholder in respect of which such shares of New Preferred Stock are being issued.

(i)                         The Corporation shall reserve out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the New Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of New Preferred Stock.

(j)                        All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, not subject to any preemptive or similar rights, and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

8.              Definitions.  As used in this Part B of Article III of this Certificate, the following terms shall have the corresponding meanings:

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks are closed in the city and state where the principal executive office of the Corporation is located.

“Series A-1 Original Issuance Date” shall mean the date of issuance by the Corporation of the first share of Series A-1 Stock to be issued by the Corporation.

“Series A-1 Original Purchase Price” shall mean, with respect to the Series A-1 Stock and after giving effect to the Reverse Split, $8.142 per share, subject, for all purposes other than Section B.7 hereof (which provisions shall be applied in accordance with their own terms), to Proportional Adjustment.

“Series A-2 Original Purchase Price” shall mean, with respect to the Series A-2 Stock and after giving effect to the Reverse Split, $8.142 per share, subject, for all purposes other than Section B.7 hereof (which provisions shall be applied in accordance with their own terms), to Proportional Adjustment.

“Series A-3 Original Purchase Price” shall mean, with respect to the Series A-3 Stock and after giving effect to the Reverse Split, $8.142 per share, subject, for all purposes other than Section B.7 hereof (which provisions shall be applied in accordance with their own terms), to Proportional Adjustment.

“Series A-4 Original Purchase Price” shall mean, with respect to the Series A-4 Stock and after giving effect to the Reverse Split, $8.142 per share, subject, for all purposes other than Section B.7 hereof (which provisions shall be applied in accordance with their own terms), to Proportional Adjustment.

“Series A-5 Original Purchase Price” shall mean, with respect to the Series A-5 Stock and after giving effect to the Reverse Split, $8.142 per share, subject, for all purposes other than Section B.7 hereof (which provisions shall be applied in accordance with their own terms), to Proportional Adjustment.

“Series A-6 Original Purchase Price” shall mean, with respect to the Series A-6 Stock and after giving effect to the Reverse Split, $8.142 per share, subject, for all purposes other than Section B.7 hereof (which provisions shall be applied in accordance with their own terms), to Proportional Adjustment.

“Proportional Adjustment” shall mean an adjustment made to the price of the Preferred Stock upon the occurrence of a stock split, reverse stock split, stock dividend, stock combination reclassification or other similar change with respect to such security, such that the price of one share of the New Preferred Stock before the occurrence of any such change shall equal the aggregate price of the share (or shares or fractional share) of such security (or any other security) received by the holder of the New Preferred Stock with respect thereto upon the effectiveness of such change.  Notwithstanding the foregoing, the Reverse Split shall not trigger or give rise to any Proportional Adjustment.

9.              Forced Conversion and Forfeiture Upon Failure to Perform Future Funding Obligations Pursuant to the Series A-1 Purchase Agreement.

(a)                     Trigger Event.  In the event that an Investor (as defined in the Series A-1 Purchase Agreement) does not timely and completely fulfill his, her or its Future Funding Obligations (as defined in the Series A-1 Purchase Agreement) in the Qualified Financing pursuant to the terms of Series A-1 Purchase Agreement, then (i) all shares of New Preferred Stock then held by such Investor shall automatically, and without any further action on the part of such Investor, be converted into shares of Common Stock at a rate of 1 share of Common Stock for every 10 shares of New Preferred Stock to be so converted and (ii) the Corporation shall have the right to repurchase and such holders shall be required to sell all shares of Common Stock issued upon conversion (either pursuant to the foregoing clause (i) or otherwise) of all Additional A-1 Preferred Stock (as defined in the Series A-1 Purchase Agreement), all Series A-2 Stock, all Series A-3 Stock and all Series A-4 Stock issued to such Investor pursuant to the Automatic Reclassification (as defined in the Series A-1 Purchase Agreement) (the “Repurchased Shares”) for a per share purchase price equal to the par value of such Repurchased Share and all such Repurchased Shares shall thereafter be cancelled by the Corporation and no longer be issued and outstanding shares of capital stock of the Corporation, in accordance with Section 4(e) of the Series A-1 Purchase Agreement and Section 9.(b) below. The conversion and repurchase of shares to the Corporation set forth in this Section 9.(a) is referred to as a “Subsequent Closing Adjustment”.

(b)                     Procedural Requirements.  Upon a Subsequent Closing Adjustment, each holder of shares of New Preferred Stock converted pursuant to Section B.9(a) shall be sent written notice of such Subsequent Closing Adjustment and the place designated for mandatory conversion of all such shares of New Preferred Stock and the repurchase of all Repurchased Shares.  Upon receipt of such notice, each holder of such shares of New Preferred Stock and Repurchased Shares shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion or repurchase shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.  All rights with respect to the New Preferred Stock so converted or such Repurchased Shares to be repurchased, including the rights, if any, to receive notices and vote (other than as a holder of shares of Common Stock that are not Repurchased Shares), will terminate at the time of the failure to fulfill the obligations of any Closing (as defined in the Series A-1 Purchase Agreement) (notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor (or lost certificate affidavit and agreement), to receive the items provided for in the next sentence of this Section B.9(b).  As soon as practicable after the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for New Preferred Stock so converted that is not included among the Repurchased Shares, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in B.7(d) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of New Preferred Stock converted.  Such converted New Preferred Stock, together with all Repurchased Shares pursuant to B.9(a)(ii) shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of New Preferred Stock and Common Stock accordingly.

10.                   Special Mandatory Conversion.

(a)                     Trigger Events.  Each share of New Preferred Stock shall be automatically converted into fully paid and non-assessable shares of Common Stock at the then-effective applicable Conversion Price in the event that (i) the New Senior Majority shall have elected to convert all shares of New Preferred Stock or (2) the Common Stock of the Corporation becomes listed for trading on a national securities exchange. Each of the conversions set forth in this Section B.10(a) is referred to as a “Special Mandatory Conversion.”  All accrued but unpaid dividends on shares New Preferred Stock shall be paid, in cash or additional shares at the discretion of the Board of Directors, in connection with any Special Mandatory Conversion.

(b)                     Procedural Requirements.  Upon a Special Mandatory Conversion, each holder of shares of New Preferred Stock converted pursuant to Section B.10(a) shall be sent written notice of such Special Mandatory Conversion and the place designated for mandatory conversion of all shares of New Preferred Stock.  Upon receipt of such notice, each holder of such shares of New Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.  All rights with respect to the New Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the time of the Special Mandatory Conversion (notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor (or lost certificate affidavit and agreement), to receive the items provided for in the next sentence of this Section B.10(b).  As soon as practicable after the Special Mandatory Conversion and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for New Preferred Stock so converted, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in B.7(d) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of New Preferred Stock converted, and a new certificate for the number of shares, if any, of New Preferred Stock represented by such surrendered certificate and not converted pursuant to B.10(a).  Such converted New Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of New Preferred Stock accordingly.

(c)                      Duration of Section. This Section B.10 and the rights and obligations of the parties hereunder shall automatically terminate on the consummation of a Liquidation or an Event of Sale.

PART C. COMMON STOCK

1.              Designation and Amount.  The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of the Common Stock shall be as set forth in this Part C of Article III of this Certificate.  The number of authorized shares of Common Stock shall initially be Thirty-four Million Eight Hundred Fifty-nine Thousand Nine Hundred Sixty-four (34,859,964) shares. Such authorized shares of Common Stock may be increased or decreased (but not below the combined number of shares thereof then outstanding and those reserved for issuance upon conversion of the Preferred Stock) by the affirmative vote of the holders of the majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.  The affirmative vote of the holders of shares of Common Stock, voting alone as a class, will not be required in connection therewith.

2.              Voting.  Except as provided in this Certificate or by applicable law, each Common Stockholder shall be entitled to one vote only for each share of Common Stock held of record on all matters as to which holders of Common Stock shall be entitled to vote, which voting rights shall not be cumulative.

3.              Other Rights.  Each share of Common Stock issued and outstanding shall be identical in all respects with each other such share, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of Preferred Stock and except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have all other rights of stockholders, including, without limitation, (a) the right to receive dividends, when and as declared by the Board of Directors, out of assets lawfully available therefor, and (b) in the event of any distribution of assets upon a Liquidation or Liquidation, after and subject to distribution to the holders of Preferred Stock and any other class or series of capital stock (other than the Common Stock) ranking senior to Common Stock of all amounts such class is entitled to receive pursuant to this Certificate, the right to receive ratably and equally, together with the holders of the Series A-1 Stock, Series A-2 Stock and Series A-3 Stock pursuant to this Certificate, all the remaining assets and funds of the Corporation.

ARTICLE IV
Registered Agent

The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, New Castle County. The name of its registered agent at such address is: Corporation Service Company.

ARTICLE V
Board of Directors

The entire Board of Directors of the Corporation shall consist of seven (7) persons.  Unless and except to the extent that the by-laws of the Corporation otherwise require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VI
By-laws

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation subject to the provisions of Section A.6(f)(ix) of Article III hereof.

ARTICLE VII
Perpetual Existence

The Corporation is to have perpetual existence.

ARTICLE VIII
Amendments and Repeal

Except as otherwise specifically provided in this Certificate, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate, and to add or insert other provisions authorized at such time by the laws of the State of Delaware, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the rights reserved in this Article VIII.

ARTICLE IX
Compromises and Arrangements

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, which parties are to be summoned in such manner as the court directs.  If a majority in number representing three-fourths (3/4) in value of either the creditors or a class of creditors and/or of the stockholders or a class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

ARTICLE X
Limitation of Liability

1.              The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented from time to time, indemnify and advance expenses to (i) its directors (including observers to the Board of Directors) and officers, and (ii) any person who at the request of the Corporation is or was serving as a director (including observers to the Board of Directors), officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section as amended or supplemented (or any successor thereto), provided, however, that except with respect to proceedings to enforce rights to indemnification, the by-laws of the Corporation may provide that the Corporation shall indemnify any director (including observers to the Board of Directors), officer or such person in connection with a proceeding (or part thereof) initiated by such director (including observers to the Board of Directors), officer or such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.  The Corporation, by action of its Board of Directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the Board of Directors in its sole and absolute discretion.  The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office.  The indemnification provided for herein shall continue as to a person who has ceased to be a director, officer, employee, or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

2.              No director (including observers to the Board of Directors) of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exemption from liability or limitation thereof is not permitted under the DGCL as in effect at the time such liability or limitation thereof is determined.  No amendment, modification or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification or repeal. If the DGCL is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL.

3.              The Corporation hereby renounces, to the fullest extent permitted by Section 122(17) of the DGCL, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any business opportunities that are presented to any of its directors who are not otherwise employed by the Corporation, other than business opportunities that are presented to any director acting solely and specifically in his or her capacity as a director of the Corporation.  No amendment or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any such director for or with respect to any opportunities of which such director become aware prior to such amendment or repeal.

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IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed on behalf of the Corporation on                                           , 2011.

RADIUS HEALTH, INC.

By:
Name: C. Richard Edmund Lyttle
Title: Chief Executive Officer and President

Exhibit B

Form of Stockholders’ Agreement

FORM OF
AMENDED AND RESTATED
STOCKHOLDERS’ AGREEMENT

THIS AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, dated this       day of May, 2011, is entered into by and among (i) Radius Health, Inc., a Delaware corporation (the “Corporation”), (ii) those common stockholders of the Corporation listed on Schedule 1 hereto (hereinafter referred to collectively as the “Common Stockholders”), (iii) those stockholders of the Corporation who hold Series A-1 Convertible Preferred Stock, par value $.01 per share (“Series A-1 Preferred Stock”), listed on Schedule 2 hereto (hereinafter referred to collectively as the “Series A-1 Stockholders”), (iv) those stockholders of the Corporation who hold Series A-2 Convertible Preferred Stock, par value $.01 per share (“Series A-2 Preferred Stock”), listed on Schedule 3 hereto (hereinafter referred to collectively as the “Series A-2 Stockholders”), (v) those stockholders of the Corporation who hold Series A-3 Convertible Preferred Stock, par value $.01 per share (“Series A-3 Preferred Stock”), listed on Schedule 4 hereto (hereinafter referred to collectively as the “Series A-3 Stockholders”), (vi) those stockholders of the Corporation who hold Series A-4 Convertible Preferred Stock, par value $.01 per share (“Series A-4 Preferred Stock”), listed on Schedule 5 hereto (hereinafter referred to collectively as the “Series A-4 Stockholders”), (vii) that certain stockholder of the Corporation who holds Series A-5 Convertible Preferred Stock, par value $.01 per share (“Series A-5 Preferred Stock”), listed on Schedule 6 hereto (hereinafter referred to as the “Series A-5 Stockholder”) and (viii) any person or entity that becomes a party hereto pursuant to Section 17 hereof or otherwise (the “Additional Stockholders”).

WITNESSETH:

WHEREAS, the Corporation and the Series A-1 Stockholders have entered into a Series A-1 Convertible Preferred Stock Purchase Agreement, dated the date hereof (the “Stock Purchase Agreement”), in connection with which the Corporation has agreed to sell shares Series A-1 Preferred Stock, and the Corporation desires to grant to the Series A-1 Stockholders certain registration and other rights with respect to such shares;

WHEREAS, the Corporation and certain of the other parties hereto entered into an Amended and Restated Stockholders’ Agreement, dated December 15, 2006, as amended by Amendment No. 1 to Amended and Restated Stockholders’ Agreement, dated February 22, 2007, Amendment No. 2 to Amended and Restated Stockholders’ Agreement, dated August 17, 2007, and Amendment No. 3 to Amended and Restated Stockholders’ Agreement, dated October 18, 2008 (as so amended, the “Prior Agreement”), which Prior Agreement the requisite persons desire to amend and restate in its entirety as set forth herein; and

WHEREAS, as a condition to Series A-1 Stockholders entering into the Stock Purchase Agreement, the Common Stockholders, Series A-2 Stockholders, Series A-3 Stockholders, Series A-4 Stockholders, Series A-5 Stockholder and Series A-6 Stockholder (as hereinafter defined) have agreed to certain restrictions on their rights to dispose of their shares of Common Stock (as hereinafter defined) and Preferred Stock (as hereinafter defined) as contained in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and undertakings of the Corporation and the Stockholders hereunder and under the Stock Purchase Agreement, the parties hereto do hereby agree as follows:

SECTION 1.  Definitions. As used herein, the following terms shall have the following respective meanings:

Board shall mean the Board of Directors of the Corporation.

BB Bio shall mean BB Biotech Ventures II, L.P. including any successor thereto or any assignee of the interest, in whole or in part, of BB Bio under this Agreement

BB Bio Group shall mean: (i) BB Bio; (ii) BB BIOTECH AG, (iii) any investment fund limited partnership now existing or hereafter formed which is affiliated with or under common control with one or more general partners of any general partner of any of the foregoing (a “BB Bio Fund”); (iv) any limited partners or affiliates of BB Bio or any other BB Bio Fund; and (v) any successors or assigns of any of the foregoing.

Brookside shall mean Brookside Capital Partners Fund L.P., a Delaware limited partnership, including any successor thereto or any assignee of the interest, in whole or in part, of Brookside Capital Partners Fund L.P. under this Agreement.

Brookside Group shall mean: (i) Brookside; (ii) any investment fund limited partnership now existing or hereafter formed which is affiliated with or under common control with one or more general partners of any general partner of Brookside (a “Brookside Fund”); (iii) any limited partners or affiliates of Brookside or any other Brookside Fund; and (iv) any successors or assigns of any of the foregoing.

Certificate shall mean the Fourth Amended and Restated Certificate of Incorporation of the Corporation and the certificate of incorporation of the Corporation’s successors and assigns, each as amended from time to time.

Commission shall mean the U.S. Securities and Exchange Commission.

Common Stock shall mean the Common Stock, par value $.01 per share, of the Corporation.

Effectiveness Date means, with respect to the Registration Statement required to be filed under Section 3.4(a), the 90th calendar day following the Closing Date; provided, however, that, if the Commission reviews and has written comments to the filed Registration Statement, then the Effectiveness Date shall be the 180th calendar day following the Closing Date; provided further, however, that in the event the Corporation is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date shall be the fifth Trading Day following the date on which the Corporation is so notified if such date precedes the dates required above; provided further, however, that if the Effectiveness Date falls on a Saturday, Sunday or other day on which the Commission is not open for business, then the Effectiveness Date shall be extended to the next day on which the Commission is open for business.

Effectiveness Period shall have the meaning set forth in Section 3.4(a) hereof.

Equity Percentage shall mean, as to any Series A-1 Stockholder or Other Preferred Stockholder, as applicable, that percentage figure which expresses the ratio that (a) the number of shares of issued and outstanding Common Stock then owned by such Series A-1 Stockholder or Other Preferred Stockholder bears to (b) the aggregate number of shares of issued and outstanding Common Stock then owned by all Series A-1 Stockholders and Other Preferred Stockholders. For purposes solely of the computation set forth in clauses (a) and (b) above and the right of oversubscription (as set forth in Section 2.3(d)), all issued and outstanding securities held by the Series A-1 Stockholders and Other Preferred Stockholders that are convertible into or exercisable or exchangeable for shares of Common Stock (including any issued and issuable shares of Preferred Stock) or for any such convertible, exercisable or exchangeable securities, shall be treated as having been so converted, exercised or exchanged at the rate or price at which such securities are convertible, exercisable or exchangeable for shares of Common Stock in effect at the time in question (which, for purposes of Section 2.3 of this Agreement, shall be at the time of delivery by the Corporation of the notice of the Offer contemplated by Section 2.3(b)), whether or not such securities are at such time immediately convertible, exercisable or exchangeable.

Event shall have the meaning set forth in Section 3.4(b) hereof.

Event Date shall have the meaning set forth in Section 3.4(b) hereof.

Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

Exchange Act Registration Statement shall have the meaning set forth in Section 2.5 hereof.

Excess Securities shall have the meaning set forth in Section 2.3(d) hereof.

Excess Securities Notice shall have the meaning set forth in Section 2.3(d) hereof.

Excess Securities Period shall have the meaning set forth in Section 2.3(d) hereof.

Excluded Forms shall have the meaning given such term in Section 3.5 hereof.

Excluded Securities shall mean, collectively:

(i)            the Reserved Shares:

(ii)           Common Stock issued or issuable to officers, directors or employees of or consultants or independent contractors to the Corporation, pursuant to any written agreement, plan or arrangement, including pursuant to any options granted under the 2003 Long-Term Incentive Plan, as amended, of the Corporation, to purchase, or rights to subscribe for, such Common Stock, that has been approved in form and in substance by the holders of a majority of the voting power of the Series A-1 Preferred Stock then outstanding, calculated in accordance with Section A.6(a) of Article III of the Certificate, and which, as a condition precedent to the issuance of such shares, provides for the vesting of such shares and subjects such shares to restrictions on Transfers and rights of first offer in favor of the Corporation; provided, however, that the maximum number of shares of Common Stock heretofore or hereafter issuable pursuant to the 2003 Long-Term Incentive Plan, as amended, and all such agreements, plans and arrangements shall not exceed 2,015,666 shares of Common Stock;

(iii)          Common Stock issued as a stock dividend payable in shares of Common Stock, or capital stock of any class issuable upon any subdivision, recombination, split-up or reverse stock split of all the outstanding shares of such class of capital stock of the Corporation;

(iv)          Common Stock or other securities issued or issuable pursuant to the acquisition by the Corporation of any other corporation, partnership, joint venture, trust or other entity by any merger, stock acquisition, reorganization, purchase of substantially all assets or otherwise in which the Corporation, or its stockholders of record immediately prior to the effective date of such transaction, directly or indirectly, own at least a majority of the voting power of the acquired entity or the resulting entity after such transaction, in each case so long as such transaction is approved by the Board of Directors;

(v)           Common Stock or other securities issued or issuable to banks, lenders or landlords, provided that each such issuance is approved by the Board of Directors, including, but not limited to, warrants to acquire Common Stock held by Silicon Valley Bank (or its affiliates, successors and assignees), warrants to purchase Preferred Stock issued or to be issued to GE Healthcare Financial Services, Inc. (“GEHFS”) and Oxford Finance Corporation (“OFC”) pursuant to a proposed debt financing approved by the Board of Directors (the “GE Financing”), shares of Preferred Stock issued or issuable to GE in connection with the GE Financing or upon exercise by GEHFS or OFC of warrants issued in the GE Financing and shares of common stock issuable upon conversion of any such shares of Preferred Stock issued to GEHFS or OFC pursuant to the GE Financing;

(vi)          Common Stock or other securities issued or issuable to third parties in connection with strategic partnerships or alliances, corporate partnerships, joint ventures or other licensing transactions, provided that each such transaction and related issuance is approved by the Board of Directors, including, but not limited to, (A) any shares of Preferred Stock or Common Stock issued or issuable to Ipsen Pharma SAS (“Ipsen”), pursuant to the terms of that certain License Agreement, as amended and may be amended with the approval of the Board of Directors of the Corporation and in effect from time to time, by and between the Corporation and Ipsen as payment milestones in lieu of cash payments and (B) shares of Series A-5 Stock issued or issuable pursuant to that certain Stock Issuance Agreement as of March 29, 2011 by and between the Corporation and Nordic Bioscience and the letter agreement as of March 29, 2011 by and between the Corporation and Nordic Bioscience, pursuant to which the Corporation will issue shares of the Corporation’s Series A-5 Convertible Preferred Stock, $0.01 par value per share and the issuance of Series A-6 Stock issued or to be issued as dividends on such Series A-5 Stock, and shares of Common Stock issuable upon conversion of any such shares of Series A-5 Stock and Series A-6 Stock;

(vii)         Common Stock or other securities, the issuance of which is approved by the Majority Investors, with such approval expressly waiving the application of the anti-dilution or right of first refusal provisions of the Agreement as a result of such issuance;

(viii)        Preferred Stock or Common Stock issued or issuable pursuant to any warrant outstanding as of the date hereof or any warrant and any shares of Preferred Stock or common stock, or common stock issued upon exercise of any Preferred Stock, issued in connection with the Qualified Financing, including, but not limited to a warrant for shares of Series A-1 Preferred Stock issued or issuable to Leerink Swan, any shares of Preferred Stock or Common Stock upon exercise thereof and any Common Stock issuable upon conversion of such Preferred Stock issued upon exercise thereof; and

(ix)          All shares of Preferred Stock and Common Stock issued pursuant to the Stock Purchase Agreement and related recapitalization, as the same may be amended from time to time by the parties thereto in accordance with its terms, and all shares of Common Stock issued or issuable upon conversion of any such shares of Preferred Stock.

Filing Date means, with respect to the Registration Statement required to be filed under Section 3.4, the 60th calendar day following the date of consummation of the Merger; provided, however, that if the Filing Date falls on a Saturday, Sunday or other day on which the Commission is not open for business, then the Filing Date shall be extended to the next day on which the Commission is open for business.

FINRA shall have the meaning set forth in Section 3.4(b)(viii) hereof.

Group shall mean: (i) as to any Stockholder that is a corporation or other entity, any and all of the venture capital limited partnerships or corporations now existing or hereafter formed that are affiliated with or under common control with one or more of the controlling stockholders of such Stockholder and any predecessor or successor thereto; (ii) in the case of any member of the HCV Group, any other member of the HCV Group; (iii) in the case of any member of the MPM Group, any other member of the MPM Group; (iv) in the case of any member of the Brookside Group, any other member of the Brookside Group; (v) in the case of any member of the Oxford/Saints Group, any other member of the Oxford/Saints Group; (vi) in the case of any member of the BB Bio, any other member of the BB Bio Group and (vi) in the case of Wellcome, any successor trustee of the Wellcome Trust or additional trustee or trustees of the Wellcome Trust from time to time, or any company whose shares are all held directly or indirectly by the Wellcome Trust, or any nominee or custodian of any such person.

HCV Group shall mean: (i) HCV VII; (ii) any venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with one or more general partners of any general partner of HCV VII (an “HCV Fund”); (iii) any limited partners or affiliates of HCV VII or any other HCV Fund; and (iv) any successors or assigns of any of the foregoing.

HCV VII shall mean HealthCare Ventures VII, L.P. a Delaware limited partnership, including any successor thereto or any assignee of the interest, in whole or in part, of HCV VII under this Agreement.

Holder or Holders means the holder or holders, as the case may be, from time to time of Registrable Securities.

Independent Directors shall have the meaning set forth in Section 4.1(b) hereof.

Industry Expert Director shall have the meaning set forth in Section 4.1(b) hereof.

Investor Directors shall have the meaning set forth in Section 4.1(b) hereof.

Investors shall mean each of the persons listed on Schedule 2 hereto, severally, but not jointly and severally.

Issuer Filing shall have the meaning set forth in Section 3.4(g) hereof.

Majority Investors shall mean the holders of a majority of the voting power of the Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock then outstanding, voting together as a single class, calculated in accordance with Section A.6 of Article III of the Certificate (including, in such calculation, any shares issued upon conversion of such Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock then outstanding).

Merger shall have the meaning ascribed thereto in the Stock Purchase Agreement.

MPM shall mean MPM Capital L.P.

MPM Group shall mean (i) MPM BioVentures III, L.P., (ii) MPM BioVentures III QP. L.P., (iii) MPM BioVentures III GmbH & Co. Beteiligungs KG, (iv) MPM BioVentures III Parallel Fund, L.P., (v) MPM Asset Management Investors 2003 VIII LLC, (vi) MPM Bio IV NVS Strategic Fund, L.P., (vii) any other venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with the foregoing or one or more general partners of the foregoing, and (viii) any successors or assigns of the foregoing.

Notice of Acceptance shall have the meaning set forth in Section 2.3(c) hereof.

Offer shall have the meaning set forth in Section 2.3(b) hereof.

Offered Securities shall mean, except for Excluded Securities, (i) any shares of Common Stock, Preferred Stock or any other equity security of the Corporation, (ii) any debt security, (iii) any capitalized lease with any equity feature with respect to the Corporation, or (iv) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security, debt security or capitalized lease.

Option Shares shall mean the 2003 Plan Option Shares as defined in Section 5.2(a)(i)(3) of the Stock Purchase Agreement.

Other Preferred Stockholder shall mean any holder of shares of Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock or Series A-6 Preferred Stock.

Other Shares shall have the meaning set forth in Section 3.5(e) hereof.

Oxford shall mean Oxford Bioscience Partners IV L.P., until such time as such entity shall have transferred all of its Common Stock and Preferred Stock to OBP IV — Holdings LLC, at which time “Oxford” shall mean OBP IV — Holdings LLC.

Oxford/Saints Group shall mean (i) Oxford Bioscience Partners IV L.P., (ii) mRNA Fund II L.P., (iii) OBP IV — Holdings LLC, (iv) mRNA II — Holdings LLC, (v) Saints Capital VI, L.P., (vi) any other venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with the foregoing or one or more general partners of the foregoing, and (vii) any successors or assigns of the foregoing.

Person (whether or not capitalized) means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, trust, association or entity or government, political subdivision, agency or instrumentality of a government.

Plan of Distribution shall have the meaning set forth in Section 3.4(a) hereof.

Preferred Shares shall mean shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock and shares of the Corporation’s Series A-6 Convertible Preferred Stock, par value $0.01 per share (the “Series A-6 Preferred Stock”, with any holder of Series A-6 Preferred Stock being referred to herein as a “Series A-6 Stockholder”).

Preferred Stock shall mean the Preferred Stock, par value $.01 per share, of the Corporation.

Preferred Stockholders shall mean, collectively, all holders of shares of Preferred Stock of the Corporation.

Prospectus means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

Qualified Public Offering shall have the same meaning as that set forth in the Certificate.

Refused Securities shall have the meaning set forth in Section 2.3(f) hereof.

Registrable Securities shall mean all of the Preferred Shares, the Common Stock issued or issuable upon the conversion of the Preferred Shares, all shares of Common Stock issued or issuable in respect thereof by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences, and any other shares of Common Stock or other securities of the Corporation which may be issued hereafter to any of the Investors or any member of their Group which are convertible into or exercisable for shares of Common Stock (including, without limitation, other classes or series of convertible Preferred Stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and the Common Stock issued or issuable upon such conversion or exercise of such other securities, which have not been sold (a) in connection with an effective registration statement filed pursuant to the Securities Act or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

Registrable Shares shall mean the shares of Common Stock issued or issuable upon the conversion or exchange of the Registrable Securities or otherwise constituting a portion of the Registrable Securities.

Registration Statement means any registration statement required to be filed by the Corporation under Section 3.4 and any additional registration statement contemplated by Section 3.4(b)(iii), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Reserved Shares shall mean the shares of Common Stock issued or issuable by the Corporation upon the conversion of the Preferred Shares.

Restricted Stock shall mean all shares of capital stock of the Corporation, excluding the Series A-1 Registrable Securities, Series A-2 Registrable Securities and Series A-3 Registrable Securities, including (i) all shares of Common Stock, (ii) all shares of Series A-4 Preferred Stock, (iii) all shares of Series A-5 Preferred Stock, (iv) all shares of Series A-6 Preferred Stock, (v) all additional shares of capital stock of the Corporation hereafter issued and outstanding, (vi) all shares of capital stock of the Corporation into which such shares may be converted or for which they may be exchanged or exercised and (vii) all other shares of capital stock issued or issuable by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences on such shares.

Rule 415 means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

Rule 424 means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

Securities Act shall mean the Securities Act of 1933, as amended.

Selling Stockholder Questionnaire shall have the meaning set forth in Section 3.4(a) hereof.

Sell shall mean as to any Restricted Stock, to sell, or in any other way directly or indirectly, transfer, assign, distribute, encumber or otherwise dispose of either voluntarily or involuntarily; provided, however, that the term “Sell” shall not include the transfer, by gift or otherwise without consideration, of any Restricted Stock (a) by a Common Stockholder, Series A-4 Stockholder, Series A-5 Stockholder or Series A-6 Stockholder to any or all members of a class of persons consisting of his or her spouse, other members of his or her immediate family and/or his, her or their descendants, or to a trust of which all of the beneficiaries are members of such class, or (b) by a Common Stockholder, Series A-4 Stockholder, Series A-5 Stockholder or Series A-6 Stockholder that is a trust, employee benefit plan or individual retirement account, to the beneficiary or beneficiaries of such trust, employee benefit plan or individual retirement account, as applicable (each, a “Related Transferee”); provided, that any such transfer to a Related Transferee shall be permitted only on, and subject to, the express conditions that:

(i)            such Related Transferee shall be deemed to be a Common Stockholder, Series A-4 Stockholder, Series A-5 Stockholder or Series A-6 Stockholder, as applicable, hereunder and shall hold the Restricted Stock subject to the provisions of this Agreement; and

(ii)           such Related Transferee executes all documents necessary or desirable, in the reasonable judgment of the Corporation and the Investors, to become a party to, and be bound by the terms of this Agreement, including but not limited to an Instrument of Adherence pursuant to Section 17 hereof.

Series A-1 Directors shall have the meaning set forth in Section 4.1(b) hereof.

Series A-1 Preferred Stock shall have the meaning set forth in the second paragraph of this Agreement.

Series A-2 Preferred Stock shall have the meaning set forth in the first paragraph of this Agreement.

Series A-3 Preferred Stock shall have the meaning set forth in the first paragraph of this Agreement.

Series A-4 Preferred Stock shall have the meaning set forth in the first paragraph of this Agreement.

Series A-5 Preferred Stock shall have the meaning set forth in the first paragraph of this Agreement.

Series A-6 Preferred Stock shall have the meaning set forth in the definition of “Preferred Shares” above.

Series A-1 Registrable Shares shall mean the shares of Common Stock issued or issuable upon the conversion or exchange of the Series A-1 Registrable Securities or otherwise constituting a portion of the Series A-1 Registrable Securities.

Series A-1 Registrable Securities shall mean any of the Series A-1 Preferred Stock, the Common Stock issued or issuable upon the conversion of the Series A-1 Preferred Stock, all shares of Common Stock issued or issuable in respect thereof by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences, and any other shares of Common Stock or other securities of the Corporation which may be issued hereafter to any of the Series A-1 Stockholders or any member of their Group which are convertible into or exercisable for shares of Common Stock (including, without limitation, other classes or series of convertible Preferred Stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and the Common Stock issued or issuable upon such conversion or exercise of such other securities, which have not been sold (a) in connection with an effective registration statement tiled pursuant to the Securities Act or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

Series A-2 Registrable Shares shall mean the shares of Common Stock issued or issuable upon the conversion or exchange of the Series A-2 Registrable Securities or otherwise constituting a portion of the Series A-2 Registrable Securities.

Series A-2 Registrable Securities shall mean any of the Series A-2 Preferred Stock, the Common Stock issued or issuable upon the conversion of the Series A-2 Preferred Stock, all shares of Common Stock issued or issuable in respect thereof by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences, and any other shares of Common Stock or other securities of the Corporation which may be issued hereafter to any of the Investors or any member of their Group which are convertible into or exercisable for shares of Common Stock (including, without limitation, other classes or series of convertible Preferred Stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and the Common Stock issued or issuable upon such conversion or exercise of such other securities, which have not been sold (a) in connection with an effective registration statement tiled pursuant to the Securities Act or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

Series A-3 Registrable Shares shall mean the shares of Common Stock issued or issuable upon the conversion or exchange of the Series A-3 Registrable Securities or otherwise constituting a portion of the Series A-3 Registrable Securities.

Series A-3 Registrable Securities shall mean any of the Series A-3 Preferred Stock, the Common Stock issued or issuable upon the conversion of the Series A-3 Preferred Stock, all shares of Common Stock issued or issuable in respect thereof by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences, and any other shares of Common Stock or other securities of the Corporation which may be issued hereafter to any of the Investors or any member of their Group which are convertible into or exercisable for shares of Common Stock (including, without limitation, other classes or series of convertible Preferred Stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and the Common Stock issued or issuable upon such conversion or exercise of such other securities, which have not been sold (a) in connection with an effective registration statement tiled pursuant to the Securities Act or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

Series A-1 Stockholder shall have the meaning set forth in the second paragraph of this Agreement.

Series A-2 Stockholders shall have the meaning set forth in the first paragraph of this Agreement.

Series A-3 Stockholders shall have the meaning set forth in the first paragraph of this Agreement.

Series A-4 Stockholder shall have the meaning set forth in the first paragraph of this Agreement.

Series A-5 Stockholder shall have the meaning set forth in the first paragraph of this Agreement.

Series A-6 Stockholder shall have the meaning set forth in the definition of “Preferred Shares” above.

Specified Preferred Director shall have the meaning set forth in Section 4.1(b) hereof.

Specified Preferred Holder shall mean each of Oxford, Wellcome and HCV VII.

Stock Purchase Agreement shall mean the Series A-1 Convertible Preferred Stock Purchase Agreement, dated as of the date hereof, among the Corporation and the Investors listed on Schedule I thereto.

Stockholders shall mean all holders of capital stock of the Corporation.

Trading Day shall have the meaning set forth in Section 3.4(a) hereof.

30-Day Period shall have the meaning set forth in Section 2.3(b) hereof.

Transfer shall include any disposition of any Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

Wellcome shall mean The Wellcome Trust Limited, as trustee of the Wellcome Trust.

SECTION 2.  Certain Covenants of the Corporation.

2.1          Meetings of the Board of Directors.  The Corporation shall call, and use its best efforts to have, regular meetings of the Board not less often than quarterly. The Corporation shall promptly pay all reasonable and appropriately documented travel expenses and other out-of-pocket expenses incurred by directors who are not employed by the Corporation in connection with attendance at meetings to transact the business of the Corporation or attendance at meetings of the Board or any committee thereof.

2.2          Reservation of Shares of Common Stock and Preferred Stock, Etc.  The Corporation shall at all times have authorized and reserved out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for the conversion of the Preferred Shares. Neither the issuance of the Preferred Shares nor the shares of Common Stock issuable upon the conversion of the Preferred Shares shall be subject to a preemptive right of any other Stockholder.

2.3          Right of First Refusal.

(a)           The Corporation shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Offered Securities, unless in each case the Corporation shall have first offered to sell to the Series A-1 Stockholders, Series A-2 Stockholders and the Series A-3 Stockholders (collectively, the “ROFR Stockholders”) all of such Offered Securities on the terms set forth herein. Each ROFR Stockholder shall be entitled to purchase up to its Equity Percentage of the Offered Securities. Each ROFR Stockholder may delegate its rights and obligations with respect to such Offer to one or more members of its Group, which members shall thereafter be deemed to be “ROFR Stockholders” for the purpose of applying this Section 2.3 to such Offer.

(b)           The Corporation shall deliver to each ROFR Stockholder written notice of the offer to sell the Offered Securities, specifying the price and terms and conditions of the offer (the “Offer”). The Offer by its terms shall remain open and irrevocable for a period of 30 days from the date of its delivery to such ROFR Stockholders (the “30-Day Period”), subject to extension to include the Excess Securities Period (as such term is hereinafter defined).

(c)           Each ROFR Stockholder shall evidence its intention to accept the Offer by delivering a written notice signed by such ROFR Stockholder, as applicable, setting forth the number of shares that such ROFR Stockholder elects to purchase (the “Notice of Acceptance”). The Notice of Acceptance must be delivered to the Corporation prior to the end of the 30-Day Period. The failure by a ROFR Stockholder to exercise its rights hereunder shall not constitute a waiver of any other rights or of the right to receive notice of and participate in any subsequent Offer.

(d)           If any ROFR Stockholder fails to exercise its right hereunder to purchase its Equity Percentage of the Offered Securities, the Corporation shall so notify the other ROFR Stockholders in a written notice (the “Excess Securities Notice”). The Excess Securities Notice shall be given by the Corporation promptly after it learns of the intention of any ROFR Stockholder not to purchase all of its Equity Percentage of the Offered Securities, but in no event later than ten (10) business days after the expiration of the 30-Day Period. The ROFR who or which have agreed to purchase their Equity Percentage of the Offered Securities shall have the right to purchase the portion not purchased by such ROFR Stockholders (the “Excess Securities”), on a pro rata basis, by giving notice within ten (10) business days after receipt of the Excess Securities Notice from the Corporation. The twenty (20) business day period during which (i) the Corporation must give the Excess Securities Notice to the applicable ROFR Stockholders, and (ii) each of them must then give the Corporation notice of their intention to purchase all or any portion of their pro rata share of the its Excess Securities, is hereinafter referred to as the “Excess Securities Period.”

(e)           If the ROFR Stockholders tender their Notice of Acceptance prior to the end of the 30-Day Period, indicating their intention to purchase all of the Offered Securities, or, if prior to the termination of the Excess Securities Period the ROFR Stockholders tender Excess Securities Notices to purchase all of the Excess Securities, the Corporation shall schedule a closing of the sale of all such Offered Securities. Upon the closing of the sale of the Offered Securities to be purchased by the ROFR Stockholders and the Excess Securities to be purchased by ROFR Stockholders, each ROFR Stockholder shall (i) purchase from the Corporation that portion of the Offered Securities and Excess Securities, as applicable, for which it tendered a Notice of Acceptance and an Excess Securities Notice, as applicable, upon the terms specified in the Offer, and (ii) execute and deliver an agreement further restricting transfer of such Offered Securities substantially as set forth in Section 3.1, 3.2 and 3.3 of this Agreement. In addition, with respect to the Offered Securities and Excess Securities being purchased by the ROFR Stockholders, the Corporation shall provide each such ROFR Stockholder with the rights and benefits set forth in this Agreement. The obligation of the ROFR Stockholders to purchase such Offered Securities and Excess Securities, as applicable, is further conditioned upon the preparation of a purchase agreement embodying the terms of the Offer, which shall be reasonably satisfactory in form and substance to such ROFR Stockholder and each of their respective counsels.

(f)            The Corporation shall have ninety (90) days from the expiration of the 30-Day Period, or the Excess Securities Period, if applicable, to sell the Offered Securities (including the Excess Securities) refused by the ROFR Stockholders (the “Refused Securities”) to any other person or persons, but only upon terms and conditions which are in all material respects (including, without limitation, price and interest rate) no more favorable to such other person or persons, and no less favorable to the Corporation, than those set forth in the Offer. Upon and subject to the closing of the sale of all of the Refused Securities (which shall include full payment to the Corporation), each ROFR Stockholder shall (i) purchase from the Corporation those Offered Securities and Excess Securities, as applicable, for which it tendered a Notice of Acceptance and an Excess Securities Notice, if applicable, upon the terms specified in the Offer, and (ii) execute and deliver an agreement restricting transfer of such Offered Securities and Excess Securities, as applicable, substantially as set forth in Sections 3.1, 3.2 and 3.3 of this Agreement. In addition, with respect to the Offered Securities or Excess Securities being purchased by the ROFR Stockholders, the Corporation shall provide each such ROFR Stockholder with the rights and benefits set forth in this Agreement. The Corporation agrees, as a condition precedent to accepting payment for and making delivery of any Refused Securities to any executive officer, employee, consultant or independent contractor of or to the Corporation, or to any other person, to have each and every such person execute and deliver this Agreement, as may be modified or amended from time to time pursuant to Section 11 hereof, to the extent such purchaser has not already executed this Agreement. The obligation of the ROFR Stockholders to purchase such Offered Securities and Excess Securities, as applicable, is further conditioned upon the preparation of a purchase agreement embodying the terms of the Offer, which shall be reasonably satisfactory in form and substance to such ROFR Stockholder and each of their respective counsels.

(g)           In each case, any Offered Securities not purchased either by the ROFR Stockholders or by any other person in accordance with this Section 2.3 may not be sold or otherwise disposed of until they are again offered to the ROFR Stockholders under the procedures specified in Paragraphs (a), (b), (c), (d), (e) and (f) hereof.

(h)           Each ROFR Stockholder may, by prior written consent, waive its rights under this Section 2.3. Such a waiver shall be deemed a limited waiver and shall only apply to the extent specifically set forth in the written consent of such ROFRR Stockholder.

(i)            This Section 2.3 and the rights and obligations of the parties hereunder shall automatically terminate on the consummation of a Qualified Public Offering.

2.4          Filing of Reports Under the Exchange Act.

(a)           The Corporation shall give prompt notice to the holders of Preferred Stock of (i) the filing of any registration statement (an “Exchange Act Registration Statement”) pursuant to the Exchange Act, relating to any class of equity securities of the Corporation, (ii) the effectiveness of such Exchange Act Registration Statement, and (iii) the number of shares of such class of equity securities outstanding, as reported in such Exchange Act Registration Statement, in order to enable the Stockholders to comply with any reporting requirements under the Exchange Act or the Securities Act. Upon the written request of the Majority Investors, the Corporation shall, at any time after the Corporation has already registered shares of Common Stock under the Securities Act file an Exchange Act Registration Statement relating to any class of equity securities of the Corporation or issuable upon conversion or exercise of any class of debt or equity securities or warrants or options of the Corporation then held by the Series A-1 Stockholders, whether or not the class of equity securities with respect to which such request is made shall be held by the number of persons which would require the filing of a registration statement under Section 12(g)(I) of the Exchange Act.

(b)           If the Corporation shall have filed an Exchange Act Registration Statement or a registration statement (including an offering circular under Regulation A promulgated under the Securities Act) pursuant to the requirements of the Securities Act, which shall have become effective (and in any event, at all times following the initial public offering of any of the securities of the Corporation), then the Corporation shall comply with all other reporting requirements of the Exchange Act (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any of the Restricted Stock by any holder of Restricted Stock or the sale of any of the Series A-1 Stock by any holder of Series A-1 Stock (including any such exemption pursuant to Rule 144 or Rule 144A thereof, as amended from time to time, or any successor rule thereto or otherwise). The Corporation shall cooperate with each holder of Registrable Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act (under Rule 144 or Rule 144A thereunder or otherwise) for the sale of any Registrable Securities.

2.5          Directors’ & Officers’ Insurance.  The Corporation shall continue to maintain a directors’ and officers’ liability insurance policy covering all directors, observers and executive officers of the Corporation.

2.6          Properties and Business Insurance.  The Corporation shall continue to maintain from responsible and reputable insurance companies or associations valid policies of insurance against such casualties, contingencies and other risks and hazards and of such types and in such amounts as is customary for similarly situated businesses.

2.7          Preservation of Corporate Existence.  The Corporation shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which (i) such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties or (ii) the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Corporation.

2.8          Compliance with Laws.  The Corporation shall comply with all applicable laws, rules, regulations, requirements and orders of the United States or any applicable foreign jurisdiction in the conduct of its business including, without limitation, all labor, employment, wage and hour, health and safety, environmental, health insurance, health information security, privacy, data protection and data transfer laws, and shall adopt and monitor policies and procedures designed to comply with all such applicable laws, rules, regulations and orders, except where noncompliance would not have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Corporation.

2.9          Payment of Taxes.  The Corporation will pay and discharge all lawful Taxes (as defined below) before such Taxes shall become in default and all lawful claims for labor, materials and supplies which, if not paid when due, might become a lien or charge upon its property or any part thereof; provided, however, that the Corporation shall not be required to pay and discharge any such Tax, assessment, charge, levy or claim so long as the validity thereof is being contested by or for the Corporation in good faith by appropriate proceedings and an adequate reserve therefore has been established on its books. The term “Tax” (and, with correlative meaning, “Taxes”) means all United States federal, state and local, and all foreign, income, profits, franchise, gross receipts, payroll, transfer, sales, employment, use, property, excise, value added, ad valorem, estimated, stamp, alternative or add-on minimum, recapture, environmental, withholding and any other taxes, charges, duties, impositions or assessments, together with all interest, penalties, and additions imposed on or with respect to such amounts, or levied, assessed or imposed against the Corporation.

2.10        Management Compensation.  The Board of Directors (upon the recommendation of the Compensation Committee or otherwise) shall determine the compensation to be paid by the Corporation to its management. Any grants of capital stock or options to employees, officers, directors or consultants of the Corporation and its Subsidiaries shall be made pursuant to the Plan.

2.11        No Further Pay-to-Play Provisions.  The Corporation hereby covenants and agrees that at no time after the date of this Agreement, without the prior written consent of each of Wellcome, one member of the HCV Group, one member of the MPM Group, one member of the Brookside Group, one member of the BB Bio Group, and one member of the Oxford/Saints Group, shall it enter into any agreement or amend the Certificate to implement terms that would automatically convert Preferred Shares into shares of Common Stock, or impose any other penalty on the holder of Preferred Shares, solely because the holders of such Preferred Shares fail to participate at any level in a transaction pursuant to which the Corporation raises funds through the issuance of debt or equity securities (other than any Closing contemplated by the Stock Purchase Agreement).

2.12        Confidentiality, Assignment of Inventions and Non-Competition Agreements for Key Employees.  The Corporation shall cause each person who becomes an employee of or a consultant to the Corporation subsequent to the date hereof, and who shall have or be proposed to have access to confidential or proprietary information of the Corporation, to execute a confidentiality, assignment of inventions, and non-competition agreement in form and substance attached hereto as Exhibit A or otherwise approved by the Board prior to the commencement of such person’s employment by the Corporation in such capacity.

2.13        Duration of Section.  Sections 2.5 through 2.12 and the rights and obligations of the parties hereunder shall automatically terminate on the earlier of (i) the consummation of an Event of Sale (as defined in the Certificate) or (ii) the automatic conversion of all of the Preferred Stock of the Corporation pursuant to the terms and conditions of the Certificate upon  the listing, or the admitting for trading, of the Common Stock on a national securities exchange.

SECTION 3.  Transfer of Securities.

3.1          Restriction on Transfer.  The Series A-1 Preferred Stock, Series A-2 Preferred Stock, the Series A-3 Preferred Stock and the Restricted Stock shall not be transferable, except upon the conditions specified in this Section 3, which conditions are intended solely to ensure compliance with the provisions of the Securities Act in respect of the Transfer thereof.  In addition, no Series A-1 Preferred Stock, Series A-2 Preferred Stock, the Series A-3 Preferred Stock or Restricted Stock shall be transferred unless, as conditions precedent to such transfer, the transferee thereof agrees in writing to be bound by the obligations of the transferring Stockholder hereunder.

3.2          Restrictive Legend.  Each certificate evidencing any Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock and Restricted Stock and each certificate evidencing any such securities issued to subsequent transferees of any Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock and Restricted Stock shall (unless otherwise permitted by the provisions of Section 3.3 or 3.10 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAW.

3.3          Notice of Transfer.  By acceptance of any Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock, the holder thereof agrees to give prior written notice to the Corporation of such holder’s intention to effect any Transfer and to comply in all other respects with the provisions of this Section 3.3. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by: (a) the written opinion of counsel for the holder of such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock, or, at such holder’s option, a representation letter of such holder, addressed to the Corporation (which opinion and counsel, or representation letter, as the case may be, shall be reasonably acceptable to the Corporation), as to whether, in the case of a written opinion, in the opinion of such counsel such proposed Transfer involves a transaction requiring registration of such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock under the Securities Act and applicable state securities laws or an exemption thereunder is available, or, in the case of a representation letter, such letter sets forth a factual basis for concluding that such proposed transfer involves a transaction requiring registration of such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock under the Securities Act and applicable state securities laws or that an exemption thereunder is available, or (b) if such registration is required and if the provisions of Section 3.4 hereof are applicable, a written request addressed to the Corporation by the holder of such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock, describing in detail the proposed method of disposition and requesting the Corporation to effect the registration of such Registrable Shares pursuant to the terms and provisions of Section 3.4 hereof; provided, however, that (y) in the case of a Transfer by a holder to a member of such holder’s Group, no such opinion of counsel or representation letter of the holder shall be necessary, provided that the transferee agrees in writing to be subject to Sections 3.1, 3.2, 3.3, 3.10 hereof to the same extent as if such transferee were originally a signatory to this Agreement, and (z) in the case of any holder of Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock that is a partnership, no such opinion of counsel or representation letter of the holder shall be necessary for a Transfer by such holder to a partner of such holder, or a retired partner of such holder who retires after the date hereof, or the estate of any such partner or retired partner if, with respect to such Transfer by a partnership, (i) such Transfer is made in accordance with the partnership agreement of such partnership, and (ii) the transferee agrees in writing to be subject to the terms of Sections 3.1, 3.2, 3.3, 3.10 hereof to the same extent as if such transferee were originally a signatory to this Agreement. If in an opinion of counsel or as reasonably concluded from the facts set forth in the representation letter of the holder (which opinion and counsel or representation letter, as the case may be, shall be reasonably acceptable to the Corporation), the proposed Transfer may be effected without registration under the Securities Act and any applicable state securities laws or “blue sky” laws, then the holder of Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock shall thereupon be entitled to effect such Transfer in accordance with the terms of the notice delivered by it to the Corporation. Each certificate or other instrument evidencing the securities issued upon such Transfer (and each certificate or other instrument evidencing any such securities not Transferred) shall bear the legend set forth in Section 3.2 hereof unless: (a) in such opinion of such counsel or as can be concluded from the representation letter of such holder (which opinion and counsel or representation letter shall be reasonably acceptable to the

Corporation) the registration of future Transfers is not required by the applicable provisions of the Securities Act and state securities laws, or (b) the Corporation shall have waived the requirement of such legend; provided, however, that such legend shall not be required on any certificate or other instrument evidencing the securities issued upon such Transfer in the event such transfer shall be made in compliance with the requirements of Rule 144 (as amended from time to time or any similar or successor rule) promulgated under the Securities Act. The holder of Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock shall not effect any Transfer until such opinion of counsel or representation letter of such holder has been given to and accepted by the Corporation (unless waived by the Corporation) or, if applicable, until registration of the Registrable Shares involved in the above-mentioned request has become effective under the Securities Act. In the event that an opinion of counsel is required by the registrar or transfer agent of the Corporation to effect a transfer of Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock in the future, the Corporation shall seek and obtain such opinion from its counsel, and the holder of such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock shall provide such reasonable assistance as is requested by the Corporation (other than the furnishing of an opinion of counsel) to satisfy the requirements of the registrar or transfer agent to effectuate such transfer.  Notwithstanding anything to the contrary herein, the provisions of this Section 3.3 and of Sections 3.1 and 3.2 shall not apply, and shall be deemed of no force or effect, with respect to shares of capital stock of the Corporation that are subject to a re-sale registration statement under the Securities Act, provided that such registration statement has been declared, and continues to remain, effective by the Commission.

3.4          Registration Rights.

(a)           Shelf Registration.

(i)            On or prior to the Filing Date, the Corporation shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Shares for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-1 or another appropriate form in accordance herewith and shall contain (unless otherwise directed by Holders of at least 85% of the then outstanding Registrable Shares) substantially the “Plan of Distribution” attached hereto as Annex A. Subject to the terms of this Agreement, the Corporation shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event on or prior to the Effectiveness Date, and shall use its reasonable best efforts to keep the Registration Statement continuously effective (whether on Form S-1 or amended to Form S-3 or another appropriate form in accordance herewith) under the Securities Act until all Registrable Shares have been sold, or may be sold without volume restrictions pursuant to Rule 144, as determined by the counsel to the Corporation pursuant to a written opinion letter to such effect, addressed and acceptable to the transfer agent of the Corporation and the affected Holders (the “Effectiveness Period”). The Corporation shall telephonically request effectiveness of the Registration Statement as of 5:00 p.m. New York City time on a day during which the public markets are open for trading stocks (a “Trading Day”). The Corporation shall immediately notify the Holders via facsimile or by e-mail delivery of a “.pdf” format data file of the effectiveness of the Registration Statement on the same Trading Day that the Corporation telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of the Registration Statement. The Corporation shall, by 9:30 a.m. New York City time on the Trading Day after the Effective Date, file a final Prospectus with the Commission as required by Rule 424. Failure to so notify the Holder within 1 Trading Day of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 3.4(b).

(ii)           If: (A) the Registration Statement is not filed on or prior to the Filing Date or has not been declared effective by the Commission by the Effectiveness Date, or (B) the Corporation fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within 5 Trading Days of the date that the Corporation is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed” or not be subject to further review, or (C) prior to the Effectiveness Date of a Registration Statement, the Corporation fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 14 calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, or (D) after the Effectiveness Date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than 20 consecutive calendar days or more than an aggregate of 40 calendar days during any 12-month period (which need not be consecutive calendar days) (any such failure or breach being referred to as an “Event”, and for purposes of clause (A) the date on which such Event occurs, or for purposes of clause (B) the date on which such 5 Trading Day period is exceeded, or for purposes of clause (C) the date which such 14 calendar day period is exceeded, or for purposes of clause (D) the date on which such 20 or 40 calendar day period, as applicable, is exceeded being referred to as an “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Corporation shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by such Holder pursuant to the Stock Purchase Agreement for any Registrable Securities then held by such Holder.  The parties agree that the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be sixteen percent (16%) of the aggregate Purchase Price (as defined in the Stock Purchase Agreement) paid by such Holder pursuant to the Stock Purchase Agreement.  If the Corporation fails to pay any partial liquidated damages pursuant to this Section 3.4(b) in full within seven days after the date payable, the Corporation will pay interest thereon at a rate of ten percent (10%) per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

(iii)          In the event that the Corporation is unable for any reason to include in the Registration Statement required to be filed under Section 3.4(a)(i) all of the Registrable Securities, then the Corporation shall use its reasonable best efforts to file and cause to be declared effective additional Registration Statements, in order to uphold its obligations under Section 3.4(a)(i), as promptly as practicable. If not all Registrable Securities may be included in any one Registration Statement, then the Registrable Securities to be included shall be allocated among Holders of such Registrable Securities on a pro rata basis based on the total number of Registrable Securities held by all Holders that have not been included in a Registration Statement.

(b)           Registration Procedures. In connection with the Corporation’s registration obligations hereunder, the Corporation shall:

(i)            Not less than seven Trading Days prior to the filing of any Registration Statement and not less than two Trading Days prior to the filing of any related Prospectus or any amendment or supplement thereto, (A) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (B) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act; and not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of 67% of the Registrable Securities shall reasonably object in good faith, provided that the Corporation is notified of such objection in writing no later than 5 Trading Days after the Holders have been so furnished copies of a Registration Statement or 1 Trading Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to the Corporation a completed questionnaire in the form attached to this Agreement as Annex B or other form reasonably acceptable to the Corporation (a “Selling Stockholder Questionnaire”) not less than 2 Trading Days prior to the Filing Date or by the end of the 4th Trading Day following the date on which such Holder receives draft materials in accordance with this Section. During any periods that the Corporation is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities because the Holders of 67% of the Registrable Securities exercise their rights under this section to object to the filing of a Registration Statement, any liquidated damages that are accruing, at such time shall be tolled and any Event that may otherwise occur because of the exercise of such rights or such delay shall be suspended, until the Holders of 67% of the Registrable Securities no longer object to the filing of such Registration Statement (provided that such tolling shall only occur if the Corporation uses commercially reasonable efforts to resolve such objection). If any Holder fails to furnish its Selling Stockholder Questionnaire related to a particular Registration Statement not less than 2 Trading Days prior to the Filing Date or by the end of the 4th Trading Day following the date on which such Holder receives draft materials in accordance with this Section, any liquidated damages that are accruing, as well as any other rights of such Holder under this Agreement with regard to such Registration Statement, including without limitation, the right to include such Holder’s Registrable Securities in such Registration Statement, shall be tolled as to such Holder until such information is received by the Corporation; provided, however, that the Corporation shall use commercially reasonable efforts to include such Registrable Securities in such Registration Statement or the next most available Registration Statement as soon as possible after such information is furnished to the Corporation.

(ii)           (A) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (B) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424; (C) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that the Corporation may excise any information contained therein which would constitute material non-public information as to any Holder which has not executed a confidentiality agreement with the Corporation); and (D) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(iii)          If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement, file as soon as reasonably practicable an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities.

(iv)          Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (C) through (F) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (A)(1) below, not less than 1 Trading Day prior to such filing, in the case of (C) and (D) below, not more than 1 Trading Day after such issuance or receipt and, in the case of (E) below, not less than 3 Trading Days prior to the financial statements in any Registration Statement becoming ineligible for inclusion therein) and (if requested by any such Person) confirm such notice in writing no later than 1 Trading Day following the day (A)(1) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (2) when the Commission notifies the Corporation whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Corporation shall provide true and complete copies thereof and all written responses thereto to each of the Holders that pertain to the Holders as a selling stockholder or to the Plan of Distribution, but not information which the Corporation believes would constitute material and non-public information); and (3) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (C) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (D) of the receipt by the Corporation of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (E) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (F) the occurrence or existence of any pending corporate development with respect to the Corporation that the Corporation believes may be material and that, in the good faith determination of the Corporation, based on the advice of counsel, makes it not in the best interest of the Corporation to allow continued availability of a Registration Statement or Prospectus, provided that any and all of such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law; provided, further, that notwithstanding each Holder’s agreement to keep such information confidential, the Holders make no acknowledgement that any such information is material, non-public information.

(v)           Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (A) any order suspending the effectiveness of a Registration Statement, or (B) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(vi)          If requested by a Holder, furnish to such Holder, without charge (A) at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission, and (B) during the Effectiveness Period, as many copies of the Prospectus included in the Registration Statement and any amendment or supplement thereto as such

Holder may reasonably request; provided, however, that the Corporation shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(vii)         Subject to the terms of this Agreement, consent to the use of each Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3.4(b)(iv).

(viii)        Effect a filing with respect to the public offering contemplated by the Registration Statement (an “Issuer Filing”) with the Financial Industry Regulatory Authority (“FINRA”) Corporate Financing Department pursuant to FINRA Rule 5110 within 1 Trading Day of the date that the Registration Statement is first filed with the Commission and pay the filing fee required by such Issuer Filing; and use commercially reasonable efforts to pursue the Issuer Filing until FINRA issues a letter confirming that it does not object to the terms of the offering contemplated by the Registration Statement.

(ix)          Prior to any resale of Registrable Securities by a Holder, use its reasonable best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or blue sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, that the Corporation shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Corporation to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(x)           If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Stock Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request. In connection therewith, if required by the Corporation’s transfer agent, the Corporation shall promptly after the effectiveness of a Registration Statement cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with the transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under the Registration Statement.

(xi)          Upon the occurrence of any event contemplated by this Section 3.4(b), as promptly as reasonably possible under the circumstances taking into account the Corporation’s good faith assessment of any adverse consequences to the Corporation and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Corporation notifies and instructs the Holders in accordance with clauses (iii) through (vi) of Section 3.4(b)(iv) above to suspend the use of any Prospectus until the requisite changes to such

Prospectus have been made, then the Holders shall suspend use of such Prospectus; use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable; and be entitled to exercise its right under this Section 3.4(b)(xi) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages pursuant to Section 3.4(a)(ii), for a period not to exceed 40 calendar days (which need not be consecutive days) in any 12 month period.

(xii)         Comply with all applicable rules and regulations of the Commission.

(c)           The Corporation may require each selling Holder to furnish to the Corporation a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and any affiliate thereof and as to any FINRA affiliations and, if required by the Commission, of any natural persons that have voting and dispositive control over the Registrable Securities. During any periods that the Corporation is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within 3 Trading Days of the Corporation’s request, any liquidated damages that are accruing at such time as to such Holder only, as well as any other rights of such Holder under this Agreement, including without limitation, the right to include such Holder’s Registrable Securities in a Registration Statement shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Corporation; provided, however, that the Corporation shall use commercially reasonable efforts to include such Registrable Securities in such Registration Statement or the next most available Registration Statement as soon as possible after such information is furnished to the Corporation.

3.5          Piggyback Registration.

(a)           Each time that the Corporation proposes for any reason to register any of its securities under the Securities Act, other than pursuant to a registration statement on Form S-4, Form S-8 or Form S-1 or similar or successor forms, but in regard to Form S-1 only in connection with the initial public offering of the Corporation’s Common Stock (collectively, “Excluded Forms”), the Corporation shall promptly give written notice of such proposed registration to all holders of Registrable Securities, which notice shall also constitute an offer to such holders to request inclusion of any Registrable Shares in the proposed registration.

(b)           Each holder of Registrable Securities shall have 30 days from the receipt of such notice to deliver to the Corporation a written request specifying the number of Registrable Shares such holder intends to sell and the holder’s intended method of disposition.

(c)           In the event that the proposed registration by the Corporation is, in whole or in part, an underwritten public offering of securities of the Corporation, any request under Section 3.5(b) may specify that the Registrable Shares be included in the underwriting (i) on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration, or (ii) on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances in the event that no shares of Common Stock other than Registrable Shares are being sold through underwriters under such registration.

(d)           Upon receipt of a written request pursuant to Section 3.5(b), the Corporation shall promptly use its best efforts to cause all such Registrable Shares to be registered under the Securities Act, to the extent required to permit sale or disposition as set forth in the written request.

(e)           Notwithstanding the foregoing, if the managing underwriter of any such proposed registration determines and advises in writing that the inclusion of all Registrable Shares proposed to be included in the underwritten public offering, together with any other issued and outstanding shares of Common Stock proposed to be included therein by holders other than the holders of Registrable Securities (such other shares hereinafter collectively referred to as the “Other Shares”) would interfere with the successful marketing of the Corporation’s securities, then the total number of such securities proposed to be included in such underwritten public offering shall be reduced, (i) first by the shares requested to be included in such registration by the holders of Other Shares, (ii) second, if necessary by all Registrable Securities which are not Series A-2 Registrable Securities, Series A-3 Registrable Securities or Series A-1 Registrable Securities, and (iii) third, if necessary, (A) one-half (1/2) by the securities proposed to be issued by the Corporation, and (B) one-half (1/2) by the holders of Series A-2 Registrable Shares, Series A-3 Registrable Shares and/or Series A-1 Registrable Shares proposed to be included in such registration by the holders thereof, on a pro rata basis calculated based upon the number of Registrable Shares, Series A-2 Registrable Shares, Series A-3 Registrable Shares or Series A-1 Registrable Shares sought to be registered by each such holder; provided, that the aggregate number of securities proposed to be included in such registration by the holders of Series A-2 Registrable Shares, Series A-3 Registrable Shares and/or Series A-1 Registrable Shares shall only be reduced hereunder if and to the extent that such securities exceed twenty-five percent (25%) of the aggregate number of securities included in such registration. The shares of Common Stock that are excluded from the underwritten public offering pursuant to the preceding sentence shall be withheld from the market by the holders thereof for a period, not to exceed 90 days from the closing of such underwritten public offering, that the managing underwriter reasonably determines as necessary in order to effect such underwritten public offering.

3.6          Registrations on Form S-3.  At such time as the Registration Statement contemplated by Section 3.4 shall no longer be effective, each holder of Registrable Securities shall have the right to request in writing an unlimited number of registrations on Form S-3. Each such request by a holder shall: (a) specify the number of Registrable Shares which the holder intends to sell or dispose of, (b) state the intended method by which the holder intends to sell or dispose of such Registrable Shares, and (c) request registration of Registrable Shares having a proposed aggregate offering price of at least $1,000,000. Upon receipt of an adequate request pursuant to this Section 3.6, the Corporation shall use its best efforts to effect such registration or registrations on Form S-3.

3.7          Preparation and Filing.  If and whenever the Corporation is under an obligation pursuant to the provisions of Sections 3.5 and/or 3.6 to use its best efforts to effect the registration of any Registrable Shares, the Corporation shall, as expeditiously as practicable:

(a)           prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective in accordance with Section 3.7(b) hereof;

(b)           prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (i) the sale of all Registrable Shares covered thereby or (ii) nine months from the date such registration statement first becomes effective, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Shares covered by such registration statement;

(c)           furnish to each holder whose Registrable Shares are being registered pursuant to this Section 3 such number of copies of any summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such holder may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

(d)           use its best efforts to register or qualify the Registrable Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as each holder whose Registrable Shares are being registered pursuant to this Section 3 shall reasonably request, and do any and all other acts or things which may be necessary or advisable to enable such holder to consummate the public sale or other disposition in such jurisdictions of such Registrable Shares; provided, however, that the Corporation shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then subject to process, qualify to do business as a foreign corporation where it would not be otherwise required to qualify or submit to liability for state or local taxes where it is not otherwise liable for such taxes;

(e)           at any time when a prospectus covered by such registration statement and relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 3.7(b) hereof, notify each holder whose Registrable Shares are being registered pursuant to this Section 3 of the happening of any event as a result of which the prospectus included in such registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of such holder, prepare, file and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f)            if the Corporation has delivered preliminary or final prospectuses to the holders of Registrable Shares that are being registered pursuant to this Section 3 and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Corporation shall promptly notify such holders and, if requested, such holders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Corporation. The Corporation shall promptly provide such holders with revised prospectuses and, following receipt of the revised prospectuses, such holders shall be free to resume making offers of the Registrable Shares; and

(g)           furnish, at the request of any holder whose Registrable Shares are being registered pursuant to this Section 3, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Section 3 if such securities are being sold through underwriters, or on the date that the registration statement with respect to such securities becomes effective if such securities are not being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Corporation for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request, and (ii) a letter dated such date, from the independent certified public accountants of the Corporation, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request.

3.8          Expenses.  The Corporation shall pay all expenses incurred by the Corporation in complying with this Section 3, including, without limitation, all registration and filing fees (including all expenses incident to filing with the FINRA), fees and expenses of complying with the securities and blue sky laws of all such jurisdictions in which the Registrable Shares are proposed to be offered and sold, printing expenses and fees and disbursements of counsel (including with respect to each registration effected pursuant to Sections 3.4, 3.5 and 3.6, the reasonable fees and disbursements of a counsel for the holders of Registrable Shares that are being registered pursuant to this Section 3, such counsel for the holders of Registrable Shares shall be designated by a vote of a majority of the holders of Registrable Shares to be included in such registration, determined in accordance with Article III, Section A.6(a) of the Certificate); provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Shares covered by registrations effected pursuant to Section 3.4, 3.5 or 3.6 hereof shall be borne by the seller or sellers thereof, in proportion to the number of Registrable Shares sold by each such seller or sellers.

3.9          Indemnification.

(a)           In the event of any registration of any Registrable Shares under the Securities Act pursuant to this Section 3 or registration or qualification of any Registrable Shares pursuant to Section 3.7(d) hereof, the Corporation shall indemnify and hold harmless the seller of such shares, each underwriter of such shares, if any, each broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any Registrable Shares pursuant to Section 3.7(d) hereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Corporation of the Securities Act or any state securities or blue sky laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under the Securities Act or such state securities or blue sky laws. The Corporation shall reimburse on demand such seller, underwriter, broker or other person acting on behalf of such seller and each such controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary or final prospectus or amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares pursuant to Section 3.7(d) hereof, in reliance upon and in conformity with written information furnished to the Corporation by such seller, underwriter, broker, other person or controlling person specifically for use in the preparation hereof.

(b)           Before Registrable Shares held by any prospective seller shall be included in any registration pursuant to this Section 3, such prospective seller and any underwriter acting on its behalf shall have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a)) the Corporation, each director of the Corporation, each officer of the Corporation who signs such registration statement and any person who controls the Corporation within the meaning of the Securities Act, with respect to any untrue statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such seller or such underwriter specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each prospective seller, to an amount equal to the net proceeds actually received by such prospective seller from the sale of Registrable Shares effected pursuant to such registration.

(c)           Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 3.9(a) or (b) hereof, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 3.9, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice to such indemnified party from the indemnifying party of its election to assume the defense thereof, the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by such indemnifying party in connection with the defense thereof; provided, however, that, if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 3.9, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for the fees and expenses of counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 3.9. The indemnifying party shall not make any settlement of any claims in respect of which it is obligated to indemnify an indemnified party or parties hereunder, without the written consent of the indemnified party or parties, which consent shall not be unreasonably withheld.

(d)           In order to provide for just and equitable contribution to joint liability under the Securities Act, in any case in which either (i) any holder of Registrable Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 3.9, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such holder or any such controlling person in circumstances for which indemnification is provided under this Section 3.9; then, in each such case, the Corporation and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as is appropriate to reflect the relative fault of the Corporation and such holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations. Notwithstanding the foregoing, (i) no such holder will be required to contribute any amount in excess of the proceeds to it of all Registrable Shares sold by it pursuant to such registration statement, and (ii) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

(e)           Notwithstanding any of the foregoing, if, in connection with an underwritten public offering of any Registrable Shares, the Corporation, the holders of such Registrable Shares and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties, then the indemnification provision of this Section 3.9 shall be deemed inoperative for purposes of such offering.

3.10        Removal of Legends, Etc.  Notwithstanding the foregoing provisions of this Section 3, the restrictions imposed by this Section 3 upon the transferability of any Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock shall cease and terminate when (a) any such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in a registration statement or such other method contemplated by Section 3.3 hereof that does not require that the securities transferred bear the legend set forth in Section 3.2 hereof, including a Transfer pursuant to Rule 144 or a successor rule thereof (as amended from time to lime), or (b) the holder of Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock has met the requirements for transfer of such Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock pursuant to subparagraph (b)(1) of Rule 144 or a successor rule thereof (as amended from time to time) promulgated by the Commission under the Securities Act. Whenever the restrictions imposed by this Section 3 have terminated, a holder of a certificate for Restricted Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock as to which such restrictions have terminated shall be entitled to receive from the Corporation, without expense, a new certificate not bearing the restrictive legend set forth in Section 3.2 hereof and not containing any other reference to the restrictions imposed by this Section 3. Notwithstanding the above, nothing herein shall limit the restrictions imposed upon transfer of the Restricted Securities pursuant to Section 8 hereof nor the imposition of the legend provided for therein.

3.11        Lock-up Agreement.

(a)           Each Stockholder agrees that, during the 180-day period following the date hereof, such Stockholder will not, without the prior written consent of the Company, sell, assign, transfer, make a short sale of, loan, grant any option for the purchase of, or exercise registration rights with respect to any shares of Common Stock or shares of capital stock or other securities of the Corporation convertible into or exercisable for, whether directly or indirectly, shares of Common Stock, other than to a member of such Stockholder’s Group; provided, however, that notwithstanding the foregoing but subject to the provisions of Section 3.11(b) below, (i) on or at any time after each of the dates listed in the table below under the caption “Initial Lock-up Release Date”, such Stockholder shall be permitted to sell, assign, transfer, make a short sale of, loan, or grant any option for the purchase of, with respect to that number of shares of Common Stock issued or issuable upon conversion of shares of Series A-1 Conversion Shares (the “Series A-1 Conversion Shares”) held or issuable to such Stockholder that corresponds to a percentage of the total number of Series A-1 Conversion Shares held or issuable to such Stockholder at such time, which percentage is set forth in the table below under the caption “Initial Lock-up Release Percentage”.

Initial Lock-up Release Date	Initial Lock-up Release Percentage

30th day after the date of this Agreement	5%

60th day after the date of this Agreement	15%

90th day after the date of this Agreement	30%

120th day after the date of this Agreement	50%

(b)           Notwithstanding the foregoing, (A) subject to clause (C) below, the restriction on transfer set forth in Section 3.11(a) above shall not apply to block trades of 10,000 shares or more of the Series A-1 Conversion Shares, (B) subject to clause (C) below, if, on or at any time after any date listed in the table set forth in Section 3.11(a) above, the average of the closing bid and ask price of the Company’s Common Stock if quoted on any electronic quotation system, including but not limited to the OTC:BB for the five (5) trading days ending on such date, or the average last-sale price of the Company’s Common Stock if listed on a national securities exchange for the five (5) trading days ending on such date, is greater than $16.29 per share (subject to proportionate and equitable adjustment upon any stock split, stock dividend, reverse stock split or similar event that becomes effective after the date of this Agreement), the percentage in the table set forth in Section 3.11(a) above that corresponds to such date shall be doubled and (C) in no event shall any Stockholder be permitted, during the period commencing on the date hereof and ending on the date of the listing of the Company’s Common Stock on a national securities exchange, to sell, assign, transfer, make a short sale of, loan, grant any option for the purchase of, or exercise registration rights with respect to any Series A-1 Conversion Shares for a price less than $8.142 (subject to proportionate and equitable adjustment upon any stock split, stock dividend, reverse stock split or similar event that becomes effective after the date of this Agreement), except (x) with the prior written consent of the Company or (y) to a member of such Stockholder’s Group.

(c)           Each Stockholder agrees further that, if the Company or a managing underwriter so requests of such Stockholder in connection with a registered public offering of securities of the Company, such Stockholder will not, without the prior written consent of the Company or such underwriters, sell, assign, transfer, make a short sale of, loan, grant any option for the purchase of, or exercise registration rights with respect to any shares of Common Stock or shares of capital stock or other securities of the Corporation convertible into or exercisable for, whether directly or indirectly, shares of Common Stock, other than to a member of such Stockholder’s Group, during the period of (i)180 days following the closing of the first public offering of securities offered and sold for the account of the Corporation that is registered under the Securities Act, or (ii) 90 days following the closing of any other public offering of securities offered and sold for the account of the Corporation that is registered under the Securities Act ; provided that such request is made of all officers, directors and 1% and greater Stockholders and each such person shall be similarly bound; and, provided, further, that nothing in this Section 3.11(c) shall prevent any Stockholder from participating in any registered public offering of the Corporation as a selling stockholder or security holder.

(d)           In the event that the Corporation releases or causes to be released any Stockholder from any restrictions on transfer set forth in the foregoing provisions of this Section 3.11, the Corporation shall release or cause to be released all other Stockholders in similar fashion and any such release of all Stockholders shall be implemented on a pro rata basis.

3.12        Duration of Section.  With respect to each holder of Registrable Shares, Sections 3.4, 3.5 and 3.6 shall automatically terminate for that holder on the fourth anniversary of the Filing Date.

SECTION 4.  Election of Directors.

4.1          Voting for Directors.  At the first annual meeting of the Stockholders of the Corporation after the Stage I Closing, and thereafter at each annual meeting and each special meeting of the Stockholders of the Corporation called for the purposes of electing directors of the Corporation, and at any time at which Stockholders of the Corporation shall have the right to, or shall, vote or consent to the election of directors, then, in each such event, each Stockholder shall vote all shares of Preferred Stock, Common Stock and any other shares of voting stock of the Corporation then owned (or controlled as to voting rights) by it, him or her, whether by purchase, exercise of rights, warrants or options, stock dividends or otherwise:

(a)           to fix and maintain the number of directors on the Board at seven (7);

(b)           to the extent entitled under the Certificate as in effect as of the date of this Agreement, to elect as Directors of the Corporation on the date hereof and in any subsequent election of Directors the following individuals:

(i)            in the case of the two (2) directors to be elected by the holders of Series A-1 Preferred Stock under the Certificate, two (2) individuals to be designated by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A-1 Preferred Stock (the “Series A-1 Directors”), who shall initially be Ansbert Gadicke and Martin Muenchbach.

(ii)           in the case of the one (1) director to be elected by the G3 Holders (as defined in the Certificate), one (1) director to be designated by the affirmative vote or written consent of those G3 Holders holding a majority of the shares held by the G3 Holders (the “Specified Preferred Director”), who shall initially be Jonathan Fleming, provided, however, that in order to be eligible to vote or consent with respect to the designation of an individual as a nominee for election as the Specified Preferred Director, a G3 Holder together with members of such G3 Holders’ Group must hold greater than twenty percent (20%) of the Preferred Stock purchased under the Series A-1 Stock Purchase Agreement by such G3 Holder and members of such G3 Holders’ Group;

(iii)          in the case of the one (1) director to be elected by MPM, one (1) director to be designated by the affirmative vote or written consent of MPM, provided that such director be an individual with particular expertise in the development of pharmaceutical products, as reasonably determined by MPM, if any (the “Industry Expert Director” and together with the Series A-1 Directors and the Specified Preferred Director, the “Investor Directors”), who shall initially be Elizabeth Stoner, provided, further, however, that in order to be eligible to vote or consent with respect to the designation of an individual as a nominee for election as the Industry Expert Preferred Director, MPM together with members of the MPM Group must hold greater than twenty percent (20%) of the Preferred Stock purchased under the Series A-1 Stock Purchase Agreement by MPM and members of the MPM Group.

(iv)          in the case of the remaining directors to be elected by the holders of Preferred Stock and Common Stock, voting together as a single class, under the Certificate, three (3) individuals as follows:

a.             two industry or market experts, each of whom shall be designated by a majority of the other members of the Board, including a majority of the Investor Directors (the “Independent Directors”), and who shall initially be Alan Auerbach and Kurt Graves; and

b.             the Chief Executive Officer of the Corporation, who shall initially be Richard Lyttle.

4.2          Observer Rights.

(a)           HCV VII shall have the right to appoint an observer to the Board (the “HCV Observer”) as long as HCV VII, together with members of the HCV Group, holds greater than seventy five percent (75%) of the Series A-1 Preferred Stock originally purchased by HCV VII and members of the HCV Group pursuant to the Purchase Agreement. The HCV Observer shall have the right to attend all meetings of the Board in a non-voting observer capacity, and the Corporation shall provide to the HCV Observer all materials provided to the members of the Board and notice of such meetings, all in the manner and at the time provided to the members of the Board; provided, however, that the Corporation reserves the right to exclude such representatives from access to any material or meeting or portion thereof if the Corporation believes upon advice of counsel that such exclusion is necessary to preserve the attorney-client privilege or to protect highly confidential information, the disclosure of which should not be made to any person who does not have a fiduciary or other similar duty to the Corporation. The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding. HCV VII’s rights under this Section 4.2(a) may only be assigned in connection with the transfer of all of the Preferred Stock held by HCV VII to the assignee. In addition and without limiting the foregoing, in the event that HCV VII appoints any person to be the HCV Observer under this Section 4.2(a) who, in the good faith determination of the Board, has conflicting interests with the Corporation, then the Corporation shall have the right, at any time and from time to time, to exclude the HCV Observer from access to any meeting, or any portion thereof, and/or deny the HCV Observer access to any information and documents, or any portions thereof.

(b)           Saints Capital IV, L.P. (“Saints”) shall have the right to appoint an observer to the Board (the “Saints Observer”) as long as Saints, together with other members of the Saints/Oxford Group, holds greater than seventy-five percent (75%) of the Series A-1 Preferred Stock originally purchased by Saints and the other member of the Saints/Oxford Group pursuant to the Purchase Agreement. The Saints Observer shall have the right to attend all meetings of the Board in a non-voting observer capacity, and the Corporation shall provide to the Saints Observer all materials provided to the members of the Board and notice of such meetings, all in the manner and at the time provided to the members of the Board; provided, however, that the Corporation reserves the right to exclude such representatives from access to any material or meeting or portion thereof if the Corporation believes upon advice of counsel that such exclusion is necessary to preserve the attorney-client privilege or to protect highly confidential information, the disclosure of which should not be made to any person who does not have a fiduciary or other similar duty to the Corporation. The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding. Saints’ rights under this Section 4.2(b) may only be assigned in connection with the transfer of all of the Preferred Stock held by Saints to the assignee. In addition and without limiting the foregoing, in the event that Saints appoints any person to be the Saints Observer under this Section 4.2(b) who, in the good faith determination of the Board, has conflicting interests with the Corporation, then the Corporation shall have the right, at any time and from time to time, to exclude the Saints Observer from access to any meeting, or any portion thereof, and/or deny the Saints Observer access to any information and documents, or any portions thereof.

(c)           Brookside shall have the right to appoint an observer to the Board (the “Brookside Observer”) as long as Brookside, together with other members of the Brookside Group, holds greater than seventy-five percent (75%) of the Series A-1 Preferred Stock originally purchased by Brookside and the other member of the Brookside Group pursuant to the Purchase Agreement. The Brookside Observer shall have the right to attend all meetings of the Board in a non-voting observer capacity, and the Corporation shall provide to the Brookside Observer all materials provided to the members of the Board and notice of such meetings, all in the manner and at the time provided to the members of the Board; provided, however, that the Corporation reserves the right to exclude such representatives from access to any material or meeting or portion thereof if the Corporation believes upon advice of counsel that such exclusion is necessary to preserve the attorney-client privilege or to protect highly confidential information, the disclosure of which should not be made to any person who does not have a fiduciary or other similar duty to the Corporation. The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding. Brookside’s rights under this Section 4.2(c) may only be assigned in connection with the transfer of all of the Preferred Stock held by Brookside to the assignee. In addition and without limiting the foregoing, in the event that Brookside appoints any person to be the Brookside Observer under this Section 4.2(c) who, in the good faith determination of the Board, has conflicting interests with the Corporation, then the Corporation shall have the right, at any time and from time to time, to exclude the Brookside Observer from access to any meeting, or any portion thereof, and/or deny the Brookside Observer access to any information and documents, or any portions thereof.

(d)           Wellcome shall have the right to appoint an observer to the Board (the “Wellcome Observer”) as long as Wellcome holds greater than seventy five percent (75%) of the Series A-1 Preferred Stock originally purchased by Wellcome pursuant to the Purchase Agreement. The Wellcome Observer shall have the right to attend all meetings of the Board in a non-voting observer capacity, and the Corporation shall provide to the Wellcome Observer all materials provided to the members of the Board and notice of such meetings, all in the manner and at the time provided to the members of the Board; provided, however, that the Corporation reserves the right to exclude such representatives from access to any material or meeting or portion thereof if the Corporation believes upon advice of counsel that such exclusion is necessary to preserve the attorney-client privilege or to protect highly confidential information, the disclosure of which should not be made to any person who does not have a fiduciary or other similar duty to the Corporation. The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding. Wellcome’s rights under this Section 4.2(a) may only be assigned in connection with the transfer of all of the Preferred Stock held by Wellcome to the assignee. In addition and without limiting the foregoing, in the event that Wellcome appoints any person to be the Wellcome Observer under this Section 4.2(a) who, in the good faith determination of the Board, has conflicting interests with the Corporation, then the Corporation shall have the right, at any time and from time to time, to exclude the Wellcome Observer from access to any meeting, or any portion thereof, and/or deny the Wellcome Observer access to any information and documents, or any portions thereof.

4.3          Cooperation of the Corporation.  The Corporation shall use its best efforts to effectuate the purposes of this Section 4, including (i) taking such actions as are necessary to convene annual and/or special meetings of the Stockholders for the election of directors and (ii) promoting the adoption of any necessary amendment of the by-laws of the Corporation and the Certificate.

4.4          Notices. The Corporation shall provide the Series A-1 Stockholders, MPM and the Specified Preferred Holders with at least twenty (20) days’ prior notice in writing of any intended mailing of notice to the Stockholders of a meeting at which directors are to be elected, and such notice shall include the names of the persons designated by the Corporation pursuant to this Section 4.  The Series A-1 Stockholders, MPM and the Specified Preferred Holders shall notify the Corporation in writing at least three (3) days prior to such mailing of the persons designated by them respectively pursuant to Section 4.1 above as nominees for election to the Board.  In the absence of any notice from the Series A-1 Stockholders, MPM and the Specified Preferred Holders, the director(s) then serving and previously designated by the Series A-1 Stockholders, MPM and the Specified Preferred Holders, as applicable, shall be renominated.

4.5                               Removal.  Except as otherwise provided in this Section 5, no Stockholder shall vote to remove any member of the Board designated in accordance with the foregoing provisions of this Section 4 unless the party or group of stockholders, as applicable, who designated such director (the “Designating Party”) shall so vote or otherwise consent, and, if the Designating Party shall so vote or otherwise consent, then the non-designating Stockholders shall likewise so vote. Any vacancy on the Board created by the resignation, removal, incapacity or death of any person designated under the foregoing provisions of this Section 4 may be filled by another person designated by the original Designating Party. Each Stockholder shall vote all shares of voting stock of the Corporation owned or controlled by such Stockholder in accordance with each such new designation.

4.6                               Quorum.  A quorum for any meeting of the Board of Directors shall consist of a majority of all directors; provided, that at least a majority of the Investor Directors is in attendance at such meeting. If, at any meeting, a quorum is not present for any reason, then another Board of Directors meeting may be convened within no less than two (2) and no more than ten (10) business days and, at such meeting, a majority of all directors shall constitute a quorum for all purposes.

4.7                               Committees.  Each of the Investor Directors shall have the right to sit on any committee of the Board of Directors.

4.8                               Duration of Section.  This Section 4 and the rights and obligations of the parties hereunder shall automatically terminate on the earlier of (i) the consummation of an Event of Sale (as defined in the Certificate) or (ii) the automatic conversion of all of the Preferred Stock of the Corporation pursuant to the Certificate as a result of the listing, or the admitting for trading, of the Common Stock on a national securities exchange. Prior to such termination, the rights and obligations of any Preferred Stockholder under this Section 4 shall terminate upon the date on which such Preferred Stockholder or its Group no longer owns any Preferred Stock, whereupon the obligations of the remaining Stockholders to vote in favor of the designee of such Preferred Stockholder shall also terminate.

SECTION 5.  Indemnification.

5.1                               Indemnification of Investors.  In the event that any Series A-1 Preferred Stockholder, Series A-2 Preferred Stockholder, Series A-3 Preferred Stockholder, Series A-5 Preferred Stockholder, Series A-6 Preferred Stockholder or any director, officer, employee, affiliate or agent thereof (the “Indemnitees”), become involved in any capacity in any action, proceeding, investigation or inquiry in connection with or arising out of any matter related to the Corporation or any Indemnitee’s role or position with the Corporation, the Corporation shall reimburse each Indemnitee for its legal and other expenses (including the cost of any investigation and preparation) as they are incurred by such Indemnitee in connection therewith. The Corporation also agrees to indemnify each Indemnitee, pay on demand and protect, defend, save and hold harmless from and against any and all liabilities, damages, losses, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, attorneys’ fees) (any of the foregoing, a “Claim”) incurred by or asserted against any Indemnitee of whatever kind or nature, arising from, in connection with or occurring as a result of this Agreement or the matters contemplated by this Agreement; provided, however, that the Corporation shall not be required to indemnify any Indemnitee hereunder in connection with any matter as to which a court of competent jurisdiction has made a final non-appealable determination that such Indemnitee has acted with gross negligence or willful or intentional misconduct in connection therewith. The foregoing agreement shall be in addition to any rights that any Indemnitee may have at common law or otherwise.

5.2                               Advancement of Expenses.  The Corporation shall advance all expenses reasonably incurred by or on behalf of the Indemnitees in connection with any Claim or potential Claim within twenty (20) days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance payment or payments from time to time.

SECTION 6.  Remedies.  In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce its or their rights, either by suit in equity and/or action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.  The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

SECTION 7.  Successors and Assigns.

7.1                               Series A-1, A-2 and A-3 Stockholders.  Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Corporation and each of the Series A-1 Stockholder, Series A-2 Stockholder and Series A-3 Stockholder parties hereto and the respective successors and permitted assigns of the Corporation and each of the Series A-1 Stockholder, Series A-2 Stockholder and Series A-3 Stockholder parties hereto (including any member of a Stockholder’s Group). Subject to the requirements of Section 3 hereof, this Agreement and the rights and duties of the Series A-1 Stockholder, Series A-2 Stockholder and Series A-3 Stockholder set forth herein may be freely assigned, in whole or in part, by each Series A-1 Stockholder, Series A-2 Stockholder and Series A-3 Stockholder to any member of their respective Group, provided such transferee is an “affiliate” of such Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder, as the case may be, as such term is defined under Rule 501 of the Securities Act (it being recognized and agreed that each member of the Oxford/Saints Group shall be deemed to be “affiliates” of each other for this purpose). Any transferee from a Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder, as the case may be, to whom rights under Section 3 are transferred shall, as a condition to such transfer, deliver to the Corporation a written instrument by which such transferee identifies itself, gives the Corporation notice of the transfer of such rights, identities the securities of the Corporation owned or acquired by it and agrees to be bound by the obligations imposed hereunder to the same extent as if such transferee were a Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder, as applicable, hereunder. A transferee to whom rights are transferred pursuant to this Section 7.1 will be thereafter deemed to be a Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder, as applicable, for the purpose of the execution of such transferred rights and may not again transfer such rights to any other person or entity, other than as provided in this Section 7.1.  Upon the consummation of the Merger: (i) all of the rights and obligations of this Agreement pertaining to the Series A-1 Stockholders and the shares of Series A-1 Preferred Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Series A-1 Preferred Stock, par value $0.0001 per share of MPM Acquisition Corp., a Delaware corporation (“MPMAC”), and the shares of such MPMAC Series A-1 Preferred Stock held by them, respectively, as if such shares of MPMAC stock were shares of Series A-1 Preferred Stock for all purposes of this Agreement; (ii) all of the rights and obligations of this Agreement pertaining to the Series A-2 Stockholders and the shares of Series A-2 Preferred Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Series A-2 Preferred Stock, par value $0.0001 per share of MPMAC, and the shares of such MPMAC Series A-2 Preferred Stock held by them, respectively, as if such shares of MPMAC stock were shares of Series A-2 Preferred Stock for all purposes of this Agreement; and (iii) all of the rights and obligations of this Agreement pertaining to the Series A-3 Stockholders and the shares of Series A-3 Preferred Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Series A-3 Preferred Stock, par value $0.0001 per share of MPMAC, and the shares of such MPMAC Series A-3

Preferred Stock held by them, respectively, as if such shares of MPMAC stock were shares of Series A-3 Preferred Stock for all purposes of this Agreement.

7.2                               Other Stockholders.  Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Corporation and each of the Common Stockholders and the Series A-4 Stockholders, Series A-5 Stockholders and Series A-6 Stockholders (collectively, the “Other Stockholders”) and the respective successors and permitted assigns of the Corporation and each of the Other Stockholders. Subject to the requirements of Section 3 hereof, this Agreement and the rights and duties of the Other Stockholders set forth herein may be assigned, in whole or in part, by any Other Stockholder to a Related Transferee or to any member of their respective Group, provided such transferee is an “affiliate” of such Other Stockholder, as such term is defined under Rule 501 of the Securities Act (it being recognized and agreed that each Member of the Oxford/Saints Group shall be deemed to be “affiliates” of each other for this purpose). Any transferee from an Other Stockholder to whom rights under Section 3 are transferred shall, as a condition to such transfer, deliver to the Corporation a written instrument by which such transferee identifies itself, gives the Corporation notice of the transfer of such rights, identifies the securities of the Corporation owned or acquired by it and agrees to be bound by the obligations imposed hereunder to the same extent as if such transferee were an Other Stockholder hereunder. A transferee to whom rights are transferred pursuant to this Section 7.2 will be thereafter deemed to be an Other Stockholder for the purpose of the execution of such transferred rights and may not again transfer such rights to any other person or entity, other than as provided in this Section 7.2.  Upon the consummation of the Merger: (i) all of the rights and obligations of this Agreement pertaining to the holders of Common Stock and the shares of Common Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Common Stock, par value $0.0001 per share of MPMAC, and the shares of such MPMAC Common Stock held by them, respectively, as if such shares of MPMAC stock were shares of Common Stock for all purposes of this Agreement; (ii) all of the rights and obligations of this Agreement pertaining to the Series A-4 Stockholders and the shares of Series A-4 Preferred Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Series A-4 Preferred Stock, par value $0.0001 per share of MPMAC, and the shares of such MPMAC Series A-4 Preferred Stock held by them, respectively, as if such shares of MPMAC stock were shares of Series A-4 Preferred Stock for all purposes of this Agreement; (iii) all of the rights and obligations of this Agreement pertaining to the Series A-5 Stockholders and the shares of Series A-5 Preferred Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Series A-5 Preferred Stock, par value $0.0001 per share of MPMAC, and the shares of such MPMAC Series A-5 Preferred Stock held by them, respectively, as if such shares of MPMAC stock were shares of Series A-5 Preferred Stock for all purposes of this Agreement; and (iv) all of the rights and obligations of this Agreement pertaining to the Series A-2 Stockholders and the shares of Series A-6 Preferred Stock of the Corporation held by them shall be deemed to apply in the same manner to the holders of Series A-6 Preferred Stock, par value $0.0001 per share of MPMAC, and the shares of such MPMAC Series A-6 Preferred Stock held by them, respectively, as if such shares of MPMAC stock were shares of Series A-6 Preferred Stock for all purposes of this Agreement.

7.3                               The Corporation.  Neither this Agreement nor any of the rights or duties of the Corporation set forth herein shall be assigned by the Corporation, in whole or in part, without having first received the written consent of the Majority Investors.  Notwithstanding the foregoing, upon the consummation of the Merger with respect to all times after the consummation of the Merger, (i) the Corporation shall, and hereby does, assign all of its rights, duties and obligations under this Agreement to MPMAC and (ii) all references to the “Corporation” in this Agreement and to its capital stock or any other aspects of the Corporation shall be deemed to be references to MPMAC and its capital stock and other applicable aspects of MPMAC.  MPMAC, by executing this Agreement as an anticipated successor and assign to the Corporation, does hereby assume, effective upon the consummation of the

Merger, all of the Corporation’s rights, duties and obligations under this Agreement.  All parties to this Agreement hereby consent to the assignment and assumption contemplated between the Corporation and MPMAC set forth in this paragraph.

SECTION 8.  Duration of Agreement.  The rights and obligations of the Corporation and each Stockholder set forth herein shall survive indefinitely, unless and until, by the respective terms of this Agreement, they are no longer applicable.

SECTION 9.  Entire Agreement.  This Agreement, together with the other writings referred to herein or delivered pursuant hereto which form a part hereof, contains the entire agreement among the parties with respect to the subject matter hereof and amends, restates and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

SECTION 10.  Notices.  All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular mail, addressed or telecopied, as the case may be, to such party at the address or telecopier number, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressee to the addressor listing all parties:

(i)                                     if to the Corporation, to:

Radius Health, Inc.

201 Broadway

Sixth Floor

Cambridge, MA 02139

Attention: Chief Executive Officer

Telecopier: (617) 551-4701

with a copy to:

Bingham McCutchen LLP

One Federal Street

Boston, MA 02110-1726

Attention: Julio E. Vega, Esq.

Telecopier: (617) 951-8736

(ii)                                  if to the Investors, as set forth on Schedule 2; to the Common Stockholders, as set forth on Schedule 1; to the holders of Series A-2 Preferred Stock, as set forth on Schedule 3; to the holders of Series A-3 Preferred Stock, as set forth on Schedule 4; to the holders of Series A-4 Preferred Stock, as set forth on Schedule 5; to the holder of Series A-5 Preferred Stock and/or Series A-6 Preferred Stock, as set forth on Schedule 6,

All such notices, requests, consents and communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the third business day following the date of such mailing, (c) in the case of overnight mail, on the first business day following the date of such mailing, and (d) in the case of facsimile transmission, when confirmed by facsimile machine report.

SECTION 11.  Changes.  The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to the written consent of the Corporation and the Majority Investors, and to the extent that there is a material adverse effect of any such modification or amendment on the rights and obligations of the holders of shares of Series A-4 Preferred Stock, Series A-5 Preferred Stock or Series A-6 Preferred Stock in a manner more adverse than such effect on the holders of Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock, respectively, a majority in combined voting power of the such more affected series then outstanding, determined in accordance with Section A.6(a) of Article III of the Certificate. Additional parties who become Common Stockholders or Series A-4 Stockholders, Series A-5 Stockholders or Series A-6 Stockholders pursuant to an instrument of adherence will not constitute a change under this Section 11. Notwithstanding the foregoing, (a) any modification or amendment to this Agreement that would adversely affect one Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder in a manner that is directed specifically to such Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder, rather than to all Series A-1 Stockholders, Series A-2 Stockholders and Series A-3 Stockholders, shall be subject to the approval of each such Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder, as applicable, (b) any modification or amendment to Section 2.11 hereof shall be subject to the further approval of Wellcome, at least one member of HCV Group, one member of the MPM Group, one member of the Brookside Group, one member of the BB Bio Group, and the Oxford/Saints Group, (c) any modification to Section 4.1(b)(i) shall be subject to the further approval of Stockholders holding at least a majority of the outstanding shares of Series A-1 Preferred Stock, (d) any modification to Section 4.1(b)(ii) shall be subject to the further approval of at least two of the Specified Preferred Holders, (e) any modification to Section 4.1(b)(iii) shall be subject to the further approval of at least one member of the MPM Group, (f) any modification to Section 4.2(a) shall be subject to the further approval of at least one member of the HCV Group, (g) any modification to Section 4.2(b) shall be subject to the further approval of Saints, (h) any modification to Section 4.2(c) shall be subject to the further approval of at least one member of the Brookside Group and (i) any modification to Section 4.2(d) shall be subject to the further approval of Wellcome. It is understood that this separate consent would not be required if any such adverse effect results from the application of criteria uniformly to all Stockholders even if such application may affect Stockholders differently.

SECTION 12.  Counterparts.  This Agreement may he executed in any number of counterparts, each such counterpart shall be deemed to he an original instrument and all such counterparts together shall constitute but one agreement.

SECTION 13.  Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only, and shall not be deemed to be a part of this Agreement.

SECTION 14.  Nouns and Pronouns.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

SECTION 15.  Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 16.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding choice of law rules thereof.

SECTION 17.                     Additional Parties.  Notwithstanding anything to the contrary contained herein, any Stockholder may become a party to this Agreement following the delivery to, and written acceptance by, the Corporation of an execute and Instrument of Adherence to this Agreement in the Form attached hereto as Annex C.  No action or consent by Stockholder parties hereto shall be required for such joinder to this Agreement by such additional Stockholder, so long as such additional Stockholder has agreed in writing to be bound by all of the obligations as Stockholder party hereunder as indicated in the Instrument of Adherence and the Instrument of Adherence has been accepted in writing by the Corporation.

[remainder of page intentionally left blank]

(Signature Page to Stockholders’ Agreement)

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.

THE CORPORATION:

RADIUS HEALTH, INC.

By:
Name: C. Richard Edmund Lyttle
Title: President

As an anticipated successor and assign to the Corporation under Section 7.3 hereof:

MPM ACQUISITION CORP.

By:
Name: C. Richard Edmund Lyttle
Title: President

INVESTORS:

BB BIOTECH VENTURES II, L.P.
By:
Its:

By:
	Name:	Ben Morgan
	Title:	Director

BB BIOTECH GROWTH N.V.
By:
Its:

By:
	Name:	H. J. Van Neutegem
	Title:	Managing Director

HEALTHCARE VENTURES VII, LP,
By:	HealthCare Partners VII, L.P.
Its General Partner

By:
Name: Jeffrey Steinberg
Title: Administrative Partner of HealthCare Partners VII, L.P.
The General Partner of HealthCare Ventures VII, L.P.

MPM BIOVENTURES III, L.P.

By:	MPM BioVentures III GP, L.P.,
its General Partner
By:	MPM BioVentures III LLC,
its General Partner

By:
Name: Ansbert Gadicke
Title: Series A Member

MPM BIOVENTURES III-QP, L.P.

By:	MPM BioVentures III GP, L.P.,
its General Partner
By:	MPM BioVentures III LLC,
its General Partner

By:
Name: Ansbert Gadicke
Title: Series A Member

MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG

By:	MPM BioVentures III GP, L.P.,
in its capacity as the Managing Limited Partner
By:	MPM BioVentures III LLC,
its General Partner

By:

Name: Ansbert Gadicke
Title: Series A Member

MPM BIOVENTURES III PARALLEL FUND, L.P.

By:	MPM BioVentures III GP, L.P.,
its General Partner
By:	MPM BioVentures III LLC,
its General Partner

By:
Name: Ansbert Gadicke
Title: Series A Member

MPM ASSET MANAGEMENT INVESTORS 2003 BVIII LLC

By:
Name: Ansbert Gadicke
Title: Manager

MPM BIO IV NVS STRATEGIC FUND, L.P.

By:	MPM BioVentures IV GP LLC,
its General Partner
By:	MPM BioVentures IV LLC,
its Managing Member

By:
Name: Ansbert Gadicke
Title:

HEALTHCARE PRIVATE EQUITY LIMITED PARTNERSHIP
By:	Waverley Healthcare Private Equity
Limited, its general partner

By:
Name: Andrew November
Title: Director

THE WELLCOME TRUST LIMITED, AS TRUSTEE OF THE WELLCOME TRUST

By:
Name: Peter Percisa Gray
Title: Managing Director

Dr. Raymond F. Schinazi

OXFORD BIOSCIENCE PARTNERS IV L.P.
By:	OBP Management IV L.P.

By:
Name: Jonathan Fleming
Title: General Partner

MRNA Fund II L.P.
By:	OBP Management IV L.P.

By:
Name: Jonathan Fleming
Title: General Partner

SAINTS CAPITAL VI, L.P.,
a limited partnership

By:	Saints Capital VI LLC,
a limited liability company

By:
Name: David P. Quinlivan
Title: Managing Member

EXPLANATORY NOTE

The following Plan of Distribution was not attached as Annex A to this Stockholders Agreement at the time this Stockholders Agreement was executed and it is not part of the executed agreement.  The Plan of Distribution was subsequently distributed to the stockholders of the Company separate from the Stockholders Agreement and is being include here for informational purposes only.

Annex A

PLAN OF DISTRIBUTION

We are registering the shares offered by this prospectus on behalf of the selling stockholders. The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•                                         ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                                         block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                                         purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                                         an exchange distribution in accordance with the rules of the applicable exchange;

•                                         privately negotiated transactions;

•                                         short sales;

•                                         through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                                         broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•                                         a combination of any such methods of sale; and

•                                         any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any broker-dealers that act in connection with the sale of the shares offered hereby might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act.

EXPLANATORY NOTE

The following Questionnaire for Selling Stockholders was not attached as Annex B to this Stockholders Agreement at the time this Stockholders Agreement was executed and it is not part of the executed agreement.  The Questionnaire for Selling Stockholders was subsequently distributed to the stockholders of the Company separate from the Stockholders Agreement and is being include here for informational purposes only.

Annex B

Radius Health, Inc.

Questionnaire for Selling Stockholders

All questions should be answered as of the date you sign this Questionnaire, unless otherwise specified.  Please return the completed Questionnaire by fax or other electronic transmission (with the originally signed copy to follow by mail) to:

Kathryn Ostman, Esq. Bingham McCutchen LLP One Federal Street Boston, MA 02110 617-951-8637	With a copy to:	Nicholas Harvey Chief Financial Officer Radius Health, Inc. 201 Broadway, Sixth Floor Cambridge, MA 02139

Please state the Selling Stockholder’s

name and mailing address:

Please answer the following questions:

(a)                                Within the past three years, have you held any position or office or (other than as a securityholder) had any relationship with the Company or affiliates(1)?

Yes ☐          No ☐

If yes, please describe.

(1)  Please refer to the definition of affiliate in Appendix A hereto.

(b)                                 Set forth below the number of shares of Common Stock of the Company owned beneficially(2) by you after the Merger (the “Shares”).  For each holding, please state under the column entitled “Statements Concerning Beneficial Ownership” (a) the name in which the securities are held, (b) if issuable upon conversion of preferred stock held, indicate the type and number of preferred shares held, (c) if issuable upon exercise of common or preferred share purchase warrants, indicate the type of warrant and exercise price, (d) the number of securities with respect to which you have sole voting power,(3) (e) the number of securities with respect to which you have shared voting power,(4) (f) the amount and/or number of securities with respect to which you have sole investment power,(5) (g) the amount and/or number of securities with respect to which you have shared investment power,(6) and (h) the amount and/or number of securities with respect to which you have the right to acquire beneficial(7) ownership by AUGUST 22, 2011.

Shares Beneficially Owned	Number of Shares	Statements Concerning Beneficial Ownership

(c)           Number of Shares to be Offered Pursuant to the Registration Statement:

ALL                 If less than ALL, number of Shares to be Offered:

(d)                                Attached as Appendix B hereto is a draft of the “Plan of Distribution” section of the Registration Statement.  Do you propose to offer or sell any securities of the Company by means other than those described in Appendix B?

Yes ☐              No ☐

If yes, please describe.

(2)  Please refer to the definition of affiliate in Appendix A hereto.

(3)  Please refer to the discussion on voting power in the definition of beneficial ownership in Appendix A.

(4)  Please refer to the discussion on voting power in the definition of beneficial ownership in Appendix A.

(5)  Please refer to the discussion on investment power in the definition of beneficial ownership in Appendix A.

(6)  Please refer to the discussion on investment power in the definition of beneficial ownership in Appendix A.

(7)  Please refer to the definition of affiliate in Appendix A hereto.

(e)                                 Do you currently have specific plans to offer any securities of the Company through the selling efforts of brokers or dealers?

Yes ☐              No ☐

If yes, briefly describe the terms of any agreement, arrangement or understanding, entered into or proposed to be entered into with any broker or dealer, including any discounts or commissions to be paid to dealers.

(f)                                  Are any of the securities of the Company to be offered otherwise than for cash?

Yes ☐              No ☐

If yes, please describe.

(g)                                 Are any finders to be involved in the offering or sale of any of the securities of the Company?

Yes ☐              No ☐

If yes, please describe.

The undersigned hereby represents that all the information supplied herein is true, correct and complete as of the date hereof. The undersigned understands that the foregoing information will be use in connection with a proposed filing of a Registration Statement, and that the answers to the questions submitted will be relied on by the Company and its officers and directors in preparing the Registration Statement. The undersigned agrees to notify Radius Health, Inc. immediately of any material change in the forgoing answers.  In connection with his, her or its purchase of securities, the

Dated:
(Name of Holder)

By:
Name:
Title:

APPENDIX A

DEFINITIONS

(1)           Affiliate of a specified person (as defined below), means a person who directly or indirectly through one or more intermediaries, controls (as defined below), or is controlled by, or is under common control with, the person specified.

(2)           Beneficial, or beneficially, as applied to the ownership of securities, has been defined by the Securities and Exchange Commission to mean the following:

A beneficial owner of a security includes any person (as defined below) who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares “voting power” and/or “investment power”.  Voting power includes the power to vote, or to direct the voting of, such security; investment power includes the power to dispose, or to direct the disposition, of such security.

Note that more than one person may have a beneficial interest in the same securities; one may have voting power and the other may have investment power.

Even if a person, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership to avoid the reporting requirements of section 13(d) of the Securities Exchange Act, he will still be deemed to be the beneficial owner of such security.

A person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days, including but not limited to any right to acquire:  (i) through the exercise of any option, warrant or right; (ii) through the conversion of a security; (iii) pursuant to the power to revoke a trust, discretionary account, or similar arrangement; or (iv) pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

A member of a national securities exchange is not deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the record holder of such securities and, pursuant to the rules of such exchange, may direct the vote of such securities, without instruction, on other than contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted, but is otherwise precluded by the rules of such exchange from voting without instruction.

A person who in the ordinary course of business is a pledgee of securities pursuant to a bona fide pledge agreement will not be deemed to be the beneficial owner of such pledged securities merely because there has been a default under such an agreement, except during such time as the event of default shall remain uncured for more than 30 days or at any time before a default is cured if the power acquired by the pledgee pursuant to the default enables him to change or influence control of the issuer.

A person may also be regarded as the beneficial owner of securities held in the name of his spouse, his minor children or other relatives of his or her spouse sharing his home, or held in a trust of which he is a beneficiary or trustee, if the relationships are such that he has voting power and/or investment power with respect to such securities.

If you have any reason to believe that any interest you have, however remote, might be described as a beneficial interest, describe such interest.

(3)           Control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

(4)           Person includes two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, or disposing of securities of an issuer.

APPENDIX B

PLAN OF DISTRIBUTION

We are registering the shares offered by this prospectus on behalf of the selling stockholders. The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•                                         ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                                         block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                                         purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                                         an exchange distribution in accordance with the rules of the applicable exchange;

•                                         privately negotiated transactions;

•                                         short sales;

•                                         through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                                         broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•                                         a combination of any such methods of sale; and

•                                         any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any broker-dealers that act in connection with the sale of the shares offered hereby might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act.

Annex C

Instrument of Adherence
to
Amended and Restated
Stockholders’ Agreement
dated             , 2011

Reference is hereby made to that certain THIS AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (the “Agreement”), dated the          day of                             , 2011, entered into by and among (i) Radius Health, Inc., a Delaware corporation (the “Corporation”) and the Stockholder parties thereto. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement.

The undersigned (the “New Stockholder Party”), in order to become the owner or holder of                                    shares of                                                                              and all other shares of the Corporation’s capital stock hereinafter acquired, of the Company (the “Acquired Shares”), hereby agrees that, from and after the date hereof, the undersigned has become a party to the Agreement in the capacity of a                                                                  party to the Agreement, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Agreement that are applicable to such Stockholder parties and shall be deemed to have made all of the representations and warranties made by such Stockholder parties thereunder.  This Instrument of Adherence shall take effect and shall become a part of the Agreement on the latest date of execution by both the New Stockholder Party and the Corporation.

Executed under seal as of the date set forth below under the laws of the Commonwealth of Massachusetts.

Print Name:

Signature:
Name:
Title:

Accepted:

RADIUS HEALTH, INC.

By:
Name:
Title:

Date:

Exhibit F

Executed Agreement and Plan of Merger

Filed as Exhibit 10.1 to the Form 8-K/A filed on October 24, 2011

Disclosure Schedules

RADIUS HEALTH, INC.

Disclosure Schedule (“Schedule”) to the Series A-1 Convertible Preferred Stock Purchase Agreement, dated April 25, 2011 (the “Purchase Agreement”)

The following Schedule is delivered by Radius Health, Inc., a Delaware corporation (the “Corporation”) in connection with the Stage I Closing under the Purchase Agreement.  This Schedule sets forth exceptions to the representations and warranties of the Corporation to be given at the Stage I Closing (which exceptions shall be deemed to be representations and warranties as if made under the Purchase Agreement).  The information in this Schedule is provided as of the Stage I Closing Date.

The disclosure of any item or information in this Schedule shall not be construed as an admission that such item or information is material to the Corporation, and any inclusion in the Schedule shall expressly not be deemed to constitute an admission, or otherwise imply, that any such item or information is material or creates measures of materiality for the purposes of the Purchase Agreement.  Nothing in this Schedule constitutes an admission of any liability or obligation of the Corporation to any third party, nor an admission to any third party against the Corporation’s interests.

With respect to any matter that is clearly disclosed in any Section of this Schedule in such a way as to make its relevance to the information called for by another Section of this Schedule readily apparent, such matter shall be deemed to have been included in the Schedule in response to such other Section, notwithstanding the omission of any appropriate cross-reference thereto. The Section numbers referred to in this Schedule correspond to the Section numbers in the Purchase Agreement.  Capitalized terms not otherwise defined in this Schedule shall have the meanings set forth in the Purchase Agreement.

Schedule 5.1

Organization

1.              The Corporation is qualified to do business as a foreign corporation in the Commonwealth of Massachusetts.

Schedule 5.2

Capitalization

1.              Capitalization of the Corporation Immediately Following the Stage I Closing:

RADIUS

	CAPITALIZATION AFTER 1ST SERIES A-1, A-5 and IPSEN CLOSING										%	Post	%
							Series A-1	Common	Common	Post	Shares	Fully Diluted	Fully
	Series A-1	Series A-2	Series A-3	Series A-4	Series A-5	Common	Warrants	Warrants	Options	Shares	Out	Shares	Diluted
Preferred Holders
MPM Bioventures III Funds	82,225	121,944	29,850			—				234,019	1.46%	234,019	1.32%
MPM Bioventures III-QP, L.P.	1,222,905	1,813,643	443,959			—				3,480,507	21.69%	3,480,507	19.67%
MPM Bioventures III GMBH & Co.	103,351	153,275	37,520			—				294,146	1.83%	294,146	1.66%
MPM Bioventures III Parallel Fund, L.P.	36,932	54,773	13,408			—				105,113	0.66%	105,113	0.59%
MPM Asset Management Investors 2003	23,681	35,114	8,595			—				67,390	0.42%	67,390	0.38%
MPM Bio IV NVS Strategic Fund	540,013	1,842,426	—			—				2,382,439	14.85%	2,382,439	13.47%
Wellcome Trust	255,223	2,103,250	—			—				2,358,473	14.70%	2,358,473	13.33%
HealthCare Ventures VII	196,512	982,789	636,632			83,113				1,899,046	11.83%	1,899,046	10.73%
Saints Capital (OBP IV Holdings)	162,133	1,086,285	249,830			15,173				1,513,421	9.43%	1,513,421	8.56%
Saints Capital (mRNA Fund II Holdings)	1,627	10,900	2,506			151				15,184	0.09%	15,184	0.09%
BB Biotech Ventures II	435,965	1,051,625	—			—				1,487,590	9.27%	1,487,590	8.41%
Scottish Widows	68,059	560,866	—			—				628,925	3.92%	628,925	3.56%
Raymond F. Schinazi	7,575	15,243	—	4,142		—				26,960	0.17%	26,960	0.15%
David E. Thompson Revocable Trust	1,964			16,190		—				18,154	0.11%	18,154	0.10%
Hostetler Family Trust	—			—		3,071				3,071	0.02%	3,071	0.02%
H.Watt Gregory, III	1,329			10,957		—				12,286	0.08%	12,286	0.07%
The Richman Trust	650			5,357		—				6,007	0.04%	6,007	0.03%
Breining Family Trust	407			3,357		—				3,764	0.02%	3,764	0.02%
Dr. Dennis A. Carson	—			—		533				533	0.00%	533	0.00%
B Van Wyck	—			—		363				363	0.00%	363	0.00%
Jonnie K. Westbrook	—			—		363				363	0.00%	363	0.00%
Nordic Bioscience					64,430					64,430	0.40%	64,430	0.36%
Brookside	409,400									409,400	2.55%	409,400	2.31%
BB Biotech AG	409,400									409,400	2.55%	409,400	2.31%
Ipsen	173,263									173,263	1.08%	173,263	0.98%
Leerink							8,188			—	0.00%	8,188	0.05%

RADIUS

	CAPITALIZATION AFTER 1ST SERIES A-1, A-5 and IPSEN CLOSING										%	Post	%
							Series A-1	Common	Common	Post	Shares	Fully Diluted	Fully
	Series A-1	Series A-2	Series A-3	Series A-4	Series A-5	Common	Warrants	Warrants	Options	Shares	Out	Shares	Diluted

Common Holders
Alan Auerbach									256,666	—	0.00%	256,666	1.45%
Stavros C. Manolagas						91,040			—	91,040	0.57%	91,040	0.51%
Michael Rosenblatt						46,664			41,168	46,664	0.29%	87,832	0.50%
John Thomas Potts Trust						20,291			—	20,291	0.13%	20,291	0.11%
John Thomas Potts, Jr.						4,496			47,245	4,496	0.03%	51,741	0.29%
John Katzenellenbogen Trust						40,438			—	40,438	0.25%	40,438	0.23%
John Katzenellenbogen						8,961			6,666	8,961	0.06%	15,627	0.09%
Bart Henderson						30,468			—	30,468	0.19%	30,468	0.17%
Board of Trustees of the Uni of Arkansas						17,333			—	17,333	0.11%	17,333	0.10%
Sillicon Valley Bank						—		266	—	—	0.00%	266	0.00%
Ben Lane						8,125			—	8,125	0.05%	8,125	0.05%
Ruff Trust						5,124			—	5,124	0.03%	5,124	0.03%
H2 Enterprises, LLC						5,124			—	5,124	0.03%	5,124	0.03%
Dr. Karl Y. Hostetler						5,124			—	5,124	0.03%	5,124	0.03%
Czerepak, Elizabeth						—			11,666	—	0.00%	11,666	0.07%
Stavroula Kousteni, Ph.D.						421			—	421	0.00%	421	0.00%
Robert L. Jilka, Ph.D.						572			—	572	0.00%	572	0.00%
Robert S. Weinstein, M.D.						421			—	421	0.00%	421	0.00%
Teresita M. Bellido, Ph.D.						234			—	234	0.00%	234	0.00%
Chris Glass						—			1,333	—	0.00%	1,333	0.01%
Dotty McIntyre, RA						891			—	891	0.01%	891	0.01%
Thomas E. Sparks, Jr.						883			—	883	0.01%	883	0.00%
Sam Ho						833			—	833	0.01%	833	0.00%
Charles O’Brien, Ph.D.						140			—	140	0.00%	140	0.00%
Alwyn Michael Parfitt, M.D.						280			—	280	0.00%	280	0.00%
Barry Pitzele						266			—	266	0.00%	266	0.00%
Benita S. Katzenellenbogen, Ph.D.						187			—	187	0.00%	187	0.00%
Kelly Colbourn						102			—	102	0.00%	102	0.00%
Julie Glowacki, Ph.D.						93			—	93	0.00%	93	0.00%
Socrates E. Papapoulos, M.D.						93			—	93	0.00%	93	0.00%
Tonya D. Smith						66			—	66	0.00%	66	0.00%
Kent Westbrook, M.D.						46			—	46	0.00%	46	0.00%
Edie Estabrook						—			4,266	—	0.00%	4,266	0.02%
Maysoun Shomali						2,383			—	2,383	0.01%	2,383	0.01%
Lumpkins, Mary						—			400	—	0.00%	400	0.00%
Guerriero, Jonathan						2,500			12,166	2,500	0.02%	14,666	0.08%
Grunwald, Maria						—			14,666	—	0.00%	14,666	0.08%
McCarthy, Daniel F.						—			3,200	—	0.00%	3,200	0.02%
Sullivan, Kelly						—			1,666	—	0.00%	1,666	0.01%
Welch, Kathy						—			6,400	—	0.00%	6,400	0.04%
Richard Lyttle						66,666			489,227	66,666	0.42%	555,893	3.14%
Louis O’Dea						29,207			165,355	29,207	0.18%	194,562	1.10%
Nick Harvey						30,000			143,716	30,000	0.19%	173,716	0.98%
Gary Hattersley						—			83,384	—	0.00%	83,384	0.47%
Chris Miller						33,355			30,498	33,355	0.21%	63,853	0.36%
ESOP Remaining						—			315,172	—	0.00%	315,172	1.78%
Additions to Option Plan									—	—	0.00%	—	0.00%
Total	4,132,614	9,832,133	1,422,300	40,003	64,430	555,594	8,188	266	1,634,860	16,047,074	100.00%	17,690,388	100.00%

								Per Share		$8.1420		$8.1420
								Post-money $		$130,655,277		$144,035,139

2.     In connection with that certain Loan and Security Agreement, dated as of August 6, 2004, by and between the Corporation and Silicon Valley Bank (“SVB”), as amended, the Corporation issued to SVB a warrant exercisable for the purchase of an aggregate of up to 20,000 shares of Series A Junior Convertible Preferred Stock at $1.00 per share (as amended, the “SVB Warrant”).  The warrant, which expires in August 2014, will be amended and restated as of the Stage I Closing Date to purchase shares of the Corporation’s common stock.  The warrant was 100% vested as of the grant date.

3.     Series A Convertible Redeemable Preferred Stock Purchase Agreement, dated November 14, 2003, by and among the Corporation and the stockholders listed on the schedules thereto.

4.     Series B Convertible Redeemable Preferred Stock Purchase Agreement, dated November 14, 2003, by and among the Corporation and the stockholders listed on the schedules thereto.

5.     Series C Convertible Redeemable Preferred Stock Purchase Agreement, dated December 15, 2006, by and among the Corporation and the Investors referenced therein, as amended by Amendment No. 1 thereto, dated February 12, 2007, Amendment No. 2 thereto, dated February 22, 2007, Amendment No. 3 thereto, dated August 17, 2007, and Amendment No. 4 thereto, dated November 14, 2008.

6.     Fourth Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on May 17, 2011.

7.     Growth Capital Loan Proposal Letter by and among the Corporation, GE Healthcare Financial Services, Inc., and Oxford Finance Corporation, dated December 21, 2010.  The proposed loan documents would include an obligation of the Corporation to issue a warrant to purchase Series A-1 Convertible Preferred Stock for 4% of the principal as drawn, equaling $1,000,000 (4% of $25 million).

8.     In connection with that certain Letter Agreement by and between the Corporation and Leerink Swann LLC (“Leerink”), dated September 24, 2010, the Corporation is obligated to issue a warrant to purchase Series A-1 Convertible Preferred Stock of the Corporation (the “Leerink Warrant”).

9.     Stock Issuance Agreement by and between the Corporation and Nordic Bioscience Clinical Development VII A/S (“Nordic”), dated March 29, 2011.

10.  In connection with that certain License Agreement, dated September 27, 2005, by and between SCRAS S.A.S., a French corporation, with its principal office at 42, Rue du Docteur Blanche, 75016 Paris, France, on behalf of itself and its Affiliates (collectively, “Ipsen”), and the Corporation, as amended on September 12, 2007, and assigned by SCRAS S.A.S. to successor Ipsen Pharma SAS on January 1, 2009 (the “Ipsen License Agreement”), the Corporation is currently in discussions with Ipsen to make its payment milestones to Ipsen pursuant to the Ipsen License Agreement with shares of Series A-1 Preferred Stock at $8.142 per share.

11.  2007 Amended and Restated Management and Employee Bonus Plan approved at a meeting of the Board of Directors of the Corporation held on October 1, 2009 and approved by the Stockholders by written consent on November 11, 2009, which shall be terminated by written agreement of the participants effective upon the Closing.

Schedule 5.6(a)

Business of the Corporation

None.

Schedule 5.6

Business of the Corporation

A.    Loan Agreements

1.     Growth Capital Loan Proposal Letter by and among the Corporation, GE Healthcare Financial Services, Inc., and Oxford Finance Corporation, dated December 21, 2010.

2.     Demand Promissory Note issued by MPM Acquisition Corp. to the Corporation, dated November 22, 2010.

B.    License Agreements

1.     Ipsen License Agreement.

2.     Pharmaceutical Development Agreement by and between the Corporation and Ipsen, dated January 2, 2006, as amended by Amendment No. 1, dated January 1, 2007, Amendment No. 2, dated January 1, 2009, and Amendment No. 3, dated June 16, 2010.

3.     License Agreement, dated June 29, 2006, by and between Eisai Co. and the Corporation.

C.    Research, Development and/or Service Agreements

1.         Development and Clinical Supplies Agreement by and between the Corporation, 3M Company and 3M Innovative Properties (3M Company and 3M Innovative Properties, collectively, “3M”), dated June 19, 2009, as amended on each of May 5, 2009, December 31, 2009, March 3, 2010, September 16, 2010, September 29, 2010, February 4, 2011, and March 2, 2011.

2.         Letter of Payment Authorization for Study No. 670364 by and between the Corporation and Charles River Laboratories (“CRL”), dated November 20, 2010.

3.         Letter of Payment Authorization for Dawley Rat - Rat Bone Quality Study by and between the Corporation and CRL, dated February 7, 2011.

4.         Work Order No. 2 by and between the Corporation and LONZA Sales Ltd. (“Lonza”), dated January 15, 2010, as amended April 27, 2010, and as further amended December 15, 2010.

5.         Letter Agreement by and between the Corporation and Leerink , dated February 4, 2010.

6.         Letter Agreement by and between the Corporation and Leerink, dated September 24, 2010.

7.         Stock Issuance Agreement by and between the Corporation and Nordic, dated March 29, 2011.

8.         Amendment Letter by and between the Corporation and Nordic, dated February 1, 2011.

9.         Clinical Trial Services Agreement and Work Statement NB-1 by and between the Corporation and Nordic, dated March 29, 2011.

10.      Side Letter by and between the Corporation and Nordic, dated March 29, 2011.

11.      Engagement Letter by and between the Corporation and Ernst & Young LLP, dated October 5, 2010.

12.      Master Clinical Services Agreement by and between the Corporation and Celerion, Inc., dated November 2, 2010, as amended by Work Order No. 1, dated November 3, 2010.

13.      Change Order No. 2 to Statement of Work by and between the Corporation and INC Research, Inc., dated September 3, 2010.

14.      Letter of Payment Authorization for Chronic Dermal Toxicity Study by and between the Corporation and CRL, dated April 29, 2011.

D.    Real Property

1.     Sublease by and between the Corporation and Sonos, Inc., dated January 14, 2011, for the property located at 201 Broadway, Cambridge, Massachusetts.

E.    ERISA

1.     Radius Health, Inc. 401(k) Plan

2.     Radius Health, Inc. Flexible Spending Account Plan

F.     Indemnification Agreements

1.     Please see Schedule 5.6(g).

2.     Please see general commercial agreement indemnification provisions included in the material license agreements listed above.

G.    Other Agreements

1.     Pursuant to an engagement with Leerink Swann LLC (“Leerink”) for services in connection with the Series A-1 Financing, the Corporation has agreed to issue to Leerink a Warrant to purchase 24,564 shares of Series A-1 Convertible Preferred Stock at the Stage I Closing.

2.     Amended and Restated Stockholders’ Agreement, dated as of December 15, 2006, by and between the Corporation, the Investors, the Original Stockholders, the Series A Stockholders and the Series B Stockholders (each as defined therein), as amended by Amendment No. 1 thereto, dated as of February 22, 2007, Amendment No. 2 thereto, dated as of August 17, 2007, and Amendment No. 3 thereto, dated as of October    , 2008.

3.     The Corporation has granted Alan Auerbach registration rights with respect to shares issuable upon exercise of granted options.

4.     The Corporation has granted registration rights to SVB pursuant to the terms of the SVB Warrant.

5.     The Corporation has granted board observation rights to BB Biotech Ventures II, L.P. pursuant to a Letter Agreement dated as of February 22, 2007, by and between the Corporation and BB Biotech Ventures II, L.P.

H.    Stock Option Plans

1.     2003 Long Term Incentive Plan

2.     2007 Management and Employee Bonus Plan approved at a meeting of the Board of Directors of the Corporation held on December 6, 2007 and approved by the Stockholders by written consent on February 14, 2008, which shall be terminated by written agreement of the participants effective upon the Closing.

I.     Stock Option Agreements

The Corporation has entered into Stock Option Agreements with the following individuals:

Option Number	Name	# Options	Grant Date	Options Canceled	Options Outstanding
04-051	Ho, Sam	10,000	5/4/2004		—
03-002	Lane, Ben	325,000	12/16/2003	203,125	—
03-003	Henderson, Bart	650,000	12/16/2003	192,969	—
03-001	Hattersley, Gary	162,500	12/16/2003		162,500
04-003	O’Brien, Charles	8,000	2/5/2004		8,000
04-005	Kousteni, Stavroula	30,000	2/5/2004		30,000
03-005	Manolagas, Stavros	1,108,812	11/14/2003		—
03-008	Rosenblatt, Michael	370,241	11/14/2003		—
03-007	Potts, John Thomas	304,374	11/14/2003		—
03-006	Katsenellenbogen, John	606,573	11/14/2003		—
03-004	Pitzele, Barnett	5,000	12/16/2003	1,000	—
04-001	Bellido, Teresita	17,000	2/4/2004		17,000
04-002	Jilka, Robert	28,000	2/4/2004		25,725
04-004	Weinstien, Robert	17,000	2/4/2004		17,000
04-072	Glass, Chris	10,000	8/12/2004		10,000
04-052	Estabrook, Edith	24,000	5/4/2004		24,000
04-071	Colbourn, Kelly	1,000	8/12/2004		—
04-103	Lyttle, Richard	1,625,000	10/28/2004		1,625,000
04-101	Guy, Keisha	8,000	10/28/2004	8,000	—
04-102	McIntyre, Dotty	8,000	10/28/2004	2,000	—
04-100	Shomali, Maysoun	15,000	12/28/2004	15,000	—
05-01	Glass, Chris	10,000	12/6/2005		10,000
06-02	Hattersley, Gary	81,250	2/15/2006		81,250
06-04	Guy, Keisha	8,000	2/15/2006	8,000	—
06-05	McIntyre, Dotty	8,000	2/15/2006	4,000	—
06-06	Shomali, Maysoun	15,000	2/15/2006	15,000	—
06-01	Ho, Sam	10,000	2/15/2006	7,500	—
06-03	Colbourn, Kelly	3,000	2/15/2006	2,469	—
06-07	O’Dea, Louis	570,000	2/15/2006		339,625
07-01	McIntyre, Dotty	27,000	7/12/2007	23,625	—
07-08	Lyttle, Richard	2,377,688	7/12/2007		2,377,688
07-07	O’Dea, Louis	830,941	7/12/2007		623,206
07-09	Harvey, B. Nicholas	1,250,840	7/12/2007		1,250,840
07-06	Hattersley, Gary	356,653	7/12/2007		356,653
07-10	Miller, Chris	500,336	7/12/2007		—
07-11	Katsenellenbogen, John	100,000	7/12/2007		100,000
07-12	Potts, John Thomas	540,790	7/12/2007		540,790
07-13	Rosenblatt, Michael	660,491	7/12/2007		412,805
07-02	Shomali, Maysoun	44,000	7/12/2007	8,250	—
07-03	Estabrook, Edith	16,000	7/12/2007		16,000
07-05	Lumpkins, Mary	3,000	7/12/2007		3,000

07-04	Guerriero, Jonathan	100,000	7/12/2007		62,500
07-14	Grunwald, Maria	137,500	12/6/2007		137,500
07-15	Herendeen, Hillary	8,000	12/6/2007	8,000	—
07-16	Downall, Julie	8,000	12/6/2007	8,000	—
08-01	Welch, Kathy	60,000	2/7/2008		60,000
08-09	Lyttle, Richard	3,040,081	5/8/2008		3,040,081
08-05	O’Dea, Louis	1,064,028	5/8/2008		1,064,028
08-06	Harvey, B. Nicholas	950,025	5/8/2008		950,025
08-08	Hattersley, Gary	456,012	5/8/2008		456,012
08-07	Miller, Chris	380,010	5/8/2008	23,751	356,259
08-02	McCarthy, Daniel F.	30,000	5/8/2008		30,000
08-03	Zielstorff, Mark	10,000	5/8/2008	10,000	—
08-04	Gallacher, Kyla	10,000	5/8/2008	10,000	—
08-14	Lyttle, Richard	1,295,640	12/3/2008		1,295,640
08-10	O’Dea, Louis	453,474	12/3/2008		453,474
08-11	Harvey, B. Nicholas	404,888	12/3/2008		404,888
08-13	Hattersley, Gary	194,346	12/3/2008		194,346
08-12	Miller, Chris	161,955	12/3/2008	60,734	101,221
08-26	Potts, John Thomas	167,891	12/3/2008		167,891
08-25	Rosenblatt, Michael	204,715	12/3/2008		204,715
08-16	Grunwald, Maria	82,500	12/3/2008		82,500
08-15	Guerriero, Jonathan	120,000	12/3/2008		120,000
08-17	Shomali, Maysoun	50,000	12/3/2008	50,000	—
08-18	Welch, Kathy	36,000	12/3/2008		36,000
08-19	Estabrook, Edie	24,000	12/3/2008		24,000
08-20	McCarthy, Daniel F.	18,000	12/3/2008		18,000
08-21	Gallacher, Kyla	6,000	12/3/2008	6,000	—
08-22	Zielstorff, Mark	6,000	12/3/2008	6,000	—
08-23	Downall, Julie	4,800	12/3/2008	4,800	—
08-24	Lumpkins, Mary	3,000	12/3/2008		3,000
09-01	Sullivan, Kelly	25,000	4/9/2009		25,000
09-02	McKay, Kathleen	45,000	4/9/2009	45,000	—
09-03	Czerepak, Elizabeth	75,000	4/9/2009		75,000
09-04	Czerepak, Elizabeth	75,000	12/2/2009		75,000
10-01	Auerbach, Alan	2,084,602	10/12/2010		2,084,602
10-02	Auerbach, Alan	1,765,398	10/12/2010		1,765,398
10-03	Czerepak, Elizabeth	25,000	11/30/2010		25,000

Option Number	Name	# Options	Grant Date	Options Canceled	Options Outstanding
04-051	Ho, Sam	10,000	5/4/2004		—
03-002	Lane, Ben	325,000	12/16/2003	203,125	—
03-003	Henderson, Bart	650,000	12/16/2003	192,969	—
03-001	Hattersley, Gary	162,500	12/16/2003		162,500
03-005	Manolagas, Stavros	1,108,812	11/14/2003		—
03-008	Rosenblatt, Michael	370,241	11/14/2003		—
03-007	Potts, John Thomas	304,374	11/14/2003		—
03-006	Katsenellenbogen, John	606,573	11/14/2003		—
03-004	Pitzele, Barnett	5,000	12/16/2003	1,000	—
04-072	Glass, Chris	10,000	8/12/2004		10,000
04-052	Estabrook, Edith	24,000	5/4/2004		24,000
04-071	Colbourn, Kelly	1,000	8/12/2004		—
04-103	Lyttle, Richard	1,625,000	10/28/2004		1,625,000
04-101	Guy, Keisha	8,000	10/28/2004	8,000	—
04-102	McIntyre, Dotty	8,000	10/28/2004	2,000	—
04-100	Shomali, Maysoun	15,000	12/28/2004	15,000	—
05-01	Glass, Chris	10,000	12/6/2005		10,000
06-02	Hattersley, Gary	81,250	2/15/2006		81,250
06-04	Guy, Keisha	8,000	2/15/2006	8,000	—
06-05	McIntyre, Dotty	8,000	2/15/2006	4,000	—
06-06	Shomali, Maysoun	15,000	2/15/2006	15,000	—
06-01	Ho, Sam	10,000	2/15/2006	7,500	—
06-03	Colbourn, Kelly	3,000	2/15/2006	2,469	—
06-07	O’Dea, Louis	570,000	2/15/2006		339,625
07-01	McIntyre, Dotty	27,000	7/12/2007	23,625	—
07-08	Lyttle, Richard	2,377,688	7/12/2007		2,377,688
07-07	O’Dea, Louis	830,941	7/12/2007		623,206
07-09	Harvey, B. Nicholas	1,250,840	7/12/2007		1,250,840
07-06	Hattersley, Gary	356,653	7/12/2007		356,653
07-11	Katsenellenbogen, John	100,000	7/12/2007		100,000
07-12	Potts, John Thomas	540,790	7/12/2007		540,790
07-13	Rosenblatt, Michael	660,491	7/12/2007		412,805
07-02	Shomali, Maysoun	44,000	7/12/2007	8,250	—
07-03	Estabrook, Edith	16,000	7/12/2007		16,000
07-05	Lumpkins, Mary	3,000	7/12/2007		3,000
07-04	Guerriero, Jonathan	100,000	7/12/2007		62,500
07-14	Grunwald, Maria	137,500	12/6/2007		137,500
07-15	Herendeen, Hillary	8,000	12/6/2007	8,000	—
07-16	Downall, Julie	8,000	12/6/2007	8,000	—
08-01	Welch, Kathy	60,000	2/7/2008		60,000
08-09	Lyttle, Richard	3,040,081	5/8/2008		3,040,081
08-05	O’Dea, Louis	1,064,028	5/8/2008		1,064,028
08-06	Harvey, B. Nicholas	950,025	5/8/2008		950,025
08-08	Hattersley, Gary	456,012	5/8/2008		456,012
08-02	McCarthy, Daniel F.	30,000	5/8/2008		30,000

08-03	Zielstorff, Mark	10,000	5/8/2008	10,000	—
08-04	Gallacher, Kyla	10,000	5/8/2008	10,000	—
08-14	Lyttle, Richard	1,295,640	12/3/2008		1,295,640
08-10	O’Dea, Louis	453,474	12/3/2008		453,474
08-11	Harvey, B. Nicholas	404,888	12/3/2008		404,888
08-13	Hattersley, Gary	194,346	12/3/2008		194,346
08-26	Potts, John Thomas	167,891	12/3/2008		167,891
08-25	Rosenblatt, Michael	204,715	12/3/2008		204,715
08-16	Grunwald, Maria	82,500	12/3/2008		82,500
08-15	Guerriero, Jonathan	120,000	12/3/2008		120,000
08-17	Shomali, Maysoun	50,000	12/3/2008	50,000	—
08-18	Welch, Kathy	36,000	12/3/2008		36,000
08-19	Estabrook, Edie	24,000	12/3/2008		24,000
08-20	McCarthy, Daniel F.	18,000	12/3/2008		18,000
08-21	Gallacher, Kyla	6,000	12/3/2008	6,000	—
08-22	Zielstorff, Mark	6,000	12/3/2008	6,000	—
08-23	Downall, Julie	4,800	12/3/2008	4,800	—
08-24	Lumpkins, Mary	3,000	12/3/2008		3,000
09-01	Sullivan, Kelly	25,000	4/9/2009		25,000
09-02	McKay, Kathleen	45,000	4/9/2009	45,000	—
09-03	Czerepak, Elizabeth	75,000	4/9/2009		75,000
09-04	Czerepak, Elizabeth	75,000	12/2/2009		75,000
10-01	Auerbach, Alan	2,084,602	10/12/2010		2,084,602
10-02	Auerbach, Alan	1,765,398	10/12/2010		1,765,398
10-03	Czerepak, Elizabeth	25,000	11/30/2010		25,000

J.     Consulting Agreements

The Corporation has entered into consulting agreements with the following parties:

Party	Effective Date
1. Dr. John Bilezidian	9/14/2005
2. Dr. David Archer	10/24/2005
3. Beckloff Associates, Inc	6/18/2004
4. Terisita Bellido	6/24/2004
5. Dr. M. Shalender Bashin	1/3/2006
6. IntaPro LLC	3/22/2005
7. Access BIO, LC	7/8/2005
8. Dr. John C. Chabala	5/3/2004
9. SVC Associates, Inc	10/25/2005
10. Burton G Christensen	7/23/2004
11. Dr. Mitchell Creinin	10/17/2005
12. Frame and Spence Consulting LLP	7/21/2005
13. Dr. Christopher Glass	9/1/2004
14. Dr. Frances J. Hayes	4/21/2005
15. TLG Consulting Inc	7/1/2005
16. Robert A. Jassmond	4/18/2006
17. Robert Jilka	6/24/2004
18. Dr. John Katzenellenbogen	11/14/2003
19. Cathy Kerzner	11/18/2005
20. Stavroula Kousteni	6/24/2004
21. Richard Labaudiniere	1/1/2004
22. Robert Lindsay	07/26/2004
23. Willis Maddrey	07/23/2004
24. Dr. Stavros C. Manolagas	11/14/2003
25. Dr. Stavros C. Manolagas	12/14/2005
26. Musso and Associates LLC	06/24/2005
27. Musso and Associates LLC	03/08/2006
28. Robert M. Neer	11/22/2005
29. Anthony Norman	6/4/2004
30. Charles O’Brien	06/24/2004
31. Skokie Valley Consulting Agrmt	12/01/2003
32. PK Noonan & Associates LLC	07/08/2005
33. Dr. John Thomas Potts, Jr	11/14/2003
34. Dr. Cliff Rosen	07/22/2005
35. Dr. Michael Rosenblatt	11/14/2003
36. Joseph S. Simon	07/08/2005
37. Ian Smith	07/13/2004
38. Gilbert Stork	07/13/2004
39. KellySci Consulting Inc.	11/16/2007
40. Robert J. Szot	06/22/2005
41. Robert Weinstein	06/24/2004
42. ChanTest Inc	11/08/2005
43. Diamond BioPharm Ltd	10/26/2007
44. Diamond BioPharm Ltd	8/15/2007

45. Diamond BioPharm Ltd	8/15/2007
46. Team Consulting Ltd	8/18/2007
47. Joel Morganroth	10/23/2007
48. Joel Morganroth	10/10/2006
49. INTAPRO LLC	3/22/2005
50. Roy Swaringen	3/6/2008
51. Skokie Valley Consulting Corp.	12/1/2003
52. Target Health Inc.	4/14/2006
53. LGL Consulting LLC	4/28/2008
54. David Archer	3/26/2008
55. Osheroff Consulting Services LLC	8/15/2008
56. Dylan J. Callahan a.k.a. d/b/a Organized Minds	6/1/2008
57. PK Noonan & Associates LLC	9/15/2008
58. Matrix BioAnalytical Laboratories Inc	4/11/2008
59. Prof David Handelsman	2/9/2009
60. David Goltzman	3/4/2009
61. Professor Dennis Black	4/14/2009
62. Dr. Radha Iyengar	7/20/2009
63. Frame and Spence Consulting LLP	5/5/2009
64. Access Bio LC	8/20/2009
65. David Archer, MD	3/27/2009
66. Jean-Francois Sibi	11/2/2009
67. Diamond Biopharm Ltd	11/9/2009
68. Harry Genant, MD	12/12/2009
69. Radha Iyengar	1/19/2010
70. Safety Partners, Inc.	06/03/2004
71. Joel Morganroth	10/10/2006
72. Joel Morganroth	10/23/2007
73. Robert Schenken	07/24/2004
74. Kathleen Banks	11/13/2009
75. Goldmann Consulting LLC	7/5/2010
76. Duck Flats Pharma LLC	8/2/2010
77. Dennis Black	11/29/2010
78. Welsh Consulting	1/20/2011
79. Michael Gross	5/3/2011

K.    Employment Agreements

1.     Letter Agreement by and between the Corporation and C. Richard Edmund Lyttle, dated July 2, 2004.

2.     Letter Agreement by and between the Corporation and B. Nicholas Harvey, dated November 15, 2006.

3.     Letter Agreement by and between the Corporation and Louis St. Laurence O’Dea, dated January 30, 2006, as amended by Letter Agreement dated July 21, 2008.

4.     Letter Agreement by and between the Corporation and Gary Hattersley, dated November 21, 2003, as amended by Letter Agreement dated July 21, 2008.

5.     See also Attachment A to this Schedule 5.6 for the Form of Letter Agreement entered into by and between the Corporation and its at-will employees.

Attachment A to

Schedule 5.6

Form of Employee Letter Agreement

                              ,2007

Dear               :

It is my pleasure to offer you the position of                                            at Radius Health, Inc. (the “Company”).  As you know, I am excited about the contributions that I expect you will make to the success of the Company.  Accordingly, if you accept this offer, I would like us to agree that you could start at Radius on or before                                (the “Start Date”).  This offer may be accepted by you by countersigning where indicated at the end of this letter.

DUTIES AND EXTENT OF SERVICE

As                                           , you will report to                                            and you will have responsibility for performing those duties as are customary for, and are consistent with, such position, as well as those duties that may be designated to you from time to time.  As you know, your employment will be contingent upon your agreeing to abide by the rules, regulations, instructions, personnel practices, and policies of the Company and any changes therein that the Company may adopt from time to time, and your execution of the Company’s standard Nondisclosure, Developments, and Non-Competition Agreement.

COMPENSATION AND BENEFITS

Your salary will be $                       per semi-monthly pay period, minus applicable taxes and withholdings.  Such salary may be adjusted from time to time in accordance with normal business practice and in the sole discretion of the Company.

You will be entitled to three weeks paid vacation annually.  You will also be entitled to participate in such employee benefit plans and fringe benefits as may be offered or made available by the Company to its employees.

STOCK OPTIONS

At the first meeting of the Company’s Board of Directors following your Start Date, it is my intention that the Company will recommend to the Board of Directors that you receive a common stock option grant of                shares.  This offer is contingent upon approval by the Board of Directors of your option grant specifically.  Promptly after the Grant Date, the Company and you will execute and deliver to each other the Company’s then standard form of stock option agreement, evidencing the Option and the terms thereof.  As you know, the Option shall be subject to, and governed by, the terms and provisions of the Plan and your stock option agreement.

NONDISCLOSURE, DEVELOPMENTS AND NON-COMPETITION

As you know, prior to commencing, and as a condition to your employment with the Company, all employees are required to agree to sign a copy of the Company’s standard Nondisclosure, Developments, and Non-Competition Agreement.  The Company will ask you to sign this agreement after you have signed and returned this letter and prior to or on your Start Date.

At-Will Employment

This letter shall not be construed as an agreement, either expressed or implied, to employ you for any stated term, and shall in no way alter the Company’s policy of employment at-will, under which both you and the Company remain free to terminate the employment relationship, with or without cause, at any time, with or without notice.  Similarly, nothing in this letter shall be construed as an agreement, either express or implied, to pay you any compensation or grant you any benefit beyond the end of your employment with the Company.   In addition, nothing in any documents published by the Company shall in any way modify the above terms and these terms cannot be modified in any way by any oral or written representations made by anyone employed by the Company, except by written document signed by C. Richard Lyttle.

NO CONFLICTING OBLIGATION AND OBLIGATIONS

You represent and warrant that the performance by you of any or all of the terms of this letter agreement and the performance by you of your duties as an employee of the Company do not and will not breach or contravene (i) any agreement or contract (including, without limitation, any employment or consulting agreement, any agreement not to compete or any confidentiality or nondisclosure agreement) to which you are or may become a party on or at an time after the Start Date or (ii) any obligation you may otherwise have under applicable law to any former employer or to any person to whom you have provided, provide or will provide consulting services.

I am pleased on behalf of Radius to extend this offer to have you join us.  This is an exciting time for Radius and we would be delighted to have you as part of our organization.

Please acknowledge your acceptance of this offer and the terms of this letter agreement by signing below and returning a copy to me.

Sincerely,

I hereby acknowledge that I have had a full and adequate opportunity to read, understand and discuss the terms and conditions contained in this letter agreement prior to signing hereunder.

Date this          day of                             , 20

Schedule 5.6(e)

Business of the Corporation

None.

Schedule 5.6(f)

Business of the Corporation

None.

Schedule 5.6(g)

Business of the Corporation

1.              Indemnification Agreement, dated November 14, 2003, by and between the Corporation and Michael Rosenblatt, M.D.

2.              Indemnification Agreement, dated November 14, 2003, by and between the Corporation and Christopher Mirabelli.

3.              Indemnification Agreement, dated November 14, 2003, by and between the Corporation and Augustine Lawlor.

4.              Indemnification Agreement, dated November 14, 2003, by and between the Corporation and Ansbert K. Gadicke.

5.              Indemnification Agreement, dated November 14, 2003, by and between the Corporation and Edward Mascioli, M.D.

6.              Indemnification Agreement, dated October 12, 2010, by and between the Corporation and Alan Auerbach.

Schedule 5.12(a)

Intellectual Property

1.              The Corporation has filed for registration of its trademark rights in the following marks:

•                  N (Design), Application No. 78/391,239, Filing Date: 26-Mar-2004

•                  RADIUS, Application No. 78/707,397, Filing Date: 06-Sep-2005

•                  RADIUS, Application No. 78/707,419, Filing Date: 06-Sep-2005

•                  RADIUS (& Design), Application No. 78/797,031, Filing Date: 23-Jan-2006

•                  RADIUS (& Design), Application No. 78/797,016), Filing Date: 23-Jan-2006

2.              Domain name:  www.radiuspharm.com

3.              See also Attachment A to this Schedule 5.12(a).

Attachment A to

Schedule 5.12(a)

RADIUS PATENT AND PATENT APPLICATION SUMMARY

RAD-1901

A.            Owned by Radius

HBSR Docket No.	Application Number and Filing Date	Inventors	Status	Title
3803.1016-000 (US)	61/127,025 (5/09/08)	Richard C. Lyttle, Gary Hattersley, Louis O’Dea	Expired	Pharmaceutical Combinations and Methods of Using Same
3803.1016-001 (PCT)	PCT/US2009/002885 (5/07/09)	Richard C. Lyttle, Gary Hattersley, Louis O’Dea	Pending	Pharmaceutical Combinations and Methods of Using Same
3803.1016-002 (US)	12/991,791 (5/7/09)	Richard C. Lyttle, Gary Hattersley, Louis O’Dea	Pending	Pharmaceutical Combinations and Methods of Using Same
3803.1022-000 (US)	61/334,095 (5/12/10)	Richard C. Lyttle, Gary Hattersley, Louis O’Dea	Pending (Provisional)	Therapeutic Regimens

B.            Jointly Owned by Radius and Eisai

HBSR Docket No.	Application Number (Pub. Number-Date) and Filing Date	Inventors	Status	Title
3803.1001-000 (US)	60/816,191 (6/23/06)	Richard C. Lyttle, Bart Henderson, Gary Hattersley	U.S. Provisional; (Expired 06/23/07)	Treatment of Vasomotor Symptoms With Selective Estrogen Receptor Modulators
3803.1001-002 (PCT)	PCT/US2007/014598 (WO2008/002490-1/3/08) 6/22/07	Richard C. Lyttle, Bart Henderson, Gary Hattersley	Expired	Treatment of Vasomotor Symptoms With Selective Estrogen Receptor Modulators

C.            Solely Owned by Radius

HBSR Docket No.	Application Number (Pub. Number-Date) and Filing Date	Inventors	Status	Short Description
3803.1001-003 (US)	12/308,640 (6/22/07) (US 2010/0105733 A1-4/29/2010)	Richard C. Lyttle, Bart Henderson, Gary Hattersley	U.S. National Stage of PCT Pending	Treatment of Vasomotor Symptoms With Selective Estrogen Receptor Modulators
3803.1001-004 (Europe)	07796378.3 (6/22/07) (EP2037905-3/25/09)	Richard C. Lyttle, Bart Henderson, Gary Hattersley	EP Regional Phase Pending	Treatment of Vasomotor Symptoms With Selective Estrogen Receptor Modulators
3803.1001-005 (Canada)	2656067 (6/22/07)	Richard C. Lyttle, Bart Henderson, Gary Hattersley	Canadian National Stage of PCT Pending	Treatment of Vasomotor Symptoms With Selective Estrogen Receptor Modulators

D.            Licensed to Radius by Eisai

HBSR Reference No.	Country	App.and/or Patent Number (Pub. Number-Date) and Filing Date	Status	Short Description
3803.0020-003	Australia	2003292625 B2 (2003292625 A1-7/22/2004) 12/25/03	Granted 11/6/2008 Australian National Stage of PCT	Selective Estrogen Receptor Modulators
3803.0020-004	Canada	2512000 12/25/03	Pending Canadian National Stage of PCT	Selective Estrogen Receptor Modulators
3803.0020-002	Europe	EP 2003782904 (1577288 A1-9/21/05) 12/25/03	Pending European Regional Stage of PCT	Selective Estrogen Receptor Modulators
3803.0020-001	USA	US. Patent No. 7,612,114 11/158,245 (2006/0116364-6/1/06) 6/22/05	Granted Continuation-in-Part of U.S. Designation of PCT	Selective Estrogen Receptor Modulators

HBSR Reference No.	Country	App.and/or Patent Number (Pub. Number-Date) and Filing Date	Status	Short Description
3803.0020-000	PCT	PCT/JP2003/016808 (12/25/03) Publication No. WO 2004/058682 (7/15/04)	Expired	Selective Estrogen Receptor Modulators
3803.0020-005	India	2829/DELNP/2005 (12/25/2003)	Pending Indian National Stage of PCT	Selective Estrogen Receptor Modulators
3803.0020-006	Australia	Div. of 2003292625 B2	Pending	Selective Estrogen Receptor Modulators
3803.0020-007	United States	Application No. 12/544,965 8/20/2009 Publication No. US2009/0325930 12/31/2009	Pending	Selective Estrogen Receptor Modulators

SARMS

A.            Owned by Radius

HBSR Docket No.	Application Number and Filing Date	Inventors	Status	Short Description
3803.1015-000 (US)	61/066,697 (02/22/08)	Chris P. Miller	Expired	Selective Androgen Receptor Modulators
3803.1015-001 (US)	61/132,353 (6/18/08)	Chris P. Miller	Expired	Selective Androgen Receptor Modulators
3803.1015-002 (US)	61/205,727 (1/21/09)	Chris P. Miller	Expired	Selective Androgen Receptor Modulators
3803.1015-003 (PCT)	PCT/US2009/001035 (2/19/09)	Chris P. Miller	Expired	Selective Androgen Receptor Modulators
3803.1015-004 (US)	12/378,812 (2/19/09)	Chris P. Miller	Pending	Selective Androgen Receptor Modulators
3803.1015-005 (US)	12/541,489 (8/14/09)	Chris P. Miller	Pending	Selective Androgen Receptor Modulators

HBSR Docket No.	Application Number and Filing Date	Inventors	Status	Short Description
3803.1015-006 (US)	12/806,636 (8/17/10)	Chris P. Miller	Pending	Selective Androgen Receptor Modulators
3803.1015-007 (Australia)	2009215843 (2/19/09)	Chris P. Miller	Pending	Selective Androgen Receptor Modulators
3803.1015-008 (Brazil)	PI09078444 (2/19/09)	Chris P. Miller	Pending	Selective Androgen Receptor Modulators
3803.1015-009 (Canada)	2716320 (2/19/09)	Chris P. Miller	Pending	Selective Androgen Receptor Modulators
3803.1015-010 (Europe)	09712082.8 (2/19/09)	Chris P. Miller	Pending	Selective Androgen Receptor Modulators
3803.1015-011 (India)	6324DELNP2010 (2/19/09)	Chris P. Miller	Pending	Selective Androgen Receptor Modulators
3803.1015-012 (Japan)	2010547633 (2/19/09)	Chris P. Miller	Pending	Selective Androgen Receptor Modulators
3803.1015-013 (Mexico)	MXA2010009162 (2/19/09)	Chris P. Miller	Pending	Selective Androgen Receptor Modulators

HBSR Docket No.	Application Number and Filing Date	Inventors	Status	Short Description
3803.1019-000 (US)	61/212,399 (4/10/99)	Chris P. Miller	Expired	Selective Androgen Receptor Modulators
3803.1019-001 (PCT)	PCT/US2010/030480 (4/9/10)	Chris P. Miller	Pending Published as WO2010/118287 (10/14/10)	Selective Androgen Receptor Modulators

HBSR Docket No.	Application Number and Filing Date	Inventors	Status	Short Description
3803.1021-000 (US)	61/301,492 (2/4/10)	Chris P. Miller	Expired	Selective Androgen Receptor Modulators
3803.1021-001 (PCT)	PCT/US2011/023768 (2/4/11)	Chris P. Miller	Pending	Selective Androgen Receptor Modulators

HBSR Docket No.	Application Number and Filing Date	Inventors	Status	Short Description
3803.1023-000 (US)	61/361,168 (7/2/10)	Chris P. Miller	Pending	Selective Androgen Receptor Modulators

HBSR Docket No.	Application Number and Filing Date	Inventors	Status	Short Description
3803.1024-000 (US)	61/387,440 (9/28/10)	Chris P. Miller	Pending	Selective Androgen Receptor Modulators

BaO58

A.            Jointly Owned by Radius and Ipsen

HBSR Docket No.	Application Number and Filing Date	Inventors	Status	Short Description
3803.1004-000 (US)	60/848,960 (10/3/06)	Michael J. Dey, Nathalie Mondoly, Benedice Rigaud, Bart Henderson and Richard C. Lyttle	Expired	PTHrP Formulation
3803.1004-002 (PCT)	PCT/US2007/021216 (10/3/07)	Michael J. Dey, Nathalie Mondoly, Benedice Rigaud, Bart Henderson and Richard C. Lyttle	Expired	PTHrP Formulation
3803.1004-003 (US)	12/151,975 (5/9/08)	Michael J. Dey, Nathalie Mondoly, Benedice Rigaud, Bart Henderson and Richard C. Lyttle	Granted US Patent No. 7,803,770 (9/28/10)	PTHrP Formulation
3803.1004-004 (Australia)	2007322334 (10/3/07)	Michael J. Dey, Nathalie Mondoly, Benedice Rigaud, Bart Henderson and Richard C. Lyttle	Pending	PTHrP Formulation

HBSR Docket No.	Application Number and Filing Date	Inventors	Status	Short Description
3803.1004-005 (Brazil)	PU07198213 (10/3/07)	Michael J. Dey, Nathalie Mondoly, Benedice Rigaud, Bart Henderson and Richard C. Lyttle	Pending	PTHrP Formulation
3803.1004-006 (Canada)	2664734 (10/3/07)	Michael J. Dey, Nathalie Mondoly, Benedice Rigaud, Bart Henderson and Richard C. Lyttle	Pending	PTHrP Formulation
3803.1004-007 (China)	200780037021.9 (10/3/07)	Michael J. Dey, Nathalie Mondoly, Benedice Rigaud, Bart Henderson and Richard C. Lyttle	Pending	PTHrP Formulation
3803.1004-008 (Europe)	07870768.4 (10/3/07)	Michael J. Dey, Nathalie Mondoly, Benedice Rigaud, Bart Henderson and Richard C. Lyttle	Pending	PTHrP Formulation
3803.1004-009 (India)	2340DELNP2009 (10/3/07)	Michael J. Dey, Nathalie Mondoly, Benedice Rigaud, Bart Henderson and Richard C. Lyttle	Pending	PTHrP Formulation
3803.1004-010 (Israel)	197926 (10/3/07)	Michael J. Dey, Nathalie Mondoly, Benedice Rigaud, Bart Henderson and Richard C. Lyttle	Pending	PTHrP Formulation
3803.1004-011 (Japan)	2009531434 (10/3/07)	Michael J. Dey, Nathalie Mondoly, Benedice Rigaud, Bart Henderson and Richard C. Lyttle	Pending	PTHrP Formulation
3803.1004-012 (Korea)	1020097008736 (10/3/07)	Michael J. Dey, Nathalie Mondoly, Benedice Rigaud, Bart Henderson and Richard C. Lyttle	Pending	PTHrP Formulation
3803.1004-013 (Mexico)	MXA2009003569 (10/3/07)	Michael J. Dey, Nathalie Mondoly, Benedice Rigaud, Bart Henderson and Richard C. Lyttle	Pending	PTHrP Formulation

HBSR Docket No.	Application Number and Filing Date	Inventors	Status	Short Description
3803.1004-014 (New Zealand)	576682 (10/3/07)	Michael J. Dey, Nathalie Mondoly, Benedice Rigaud, Bart Henderson and Richard C. Lyttle	Pending	PTHrP Formulation
3803.1004-015 (Norway)	20091545 (10/3/07)	Michael J. Dey, Nathalie Mondoly, Benedice Rigaud, Bart Henderson and Richard C. Lyttle	Pending	PTHrP Formulation
3803.1004-016 (Russian Federation)	2009116531 (10/3/07)	Michael J. Dey, Nathalie Mondoly, Benedice Rigaud, Bart Henderson and Richard C. Lyttle	Pending	PTHrP Formulation
3803.1004-017 (Singapore)	2009922401 (10/3/07)	Michael J. Dey, Nathalie Mondoly, Benedice Rigaud, Bart Henderson and Richard C. Lyttle	Pending	PTHrP Formulation
3803.1004-018 (Ukraine)	200904264 (10/3/07)	Michael J. Dey, Nathalie Mondoly, Benedice Rigaud, Bart Henderson and Richard C. Lyttle	Pending	PTHrP Formulation
3803.1004-019 (US)	12/311,418 (10/3/07)	Michael J. Dey, Nathalie Mondoly, Benedice Rigaud, Bart Henderson and Richard C. Lyttle	Pending	PTHrP Formulation
3803.1004-020 (PCT)	PCT/US2009/002868 (5/8/09)	Michael J. Dey, Nathalie Mondoly, Benedice Rigaud, Bart Henderson and Richard C. Lyttle	Abandoned	PTHrP Formulation
3803.1004-021 (Hong Kong)	09109160.6 (10/2/09)	Michael J. Dey, Nathalie Mondoly, Benedice Rigaud, Bart Henderson and Richard C. Lyttle	Pending	PTHrP Formulation
3803.1004-022 (US)	12/855,458 (8/12/10)	Michael J. Dey, Nathalie Mondoly, Benedice Rigaud, Bart Henderson and Richard C. Lyttle	Pending	PTHrP Formulation

B.            Licensed to Radius by Ipsen (BaO58)

Ipsen Reference No.	Country	Application Number Filing Date and Priority	Status	Short Description
038/US	USA	08/626,186 (03/29/96)	U.S. Patent 5,723,577 (03/03/98) Expires 03/29/16	Analogs of PTH
038/US2	USA	08/779,768 (01/07/97)	U.S. Patent 5,969,095 (10/19/99) Expires 3/29/16	Claims BA058
038/US/PCT2	PCT	PCT/US96/11292 (07/03/96)	Expired	Analogs of PTH
038/US/PCT2/EP	Europe	96924355.9 (01/30/98) Regional Phase entry of PCT/US96/11292	European Patent 0 847 278 (09/24/03) Expires 07/03/16 Activation in AT, BE, CH, DE, DK, ES, FI, FR, Gb, GR, IE, IT, LI, LU, MC, NL, PT, SE; Ext: AL, LT, LV, SI Now Abandoned in AL, LT, LU, MC, SI, LV	Analogs of PTH
038/US/PCT2/EP-A	Europe	03077383.2 (07/30/03) Divisional of 96924355.9	European Patent No.:1405861 Expires 7/3/2016 Activation in AT, BE, CH, DE, DK, ES, FI, FR, Gb, GR, IE, IT, LI, LU, MC, NL, PT, SE	Analogs of PTH
038-EP-EPD[3]	Europe	10156965.5 (3/18/2010)	Pending	Analogs of PTH
038/US/PCT2/JP	Japan	9-505897 (07/03/96) Regional Phase entry of PCT/US96/11292	Pending Published 8/17/1999	Analogs of PTH

Ipsen Reference No.	Country	Application Number Filing Date and Priority	Status	Short Description
038/US/PCT2/JP-A	Japan	008027/03 (01/16/03) Divisional of 9-505897	Patent No. 4008825 Granted 08/23/07 Expires 7/3/2016	Analogs of PTH
038/US/PCT2/AU	Australia	64834/96 (07/03/96) Regional Phase entry of PCT/US96/11292	Patent No. 707094 (07/01/99) Expires 07/03/16	Analogs of PTH
038/US/PCT2/CA	Canada	2,226,177 (07/03/96) Regional Phase entry of PCT/US96/11292	Patent No.:2,226,177 Expires 7/3/2016	Analogs of PTH
038/US/PCT2/CN	China	96196926.1 (07/03/96) Regional Phase entry of PCT/US96/11292	Patent No. ZL96 196926.1 (2/25/06) Expires 07/03/16	Analogs of PTH
038/US/PCT2/CN-A	China	200410005427.2 (07/03/96) Divisional of 96196926.1	Patent No.. ZL200410005427.7 (8/20/02) Expires 07/03/16	Analogs of PTH
038/US/PCT2/CN-C	China	2006 10100113.4 (7/21/06) Divisional of 2004 10005427.7	Patent No.: ZL200610100113 Expires 7/3/2016	Analogs of PTH
038-CN-DIV[4]	China	20100150544.8	Pending	Analogs of PTH
038/US/PCT2/CN-HK	Hong Kong	99100132.1 (01/13/99) Registration in Hong Kong of 961 96926.1	Patent No. 1 014 876 Expires 07/03/16	Analogs of PTH

Ipsen Reference No.	Country	Application Number Filing Date and Priority	Status	Short Description
038/US/PCT2/HU	Hungary	P9901718 (07/03/96) Regional Phase entry of PCT/US96/11292	Patent No.: 226935 Expires 7/3/2016	Analogs of PTH
038/US/PCT2/IL	Israel	122837 (07/03/96 Regional Phase entry of PCT/US96/11292	Patent No. 122837 (02/11/03) Expires 07/03/16	Analogs of PTH
038/US/PCT2/KR	Korea	1998-0700249 (07/03/96) Regional Phase entry of PCT/US96/11292	Patent No. 0500853 (07/04/05) Expires 07/03/16	Analogs of PTH
038/US/PCT2/KR-A	Korea	2004-706338 (04/28/04) Divisional of 1998-0700249	Patent No. 0563600 (3/16/06) Expires 07/03/16	Analogs of PTH
038/US/PCT2/KR-B	Korea	2004-706339 (04/28/04) Divisional of 1998-0700249	Patent No. 0563601 (3/16/06) Expires 07/03/16	Analogs of PTH
038/US/PCT2/KR-C	Korea	2004-706340 (04/28/04) Divisional of 1998-0700249	Patent No. 0563602 (3/16/06) Expires 07/03/16	Analogs of PTH
038/US/PCT2/KR-D	Korea	2004-706341 (04/28/04) Divisional of 1998-0700249	Patent No. 0563112 (3/15/06) Expires 07/03/16	Analogs of PTH
038/US/PCT2/MX	Mexico	PA/a/1998/000418 (07/03/96) Regional Phase entry of PCT/US96/11292	Patent No. 222317 (08/26/04) Expires 07/03/16	Analogs of PTH

Ipsen Reference No.	Country	Application Number Filing Date and Priority	Status	Short Description
038/US/PCT2/NZ	New Zealand	312899 (01/20/98) Regional Phase entry of PCT/US96/11292	Patent No. 312899 (02/08/00) Expires 07/03/16	Analogs of PTH
038/US/PCT2/PL	Poland	P.325905 (01/12/98) Regional Phase entry of PCT/US96/11292	Patent No. 186710 (08/07/03) Expires 07/03/16	Analogs of PTH
*038/US/PCT2/RU	Russia	98/102406 (7/3/96)	Patent No. 2,157,699 (10/20/00)	Analogs of PTH
*038/US/PCT2/SG	Singapore	9706046.1 (7/3/96)	Patent No. P-51260 (10/16/01)	Analogs of PTH
*038/US/TW	Taiwan	85108390 (07/11/96)	Patent No. 153897 (08/07/02)	Analogs of PTH
038/US3	USA	08/813,534 (03/07/97)	Patent No. 5,955,574 (09/21/99) Expires 03/29/16	Analogs of PTH
038/US3/PCT2	PCT	PCT/US97/22498 (12/08/97)	Expired	Analogs of PTH
038/US3/PCT2/US2	USA	09/399,499 (09/20/99)	Patent No. 6,544,949 (04/08/03) Expires 03/29/16	Claims a method of treating osteoporosis with BA058 and a pharmaceutical composition including BA058
038/US3/PCT2/US2-A	USA	10/289,519 (11/06/02)	Patent No. 6,921,750 (07/26/05) Expires 03/29/16 Reissue Application filed 9/16/06 Application No. 11/523,812	Analogs of PTH

Ipsen Reference No.	Country	Application Number Filing Date and Priority	Status	Short Description
038/US3/PCT2/US2-B	USA	11/094,662 (03/30/05)	Patent No. 7632811 Expires 9/6/2019	Analogs of PTH
038/US3/PCT2/EP	Europe	97951595.4 (12/08/97) National Stage of PCT/US97/22498 (12/08/97)

Patent No. EP0948541
(03/29/06)
Expires 12/08/17

Activation in: AT, BE, CH, LI, DE, DK, ES, FI, FR, GB, GR, IE, IT, LU, MC, NL, PT, SE;
Extension States: AL, LT, LV, MK, RO and SI
Now Abandoned in AL, LT, LU, MK, MC, RO, SI

Analogs of PTH
038/US3/PCT2/EP-A	Europe	05026436.5 (12/12/05) Divisional of EP 97951595.4	European Patent No. 1645566 Expires 12/8/2017 Activation in: AT, BE, CH, DE, DK, ES, FI, FR, GB, GR, IE, IT, NL, PT, SE	Analogs of PTH
038/US3/PCT2/JP	Japan	10-530865 (12/08/97) National Stage of PCT/US97/22498 (12/08/97)	Patent No. 3963482 06/01/07 Expires 12/08/17	Analogs of PTH
038/US3/PCT2/AU	Australia	55199/98 (12/08/97) National Stage of PCT/US97/22498 (12/08/97)	Patent No. 741584 (03/21/02) Expires 12/08/17	Analogs of PTH
038/US3/PCT2/CA	Canada	2,276,614 (12/08/97) National Stage of PCT/US97/22498 (12/08/97)	Patent No. 2,276,614 (06/11/02) Expires 12/08/17	Analogs of PTH

Ipsen Reference No.	Country	Application Number Filing Date and Priority	Status	Short Description
038/US3/PCT2/CN	China	97181915.7 (12/08/97) National Stage of PCT/US97/22498 (12/08/97)	Patent No. ZL97181915.7 (02/11/04) Expires 12/08/17	Analogs of PTH
038/US3/PCT2/CN-HK	Hong Kong	00105467.3 (12/08/00) Registration of 97181915.7	1026215 (07/09/04) Expires 12/08/17	Analogs of PTH
038/US3/PCT2/CZ	Czech Republic	PV 1999-2398 (12/08/97) National Stage of PCT/US97/22498 (12/08/97)	Patent No.298937 (02/06/08) Expires 12/08/17	Analogs of PTH
038/US3/PCT2/CZ-A	Czech Republic	PV2005-594 (9/16/05) Divisional of PV 2398-99	Pending	Analogs of PTH
038/US3/PCT2/HU	Hungary	P9904596 (12/08/97) National Stage of PCT/US97/22498 (12/08/97)	Pending Published 6/28/2000	Analogs of PTH
038/US3/PCT2/HU-A	Hungary	P0600009 (1/11/06) Divisional of HU P 99 04596	Pending Published 01/26/2006	Analogs of PTH
038/US3/PCT2/IL	Israel	130794 (12/08/07) National Stage of PCT/US97/22498 (12/08/97)	Patent No.130794 (07/03/06) Expires 12/08/17	Analogs of PTH

Ipsen Reference No.	Country	Application Number Filing Date and Priority	Status	Short Description
038/US3/PCT2/IN	India	7/MAS/98 (12/08/97) National Stage of PCT/US97/22498 (12/08/97)	Patent No. 228906 Expires 1/1/2018	Analogs of PTH
038/US3/PCT2/IN-A	India	63/CHE/2008 (01/08/08) Divisional of 7/MAS/98	Pending	Analogs of PTH
038/US3/PCT2/IN-B	India	456/CHE/2008 (02/22/08) Divisional of 7/MAS/98	Pending	Analogs of PTH
038/US3/PCT2/KR	Korea	1999-7006165 (12/08/97) National Stage of PCT/US97/22498 (12/08/97)	Patent No. 0497709 (06/17/05) Expires 12/08/17	Analogs of PTH
038/US3/PCT2/KR-A	Korea	2005-7003295 (2/25/05) Divisional of KR 1999-7006165	Patent No. 0699422 (3/19/07) Expires 12/08/17	Analogs of PTH
038/US3/PCT2/MX	Mexico	Pa/a/1999/006387 (12/08/97)	Patent No. 222316 (08/26/04) Expires 12/08/17	Analogs of PTH
038/US3/PCT2/NZ	New Zealand	336610 (12/08/97) National Stage of PCT/US97/22498 (12/08/97)	Patent No. 336610 (11/09/01) Expires 12/08/17	Analogs of PTH
038/US3/PCT2/PL	Poland	P-334438 (12/08/97) National Stage of PCT/US97/22498 (12/08/97)	Patent No. 191898 (2/15/06) Expires 12/08/17	Analogs of PTH

Ipsen Reference No.	Country	Application Number Filing Date and Priority	Status	Short Description
038/US3/PCT2/PL-A	Poland	P.370525 (10/04/04) Divisional of P.33438	Patent No. 191239 (09/03/07) Expires 12/08/17	Analogs of PTH
038/US3/PCT2/RU	Russia	99117145 (12/08/97) National Stage of PCT/US97/22498 (12/08/97)	Patent No. 2,198,182 (02/10/03) Expires 12/08/17	Analogs of PTH
038/US3/PCT2/SG	Singapore	9903165.0 (12/08/97) National Stage of PCT/US97/22498 (12/08/97)	Patent No. 66567 (07/18/00) Expires 12/08/17	Analogs of PTH
038/US2/US3/TW	Taiwan	87100028 (01/02/98)	Patent No. 156542 (06/01/02) Expires 01/02/18	Analogs of PTH
038/US/PCT2/CN-C/HK	HK	Filing 07103960.3 4/16/2007	Patent No. HK1096976 Expires 7/3/2016	Analogs of PTH
038/US3/PCT2/US2-C	US	Filing 11/684,383 3/09/2007	Patent No. 7,410,948 (8/12/08) Expires 03/29/16	Analogs of PTH

B.            Jointly Owned by Radius and 3M

HBSR Docket No.	Application Number and Filing Date	Inventors	Status	Short Description
3803.1025-000 (US)	61/478,466 (4/22/2011)	Gary Hattersley, Kris J. Hansen, Amy S. Determan	Pending	Method of drug delivery for PTH, PTHrP, and related peptides.

Schedule 5.12(b)

Intellectual Property

1.              See items listed as “Jointly Owned” or “Licensed to Radius” in Item 3 of Schedule 5.12(a).

2.              Certain rights licensed to 3M pursuant to that certain Development and Clinical Supplies Agreement with 3M dated June 19, 2009.

Schedule 5.12(c)

Intellectual Property

1.              See items listed as “Jointly Owned” or “Licensed to Radius” in Item 3 of Schedule 5.12(a).

2.              Certain rights licensed to 3M pursuant to that certain Development and Clinical Supplies Agreement with 3M dated June 19, 2009.

Schedule 5.12(e)

Intellectual Property

None.

Schedule 5.12(f)

Intellectual Property

1.              See items listed as “Jointly Owned” or “Licensed to Radius” in Item 3 of Schedule 5.12(a).

2.              Certain rights licensed to 3M pursuant to that certain Development and Clinical Supplies Agreement with 3M dated June 19, 2009.

Schedule 5.12(g)

Intellectual Property

1.              See items listed as “Jointly Owned” or “Licensed to Radius” in Item 3 of Schedule 5.12(a).

2.              Certain rights licensed to the Corporation pursuant to that certain Development and Clinical Supplies Agreement with 3M dated June 19, 2009.

Schedule 5.12(h)

Intellectual Property

None.

Schedule 5.12(i)

Intellectual Property

None.

Schedule 5.14(a)

Title to Properties

None.

Schedule 5.14(b)

Title to Properties

1.              Sublease by and between the Corporation and Sonos, Inc., dated January 14, 2011, for the property located at 201 Broadway, Cambridge, Massachusetts.

Schedule 5.15

Investments in Other Persons

1.              Demand Promissory Note issued by MPM Acquisition Corp. to the Corporation, dated November 22, 2010.

Schedule 5.16

ERISA

1.              Radius Health, Inc. 401(k) Plan

2.              Radius Health, Inc. Flexible Spending Account Plan

Schedule 5.17

Use of Proceeds

1.              The Corporation anticipates using the net proceeds from the sale of the Series A-1 Preferred Stock to complete enrollment of the Phase 3 study of the subcutaneous form of the Corporation’s product candidate BA058 (PTHrP analog), complete the Phase 1b study of the transdermal form of BA058, bolster the Corporation’s balance sheet to improve negotiation leverage with  potential partners, and to complete a reverse merger with a publicly reporting Form 10 shell enabling the Corporation to eventually become publicly traded and listed on a national securities exchange such as Nasdaq.  The amounts actually expended by the Corporation for the above purposes may vary significantly depending on numerous factors, including future revenue growth, if any, the progress of the Corporation’s research and development efforts and technological advances and hence, the Corporation’s management will retain broad discretion in the allocation of the net proceeds from the Series A-1 Preferred Stock.

Schedule 5.18

Permits and Other Rights; Compliance with Laws

None.

Schedule 5.19

Insurance

COVERAGE AND LIMITS		INSURANCE COMPANY	POLICY NUMBER	TERM	PREMIUM
COMMERCIAL PACKAGE		Travelers Property Casualty Co. of AME	6305876P819	01/30/2011 - 01/30/2012	$5,598.00

PROPERTY

Replacement Cost Valuation on Personal Property
Special Form Causes of Loss including Equipment Breakdown

Scheduled Location

201 Broadway
Cambridge , MA 02139

Limits
Business Personal Property	$1,050,000
Business Income/Extra Expense	$250,000
Property at Unscheduled Location	$50,000
Property in Transit	$50,000

Deductibles

Property	$2,500
Business Income Waiting Period	24 Hours

COVERAGE AND LIMITS		INSURANCE COMPANY	POLICY NUMBER	TERM	PREMIUM
COMMERCIAL PACKAGE		Travelers Property Casualty Co. of AME	6305876P819	01/30/2011 - 01/30/2012	$5,598.00

GENERAL LIABILITY

General Aggregate Limit	$2,000,000
Products/Completed Operations Aggregate	Excluded
Each Occurrence Limit	$1,000,000
Advertising Injury and Personal Injury Limit	$1,000,000
Premises Damage	$300,000
Medical Expense	$10,000

EMPLOYEE BENEFITS LIABILITY (CLAIMS-MADE)

Each Claim Limit	$1,000,000
Aggregate Limit	$3,000,000
Deductible	$0

COVERAGE AND LIMITS		INSURANCE COMPANY	POLICY NUMBER	TERM	PREMIUM
FOREIGN PACKAGE		Travelers Property Casualty Co. of AME	TE06904263	01/30/2011 - 01/30/2012	$2,500.00

INTERNATIONAL GENERAL LIABILITY

General Aggregate Limit	$2,000,000
Products/Completed Operations Aggregate	Excluded
Each Occurrence Limit	$1,000,000
Advertising Injury and Personal Injury Limit	$1,000,000
Premises Damage	$300,000
Medical Expense	$10,000

INTERNATIONAL AUTOMBOBILE HIRED & NON-OWNED AUTO LIABILITY – EXCESS/DIC

Combined Single Limit for Bodily Injury and/or Property Damage	$1,000,000

COVERAGE AND LIMITS		INSURANCE COMPANY	POLICY NUMBER	TERM	PREMIUM
FOREIGN PACKAGE		Travelers Property Casualty Co. of AME	TE06904263	01/30/2011 - 01/30/2012	$2,500.00

Medical Payments	$10,000

COVERAGE AND LIMITS		INSURANCE COMPANY	POLICY NUMBER	TERM	PREMIUM
FOREIGN PACKAGE		Travelers Property Casualty Co. of AME	TE06904263	01/30/2011 - 01/30/2012	$2,500.00

FOREIGN VOLUNTARY WORKERS’ COMPENSATION

Description of Covered Employees
International Executive Employees -	State of Hire Benefits
Other International Employees -	Country of Origin Benefits

EMPLOYER’S LIABILITY

Limits of Liability
Bodily Injury by Accident (Each Accident)	$1,000,000
Bodily Injury by Disease (Aggregate)	$1,000,000
Bodily Injury by Disease (Each Employee)	$1,000,000

Coverage Extensions
Repatriation/Transportation - Each Person	$25,000
Repatriation/Transportation - Aggregate	$50,000

COVERAGE AND LIMITS		INSURANCE COMPANY	POLICY NUMBER	TERM	PREMIUM
COMMERCIAL AUTOMOBILE		Charter Oak Fire Ins. Co.	BA5881P281	01/30/2011 - 01/30/2012	$683.00

HIRED & NON-OWNED AUTO LIABILITY

Combined Single Limit for Bodily Injury and/or Property Damage	$1,000,000

HIRED CAR PHYSICAL DAMAGE

Limit	Actual Cash Value
Comprehensive Deductible	$0
Collision Deductible	$500

COVERAGE AND LIMITS		INSURANCE COMPANY	POLICY NUMBER	TERM	PREMIUM
WORKERS’ COMPENSATION		Charter Oak Fire Ins. Co.	UB9485C327	01/30/2011 - 01/30/2012	$4,040.00 Subject to Audit
COVERAGE A –	WORKERS’ COMPENSATION
	Statutory in MA

COVERAGE B –	EMPLOYER’S LIABILITY

Bodily Injury by Accident (Each Accident)	$500,000
Bodily Injury by Disease (Aggregate)	$500,000
Bodily Injury by Disease (Each Employee)	$500,000

COVERAGE C –	OTHER STATES except
	ND, OH, WA, WY & those listed in Coverage A

Note:	Coverage C has limitations. Please contact WGA if you begin operations in any state not listed under Coverage A.

Based on estimated payroll as follows:

COVERAGE AND LIMITS			INSURANCE COMPANY	POLICY NUMBER	TERM	PREMIUM
WORKERS’ COMPENSATION			Charter Oak Fire Ins. Co.	UB9485C327	01/30/2011 - 01/30/2012	$4,040.00 Subject to Audit
MA

Class Code	Class Description	Payroll
8810	Clerical Office Employees NOC	$1,300,000
4512	Biomedical Research Laboratories	$1,400,000

COVERAGE AND LIMITS			INSURANCE COMPANY	POLICY NUMBER	TERM	PREMIUM
COMMERCIAL UMBRELLA			St. Paul Fire & Marine Insurance Co.	TE06904241	01/30/2011 - 01/30/2012	$4,004.00

LIMITS OF LIABILITY

Per Occurrence		$5,000,000
General Aggregate		$5,000,000
Self-Insured Retention		$10,000

Underlying Coverages

Domestic General Liability

Domestic Employee Benefits Liability

Domestic Employer’s Liability

Domestic Automobile Liability

Foreign General Liability

Foreign Employer’s Liability

Foreign Automobile Liability

COVERAGE AND LIMITS		INSURANCE COMPANY	POLICY NUMBER	TERM	PREMIUM
PRODUCTS LIABILITY		Federal Insurance Company	35854927	01/30/2011 - 01/30/2012	$55,500.00

LIMITS OF LIABILITY

Aggregate Limit	$10,000,000
Each Occurrence Limit	$10,000,000
Deductible – Each Event	$25,000

Retroactive Dates:
$5,000,000	1/20/2006
$5,000,000 excess of $5,000,000	7/17/2008

Rated on Number of Participant	2,448

Claims-Made Coverage Defense Costs included in Limit of Liability

COVERAGE AND LIMITS		INSURANCE COMPANY	POLICY NUMBER	TERM	PREMIUM
WORLD WIDE TRANSIT		Allianz Global Corporate Specialty-AGCS	OC91225900	03/25/2011 - 03/25/2012	$16,600.00

Transit Limits

Any One Vessel/Connecting Conveyance	$1,200,000
Any One Aircraft/Connecting Conveyance	$1,200,000
Any One Inland Conveyance	$1,200,000

Deductible	$2,500

Storage Limits

Aptuit	$8,500,000
12 Clinical Sites	$3,200,000

Deductible	$5,000

* No Single Location to exceed $1,100,000

COVERAGE AND LIMITS		INSURANCE COMPANY	POLICY NUMBER	TERM	PREMIUM
MANAGEMENT LIABILITY		Federal Insurance Company	82108432	10/08/2010 - 10/08/2011	$23,445.00

DIRECTORS’ & OFFICERS’ LIABILITY

Maximum Aggregate Limit	$5,000,000
Dedicated Limit for Executives	$500,000

Deductibles:
Non-Indemnified Loss	$0
Indemnified Loss	$25,000
Company Loss	$25,000

Prior & Pending Litigation Date	4/29/2005

Claims-Made Coverage Defense Costs included in Limit of Liability

COVERAGE AND LIMITS		INSURANCE COMPANY	POLICY NUMBER	TERM	PREMIUM
MANAGEMENT LIABILITY		Federal Insurance Company	82108432	10/08/2010 - 10/08/2011	$23,445.00

EMPLOYMENT PRACTICES LIABILITY

Maximum Aggregate Limit	$5,000,000
Third Party Liability Limit	$5,000,000

Deductibles:
EPL	$5,000

COVERAGE AND LIMITS		INSURANCE COMPANY	POLICY NUMBER	TERM	PREMIUM
MANAGEMENT LIABILITY		Federal Insurance Company	82108432	10/08/2010 - 10/08/2011	$23,445.00

Third Party	$5,000

Prior & Pending Litigation Date	4/29/2005

Claims-Made Coverage Defense Costs included in Limit of Liability FIDUCIARY LIABILITY

Maximum Aggregate Limit	$1,000,000
Deductible	$0

Prior & Pending Litigation Date	4/29/2005

Claims-Made Coverage Defense Costs included in Limit of Liability KIDNAP & RANSOM COVERAGE

Kidnapping and Extortion Threat	$1,000,000
Custody	$1,000,000
Expense	$1,000,000

Accidental Loss	$1,000,000
(i) Loss of Life	$1,000,000
(ii) Mutilation	25%
(iii) All other	100%

Legal Liability Costs	$1,000,000
Emergency Political Repatriation	$500,000

COVERAGE AND LIMITS		INSURANCE COMPANY	POLICY NUMBER	TERM	PREMIUM
DENMARK – FOREIGN CLINICAL TRIAL		Newline	59001710A188	10/14/2010 - 10/14/2013	$45,000 (plus 14% tax)
Policy Limit	€5,000,000
Deductible	€1,500

COVERAGE AND LIMITS		INSURANCE COMPANY	POLICY NUMBER	TERM	PREMIUM
DENMARK – FOREIGN CLINICAL TRIAL		Newline	59001710A188	10/14/2010 – 10/14/2013	$45,000 (plus 14% tax)
Number of Subjects	750

COVERAGE AND LIMITS		INSURANCE COMPANY	POLICY NUMBER	TERM	PREMIUM
CZECH REPUBLIC – FOREIGN CLINICAL TRIAL		Newline	59001710A187	10/19/2010 – 10/19/2013	$21,375

Policy Limit	€2,500,000
Policy Sublimit	€250,000
Deductible	€0
Number of Subjects	225

COVERAGE AND LIMITS		INSURANCE COMPANY	POLICY NUMBER	TERM	PREMIUM
ESTONIA – FOREIGN CLINICAL TRIAL		QBE Syndicate 1886	10ME222515KA076	10/19/2010 – 10/19/2013	$17,750

Policy Limit	€5,000,000
Deductible	€1,500
Number of Subjects	175

COVERAGE AND LIMITS		INSURANCE COMPANY	POLICY NUMBER	TERM	PREMIUM
LITHUANIA – FOREIGN CLINICAL TRIAL		QBE Syndicate 1886	10ME222515KA077	10/19/2010 – 10/19/2013	$17,750

Policy Limit	17,500,000 LTL
Policy Sublimit	100,000 LTL
Deductible	€1,500
Number of Subjects	175

COVERAGE AND LIMITS		INSURANCE COMPANY	POLICY NUMBER	TERM	PREMIUM
POLAND – FOREIGN CLINICAL TRIAL		QBE Syndicate 1886	10ME222515KA078	10/19/2010 – 10/19/2013	$17,750

Policy Limit	€5,000,000
Deductible	€0
Number of Subjects	150

COVERAGE AND LIMITS		INSURANCE COMPANY	POLICY NUMBER	TERM	PREMIUM
LITHUANIA – FOREIGN CLINICAL TRIAL		QBE Syndicate 1886	10ME222515KA077	10/19/2010 – 10/19/2013	$17,750

COVERAGE AND LIMITS		INSURANCE COMPANY	POLICY NUMBER	TERM	PREMIUM
ROMANIA – FOREIGN CLINICAL TRIAL		Newline	59001710A189	10/19/2010 – 10/19/2013	$14,000

Policy Limit	€5,000,000
Deductible	€1,500
Number of Subjects	125

COVERAGE AND LIMITS		INSURANCE COMPANY	POLICY NUMBER	TERM	PREMIUM
BRAZIL – FOREIGN CLINICAL TRIAL		HDI-Gerling	39001162602140	10/20/2010 – 10/20/2013	$33,000

Policy Limit	$1,000,000
Deductible	$10,000
Number of Subjects	400

COVERAGE AND LIMITS		INSURANCE COMPANY	POLICY NUMBER	TERM	PREMIUM
HONG KONG – FOREIGN CLINICAL TRIAL		HDI-Gerling	16000000245983	10/20/2010 – 10/20/2013	297,400 HKD

Policy Limit	20,000,000 HKD
Policy Sublimit	10,000,000 HKD
Deductible	50,000 HKD
Number of Subjects	400

* All Foreign Clinical Trial premiums are subject to audit at expiration.

Schedule 5.20

Board of Directors

1.              The Corporation has agreed pursuant to that certain Term Sheet dated March 31, 2011, to allocate four of the seven seats on the Board of Directors to certain of the Investors listed in Schedule I to the Purchase Agreement.

2.              The Corporation has agreed, in Article III, Section A.6(b) of its Fourth Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on May 17, 2011, to allocate four of the seven seats on the Board of Directors to certain of the Investors listed in Schedule I to the Purchase Agreement.

Schedule 5.22(a)

Environmental Matters

None.

Schedule 5.22(d)

Environmental Matters

1.         The following chemicals, radioactive materials, or other potentially harmful materials or substances were present or used on the Property at 300 Technology Square, Cambridge, Massachusetts 02139, which is no longer occupied by the Corporation:

Less than 10 liters	Less than 1 liter	Less than 1 kg	Less than 10g
Acetone	acetic acid	4-C2-Hydroxyethyl-1- piperazineethanesulfonic acid	Adenoslne 5’ Triposphate Disodium
Ethanol	acetonitrile	acrylamide	All Gel Dydrazide
Isopentyl alcohol	Benzyl alcohol	agarose	abendonate
Methanol	butanol	albumin	Bromopherol blue
Wescodyne	chloroform	aromoblum acetate	Cholecalciferol
Xylene	Citric Acid	beta-cyclodextrin	Dihydroxytestosterone
bleach	Coomassie Blue Stain	Calcium Chloride	estradiol
	DEPC water	Carbamychofine Chloride	Ethldium Bromide
	diethyl pyrocarbonate	Chloramidopropyl (Dimethylammonio)-2 Hydroxy-1-Propoanesultonate	Forskolin
	dimethylacetamide	Chloramphenicol	Geneticin
	dimethylformamide	dextran sulfate	Heparin Sodium
	dimethylsuloxide	dithothrepl	ketamine
	Ethyl Acetate	ettylepadiamine tetraacetic acid	Lipopolysaccharide
	Ethyl Alcohol	Gelatin	nandrolone
	Ethylene Glycol	Glucose	Phorbal – 12-myristate 13 acetate
	formic acid	glycine	raloxfene
	glycerol	Guanldine thcyanate	streptavicin
	heptane	hemaloxylin	tamoxlene
	Hexane	Hepes Free Acid	testosterone
	hydrochloric acid	Hexamine cobalt trichloride	tetracycline hydrochloride
	hydrogen peroxide	Histopaque 1077	toluidine blue
	isoflurane	magnesium chloride	xyazine
	isopropyl alcohol	Magnesium Sulfate	xylene canole
	mercapioethanol	melthycellulose
	octane	methylmethacrylate
	pH calibration buffers 4, 7, 10	paraffin wax
	phenol	Paraformaldehyde
	phenopthalein	Phosphate buffered saline
	phosphate buffered saline	polyvinlypyrolidone
	phosphoric acid	Potassium Acetate
	polyoxyethylene	potassium chloride
	potassium hydroxide	Potassium Hydroxide
	Propanol	sodium Acetate
	propylene glycol	sodium Azide
	sulphuric acid	sodium bicarbonate
	Tetramethylbenzidine	Sodium Carbonate
	trichioroacatic acid	Sodium chloride
	triethanplamine	Sodium hydroxide
	Tritton X-100	Sodium phosphate
Sucrose
Tetraethylammonium chloride
Thioglycolic acid
trishydorchloride

Human Cell Line		Murine Cell Line		Other Cell Lines

HeLa		C2C12		HEK293
HOB		ST2		COS
SaOs2		MC3T3E1
MG63		U32
U2OS		OB6
UMR106
MLOY4

Radioactive Material		Chemical/Physical Form		Maximum Possession Limit

A.	Hydrogen-3	A.	Any	A	20 millicuries
B.	Carbon-14	B.	Any	B.	5 millicuries
C.	Phosphorus-32	C.	Any	C.	20 millicuries
D.	Phosphorus-33	D.	Any	D.	20 millicuries
E.	Sulfur-35	E.	Any	E.	20 millicuries
F.	Iodine-125	G.	Bound	G.	5 millicuries

Schedule 5.22(e)

Environmental Matters

1.              The premises previously subleased by the Corporation and located at 300 Technology Square, Cambridge, Massachusetts 02139.

Schedule 5.22(f)

Environmental Matters

None.

Schedule 10

Certain Covenants

1.              Pursuant to an engagement with Leerink Swann LLC (“Leerink”) for services in connection with the Series A-1 Financing, the Corporation has agreed to issue to Leerink a Warrant to purchase 24,564 shares of Series A-1 Convertible Preferred Stock at the Stage I Closing.

2.              On December 21, 2010, the Corporation Accepted and Agreed to a Proposal from GE Healthcare Financial Services, Inc. (“GEHFS”) and Oxford Finance Corporation (“Oxford Finance”) which forth the terms on which GEHFS and Oxford Finance Corporation would provide debt financing to the Corporation in an aggregate amount of $25m in tree tranched term loans.  As part of the Proposal, the Corporation would be required to issue to GEHFS and Oxford Finance warrants to purchase, in the aggregate, 122,820 shares of Series A-1 Convertible Preferred Stock and to grant to GEHFS the right to purchase up to an additional 122,820 shares on terms substantially the same as those on which MPM is making their investment in the Corporation in the Series A-1 Financing. It is expected that operative documents pertaining to such debt financing will be finalized on or about the Stage I Closing Date.

3.              Pursuant to the terms of that certain License Agreement by and between the Corporation and Ipsen Pharma SAS (“Ipsen”), as amended, the Corporation may issue shares of Series A-1 Preferred Stock to Ipsen as payment milestones, in lieu of cash payments, at $8.142 per share.